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Prospectus Supplement, Dated July 21, 2006

Prospectus Supplement to Prospectus dated July 21, 2006

LONG BEACH MORTGAGE LOAN TRUST 2006‑6

Issuing Entity

ASSET-BACKED CERTIFICATES, SERIES 2006‑6

LONG BEACH SECURITIES CORP.

Depositor

Sponsor and Servicer

$1,645,063,000 (Approximate)

Consider carefully the risk factors beginning on page S‑11 in this prospectus supplement and on page 1 in the accompanying prospectus.

The certificates will represent interests only in the issuing entity, which is Long Beach Mortgage Loan Trust 2006‑6 and do not represent an interest in or obligation of Long Beach Securities Corp., Washington Mutual Bank or any of their affiliates.

Neither these certificates nor the underlying mortgage loans are guaranteed by any agency or instrumentality of the United States.

The Long Beach Mortgage Loan Trust 2006‑6 will issue sixteen  classes of offered certificates, which are identified below, and five classes of privately placed certificates.  Each class of offered certificates will be entitled to receive monthly distributions of interest or principal or both, beginning on August 25, 2006.  The pass-through rate for each class of offered certificates will be variable and will be based in part on the one-month LIBOR index.  The table below contains a list of the classes of offered certificates, including the original certificate principal balance of each class and pass-through rate.  Further information concerning the offered certificates, including the calculation of the applicable pass-through rates, is included in the summary of this prospectus supplement, beginning at page S-1.

The primary asset of the trust will be a pool of sub-prime first and second lien, adjustable-rate and fixed-rate residential mortgage loans.  The trust will also contain other assets described in this prospectus supplement.

The Offered Certificates

Total principal amount                 $1,645,063,000 (approximate)

First payment date                       August 25, 2006

Interest and/or principal paid          Monthly

Assumed final distribution date      July 2036

Credit enhancement for the senior certificates is being provided by eleven classes of mezzanine certificates, which will be subordinated to the senior certificates.  Additional credit enhancement with respect to the offered certificates is provided in the form of excess interest, overcollateralization, allocation of losses and cross-collateralization.  The offered certificates will have the benefits of the swap agreement.

Class	Original Certificate Principal Balance	Pass-Through Rate(1)	Price to Public	Underwriting Discount	Proceeds to the Depositor(2)
Class I-A	$415,891,000	Variable	100.0000%	0.1500%	99.8500%
Class II-A1	406,991,000	Variable	100.0000%	0.2500%	99.7500%
Class II‑A2	150,964,000	Variable	100.0000%	0.2500%	99.7500%
Class II‑A3	275,383,000	Variable	100.0000%	0.2500%	99.7500%
Class II‑A4	77,624,000	Variable	100.0000%	0.2500%	99.7500%
Class M-1	60,772,000	Variable	100.0000%	0.2500%	99.7500%
Class M-2	54,864,000	Variable	100.0000%	0.2500%	99.7500%
Class M-3	32,074,000	Variable	100.0000%	0.2500%	99.7500%
Class M-4	29,542,000	Variable	100.0000%	0.2500%	99.7500%
Class M-5	27,854,000	Variable	100.0000%	0.2500%	99.7500%
Class M-6	25,322,000	Variable	100.0000%	0.2500%	99.7500%
Class M-7	25,322,000	Variable	100.0000%	0.2500%	99.7500%
Class M-8	19,413,000	Variable	100.0000%	0.2500%	99.7500%
Class M-9	14,349,000	Variable	100.0000%	0.2500%	99.7500%
Class M-10	11,817,000	Variable	89.5941%	0.2500%	89.3441%
Class M-11	16,881,000	Variable	81.2728%	0.2500%	81.0228%

(1) Determined and subject to limitation and increase as described in this prospectus supplement.

(2) Before deducting expenses estimated to be approximately $875,000.

WaMu Capital Corp., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as underwriters, will purchase the offered certificates from Long Beach Securities Corp. in the amounts described in “Method of Distribution” on page S-133 of this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Delivery of the certificates offered by this prospectus supplement will be made in book entry form through the facilities of The Depository Trust Company, and upon request, Clearstream Banking Luxembourg and the Euroclear System on or about July 26, 2006.

WaMu Capital Corp.	Credit Suisse
Banc of America Securities LLC

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

            We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

            You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates.

            We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

            You can find a listing of the pages where some of the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Index of Defined Terms” in this prospectus supplement and under the caption “Glossary” beginning on page 132 in the accompanying prospectus.  Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

TABLE OF CONTENTS
PROSPECTUS SUPPLMENT

SUMMARY OF TERMS

•      The following summary highlights selected information from this prospectus supplement.  It does not contain all of the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

•      This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.  This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

TRANSACTION PARTICIPANTS

Sponsor and Servicer

Washington Mutual Bank, a federal savings association.  As of July 1, 2006, Long Beach Mortgage Company, a wholly-owned subsidiary of Washington Mutual Bank and, since December 2000, the sponsor and master servicer in securitizations of sub-prime residential mortgage loans through Long Beach Securities Corp., as depositor,  became a division of Washington Mutual Bank.

Depositor

Long Beach Securities Corp., a Delaware corporation and a wholly owned subsidiary of Washington Mutual Bank.

Issuing Entity

Long Beach Mortgage Loan Trust 2006‑6, a Delaware statutory trust established pursuant to the pooling agreement among the depositor, the servicer, the trustee and the Delaware trustee.

Calculation Agent

Washington Mutual Mortgage Securities Corp., a Delaware corporation.

Trustee

Deutsche Bank National Trust Company, a national banking association.

Delaware Trustee

Deutsche Bank Trust Company Delaware, a Delaware banking corporation.

Swap Counterparty

Credit Suisse International.

NIMS Insurer

In the future, the depositor may decide to proceed with the issuance of net interest margin securities (“NIMS”) to be backed, in whole or in part, by the Class C Certificates and the Class P Certificates.  The NIMS, if issued, would be issued by an affiliate of the depositor or by one or more entities sponsored by an affiliate of the depositor after the closing date.  One or more insurance companies (“NIMS insurer”) may issue a financial guaranty insurance policy covering certain payments to be made on the NIMS, if issued.  In such event, the NIMS insurer will have various rights under the pooling agreement and will be able to exercise certain rights that could adversely impact the certificateholders.  See “Risk Factors—Certain Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of Offered Certificates” in this prospectus supplement.

TRANSACTION

On or about July 26, 2006, which is the closing date, the mortgage loans that support the certificates will be sold by Washington Mutual Bank, the sponsor of the securitization transaction, to Long Beach Securities Corp., the depositor.  On the closing date, the depositor will sell the mortgage loans and related assets to the Long Beach Mortgage Loan Trust 2006‑6.  In exchange for the mortgage loans and related assets, the trust will issue the certificates pursuant to the order of the depositor.

The mortgage loans will be serviced by Washington Mutual Bank, as servicer.  Washington Mutual Mortgage Securities Corp. will act as calculation agent and be responsible for calculating pay-off amounts for each monthly distribution on the certificates.  Some servicing functions will be performed by Deutsche Bank National Trust Company, as trustee.  Some servicing functions will be outsourced to third party vendors.

The trustee of the trust will be Deutsche Bank National Trust Company, and the Delaware trustee will be Deutsche Bank Trust Company Delaware.  Deutsche Bank National Trust Company will also review the mortgage notes, mortgages and certain other legal documents related to the mortgage loans as custodian for the trust in accordance with the review requirements of the pooling agreement.

WHAT YOU OWN

Your certificates represent interests only in the assets of the issuing entity.  All payments to you will come only from the amounts received in connection with those assets.

The issuing entity will own a pool of mortgage loans and other assets, as described under “The Trust” in this prospectus supplement.

On the closing date, there will be no outstanding series or classes of securities that are backed by the assets of the issuing entity or otherwise have claims on the assets of the issuing entity, other than the certificates. The depositor does not expect that any securities representing additional interests in or claims on the assets of the issuing entity will be issued in the future.

Mortgage Loans

The trust will acquire a pool of first and second lien, adjustable-rate and fixed-rate residential mortgage loans which will be divided into two loan groups, Loan Group I and Loan Group II.  Loan Group I will consist of first and second lien, adjustable-rate and fixed-rate mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac loan limits and Loan Group II will consist of first and second lien, adjustable-rate and fixed-rate mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits.

As of July 1, 2006, which is the cut-off date, the mortgage loans will consist of approximately 7,958 mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $1,688,108,026 consisting of approximately 3,552 Group I mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $529,123,697 and approximately 4,406 Group II mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $1,158,984,329.  The scheduled principal balance of a mortgage loan as of any date is equal to the principal balance of that mortgage loan at origination, less all scheduled payments of principal on that mortgage loan due on or before that date, whether or not received.

The statistical information in this prospectus supplement reflects the characteristics of the mortgage loans as of the cut-off date.  Unless otherwise noted, all statistical percentages or weighted averages presented in this prospectus supplement are measured as a percentage of the aggregate scheduled principal balances as of the cut-off date of the mortgage loans in the applicable loan group or of the indicated subset of the mortgage loans in the applicable loan group.  After the date of this prospectus supplement and prior to the closing date, some mortgage loans may be removed from the mortgage pool and some mortgage loans may be added to the mortgage pool.  As a result, the characteristics of the mortgage loans in each loan group on the closing date may differ from the characteristics presented in this prospectus supplement; however, such differences are not expected to be material.

The Group I mortgage loans have the following characteristics as of the cut-off date(1):

Loans with Prepayment Charges:                70.01%

Interest Only Loans:                                      2.55%

Second Lien Loans:                                       3.11%

Range of Remaining Terms to                     178 months to
Maturity:                                                         480 months

Weighted Average Remaining Term
to Maturity:                                                    403 months

Range of Original Principal                          $10,200 to
Balances:                                                        $645,000

Average Original Principal Balance:          $149,042

Range of Outstanding Principal                  $10,197 to
Balances:                                                         $644,840

Average Outstanding Principal Balance:    $148,965

Range of Mortgage Rates:                           5.700% to
                                                                          12.850%

Weighted Average Mortgage Rate:           8.428%

Range of Original Loan-to-Value Ratios:   5.25% to
                                                                          100.00%

Weighted Average Original Loan-to-Value
Ratio:                                                               79.35%

Geographic Concentrations in Excess of 5%:

California                                               23.37%

Florida                                                   10.88%

Texas                                                     7.76%

Washington                                        7.06%

Illinois                                                  5.31%

(1) All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.

Approximately 82.27% of the Group I mortgage loans, by aggregate scheduled principal balance as of the cut-off date, are adjustable-rate mortgage loans.  The adjustable-rate Group I mortgage loans have the following characteristics as of the cut-off date(1):

Weighted Average Gross Margin:                     5.196%

Weighted Average Maximum Mortgage Rate: 14.411%

Weighted Average Minimum Mortgage Rate:   8.411%

Weighted Average Initial Periodic Rate
Cap:                                                                           2.211%

Weighted Average Subsequent Periodic
Rate Cap:                                                                1.000%

Weighted Average Time Until Next
Adjustment Date:                                                 29 months

(1) All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.

The Group II mortgage loans have the following characteristics as of the cut-off date(1):

Loans with Prepayment Charges:                   72.44%

Interest Only Loans:                                         8.10%

Second Lien Loans:                                          5.87%

Range of Remaining Terms to                       178 months to
Maturity:                                                           480 months

Weighted Average Remaining Term
to Maturity:                                                     417 months

Range of Original Principal                           $14,300 to
Balances:                                                         $1,300,000

Average Original Principal Balance:           $263,157

Range of Outstanding Principal                  $14,294 to
Balances:                                                         $1,299,683

Average Outstanding Principal Balance:  $263,047

Range of Mortgage Rates:                           5.700% to
                                                                         13.850%

Weighted Average Mortgage Rate:           8.374%

Range of Original Loan-to-Value Ratios:   14.49% to
                                                                          100.00%

Weighted Average Original
Loan-to-Value Ratio:                                     81.61%

Geographic Concentrations in
Excess of 5%:

California                                              50.21%

Florida                                                   10.25%

 (1)            All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.

Approximately 84.57% of the Group II mortgage loans, by aggregate scheduled principal balance as of the cut-off date, are adjustable-rate mortgage loans.  The adjustable-rate Group II mortgage loans have the following characteristics as of the cut-off date(1):

Weighted Average Gross Margin:           5.051%

Weighted Average Maximum
Mortgage Rate:                                            14.264%

Weighted Average Minimum
Mortgage Rate:                                             8.264%

Weighted Average Initial Periodic Rate
Cap:                                                                 2.208%

Weighted Average Subsequent Periodic
Rate Cap:                                                         1.000%

Weighted Average Time Until Next
Adjustment Date:                                         32 months

(1) All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.

Information about the characteristics of the mortgage loans in each loan group is described in “The Mortgage Pool” and Appendix A to this prospectus supplement.  The Class I‑A Certificates will generally represent interests in the Group I mortgage loans, and the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class II-A3 Certificates and the Class II‑A4 Certificates will generally represent interests in the Group II mortgage loans.  The Mezzanine Certificates will represent interests in all of the mortgage loans.

Removal or Substitution of Mortgage Loans

In the event of a material breach of the representations and warranties made by the sponsor with respect to the mortgage loans, or in the event that a required loan document is not included in the mortgage files for the mortgage loans, the sponsor will, unless it has cured the breach in all material respects, be required to repurchase the affected mortgage loan or substitute a new mortgage loan for the affected mortgage loan.

THE CERTIFICATES

The Offered Certificates

On the closing date, Long Beach Mortgage Loan Trust 2006‑6 will issue twenty-one classes of certificates, sixteen of which are being offered by this prospectus supplement and the accompanying prospectus.  The assets of the trust that will support the certificates will consist primarily of a pool of first and second lien, fixed rate and adjustable-rate mortgage loans having the characteristics described in this prospectus supplement.  The Class I‑A Certificates, the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class II‑A3 Certificates, the Class II-A4 Certificates, the Class M‑1 Certificates, the Class M‑2 Certificates, the Class M‑3 Certificates, the Class M‑4 Certificates, the Class M‑5 Certificates, the Class M‑6 Certificates, the Class M‑7 Certificates, the Class M‑8 Certificates, the Class M‑9 Certificates, the Class M‑10 Certificates and the Class M‑11 Certificates are the only classes of certificates offered by this prospectus supplement and the accompanying prospectus.

The offered certificates will be book entry securities clearing through The Depository Trust Company (in the United States) and, upon request, through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of $25,000 and in $1 integrals in excess thereof.

The Non-Offered Certificates

In addition to the offered certificates, the trust will issue five additional classes of certificates.  These certificates will be designated as the Class C Certificates, the Class P Certificates, the Class R Certificates, the Class R‑CX Certificates and the Class R‑PX Certificates and are not being offered to the public by this prospectus supplement and the accompanying prospectus.  The Class C Certificates, the Class P Certificates, the Class R Certificates, the Class R‑CX Certificates and the Class R‑PX Certificates will be delivered to the sponsor or a wholly owned bankruptcy remote subsidiary of the sponsor or its designee as partial consideration for the mortgage loans.

The Class C Certificates will accrue interest as provided in the pooling agreement and will have an original certificate principal balance of approximately $43,044,926, which is approximately equal to the initial overcollateralization that will be required by the pooling agreement.  The certificate principal balance of the Class C Certificates on any date will represent the overcollateralization for the offered certificates and may change from time to time as provided in the pooling agreement.  The Class C Certificates will initially evidence an interest of approximately 2.55% of the aggregate principal balance of the mortgage loans in the trust on the closing date.

The Class P Certificates will have an original certificate principal balance of $100 and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The Class R Certificates, the Class R‑CX Certificates and the Class R‑PX Certificates will not have an original principal balance and are the classes of certificates representing the residual interests in the trust.

See “Description of the Certificates—General” in this prospectus supplement.

Certificate Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations:

•       Offered Certificates

        Class A Certificates and Mezzanine Certificates.

•       Class A Certificates

        Group I Senior Certificates and Group II Senior Certificates.

•       Group I Senior Certificates

        Class I‑A Certificates.

•       Group II Senior Certificates

        Class II‑A1 Certificates, Class II‑A2 Certificates, Class II-A3 Certificates and Class II‑A4 Certificates.

•       Mezzanine Certificates

        Class M‑1 Certificates, Class M‑2 Certificates, Class M‑3 Certificates, Class M‑4 Certificates, Class M‑5 Certificates, Class M‑6 Certificates, Class M‑7 Certificates, Class M‑8 Certificates, Class M‑9 Certificates, Class M‑10 Certificates and Class M‑11 Certificates.

•       Residual Certificates

        Class R Certificates, Class R‑CX Certificates and Class R‑PX Certificates.

•       Subordinate Certificates

        Mezzanine Certificates and Class C Certificates.

PAYMENTS ON THE CERTIFICATES

Distribution Dates

The trustee will make distributions on the certificates on the 25th day of each calendar month (or if the 25th day of a month is not a business day, then on the next business day) beginning in August 2006 to the persons in whose names such certificates are registered at the close of business on the related record date.  The record date for the offered certificates (for so long as they are book-entry certificates) for any distribution date will be the business day immediately preceding such distribution date.

Source of Payments

The mortgagors will pay their interest and principal during the month to the servicer.  Each month, the servicer will subtract the servicing fee and other servicing compensation and will send the remainder to the trustee.  On the distribution date for that month, the trustee will distribute that amount by loan group to the holders of the certificates related to that loan group in the order described in this prospectus supplement under “Description of the Certificates – Allocation of Available Funds”.

Interest Payments

The pass-through rates for the offered certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin as specified below, subject to the limitations described in this prospectus supplement.

	Margin
Class	(1)	(2)
I-A	0.145%	0.290%
II-A1	0.040%	0.080%
II-A2	0.100%	0.200%
II-A3	0.150%	0.300%
II-A4	0.250%	0.500%
M-1	0.280%	0.420%
M-2	0.300%	0.450%
M-3	0.320%	0.480%
M-4	0.360%	0.540%
M-5	0.390%	0.585%
M-6	0.450%	0.675%
M-7	0.900%	1.350%
M-8	1.050%	1.575%
M-9	1.900%	2.850%
M-10	2.500%	3.750%
M-11	2.500%	3.750%

    _____

(1) For each distribution date up to and including the Optional Termination Date.

(2) For each distribution date after the Optional Termination Date.

See “Description of the Certificates—Pass-Through Rates” in this prospectus supplement for additional information.

The interest accrual period for the offered certificates for any distribution date will be the period from the previous distribution date (or, in the case of the first accrual period, from the closing date) to the day prior to the current distribution date.  Interest will be calculated for the offered certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The offered certificates will accrue interest on their certificate principal balances outstanding immediately prior to each distribution date.

The Class C Certificates will accrue interest as provided in the pooling agreement.  The Class P Certificates and the Residual Certificates will not accrue interest.

See “Description of the Certificates” in this prospectus supplement for additional information.

Compensating Interest and Interest Shortfalls

When mortgagors make prepayments in full, they need not pay a full month’s interest.  Instead, they are required to pay interest only to the date of their prepayment.  When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment.  To compensate certificateholders for the shortfall in interest this causes, the servicer may pay compensating interest to the certificateholders out of the servicing fee it collects.  For a description of how compensating interest is allocated among the certificates, as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see “Description of the Certificates—Servicing Compensation, Payment of Expenses and Compensating Interest” in this prospectus supplement.

Principal Payments

Principal will be distributed to holders of the offered certificates on each distribution date in the priority, in the amounts and to the extent described in this prospectus supplement under “Description of the Certificates—Allocation of Available Funds.”

Performance Triggers

The priority of the distribution of principal to the holders of the offered certificates will be altered after the stepdown date if cumulative losses on the mortgage loans exceed a specified percentage on any distribution date in or after August 2008, or if mortgage loan delinquencies exceed a specified percentage on any distribution date.  See “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

Payment Priorities

In general, on any distribution date, funds available for distribution to the certificateholders from payments and other amounts received on the mortgage loans will be distributed as follows:

Interest Distributions

first, to pay interest on the Class A Certificates as described under “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement; and

second, to pay interest on the Mezzanine Certificates, but only in the order of priority, in the amounts and to the extent described under “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

Principal Distributions

to pay principal on the offered certificates, but only in the order of priority, in the amounts and to the extent described under “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

See “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

Advances

The servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on a mortgage loan.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “The Servicers—The Servicer—Servicing Procedures—Advances” in this prospectus supplement and “Description of the Securities—Advances by Servicer in Respect of Delinquencies on the Trust Fund Assets” in the accompanying prospectus.

Optional Termination

The servicer (or if the servicer fails to exercise such right, the NIMS insurer, if any) may purchase all of the mortgage loans and retire the certificates when the aggregate stated principal balance of the mortgage loans and the REO properties is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, subject to certain limitations.

See “Description of the Certificates—Optional Termination of the Trust” in this prospectus supplement and “Description of the Securities—Termination of the Trust Fund and Disposition of Trust Fund Assets” in the accompanying prospectus.

Servicing Fee

The servicing fee to be paid to the servicer in respect of its servicing activities for the mortgage loans will be 0.50% per annum on the principal balance of each mortgage loan.  As additional servicing compensation, the servicer will be entitled to retain all service-related fees collected from borrowers, prepayment charges with respect to voluntary partial prepayments of the mortgage loans, interest paid by borrowers on certain prepayments in full and any interest or other income earned on funds held in the collection account and any servicing account.  The servicing fee for the mortgage loans and the additional servicing compensation will generally be paid out of collections on the mortgage loans.  Such amounts will not be deposited in the collection account and will not be available for distributions to certificateholders.  The servicer will be solely responsible for subservicing fees payable to any subservicer which will be paid from the servicing fee.

Trustee Fee

As compensation for its services, the trustee will be entitled to retain all income earned on funds held in the distribution account.  Such amounts will not be available for distributions to certificateholders.

CREDIT ENHANCEMENT

Subordination

•       the rights of the Mezzanine Certificates and the Class C Certificates to receive distributions will be subordinated to the rights of the Class A Certificates;

•       the rights of the Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the Mezzanine Certificates with lower numerical class designations; and

•       the rights of the Class C Certificates to receive distributions will be subordinated to the rights of the Mezzanine Certificates;

in each case, to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior classes of certificates in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans.

See “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the certificates, the fees and expenses of the trust, certain net amounts owed to the swap counterparty and certain amounts required to be deposited in the final maturity reserve account, if applicable.  The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels as described in the pooling agreement.

See “Description of the Certificates—Allocation of Available Funds” and “—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates on the closing date by approximately $43,044,926, which will be equal to the original certificate principal balance of the Class C Certificates.  Such amount represents approximately 2.55% of the aggregate principal balance of the mortgage loans as of the cut-off date, and is approximately equal to the initial amount of overcollateralization that will be required to be provided under the pooling agreement.  Excess interest generated by the mortgage loans will be distributed as a payment of principal to the offered certificates then entitled to distributions of principal to the extent necessary to maintain the required level of overcollateralization.  The required level of overcollateralization may be permitted to step down as provided in the pooling agreement.  We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

See “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” in this prospectus supplement.

Allocation of Losses

If, on any distribution date, excess interest, overcollateralization and any net payments by the swap counterparty pursuant to the swap agreement are not sufficient to absorb realized losses on the mortgage loans as described under “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” in this prospectus supplement, then realized losses on such mortgage loans will be allocated to the Mezzanine Certificates.  If realized losses on the mortgage loans are allocated to the Mezzanine Certificates, such losses will be allocated first, to the Class M‑11 Certificates, second, to the Class M‑10 Certificates, third, to the Class M‑9 Certificates, fourth, to the Class M‑8 Certificates, fifth, to the Class M‑7 Certificates, sixth, to the Class M‑6 Certificates, seventh, to the Class M‑5 Certificates, eighth, to the Class M‑4 Certificates, ninth, to the Class M‑3 Certificates, tenth, to the Class M‑2 Certificates and eleventh, to the Class M‑1 Certificates.  The pooling agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates, the Class P Certificates or the Residual Certificates; however, investors in the Class A Certificates should be aware that under certain loss scenarios there will not be enough interest and principal on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which the Class A Certificates are then entitled.

Once realized losses are allocated to the Mezzanine Certificates, such amounts will not be reinstated after that (other than the amounts reinstated due to a subsequent recovery on a liquidated mortgage loan).  However, the amount of any realized losses allocated to the Mezzanine Certificates may be paid to the holders of those certificates at a later date from net monthly excess cash flow, to the extent available, and from amounts, if any, received from the swap counterparty pursuant to the swap agreement according to the priorities described under “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

See “Description of the Certificates—Credit Enhancement—Allocation of Losses” in this prospectus supplement.

Cross-Collateralization

The trust provides for limited cross-collateralization of the Group I Senior Certificates and the Group II Senior Certificates through the application of interest generated by one loan group to fund interest shortfalls on the Class A Certificates primarily supported by the other loan group and through the application of principal generated by one loan group to fund certain distributions of principal on the Class A Certificates primarily supported by the other loan group.

See “Description of the Certificates—Allocation of Available Funds” and “Credit Enhancement—Cross Collateralization” in this prospectus supplement.

SWAP AGREEMENT

On the closing date, Deutsche Bank National Trust Company, as trustee on behalf of the supplemental interest trust, will enter into a swap agreement with the swap counterparty to the swap agreement described in this prospectus supplement.  The trustee will act as supplemental interest trust trustee pursuant to the pooling agreement to receive and distribute funds related to the swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap counterparty pursuant to the swap agreement.  On each distribution date from the second distribution date through the distribution date in July 2011, the supplemental interest trust trustee will be obligated to make a payment to the swap counterparty at a rate equal to 5.502% per annum, and the swap counterparty will be obligated to make a payment to the supplemental interest trust trustee at a rate equal to one-month LIBOR (as determined pursuant to the swap agreement), in each case, on a scheduled notional amount specified on Annex I attached to this prospectus supplement based upon a 30/360 convention.  Payments under the swap agreement will be made on a net basis.  To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust trustee. Any net amounts received by the supplemental interest trust trustee under the swap agreement will generally be applied to maintain overcollateralization, pay interest shortfalls and repay losses, as described in this prospectus supplement.

See "Description of the Certificates—The Swap Agreement" in this prospectus supplement.

FINAL MATURITY RESERVE ACCOUNT

On each distribution date on and after the distribution date in August 2016 through the distribution date in July 2026, if the aggregate principal balance of the mortgage loans having 40-year original terms to maturity is greater than the aggregate principal balance specified in Annex II attached to this prospectus supplement for that distribution date, a portion of interest collections calculated at a per annum rate of 0.36% of the total principal balance of the mortgage loans, to the extent available after payment of certain fees and expenses of the trust and any net payments owed to the swap counterparty but before payment of interest on the offered certificates, will be deposited in the final maturity reserve account maintained by the trustee until the amounts on deposit in the final maturity reserve account are equal to the stated principal balance of the mortgage loans with 40-year original terms to maturity on such distribution date.  On and after the distribution date in August 2026, all amounts otherwise payable to the Class C Certificates will be deposited in the final maturity reserve account until the amounts on deposit in the final maturity reserve account are equal to the stated principal balance of the mortgage loans with 40-year original terms to maturity less the certificate principal balance of the Class C Certificates on such distribution date.  On the earlier of the final scheduled distribution date and the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest with respect to the offered certificates as described in this prospectus supplement.

See “Description of the Certificates—The Final Maturity Reserve Account” in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates will be the distribution date in July 2036.  It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the offered certificates on the final scheduled distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity have not been reduced to zero on the final scheduled distribution date.  The actual final distribution date for each class of the offered certificates may be earlier or later, and could be substantially earlier, than the distribution date in July 2036.

RATINGS

It is a condition to the issuance of the offered certificates that they receive ratings not lower than the following by Fitch, Inc., Moody’s Investors Service, Inc., and Standard & Poor’s, a division of The McGraw- Hill Companies, Inc.

	S&P	Moody’s	Fitch
I‑A	AAA	Aaa	AAA
II‑A1	AAA	Aaa	AAA
II‑A2	AAA	Aaa	AAA
II‑A3	AAA	Aaa	AAA
II‑A4	AAA	Aaa	AAA
M‑1	AA+	Aa1	AA+
M‑2	AA+	Aa2	AA+
M‑3	AA	Aa3	AA
M‑4	AA	A1	AA‑
M‑5	AA‑	A2	A+
M‑6	A+	A3	A
M‑7	A	Baa1	A‑
M‑8	BBB+	Baa2	BBB+
M‑9	BBB+	Baa3	BBB
M‑10	BBB	Ba1	BBB‑
M‑11	BBB‑	Ba2	BB+

•       These ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency.

•       The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

•       The ratings do not address the payment of any basis risk shortfalls with respect to the certificates.

See “Ratings” in this prospectus supplement and “Rating” in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the servicer will cause one or more REMIC elections to be made with respect to the trust (exclusive of the reserve fund, the supplemental interest trust, the supplemental interest account, the swap agreement and the final maturity reserve account, as described in this prospectus supplement).  The certificates, other than the Residual Certificates, will represent ownership of REMIC regular interests, coupled with (other than the Class C Certificates and the Class P Certificates) an interest in the swap agreement and the right to receive Net WAC Rate carryover amounts, and will generally be treated as representing ownership of debt for federal income tax purposes.  You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.  For federal income tax purposes, the Residual Certificates will represent ownership of the REMIC residual interests.

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Subject to important considerations set forth in “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the offered certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.  Prior to the termination of the supplemental interest trust and the final maturity reserve trust, employee benefit plans or individual retirement accounts or persons purchasing with employee benefit plan or individual retirement account assets may purchase the offered certificates only if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

None of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

See “Legal Investment Considerations” in this prospectus supplement and “Legal Investment” in the accompanying prospectus.

Some of the information contained in this prospectus supplement consists of forward-looking statements relating to future economic performance or projections and other financial items.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control.  Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

RISK FACTORS

                The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information presented under “Risk Factors” in the accompanying prospectus.

Subprime Mortgage Loans are Subject to a Greater Risk of High Delinquencies

The mortgage loans were underwritten under the sub-prime mortgage loan underwriting guidelines of Long Beach Mortgage, a division of Washington Mutual Bank (the “Long Beach underwriting guidelines”).  The Long Beach underwriting guidelines are primarily intended to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.  The Long Beach underwriting guidelines are less stringent than the guidelines Washington Mutual Bank applies to its borrowers who qualify for its prime or Alt‑A mortgage loans and less stringent than the guidelines generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower’s credit history, credit score(s), loan-to-value ratio and debt-to-income ratio.

Borrowers who qualify under the Long Beach underwriting guidelines generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies.  The Long Beach underwriting guidelines do not prohibit a mortgagor from obtaining secondary financing, from the sponsor or from another source, at the time of origination of the sponsor’s first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the sponsor’s loan-to-value ratio determination.

As a result, the rates of delinquency, bankruptcy and foreclosure for the mortgage loans could be higher, and may be substantially higher, than those of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of sub-prime mortgage loans than on mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.  No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.  See “Underwriting of the Mortgage Loans” in this prospectus supplement.

The Yield on Your Certificates is Directly Related to the Prepayment Rate on the Related Mortgage Loans

Mortgagors may prepay their mortgage loans in whole or in part at any time.  The yield to maturity on your certificates is directly related to the rate at which the mortgagors pay principal on the related mortgage loans.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
• If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•   The rate of prepayments on the mortgage loans may be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on those mortgage loans.  In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates.  Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease.  Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•   The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors.  If, at the time of their first adjustment, the mortgage rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to the related mortgagors, such mortgagors may prepay their adjustable-rate mortgage loans.  The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their mortgage rates, especially following their initial adjustments.

•   Approximately 70.01% of the Group I mortgage loans and approximately 72.44% of the Group II mortgage loans (in each case by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

•   The sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured.  In addition, the holder of the Class C Certificates, except if such holder is the sponsor or any of its affiliates (or if the holder of the Class C Certificates fails to exercise such option, the NIMS insurer, if any), has the option to purchase mortgage loans that become 90 days or more delinquent, which option is subject to certain limitations and conditions described in the pooling agreement.  If the Class C Certificates are serving as collateral for the NIMS, the holder of the NIMS residual will have the rights of the holder of the Class C Certificates described in the immediately preceding sentence.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

•   The servicer (or if the servicer fails to exercise such right, the NIMS insurer, if any) may purchase all of the mortgage loans and retire the certificates when the aggregate stated principal balance of the mortgage loans and the REO properties is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, subject to certain limitations.  Such purchases will result in an earlier return of the principal on the certificates and will affect the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will affect the yield on the offered certificates.

• If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•   As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and certain payments from the swap counterparty as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•   The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level.  An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.  In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated pro rata between the Group I Senior Certificates and the Group II Senior Certificates based on the amount of principal actually received on the Group I mortgage loans and Group II mortgage loans, respectively, for the related distribution date.  This, as well as the relative sizes of the two loan groups, may magnify the prepayment effect on the Class A Certificates caused by the relative rates of prepayments and defaults experienced by the two loan groups.

•   The multiple class structure of the offered certificates will cause the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans.  Because distributions of principal will be made to the classes of certificates according to the priorities described in this prospectus supplement, the yield to maturity on the offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes of offered certificates.  In particular, the Mezzanine Certificates will not receive any portion of the amount of principal payable to the certificates prior to the distribution date in August 2009 or a later date as provided in the pooling agreement, unless the certificate principal balance of the Class A Certificates has been reduced to zero.  After that, subject to the loss and delinquency performance of the mortgage pool, the Mezzanine Certificates may continue (unless the certificate principal balance of the Class A Certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the certificates.  The weighted average lives of the Mezzanine Certificates will therefore be longer than would otherwise be the case.  The effect on the market value of the Mezzanine Certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A Certificates.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
Balloon Mortgage Loans are More Likely to Incur Losses

Balloon mortgage loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term.  If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss.  Approximately 7.01% of the Group I mortgage loans and approximately 8.16% of the Group II mortgage loans (in each case, by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date) are balloon mortgage loans.

Junior Lien Mortgage Loans are More Likely to Incur Losses and May be Subject to Higher Rates of Prepayments than First Lien Mortgage Loans

Approximately 3.11% of the Group I mortgage loans and approximately 5.87% of the Group II mortgage loans (in each case by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date) are junior lien mortgage loans.  All of the junior lien mortgage loans are fixed-rate mortgage loans.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien.  The claims of the holders of the senior lien will be satisfied in full out of proceeds of the liquidation of a junior lien mortgage loan before the trust, as holder of the junior lien, receives any payments in respect of such mortgage loan.  If the servicer were to foreclose on any junior lien mortgage loan, it would do so subject to any related senior lien.  In order for the debt related to the mortgage loan to be paid in full at this type of sale, a bidder at the foreclosure sale of a junior lien mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien.  Liquidation expenses with respect to defaulted junior lien mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  A decline in the value of the mortgaged properties securing the mortgage loans with junior liens may increase the likelihood that, in the event of a default by the related mortgagors, liquidation or other proceeds will be insufficient to satisfy the junior lien mortgage loans after satisfaction of any senior liens and the payment of any liquidation expenses.  In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy the senior lien and the junior lien mortgage loan in the aggregate, the trust, as the holder of the junior lien mortgage loan, will bear:

• the risk of delay in distributions while a deficiency judgment against the borrower is obtained,
• the risk of loss if the deficiency judgment is not realized upon, and
• the risk that deficiency judgments may not be available in all jurisdictions.

Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior lien mortgage loans and the use of senior lien mortgage loans as long term financing for home purchases and junior lien mortgage loans as shorter term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durables such as automobiles.  Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than traditional senior lien mortgage loans.  In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

A Conflict of Interest Exists Between the Interests of the Servicer as Holder of the Class C Certificates and the Interests of Holders of the Offered Certificates

The servicer will initially, directly or indirectly, own all or a portion of the Class C Certificates and the Residual Certificates.  The timing of mortgage loan foreclosures and sales of the related mortgaged properties may affect the weighted average lives and yields of the offered certificates.  Investors should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

The First Payment Date on Some Mortgage Loans Has Not Occurred Yet Meaning that those Borrowers Could Not be Delinquent on the Referenced Monthly Payment

Investors in the offered certificates should realize that approximately 88.22% of the Group I mortgage loans and approximately 86.98% of the Group II mortgage loans (in each case by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date) have a first payment date occurring on or after July 1, 2006 and, therefore, such mortgage loans could not have been delinquent with respect to their July  1, 2006 monthly payment on July 21, 2006.

Delinquent Mortgage Loans May Negatively Affect the Offered Certificates

As of the cut-off date, there were approximately 0.25% of the Group I mortgage loans and approximately 0.75% of the Group II mortgage loans (in each case by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date), on which the monthly payment due in June 2006 had not been received.  The sponsor will repurchase or substitute another mortgage loan for each mortgage loan on which the monthly payment due in June 2006 has not been received as of the closing date.  Except with respect to approximately 0.40% of the Group I mortgage loans and approximately 0.88% of the Group II mortgage loans (in each case by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date), none of the mortgage loans have ever been delinquent.  None of the mortgage loans have been contractually delinquent for more than 30 days more than once during the twelve months preceding the closing date and no mortgage loan as of the closing date has ever experienced a delinquency of 60 or more days since the origination thereof.

A Simultaneous-Second Lien Mortgage Loan on a Mortgaged Property May Increase the Risk that the Related Mortgage Loan Becomes Subject to Foreclosure

With respect to approximately 34.04% of the Group I mortgage loans and approximately 54.88% of the Group II mortgage loans (in each case by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date), at the time of origination of such first lien mortgage loan, the sponsor also originated a second lien mortgage loan which may or may not be included in the trust.  The weighted average original loan-to-value ratio of such mortgage loans is approximately 80.38%, with respect to such Group I mortgage loans, and approximately 80.07%, with respect to such Group II mortgage loans, and the weighted average original combined loan-to-value ratio of such mortgage loans (including the related simultaneous second lien) is approximately 99.14%, with respect to such Group I mortgage loans, and approximately 99.37%, with respect to such Group II mortgage loans.  The weighted average original combined loan-to-value ratio (including the related simultaneous second lien) of all Group I mortgage loans is approximately 85.73% and of all Group II mortgage loans is approximately 92.20%.  With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because mortgagors with a simultaneous second lien have less equity in the mortgaged property.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the sponsor or from any other lender.

Performance of Forty Year Mortgage Loans is Subject to Greater Uncertainties

Approximately 37.06% of the Group I mortgage loans and approximately 48.61% of the Group II mortgage loans (in each case by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date) have an original term to maturity of 480 months.  These mortgage loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type.  It may be difficult to judge prospective defaults on these mortgage loans based on examination of the credit score(s) used in determining the creditworthiness of a prospective mortgagor because the mortgagor's credit is subject to a greater possible fluctuation due to the extended payment period.  Furthermore, a term to maturity of 480 months permits the mortgagor to have a lower monthly payment than would be the case with the same down payment under a similar mortgage loan with a 360 month original term to maturity, which results in less of an increase in equity in the mortgaged property over time.

Credit Enhancement for the Offered Certificates May be Inadequate

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.  If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans you may suffer losses.

Enhancement Provided by the Swap Agreement May Not be Adequate

Any amounts received by the supplemental interest trust trustee under the swap agreement will be applied as described in this prospectus supplement to maintain overcollateralization, pay interest shortfalls and repay realized losses.  However, no amounts will be payable to the supplemental interest trust trustee by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap agreement) exceeds the applicable rate of payment owed by the supplemental interest trust trustee, which will be 5.502% per annum.  We cannot assure you that any amounts will be received by the supplemental interest trust trustee under the swap agreement, or that any such amounts that are received will be sufficient to maintain overcollateralization, pay interest shortfalls or repay realized losses on the mortgage loans.  See “Description of the Certificates—The Swap Agreement.”

Excess Interest from the Mortgage Loans May Not be Sufficient to Maintain Overcollateralization And Absorb Losses

The weighted average of the mortgage rates on the mortgage loans each month is expected to be higher than the weighted average pass-through rate on the offered certificates for the related distribution date.  The mortgage loans are expected to generate more interest each month than is needed to pay interest owed on the offered certificates, to pay certain net amounts owed to the swap counterparty, to pay certain amounts required to be deposited in the final maturity reserve account, if applicable, and to pay the fees and expenses of the trust on the related distribution date.  Any remaining interest generated by the mortgage loans each month will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans each month will be used to maintain overcollateralization at the required level determined as provided in the pooling agreement.  We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.  The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

•   Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, may be generating less interest.

• Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

•   If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

•   The adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates and the fixed-rate mortgage loans have mortgage rates that do not adjust.  In addition, the first adjustment of the mortgage rates for approximately 62.03% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until two years after the date of origination, the first adjustment of the mortgage rates for approximately 5.10% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until three years after the date of origination and the first adjustment of the mortgage rates for approximately 16.74% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until five years after the date of origination.  As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the mortgage rates on the Group I mortgage loans (in the case of the Group I Senior Certificates), the Group II mortgage loans (in the case of the Group II Senior Certificates) and all of the mortgage loans (in the case of the Mezzanine Certificates), or the pass-through rate on such certificates may remain constant as the weighted average of the mortgage rates on the Group I mortgage loans (in the case of the Group I Senior Certificates), the Group II mortgage loans (in the case of the Group II Senior Certificates) and all of the mortgage loans (in the case of the Mezzanine Certificates) decline.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

•   If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

•   If neither the servicer nor the NIMS insurer, if any, terminates the trust on the Optional Termination Date, then the pass-through rates on the offered certificates will, subject to the limitation described in the next risk factor below, increase.  Any such increase will reduce the amount of excess interest that could become available for other purposes.

Mortgage Loan Interest Rates May Limit Pass-Through Rates on the Offered Certificates

The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but all of such pass-through rates are subject to a limit.  The limit on the pass-through rate for the Group I Senior Certificates is based on the weighted average of the mortgage rates on the Group I mortgage loans.  The limit on the pass-through rates for the Group II Senior Certificates is based on the weighted average of the mortgage rates on the Group II mortgage loans.  The limit on the pass-through rates for the Mezzanine Certificates is based on the weighted average of the mortgage rates on all the mortgage loans.  The mortgage rates on which the limits on the pass-through rates are based are net of certain net amounts owed to the swap counterparty, certain amounts required to be deposited in the final maturity reserve account, if any, and certain fees and expenses of the trust.

A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates.  Some of these factors are described below:

•   The mortgage rates on the fixed-rate mortgage loans will not adjust, and the mortgage rates on the adjustable rate mortgage loans generally are based on a six-month LIBOR index.  Generally, the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and approximately 83.85% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date), will not have the first adjustment to their mortgage rates until two years, three years or five years after the origination.  As a result of the limits on the pass-through rates for the offered certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

•   Six-month LIBOR may change at different times and in different amounts than one-month LIBOR.  As a result, it is possible that mortgage rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising.  It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

•   The pass-through rates for the offered certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed rate mortgage loans do not adjust.  Consequently, the limits on the pass-through rates for the offered certificates may limit increases in the pass-through rates for such certificates for extended periods in a rising interest rate environment.

•   If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the offered certificates are more likely to be limited.

•   The required payment by the trust into the final maturity reserve account will result in the limit on the pass-through rates on the offered certificates being lower than would be the case if such payment was not made.  The required payment by the trust of certain net amounts payable to the swap counterparty will result in the limit on the pass-through rates on the offered certificates being lower than would be the case if the trust did not have such obligation.

If the pass-through rates on the offered certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates, the payments of certain net amounts made to the swap counterparty, certain payments made to the final maturity reserve account and the payment of the fees and expenses of the trust.  The ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of the offered certificates.

Amounts used to pay basis risk shortfalls on the offered certificates may be supplemented by amounts, if any, received by the supplemental interest trust trustee under the swap agreement.  However, the amount received under the swap agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limits on the pass-through rates.  The swap agreement will terminate after the distribution date in July 2011.

Payments to the Swap Counterparty Will Reduce Amounts Available for Distribution to the Offered Certificates

Any net swap payment, including certain termination payments payable by the supplemental interest trust trustee, payable to the swap counterparty under the terms of the swap agreement will reduce amounts available for distribution to the offered certificates, and may reduce payments of interest on the offered certificates.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty.  Therefore, the combination of a rapid rate of prepayments and low prevailing interest rates could adversely affect the yields on the offered certificates.

In the event that the supplemental interest trust trustee, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the swap agreement will reduce amounts available for distribution to the offered certificates, unless the swap counterparty is the Defaulting Party or the sole Affected Party (each as defined in the swap agreement).

A Reduction of the Swap Counterparty’s Ratings May Reduce the Ratings of the Offered Certificates

As of the date of this prospectus supplement, the swap counterparty currently has the ratings described under “Description of the Certificates—The Swap Counterparty.”  The ratings of the offered certificates are dependent in part upon the credit ratings of the swap counterparty.  If a credit rating of the swap counterparty is qualified, reduced or withdrawn and the swap counterparty fails to perform one or more of the specified actions specified in the swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn.  In that event, the value and marketability of those offered certificates will be adversely affected.  See “Description of the Certificates—Swap Agreement.”

The Mezzanine Certificates Have a Greater Risk of Loss Than the Class A Certificates

The weighted average lives of, and yields to maturity on, the Class M‑11 Certificates, the Class M‑10 Certificates, the Class M‑9 Certificates, the Class M‑8 Certificates, the Class M‑7 Certificates, the Class M‑6 Certificates, the Class M‑5 Certificates, the Class M‑4 Certificates, the Class M‑3 Certificates, the Class M‑2 Certificates and the Class M‑1 Certificates will be more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization and excess interest following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class M‑11 Certificates, the Class M‑10 Certificates, the Class M‑9 Certificates, the Class M‑8 Certificates, the Class M‑7 Certificates, the Class M‑6 Certificates, the Class M‑5 Certificates, the Class M‑4 Certificates, the Class M‑3 Certificates, the Class M‑2 Certificates and the Class M‑1 Certificates, in that order.  As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case.  Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount unless such written down amount is reinstated due to a subsequent recovery on a liquidated mortgage loan.  However, the amount of any realized losses allocated to the Mezzanine Certificates may be paid to the Mezzanine Certificates on a later distribution date from collections on the mortgage loans and from amounts, if any, received from the swap counterparty pursuant to the swap agreement, according to the priorities specified under “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Unless the certificate principal balance of each Class A Certificate has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until August 2009 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative realized losses on the related mortgage loans exceed certain levels.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to such certificates according to the priorities described in this prospectus supplement, the yield to maturity on the Mezzanine Certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes of certificates.  The yield to maturity on the Mezzanine Certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and their timing), to the extent such losses are not covered by excess interest, overcollateralization or the Mezzanine Certificates with a lower payment priority.  Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

The Return on Your Certificates Could be Reduced Due to Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next distribution date.  The servicer is required to cover a portion of the shortfall in interest collections that is attributable to prepayments (except in respect of principal prepayments in full received during the period from the first through the 14th day of the month of the related distribution date), but only up to the amount of the servicer’s servicing fee for the related calendar month.  In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, as amended (the “Relief Act”) or similar state or local law, will not be covered by the servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state or local law, and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer, in each case regardless of which loan group experienced the shortfall, will be allocated, first, to the current interest with respect to the Class C Certificates, and after that, to the current interest with respect to the offered certificates, on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the offered certificates will not be entitled to reimbursement for prepayment interest shortfalls not covered by compensating interest or for shortfalls resulting from application of the Relief Act or similar state or local law.  If these shortfalls are allocated to the offered certificates the amount of interest paid on those certificates will be reduced, adversely affecting the yield on your investment.

Delays in Liquidating Delinquent Mortgage Loans May Result in Losses

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Mortgages with High Loan-to-Value Ratios May have a Greater Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below.  Approximately 28.41% of the Group I mortgage loans and approximately 25.31% of the Group II mortgage loans (in each case by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date) had loan-to-value ratios at origination (or combined loan-to-value ratio in the case of second lien mortgage loans) in excess of 80%, but no more than 100%.  Additionally, the sponsor’s determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

The Yield on Your Certificates May be Affected by Commencement of Amortization of the Interest Only Mortgage Loans

Approximately 2.55% of the Group I mortgage loans and approximately 8.10% of the Group II mortgage loans (in each case, by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date) require the mortgagors to make monthly payments only of accrued interest for the first two, three or five years following origination.

After such interest only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date.  If the monthly payment increases, the related mortgagor may not be able to pay the increased amount and may default on or may refinance the related mortgage loan to avoid the higher payment.  Because no principal payments are required on such mortgage loans during such interest only period, the offered certificates then entitled to distributions of principal will receive smaller principal distributions during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such mortgage loans.  This slower rate of principal distributions may reduce the return on an investment in the related offered certificates that are purchased at a discount.

The Geographic Concentration of the Mortgaged Properties in Certain States Increases the Risk of the Related Mortgage Loans Incurring Losses Due to Developments in those States

The charts presented under “Summary of Terms—What You Own—Mortgage Loans” list the states with the highest concentrations of mortgage loans.  Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters not covered by standard hazard insurance policies for each mortgage loan or otherwise insured against for the benefit of the trust.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:
• Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

•   Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•   Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of Federal or State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and generally require licensing of the originator.  In addition, other state laws, municipal ordinances, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices (including predatory lending practices), and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•   the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement.  In particular, the sponsor’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and could result in the obligors’ rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.  See “Legal Aspects of Mortgage Assets—Anti-Deficiency Legislation and Other Limitations on Lenders” in the accompanying prospectus.

The sponsor will represent that at origination each mortgage loan complied with all applicable federal and state laws and regulations.  In addition, the sponsor will represent that none of the mortgage loans is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or is a “high cost” or “predatory” loan under any state or local law or regulation applicable to the originator of such mortgage loan, or which would result in liability to the purchaser or assignee of such mortgage loan under any predatory or abusive lending law.  In the event of a breach of any of such representations, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described under “The Trust—Assignment of the Mortgage Loans and Other Assets to the Trust” in this prospectus supplement.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied.  Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to repurchase such mortgage loan from the trust.

In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of such mortgage loans.  In some cases, state law may impose requirements and restrictions more stringent than those in HOEPA.  An originator’s failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in mortgagors exercising their rights to rescind their mortgage loans against either the trust or subsequent holders of the mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost mortgage loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Proceeds of the Assets in the Trust are the Sole Source of Payment on the Certificates

The certificates will not represent an interest in or obligation of the depositor, the sponsor, the servicer, the trustee, the Delaware trustee or any of their respective affiliates.  None of the offered certificates or the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the trustee, the Delaware trustee or any of their respective affiliates.  Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the sponsor, the servicer, the trustee, the Delaware trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates

The underwriters intend to make a secondary market in the classes of offered certificates actually purchased by them, but they have no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the offered certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Reduction or Withdrawal of Ratings of the Offered Certificates May Affect Their Market Value and Liquidity

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Certain Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of Offered Certificates

A financial guaranty insurance policy or policies (“NIMS policy”) may be issued by the NIMS insurer, if any, covering certain payments to be made on NIMS which may be issued by an affiliate of the depositor or by one or more entities sponsored by an affiliate of the depositor after the closing date.  The NIMS are not offered hereby and, if issued, the NIMS would be backed, in whole or in part, by cashflow received on the Class C Certificates and the Class P Certificates, which are not offered hereby.  The NIMS, if issued, would not be backed by the trust (other than by the interests represented by the Class C Certificates and the Class P Certificates) or by any of the offered certificates.

Notwithstanding the foregoing, pursuant to the terms of the pooling agreement, unless there exists a continuance of any failure by the NIMS insurer, if any, to make a required payment under the NIMS policy (“NIMS insurer default”), the NIMS insurer will be entitled to exercise, among others, certain rights that preempt the rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIMS insurer.  Such rights are expected to include (i) the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling agreement in the event of a default by the servicer; (ii) the right to remove the trustee, any co-trustee, the Delaware trustee or custodian pursuant to the pooling agreement; and (iii) the right to direct the trustee to make investigations and take actions pursuant to the pooling agreement.  In addition, unless a NIMS insurer default exists, the NIMS insurer’s consent will be required prior to, among other things:  (i) the appointment of any successor servicer or the removal of the trustee or the Delaware trustee; (ii) the appointment and removal of any subservicer or any co-trustee; or (iii) any amendment to the pooling agreement regardless of whether such amendment would affect the Class C Certificates, the Class P Certificates or the Class R Certificates.

Investors in the offered certificates should note that:
• any NIMS policy will not cover, or benefit in any manner whatsoever, the offered certificates;
• the rights granted to any NIMS insurer are extensive;

•   the interests of any NIMS insurer may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the NIMS insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or non-exercise of the NIMS insurer’s rights;

•   any NIMS insurer’s exercise of the rights and consents described above may negatively affect the offered certificates, and the existence of such rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•   there may be more than one series of notes insured by the NIMS insurer and the NIMS insurer will have the rights described in this prospectus supplement and in the pooling agreement so long as any such series of notes remain outstanding.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

Since the terrorist attacks in the United States on September 11, 2001, there exists an increased likelihood of further terrorist activity in the United States.  In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region.  Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans.  In accordance with the servicing standard in the pooling agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to mortgagors affected in some way by past and possible future events.  In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage payments are reduced by the application of the Relief Act or similar state or local law.  See “Legal Aspects of Mortgage Assets—Servicemembers Civil Relief Act” in the accompanying prospectus.

The Relief Act provides relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan.  The Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor’s active duty.  These reductions are not required to be paid by the mortgagor at any future time, will not be advanced by the servicer and will reduce accrued interest on each class of offered certificates on a pro rata basis.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the mortgagor’s period of active duty status, and, under some circumstances during an additional period after that.  Certain reductions in interest collections arising from the application of the Relief Act or any state or local law providing for similar relief will not be covered by the servicer or any subservicer.

The Offered Certificates May Not be Suitable Investments For Certain Investors

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

THE SPONSOR

General

                Washington Mutual Bank, the sponsor of the securitization transaction, is a federal savings association that provides financial services to consumers and commercial clients. It is an indirect wholly-owned subsidiary of Washington Mutual, Inc.  At March 31, 2006, Washington Mutual, Inc. and its subsidiaries had assets of $348.7 billion. The sponsor and its affiliates currently operate more than 2,400 retail banking, mortgage lending, commercial banking and financial services offices throughout the United States.

            Securitization of mortgage loans is an integral part of the sponsor’s management of its capital.  It has engaged in securitizations of prime and Alt-A first lien single-family residential mortgage loans through WaMu Asset Acceptance Corp., as depositor, since 2005, and through Washington Mutual Mortgage Securities Corp., as depositor, since 2001.  From 1997 until 2001, the sponsor engaged in securitizations of single-family residential mortgage loans through unaffiliated depositors, and some of its predecessor organizations also securitized mortgage loans.  It has engaged in securitizations of multi-family and commercial mortgage loans through unaffiliated depositors since 2001.

            Since December 2000, Long Beach Mortgage Company, initially as a subsidiary of Washington Mutual, Inc. and, since March 1, 2006, as a subsidiary of the sponsor, has engaged in securitizations of sub-prime first and second lien residential mortgage loans through Long Beach Securities Corp., as depositor.  From 1997 until 2000, Long Beach Mortgage Company engaged in securitizations of sub-prime first and second lien residential mortgage loans through unaffiliated depositors.  As of July 1, 2006, Long Beach Mortgage Company became a division of Washington Mutual Bank and Long Beach Securities Corp, the depositor, became a wholly-owned subsidiary of Washington Mutual Bank.

            The sponsor generally acts as servicer of all mortgage loans securitized by the sponsor, and it will act as servicer of the mortgage loans owned by the trust.  The sponsor participated with the underwriters in structuring the securitization transaction.

            The following table shows, for each indicated period, the aggregate principal balance of all sub-prime first and second lien residential mortgage loans originated by the sponsor through Long Beach Mortgage, a division of Washington Mutual Bank (including those purchased by the sponsor thorough Long Beach Mortgage, a division of Washington Mutual Bank, from correspondent lenders) during that period and the portion of those mortgage loans securitized during that period through the depositor.  The term “Long Beach Mortgage, a division of Washington Mutual Bank” in this prospectus supplement includes Long Beach Mortgage Company prior to July 1, 2006.

The Sponsor’s Origination and Securitization of Sub-prime
Residential Mortgage Loans

	Year ended December 31		Three months ended March 31, 2006
	2003	2004	2005
	(Dollar Amounts in Millions)
Aggregate Principal Balance of Mortgage Loans Originated by Sponsor	$11,497	$16,175	$29,781	$6,434
Aggregate Principal Balance of Mortgage Loans Securitized	$6,026	$13,338	$15,444	$11,234

The Sponsor’s Origination Channels

            All of the mortgage loans owned by the trust have been either originated by the sponsor through Long Beach Mortgage, a division of Washington Mutual Bank through wholesale brokers or purchased by the sponsor through Long Beach Mortgage, a division of Washington Mutual Bank from approved correspondents and were underwritten or re-underwritten by the sponsor through Long Beach Mortgage, a division of Washington Mutual Bank generally in accordance with the Long Beach underwriting guidelines as described in this prospectus supplement.  The sponsor originates sub-prime mortgage loans through its network of mortgage lending offices and loan origination centers.  See “Underwriting of the Mortgage Loans” in this Prospectus Supplement.

STATIC POOL INFORMATION

            On May 15, 2006, the depositor filed with the Securities and Exchange Commission, as Exhibit 99.1 to a Current Report on Form 8‑K, static pool information about prior securitized pools of sub-prime mortgage loans of the sponsor which information is incorporated by reference into this prospectus supplement.  As of July 1, 2006, Long Beach Mortgage Company, which became a subsidiary of Washington Mutual, Inc. in October 1999 and a subsidiary of Washington Mutual Bank in March 2006, became a division of Washington Mutual Bank.

The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool in quarterly increments from the related cut-off date through March 31, 2006.  The static pool information about prior securitized pools of mortgage loans of the sponsor that were established before January 1, 2006 is not deemed to be a part of this prospectus supplement, the prospectus or the related registration statement.

            There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the trust.

UNDERWRITING OF THE MORTGAGE LOANS

General

                All of the mortgage loans owned by the trust have been, or will be, originated by the sponsor through wholesale brokers or re-underwritten upon acquisition from correspondents by the sponsor generally in accordance with the Long Beach underwriting guidelines described in this section.  The Long Beach underwriting guidelines are primarily intended to evaluate the prospective borrower’s credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral.  The term “sponsor” as used in this “Underwriting of the Mortgage Loans” section of this prospectus supplement refers to Long Beach Mortgage Company for mortgage loans owned by the trust that were originated or acquired prior to July 1, 2006.

            Prospective borrowers are required to complete a standard loan application in which they provide financial information regarding the amount of income and related sources, liabilities and related monthly payments, credit history and employment history, as well as certain other personal information.  During the underwriting or re-underwriting process, the sponsor reviews and verifies the prospective borrower’s sources of income (only under the full documentation residential loan program), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history and credit score(s) of the prospective borrower and calculates the debt-to-income ratio to determine the prospective borrower’s ability to repay the loan, and determines whether the mortgaged property complies with the Long Beach underwriting guidelines.

            All of the mortgage loans are either originated under the Long Beach underwriting programs based on loan application packages submitted through wholesale mortgage brokerage companies or purchased from approved correspondents.  Loan application packages submitted through mortgage brokerage companies, containing relevant credit, property and underwriting information on the loan request, are compiled by the mortgage brokerage company and submitted to the sponsor for approval and funding.  The mortgage brokerage companies receive the loan origination fee charged to the borrower at the time the loan is made.  No single mortgage brokerage company accounts for more than 5% of the mortgage loans originated or acquired by the sponsor under the Long Beach underwriting guidelines, as measured by outstanding principal balance.

            The Long Beach underwriting guidelines are less stringent than the guidelines Washington Mutual Bank applies to borrowers who qualify for its prime or Alt-A mortgage loans and less stringent than the guidelines generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower’s credit history, credit score(s), loan-to-value ratio and debt-to-income ratio.  Borrowers who qualify under the Long Beach underwriting guidelines generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies.  All debts in bankruptcy must be paid off or discharged or the proceeding dismissed prior to the funding of the mortgage loan.  The Long Beach underwriting guidelines permit Chapter 13 bankruptcy buyouts.

Evaluation of the Borrower’s Credit Standing

            The sponsor obtains a credit report on each prospective borrower from a credit reporting company in addition to the one obtained from the wholesale broker or correspondent.  The sponsor then compares the two credit reports.  The report typically contains information relating to such matters as credit payment history with local and national merchants and lenders, installment debt payments, credit score(s) and any record of defaults, bankruptcy, repossession, suits or judgments.

            The sponsor uses a credit scoring methodology as part of its underwriting and re-underwriting process.  The credit scoring methodology assesses a prospective borrower’s ability to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors.  The credit scoring methodology generates a credit score usually ranging from around 300 to 800, with a higher score indicating a borrower with a relatively more favorable credit history.  The credit score is based upon such factors as the prospective borrower’s payment history, delinquencies on accounts, levels of outstanding debt, length of credit history and types of credit and bankruptcy experience.

Evaluation of the Borrower’s Repayment Ability

            The Long Beach underwriting guidelines permit first lien mortgage loans with loan-to-value ratios at origination of up to 100%, or 80% if at the time of origination of the first lien mortgage loan, the sponsor also originated a second lien mortgage loan.  The Long Beach second lien mortgage loan underwriting guidelines permit second lien mortgage loans with a combined loan-to-value ratios at origination of up to 100%.  The maximum allowable loan-to-value ratio varies based upon the residential loan program, income documentation, property type, creditworthiness and debt service-to-income ratio of the prospective borrower and the overall risks associated with the loan decision.  The maximum combined loan-to-value ratio, including any second lien mortgage subordinate to the sponsor’s first lien mortgage, is generally 100% under the “Premium A,” “A,” “A-,” “B+” and “B” risk categories, and 95% under the “C” risk category.  Non-institutional (private party) second lien loans are not permitted.

Evaluation of the Adequacy of Collateral

            The adequacy of the mortgaged property as collateral is generally determined by an appraisal of the mortgaged property that generally conforms to Fannie Mae and Freddie Mac appraisal standards and a review of that appraisal.  The mortgaged properties are appraised by licensed independent appraisers who have satisfied the servicer’s appraiser screening process.  In most cases, properties in below average condition, including properties requiring major deferred maintenance, are not acceptable under the Long Beach underwriting programs.  Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.

            Every independent appraisal is reviewed by an underwriter of the sponsor or its affiliate and is reviewed by one or more third party vendors which may refer the appraisal to the sponsor or one of its affiliates for additional further review before the loan is funded or re-underwritten.  Depending upon the original principal balance and loan-to-value ratio of the mortgaged property, the appraisal review may include an administrative review, technical review, desk review or field review of the original appraisal.

            The sponsor requires that all mortgage loans in the Long Beach underwriting programs have title insurance and be secured by liens on real property.  The sponsor also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the property, whichever is less.  The sponsor does not require that the mortgage loans originated or re-underwritten under the Long Beach underwriting programs be covered by a primary mortgage insurance policy.

Underwriting Exceptions

            On a case-by-case basis and only with the approval of an employee with appropriate risk level authority, the sponsor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the Long Beach underwriting risk category guidelines warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the prospective borrower’s current address.  It is expected that some of the mortgage loans owned by the trust will be underwriting exceptions.

Documentation Programs

            The mortgage loans have been, or will be, originated or re-underwritten upon acquisition, generally in accordance with the Long Beach guidelines under the Long Beach full documentation, limited documentation or stated income documentation residential loan programs.

            Under the full documentation residential loan program, salaried prospective borrowers are generally required to submit their most recent W‑2s and pay stubs and self-employed prospective borrowers are generally required to submit their most recent federal income tax return.  Under the stated income documentation residential loan program, prospective borrowers are required to state their income on the application but are not required to submit any documents in support.  Under the limited documentation residential loan program, salaried prospective borrowers or self-employed prospective borrowers are generally required to submit their most recent six months of personal bank statements or business bank statements.  Under the limited documentation and stated income documentation residential loan programs, the prospective borrower’s employment and income sources must be stated on the prospective borrower’s application.  The prospective borrower’s income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter’s discretion.  However, the prospective borrower’s income as stated on the application is not independently verified.  Verification of employment is required for salaried prospective borrowers.  Maximum loan-to-value ratios under the stated income documentation residential loan programs are generally lower than those permitted under the full documentation and limited documentation residential loan programs.  Generally, the same underwriting guidelines that apply to the full documentation and limited documentation residential loan programs, except as noted in this section, apply to the stated income documentation residential loan programs.

Quality Control Review

            As part of its quality control system, the sponsor re-verifies information that has been provided by the mortgage brokerage company prior to funding a loan and the sponsor conducts a post-funding audit of every origination file.  In addition, Washington Mutual Bank periodically audits files based on a statistical sample of closed loans.  In the course of its pre-funding review, the sponsor re-verifies the income of each prospective borrower or, for a self-employed prospective borrower, reviews the income documentation obtained under the full documentation and limited documentation residential loan programs.  The sponsor generally requires evidence of funds to close on the mortgage loan.

Risk Categories

            Under the Long Beach underwriting programs, various risk categories are used to grade the likelihood that the prospective borrower will satisfy the repayment conditions of the mortgage loan.  These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the prospective borrower’s credit history and debt ratio.

            Mortgage loans are originated under the Long Beach underwriting guidelines using the following categories and criteria for grading the potential likelihood that a prospective borrower will satisfy the repayment obligations of a mortgage loan:

            Credit Grade:  “Premium A”.  Under the “Premium A” risk category, the prospective borrower must have a credit report reflecting a one year credit history and a prior mortgage or rental history evidencing no 30-day late payments during the last 12 months.  No notice of default filings or foreclosures may have occurred during the preceding 36 months.  No open lawsuits are permitted; however, the prospective borrower may be a plaintiff in a lawsuit if a reasonable explanation is provided.  Maximum qualifying debt service-to-income ratio is 55.  A maximum loan-to-value ratio of 100% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 95% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgage properties consisting of three-to-four units.  A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied properties consisting of three-to-four units.  In addition, the prospective borrower must have a credit score of 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units.

            Credit Grade:  “A”.  Under the “A” risk category, a maximum of one 30-day late payment within the last 12 months is permitted on an existing mortgage loan.  A maximum of one rolling 30-day late payment is allowed.  No notice of default filings or foreclosures may have occurred during the preceding 36 months.  The mortgaged property must be in at least average condition.  A maximum loan-to-value ratio of 100% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 95% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units.  A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units.  Generally, the debt service-to-income ratio maximum may be 55% based on the prospective borrower’s net disposable income and if the loan-to-value ratio is less than or equal to 90%.  In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

            Credit Grade:  “A‑”.  Under the “A‑” risk category, a maximum of two 30-day late payments within the last 12 months is permitted on an existing mortgage loan.  A maximum of two rolling 30-day late payments is allowed.  No notice of default filings or foreclosures may have occurred during the preceding 36 months.  The mortgaged property must be in at least average condition.  A maximum loan-to-value ratio of 95% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 90% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units.  A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units.  Generally, the debt service-to-income ratio maximum may be 55% based on the prospective borrower’s net disposable income and if the loan-to-value ratio is less than or equal to 90%.  In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

            Credit Grade:  “B+”.  Under the “B+” risk category, a maximum of three 30-day late payments within the last 12 months is permitted on an existing mortgage loan.  No notice of default filings or foreclosures may have occurred during the preceding 24 months.  The mortgaged property must be in at least average condition.  A maximum loan-to-value ratio of 95% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 90% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units.  A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units.  Generally, the debt service-to-income ratio must be 55% or less based on the prospective borrower’s net disposable income and/or loan-to-value ratio.  In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

            Credit Grade:  “B”.  Under the “B” risk category, a maximum of one 60-day late payment within the last 12 months is permitted on an existing mortgage loan.  No notice of default filings or foreclosures may have occurred during the preceding 18 months.  The mortgaged property must be in at least average condition.  A maximum loan-to-value ratio of 90% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 85% is permitted for second homes, and a maximum loan-to-value ratio of 80% is permitted for owner occupied mortgaged properties consisting of three-to-four units.  A maximum loan-to-value ratio of 85% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 75% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units.  Generally, the debt service-to-income ratio must be 55% or less based on the prospective borrower’s net disposable income and/or loan-to-value ratio.  In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

            Credit Grade:  “C”.  Under the “C” risk category, the prospective borrower may have experienced significant credit problems in the past.  A maximum of four 60-day late payments and no 90-day late payments, or three 60-day late payments and one 90-day late payment, or if the loan-to-value ratio does not exceed 70%, two 90-day late payments and one 120-day late payment, within the last 12 months is permitted on an existing mortgage loan.  No notice of default filings or foreclosures may have occurred during the preceding 12 months.  The mortgaged property must be in at least average condition.  A maximum loan-to-value ratio of 80% for the full documentation loan program and limited documentation loan program and 75% for the stated documentation loan program is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 80% is permitted for second homes, and a maximum loan-to-value ratio of 75% is permitted for owner occupied mortgaged properties consisting of three-to-four units.  A maximum loan-to-value ratio of 80% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 70% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units.  Generally, the debt service-to-income ratio must not exceed 55%.  In addition, the prospective borrower must have a credit score of 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units.

            In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Long Beach underwriting programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

            There can be no assurance that every mortgage loan owned by the trust was originated in conformity with the applicable underwriting guidelines in all material respects.  The Long Beach underwriting guidelines include a set of specific criteria pursuant to which the underwriting evaluation is made.  The application of the Long Beach underwriting guidelines does not imply that each specific criterion was satisfied with respect to every mortgage loan.  Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the mortgage loan is in substantial compliance with those underwriting guidelines.  For example, a mortgage loan may be considered to comply with a set of underwriting guidelines, even if one or more specific criteria included in those underwriting guidelines were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting guidelines.  The sponsor applies the Long Beach underwriting guidelines in accordance with a procedure that complies with applicable federal and state laws and regulations.

THE DEPOSITOR

            Long Beach Securities Corp., the depositor, is a Delaware corporation and a wholly owned subsidiary of the sponsor.  The depositor engages in no activities other than securitizing assets.  It will have no material continuing obligations with respect to the mortgage loans or the certificates following the issuance of the certificates, other than the obligations to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

THE TRUST

            The issuer of the certificates, the Long Beach Mortgage Loan Trust 2006‑6, will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between Long Beach Securities Corp., as depositor, and Deutsche Bank Trust Company Delaware, as Delaware trustee.  The pooling agreement among the depositor, Washington Mutual Bank, as servicer, Deutsche Bank National Trust Company, as trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee, will restate the trust agreement and will be the governing instrument of the trust.

            The trust will not own any assets other than the mortgage loans and the other assets described below.  The trust will not have any liabilities other than those incurred in connection with the pooling agreement and any related agreement.  The trust will not have any directors, officers, or other employees.  No equity contribution will be made to the trust by the sponsor, the depositor or any other party, except for a de minimis contribution made by the depositor pursuant to the trust agreement, and the trust will not have any other capital.  The fiscal year end of the trust will be December 31.  The trust will act through the trustee and the Delaware trustee.  The trustee, whose initial acceptance fees will be paid by the sponsor, will act on behalf of the trust and the certificateholders in accordance with the terms of the pooling agreement.  The trustee will be entitled to income earnings on deposits in the distribution account.

Assignment of the Mortgage Loans and Other Assets to the Trust

            A pool of mortgage loans, as described in this prospectus supplement, will be sold to the trust on or about July 26, 2006 (the “closing date”).  The trust will own the right to receive all payments of principal and interest on the mortgage loans due after July 1, 2006 (the “cut-off date”).  A schedule to the pooling agreement will include information about each mortgage loan, including:

•     the applicable loan group;

•     the scheduled principal balance as of the close of business on the cut-off date;

•     the term of the mortgage loan; and

•     the mortgage interest rate as of the close of business on the cut-off date and information about how that mortgage interest rate adjusts, if applicable.

            The mortgage notes will be endorsed in blank or to the trustee and assignments of the mortgages to the trust will be prepared in blank or to the trustee but will not be recorded except upon the occurrence of certain events described in the pooling agreement.  The sponsor will not be required to provide assignments of mortgage or intervening assignments of mortgage if the related mortgage is held through the MERS® system.  In addition, the mortgages for some or all of the mortgage loans that are not already held through the MERS® system may, at the discretion of the servicer, in the future be held through the MERS® system.  Deutsche Bank National Trust Company, the trustee, will have possession of and will review the mortgage notes, mortgages and mortgage files containing the documents specified in the pooling agreement in accordance with its terms.

            The trustee will review each mortgage file either on or before the closing date or within one year of the closing date or subsequent transfer date, as applicable (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing).  If any document in a mortgage file is found to be missing or materially defective with the criteria specified in the pooling agreement, such defect is material and the sponsor does not cure that defect within 90 days of notice from the trustee (or within a longer period after the closing date as provided in the pooling agreement in the case of missing documents not returned from the public recording office), the sponsor will be obligated to repurchase the related mortgage loan from the trust.  See “The Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement for a description of the requirements with respect to repurchases of mortgage loans.

            Rather than repurchase the mortgage loan as provided above, the sponsor may remove the mortgage loan (a “deleted mortgage loan”) from the trust and substitute in its place another mortgage loan (a “qualified substitute mortgage loan”); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify the trust as a REMIC or result in a prohibited transaction tax under the Code.  Any qualified substitute mortgage loan generally will, on the date of substitution, among other characteristics specified in the pooling agreement:

•     have a principal balance, after deduction of all scheduled payments due in or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the deleted mortgage loan (the amount of the difference between the purchase price of the deleted mortgage loan and the principal balance of the qualified substitute mortgage loan will be deposited by the sponsor and held for distribution to the certificateholders on the related distribution date (a “substitution adjustment”)),

•     have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

•     with respect to an adjustable-rate mortgage loan, (a) have a mortgage rate subject to a minimum mortgage rate not less than the minimum mortgage rate applicable to the deleted mortgage loan, (b) have a margin at least equal to that of the deleted mortgage loan, (c) have a mortgage rate subject to a maximum rate that is not greater than the maximum rate applicable to the deleted mortgage loan and (d) have a next adjustment date that is not more than two months later than the next adjustment date on the deleted mortgage loan,

•     have a loan-to-value ratio not higher than that of the deleted mortgage loan,

•     have a remaining term to maturity not later than (and not more than one year less than) that of the deleted mortgage loan, and

•     comply with all of the representations and warranties applicable to the mortgage loans as specified in the mortgage loan purchase agreement as of the date of substitution.

            This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                The mortgage pool will be the primary asset of the trust.  The trust will also contain other assets, including:

•     insurance policies related to individual mortgage loans, if applicable;

•     any property that secured a mortgage loan that the trust acquires after the cut-off date by foreclosure or deed in lieu of foreclosure;

•     the right to receive certain payments paid to the supplemental interest trust trustee under the swap agreement; and

•     amounts held in the distribution account, the reserve fund and the final maturity reserve account.

            In exchange for the mortgage loans and the other assets described above, the trustee will authenticate and deliver the certificates pursuant to the order of the depositor.  It is the intent of the parties to the pooling agreement that the conveyance of the mortgage loans and the related assets to the trust constitute an absolute sale of those assets.  However, in the event that the pooling agreement for any reason is held or deemed to create a security interest in those assets, then the pooling agreement will constitute a security agreement and the depositor will grant to the trust a security interest in those assets.

Restrictions on Activities of the Trust

Pursuant to the pooling agreement, the trust will have the power and authority (i) to acquire, hold, lease, manage, administer, control, invest, reinvest, operate and transfer assets of the trust, (ii) to issue and make distributions on the certificates and (iii) to engage in such other activities as are described in the pooling agreement.  The trust will be required to act in accordance with requirements specified in the pooling agreement that are designed to maintain the trust’s existence as a legal entity separate and distinct from any other entity and to maintain the qualification of the REMICs created by the pooling agreement as REMICs.  The trust will not be permitted to do any of the following:

•     to engage in any business or activity other than those described in the pooling agreement;

•     to incur or assume any indebtedness other than indebtedness incurred under the pooling agreement or any related agreement;

•     to guarantee or otherwise assume liability for the debts of any other entity;

•     to confess a judgment against the trust;

•     to possess or assign the assets of the trust for other than a trust purpose;

•     to lend any funds to any entity, except as contemplated by the pooling agreement; or

•     to do other actions prohibited by the pooling agreement.

The permissible activities of the trust may not be modified except by an amendment to the pooling agreement. See “Description of the Certificates—Amendment of the Pooling Agreement” in this prospectus  supplement.

Discretionary Activities With Respect to the Trust

            The following is a description of material discretionary activities that may be taken with regard to the administration of the mortgage loans or the certificates:

•     The servicer will be authorized under the pooling agreement to exercise discretion with regard to its servicing of the mortgage loans in accordance with the servicing standard specified in the pooling agreement.  See “The Servicers—The Servicer—Servicing Procedures—Servicing Standard; Waivers and Modifications” in this prospectus supplement.

•     The servicer will be authorized to engage subservicers to service the mortgage loans in accordance with the servicing standard specified in the pooling agreement and may terminate any subservicer with the consent of the NIMs insurer, if any.  See “Description of the Securities—Description of Sub-Servicing” in the prospectus.

•     The sponsor will have discretion to determine whether to repurchase a mortgage loan or to substitute for a mortgage loan, if required under the pooling agreement to repurchase or substitute for a defective mortgage loan.  See “The Trust—Assignment of the Mortgage Loans and Other Assets to the Trust” in this prospectus supplement.

•     On the Optional Termination Date, the servicer, or if the servicer does not exercise such right, the NIMs insurer, if any, will be permitted to purchase all of the mortgage loans owned by the trust, subject to certain limitations. See “Description of the Certificates—Optional Termination of the Trust” in this prospectus supplement.

•     In the event of certain transfers of a Residual Certificate to a person who is not a permitted transferee under the pooling agreement, the trustee and the depositor will have the right to arrange a sale of the Residual Certificate.

•     In the event that certain events of default by the servicer under the pooling agreement have not been remedied, either the depositor, the trustee, holders of certificates evidencing at least 51% of the voting rights or the NIMS insurer, if any, will have the right to terminate the servicer.  In the event that the servicer fails to perform its advancing obligations or ceases to be a Fannie Mae approved servicer and such event of default has been unremedied, the trustee will be required to terminate the servicer.  If the servicer is terminated or resigns, the trustee will become the successor servicer; however, the trustee will have the right to appoint, or to petition a court to appoint, a successor servicer.  See “The Servicers—The Trustee—Events of Default or Breaches Under the Pooling Agreement” in this prospectus supplement.

•     In the event that the trustee or the Delaware trustee resigns or is no longer qualified to perform its duties, the depositor will have the right to appoint a successor trustee or Delaware trustee with the consent of the NIMs insurer, if any, and holders of certificates evidencing at least 51% of the voting rights.  The holders of certificates evidencing at least 51% of the voting rights may, with the consent of the NIMs insurer, if any, remove a trustee or Delaware trustee at any time and appoint a successor trustee or Delaware trustee.  See “The Servicers—The Trustee—Resignation or Removal of the Trustee” and “The Delaware Trustee—Resignation and Removal of the Delaware Trustee” in this prospectus supplement.

•     In the event the swap agreement is cancelled or terminated, the depositor (with the consent of the NIMS insurer, if any) and the NIMS insurer, if any, will have the discretion to choose a replacement counterparty.

•     As a third party beneficiary of the pooling agreement, the NIMs insurer, if any, will be entitled to enforce certain designated rights granted to the NIMS insurer by the pooling agreement.  See “Risk Factors—Certain Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of Offered Certificates” in this prospectus supplement.

•     As a third party beneficiary of the pooling agreement, the swap counterparty will be entitled to consent to any amendments to the pooling agreement that materially affects the swap counterparty's rights or interests under the pooling agreement.  See “Description of the Certificates—Amendment of the Pooling Agreement” in this prospectus supplement.

•     The trustee, at the direction of the servicer and with the consent of the parties specified in the pooling agreement, may enter into a facility with any person which provides that such person may fund advances and/or servicing advances.  Such facility will not reduce the servicer’s obligation to fund such advances and/or servicing advances.  See “The Servicers—The Servicer—Servicing Procedures—Advances” in this prospectus supplement.

THE SERVICERS

General

                All of the mortgage loans owned by the trust will be serviced by Washington Mutual Bank, as servicer, pursuant to the pooling agreement.  Washington Mutual Mortgage Securities Corp. will act as calculation agent and be responsible for calculating loan pay-off amounts for each monthly distribution on the certificates.  The trustee will be responsible for calculating monthly distributions on the certificates, preparing monthly distribution reports and other functions, as described under “—The Trustee—Material Duties of the Trustee” below.  The trustee will have possession of the mortgage files as custodian for the trust.  See “—The Trustee—The Custodian” below.

            The servicer will outsource to third party vendors some servicing functions, as described under “—The Servicer—Servicing Procedures—The Servicer’s Third Party Vendors” below.

The Servicer

The Servicer’s Servicing Experience

            The servicer has been servicing residential mortgage loans for over 100 years.  The residential mortgage loans serviced by the servicer have included, since 2001, sub-prime residential mortgage loans serviced for Long Beach Mortgage Company and for its securitization trusts and, since October 2005, sub-prime residential mortgage loans purchased by, and serviced for, Washington Mutual Mortgage Securities Corp., and for its securitization trusts.  Long Beach Mortgage Company, which became a division of Washington Mutual Bank as of July 1, 2006, was, and Washington Mutual Mortgage Securities Corp. is, an affiliate of the sponsor.

            The following table shows the number and aggregate principal balance of sub-prime first and second lien mortgage loans serviced by the servicer as of each specified date.

Sub-prime Mortgage Loans Serviced by the Servicer

	As of December 31		As of March 31, 2006
	2003	2004	2005
	(Dollar Amounts in Millions)
Number of Sub-prime Mortgage Loans Serviced for Sponsor or its Affiliates (or their Securitization Trusts)	141,986	167,572	198,556	243,641
Aggregate Principal Balance	$19,853	$24,835	$33,132	$41,134
Number of Sub-prime Mortgage Loans Serviced for Third Parties	492	11,423	40,920	5,362
Aggregate Principal Balance	$60	$678	$6,377	$805

Servicing Procedures

            Servicing Functions.  The functions to be performed by the servicer will include payment collection and payment application, investor reporting and other investor services, default management and escrow administration.  The servicer will perform its servicing functions at loan servicing centers located in Florence, South Carolina; Milwaukee, Wisconsin; Chatsworth, California; and Jacksonville, Florida.

            Servicing Standard; Waivers and Modifications.  Pursuant to the pooling agreement, the servicer will be required to service the mortgage loans in the best interests and for the benefit of the certificateholders (as determined by the servicer in its reasonable judgment) in accordance with the terms of the pooling agreement and related mortgage loans and (unless inconsistent with those servicing practices) in the same manner in which it services and administers similar mortgage loans for its own portfolio, considering customary and usual standards of practice of lenders and servicers administering similar mortgage loans in the local area where the mortgaged property is located.  The servicer will be required to make reasonable efforts to collect or cause to be collected all payments under the mortgage loans and, to the extent consistent with the pooling agreement and applicable insurance policies, follow such collection procedures as it would follow with respect to comparable mortgage loans that are held for its own account.

            Consistent with the servicing standard described above, the servicer will be permitted to waive, modify or vary any term of any mortgage loan, subject to certain conditions, as described in “Description of the Securities—Collection and Other Servicing Procedures Employed by the Servicer” in the prospectus.

            Mortgage Loan Servicing System.  In performing its servicing functions, the servicer will use computerized mortgage loan servicing systems that it leases from Fidelity Information Services, a division of Fidelity National Financial (“Fidelity”), a third party vendor (collectively, the “Fidelity System”).  The Fidelity System produces detailed information about the financial status of each mortgage loan, including outstanding principal balance, current interest rate and the amount of any advances, unapplied payments, outstanding fees, escrow deposits or escrow account overdrafts, and about transactions that affect the mortgage loan, including the amount and due date of each payment, the date of receipt of each payment (including scheduled payments and prepayments), and how the payment was applied.  The Fidelity System also produces additional information about mortgage loans that are in default, including the amount of any insurance and liquidation proceeds received.  The servicer began using the Fidelity System in 1996.

            Collection Account, Servicing Account, Reserve Account and Distribution Account.  Mortgagor payments on the mortgage loans, including scheduled monthly payments, any full or partial prepayments and any escrow payments (which are payments made by some mortgagors and held by the servicer in escrow for future payment of taxes and insurance), will initially be deposited into either a lockbox account maintained by a third party financial institution or a payment clearing account maintained by the servicer.  Payments deposited into the lockbox account will be transferred by the servicer into the payment clearing account.  Other collections on the mortgage loans, including liquidation proceeds and insurance proceeds (other than insurance proceeds required for the restoration or repair of the related mortgaged property, which the servicer will retain for such purpose), will also initially be deposited into a payment clearing account maintained by the servicer.  Within 48 hours of receipt, the servicer will (i) transfer all such collections on the mortgage loans (other than escrow payments) into a collection account maintained by the servicer and (ii) transfer all escrow payments into a servicing account maintained by the servicer.

            The servicer will deposit into the collection account any required advances of principal and interest.  See “—Advances” below.  The sponsor will also deposit into the collection account any proceeds from the repurchase of any of the mortgage loans.  See “The Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” below.

            Under the pooling agreement, the servicer will be permitted to make a net deposit into the collection account of the amounts required to be deposited into that account less the amounts that the servicer is permitted to withdraw from that account, as described under “—Permitted Withdrawals” below.  Under the pooling agreement, the collection account will be an investment account that is an eligible account under the pooling agreement maintained with an investment depository, and the funds held in the collection account may be invested in permitted investments, for the servicer’s benefit, before those funds are to be transferred to a distribution account maintained by the trustee.

            On the business day immediately preceding each distribution date, the servicer will transfer from the collection account into the distribution account the funds held in the collection account that are required to be distributed to certificateholders on that distribution date.  The trustee may invest funds held in the distribution account in permitted investments, for the trustee’s benefit, before those funds are to be distributed to certificateholders.

            Payments made under the swap agreement by the swap counterparty and payments made by the supplemental interest trust trustee to the swap counterparty will be deposited in a separate reserve account maintained by the supplemental interest trust trustee.

            On each distribution date, the trustee will withdraw from the distribution account and each of the reserve accounts the funds required to be distributed to certificateholders and/or into the supplemental interest account on that distribution date; and the supplemental interest trust trustee will withdraw from the supplemental interest account the funds required to be distributed to the swap counterparty on that date.

            Certain amounts on deposit in the distribution account will be deposited in the final maturity reserve account maintained by the trustee on specified distribution dates as described in “Description of the Certificates—The Final Maturity Reserve Account” in this prospectus supplement.  On the earlier of the final scheduled distribution date and the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied by the trustee as payment of principal or interest as described in “Description of the Certificates—The Final Maturity Reserve Account” in this prospectus supplement.

            Scheduled monthly payments generally will be held pending distribution to certificateholders from the date of receipt by the servicer until the immediately following distribution date.  However, if a monthly payment is received prior to its scheduled due date, that payment will be held until the distribution date in the calendar month in which it was due.  Payoffs received by the servicer in any prepayment period (that is, from the 15th day of a calendar month until the 14th day of the next calendar month) will be held until the distribution date immediately following the end of that prepayment period.  Partial prepayments, liquidation proceeds, insurance proceeds, subsequent recoveries and repurchase proceeds will be held from the date of receipt by the servicer until the distribution date in the immediately succeeding calendar month.

            Funds held in the lockbox accounts and the payment clearing accounts may be commingled with collections on other mortgage loans serviced by the servicer.  Funds held in the collection account, the servicing account, the reserve account and the distribution account will not be commingled with collections on mortgage loans that are not owned by the trust.

            Only the servicer or the third party financial institutions that maintain the lockbox accounts will have access to funds held in those accounts.  Only the servicer will have access to funds held in the payment clearing accounts, the collection account and the servicing account.  Only the trustee will have direct access to funds held in the reserve accounts and the distribution account; however, the trustee may invest funds in the distribution account for the trustee’s benefit and may make certain withdrawals from that account.

            All of the transaction accounts described above will be reconciled on a monthly basis.  There will not be any external verification of activity in the transaction accounts, except as may occur in connection with the annual examination by Washington Mutual, Inc.’s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries, or in connection with periodic examination by the servicer’s regulatory authorities.

            The diagram on the next page illustrates the flow of collections and other payments on the mortgage loans and payments by the swap counterparty through the transaction accounts described above.

Flow of Payments

Mortgagor Payments; lockbox Accounts; Payment Clearing Accounts;
Other Mortgage Loan Collections; Servicing Account; Collection Account;
Servicer Advances of Principal and Interest and Repurchase Proceeds;
Swap Counterparty; Net Payment by Trustee to Swap Counterparty;
Net Payment by Swap Counterparty; Supplemental Interest Account;
Net Payment by Trustee to Swap Counterparty; Net Payment by Swap Counterparty;
Distribution Account; Payment into Final Maturity Reserve Account;
Distributions to Certificateholders; Final Maturity Reserve Accoun

            Permitted Withdrawals.  The pooling agreement will permit the servicer to make withdrawals, from time to time, from the collection account, for the following purposes:

•     to reimburse itself for advances and servicing advances, as described under “—Advances” below;

•     to pay to itself the servicing fee (to the extent not applied to pay compensating interest);

•     to pay to itself investment earnings earned on funds held in the collection account (to the extent not applied to pay compensating interest);

•     to pay to itself interest that was accrued and received on payoffs received during the period from the first day through the 14th day of any month;

•     to reimburse itself or the depositor or any of their directors, officers, employees or agents for certain expenses, costs and liabilities incurred in connection with any legal action relating to the pooling agreement or the certificates, as and to the extent described under “Description of the Securities—Matters Regarding the Servicer and the Depositor” in the prospectus; and

•     other permitted purposes described in the pooling agreement.

            Advances.  The servicer will be required under the pooling agreement to advance its own funds (or, in the case of advances described in clause (i), either its own funds or funds held by the servicer for future distribution) (i) to cover any shortfalls between payments of principal and interest scheduled to be received in respect of the mortgage loans, other than balloon payments, each month and the amounts actually received and, with respect to balloon mortgage loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for such balloon mortgage loan, and (ii) to pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (A) the preservation, restoration, inspection and protection of the mortgaged properties, (B) environmental audit reports, (C) any enforcement or judicial proceedings, including foreclosures, (D) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage and (E) certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the servicer in connection with its responsibilities under the pooling agreement.  The amounts described in clause (i) of this paragraph are referred to as “advances” and the amounts described in clause (ii) of this paragraph are referred to as “servicing advances” in this prospectus supplement.  The servicer, however, will not make any of the advances or servicing advances if it determines in its good faith business judgment they would not be recoverable from late payments, insurance proceeds or liquidation proceeds on a mortgage loan (“nonrecoverable advance”); provided further, that the servicer will not make advances for the restoration of foreclosure properties unless it determines that the restoration will increase the liquidation proceeds after reimbursement to itself for those advances.  The servicer will not charge interest or other fees with respect to any advances or servicing advances.

            If the servicer determines that any advance or servicing advance is a nonrecoverable advance, the servicer will be entitled to be reimbursed for such advance from collections on other mortgage loans owned by the trust.

            The pooling agreement provides that the trustee at the direction of the servicer, on behalf of the trust and with the consent of the parties set forth in the pooling agreement, may enter into a facility with any person which provides that such person may fund advances and/or servicing advances, although no such facility may reduce or otherwise affect the servicer’s obligation to fund such advances and/or servicing advances.  Any advances and/or servicing advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

            Servicing of Delinquent Mortgage Loans; Foreclosure.  The servicer will make reasonable efforts to collect or cause to be collected all delinquent payments (that is, payments that are more than 30 days past due).  Such efforts may include payment reminder telephone calls to the mortgagor, letter campaigns and drive-by property inspections.  The servicer will be required under the pooling agreement to make reasonable efforts to foreclose upon the mortgaged property related to each defaulted mortgage loan as to which no satisfactory arrangements can be made for collection of delinquent payments.  Under the pooling agreement, the servicer will be permitted in lieu of foreclosure to accept a payment of less than the outstanding principal balance of the defaulted mortgage loan if in the judgment of the servicer doing so could reasonably be expected to result in collections and other recoveries with respect to the mortgage loan in excess of net liquidation proceeds that would be recoverable upon foreclosure.  The servicer will not be permitted to foreclose upon a mortgaged property if it is aware of evidence of toxic waste or other environmental contamination on the mortgaged property except as provided in the pooling agreement.  See “Description of the Securities—Procedures for Realization Upon Defaulted Mortgage Assets” and “Legal Aspects of the Mortgage Assets—Foreclosure on Mortgages” in the prospectus.

            Sub-prime Mortgage Loans; Default Management.  Sub-prime borrowers generally are a higher credit risk than prime borrowers.  Following foreclosure, sub-prime mortgaged properties are sometimes stripped of furnishings or vandalized.

            The servicer’s sub-prime default management efforts focus on early intervention and dialogue with potentially troubled borrowers in order to avoid and minimize the effects of delinquencies.  The front-end strategy of the sub-prime collections and loss mitigation group includes using behavioral scoring tools to focus on high risk accounts and address small issues before they become significant problems.  If a sub-prime borrower fails to make a payment when due on a mortgage loan, the servicer calls this borrower as early as the third day after the payment due date.  First payment defaults are segmented from the general loan population and monitored daily when the loan becomes five days delinquent.  The servicer also focuses its efforts on late stage (i.e., two or more months delinquent) delinquency management.  The primary focus of the late stage delinquency strategy is detailed management of troubled loans.

            Although the servicer focuses on rehabilitating delinquent loans and preventing foreclosure, asset recovery is an important component of sub-prime default management.  The servicer has procedures for dealing with all aspects of asset recovery, including bankruptcy and foreclosure.  The servicer has a detailed regimen for addressing bankruptcy and foreclosure activity.  Bankruptcy and foreclosure cases are referred to attorneys upon the occurrence of certain events, and various procedures ensure that bankruptcies and foreclosures are tracked throughout the case.  Overall bankruptcy and foreclosure performance is monitored through daily, weekly and monthly reports.  The servicer uses outside vendors experienced in the sale of sub-prime REO properties to manage the sale of REO properties.  The servicer oversees the outside vendors and has adopted strategies for the sale of manufactured homes, low value properties, aged inventories and distressed properties.  New REO properties are allocated to high performing vendors.

            In addition to its asset recovery processes, the servicer engages in extensive loss mitigation efforts for loans that are transferred into foreclosure.  Mortgagors’ financial statements are updated to determine whether a stipulated repayment agreement, modification, short sale or deed in lieu of foreclosure is an appropriate workout alternative.  Loans subject to stipulated repayment agreements remain classified as foreclosures.  A mortgagor typically pays a specified percentage of the arrearage in a stipulated repayment plan, and the plans generally average less than a year in length.  The servicer has implemented processes to reduce the number of mortgagors who fail to meet their repayment obligations, and management reviews broken repayment plans.  An economic analysis is completed to determine the loss severity of all potential short sales, process all potential loan modifications and validate mortgagors’ ability and intent to repay a modified payment.

            Maintenance of Hazard and Flood Insurance.  The servicer will be required to maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each mortgage loan.

            Back-up Servicing.  See “Description of the Securities—Events of Default Under the Governing Agreement and Rights Upon Events Of Default” in the prospectus for a description of the material terms under the pooling agreement regarding the servicer’s replacement, resignation or transfer.

            The Servicer’s Third Party Vendors.  The servicer expects to outsource to third party vendors a portion, or in its entirety, the following servicing functions:  (i) processing and monitoring of foreclosure actions, (ii) processing and monitoring of mortgagor bankruptcy proceedings, (iii) preservation of properties related to delinquent loans, (iv) maintenance, marketing and sale of REO properties, (v) assuring that hazard insurance coverage is maintained, (vi) determining whether flood insurance coverage is required and assuring that any required coverage is maintained, (vii) tax bill procurement and tracking of delinquent tax payments, (viii) printing and mailing billing statements and (ix) depositing mortgagor payments into a lockbox account.  From time to time, the servicer may cease to outsource one or more of the foregoing servicing functions or may choose to outsource additional servicing functions.  Some vendors may perform more than one function, and some functions may be performed by more than one vendor.

            The servicer has entered into service level agreements with some of its vendors, which specify detailed performance criteria, including, in some cases, minimum time requirements for completing specified tasks and maximum error rates, and which in some cases impose penalties for non-compliance with such criteria.  The servicer will monitor vendor compliance as necessary with the applicable servicing procedures through quality control measures that include reviews of a statistical sampling of mortgage loans.

The Servicer’s Quality Control Procedures

            The servicer uses a combination of management controls and technology controls to ensure the accuracy and integrity of servicing records.  Management controls include the use of approval levels, the segregation of duties, and reconciliations of servicing data and accounts, among others.  Technology controls include the use of data security controls and interface controls to ensure that only authorized persons have the ability to access and change system data or to submit data to or receive data from vendors and investors.  Specific security profiles for each job function include a predetermined set of data security controls that are appropriate for that job function.  The data center for the Fidelity System, which is located in Jacksonville, Florida, is kept in a fire protected environment, and commercial electrical power is backed up by generators.

            In addition, the servicer conducts periodic internal audits of critical servicing and technology functions.  External audits by entities such as Fannie Mae, Freddie Mac and Ginnie Mae and the annual examination by Washington Mutual, Inc.’s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions.  Periodic examination by the servicer’s regulatory authorities may provide additional independent review of the servicer’s management controls.

            Both the servicer and Fidelity maintain detailed business continuity plans to enable each entity to resume critical business functions in the event of a disaster or other serious system outage, which plans are reviewed and updated periodically.  Fidelity is contractually obligated to return the servicer to full functionality within 48 hours of a reported system outage.  The servicer and Fidelity perform annual disaster recovery tests in which they reroute data and servicing system operations to Fidelity’s back-up site, and then process sample transactions from all servicing locations to ensure the functionality of the back-up site.

            It is the servicer’s policy to require its other third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

The Calculation Agent

The Calculation Agent’s Experience

            Washington Mutual Mortgage Securities Corp., the calculation agent, is a Delaware corporation and a wholly owned subsidiary of the servicer.  The calculation agent has been master servicing residential mortgage loans since before 1979.  The calculation agent has been acting as calculation agent of the servicer with respect to residential mortgage loans serviced by the servicer since February 2005.  The calculation agent will calculate the amount of loan payoffs to be included in each monthly distribution.

Services Performed by the Calculation Agent

            The servicer and the calculation agent are parties to an agreement under which the calculation agent has agreed to perform some of the services required to be performed by the servicer under the pooling agreement.  The calculation agent will perform the following services:  (1) calculate the amount of loan payoffs to be included in each monthly distribution, (2) calculate compensating interest to be paid by the servicer for each monthly distribution, and (3) other services specified in the agreement.

            The calculation agent’s principal offices are located in Vernon Hills, Illinois.  The calculation agent will perform its services using a proprietary computerized mortgage loan servicing system, which it has been using since approximately 1990.  The calculation agent’s proprietary mortgage loan servicing system produces detailed information about the financial status of each mortgage loan, including outstanding principal balance and current interest rate, and about transactions that affect the mortgage loan, including the amount and due date of each scheduled payment, the amount and date of receipt of each prepayment in full on a mortgage loan, the amount and month of receipt of all other unscheduled payments, and how each payment was applied.  Each month, the calculation agent will receive from the servicer a servicing report generated by the Fidelity System with respect to the mortgage loans owned by the trust, and will input data from that servicing report into its own mortgage loan servicing system.

            The servicer will pay the calculation agent a fee for its services under the agreement.  Payment of this fee will not affect distributions to certificateholders.

The Calculation Agent’s Quality Control Procedures

            The calculation agent uses substantially the same management and technology controls as those of the servicer to ensure the accuracy and integrity of servicing records.  See “—The Servicer—The Servicer’s Quality Control Procedures” above.

            The calculation agent conducts periodic internal audits of critical servicing and technology functions.  Investor reviews and the annual examination by Washington Mutual, Inc.’s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions.  Periodic examination by the servicer’s regulatory authorities may provide additional independent review of the calculation agent’s management controls.

            The calculation agent maintains a detailed business continuity plan to enable it to resume critical business functions in the event of a disaster or other serious servicing system outage, which plan is reviewed and updated periodically.  The calculation agent performs annual disaster recovery tests in which it reroutes data and servicing system operations to a back-up site, and then processes sample transactions to ensure the functionality of the back-up site.

            It is the calculation agent’s policy to require its third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

The Trustee

General

            Deutsche Bank National Trust Company, the trustee under the pooling agreement, is a national banking association, which has an office in Santa Ana, California.  The trustee has acted as trustee on numerous asset-backed securities transactions.  While the structure of the transactions referred to in the preceding sentence may differ among these transactions, the trustee is experienced in administering transactions of this kind.  The trustee has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holder of the certificates.

            The trustee will be calculating certain items and reporting as described in the pooling agreement.  The trustee has acted as calculation agent in numerous mortgage-backed transactions since 1991.  The trustee will not be responsible for verifying, recomputing or recalculating information given to it by the servicer.  The trustee has no pending legal proceedings that would materially affect its ability to make such calculations.

            The trustee may perform certain of its obligations through one or more third party vendors.  However, the trustee will remain liable for the duties and obligations required of it under the pooling agreement.

            Deutsche Bank National Trust Company is providing the foregoing information under “The Trustee—General” at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the Commission pursuant to Regulation AB.  Otherwise, the trustee has not participated in the preparation of such disclosure documents and assumes no responsibility for their contents.

Material Duties of the Trustee

            The trustee will have the following material duties under the pooling agreement:

•     to authenticate and deliver the certificates, pursuant to the order of the depositor;

•     to maintain a certificate register and, upon surrender of certificates for registration of transfer or exchange, to authenticate and deliver new certificates;

•     to calculate and make the required distributions to certificateholders on each distribution date;

•     to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trustee under the pooling agreement.

•     if the remaining certificate principal balance of a class of certificates is to be paid on a specified distribution date, to send a notice to that effect to the holders of that class of certificates;

•     to act as successor servicer, or to appoint a successor servicer, to the extent described under “—Events of Default or Breaches Under the Pooling Agreement” below;

•     to perform tax administration services for the trust as specified in the pooling agreement; and

•     to communicate with investors and rating agencies with respect to the certificates as specified in the pooling agreement.

Events of Default or Breaches Under the Pooling Agreement

            If certain events of default by the servicer under the pooling agreement occur and remain unremedied, either the trustee, depositor, NIMS insurer, if any, or holders of certificates evidencing at least 51% of the voting rights will have the right to terminate the servicer.  In the event that the servicer fails to perform its advancing obligations or ceases to be a Fannie Mae approved servicer and such event of default has not been remedied, the trustee will be required to terminate the servicer.  If the servicer is terminated, or the servicer resigns because its duties under the pooling agreement are no longer permitted under applicable law, the trustee will become the successor servicer.  However, if the trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court to appoint, a successor servicer.

            The trustee will be required to notify certificateholders and the rating agencies of any event of a default by the servicer actually known to a responsible officer of the trustee, and of the appointment of any successor servicer.

            The trustee will be required to notify the depositor and the servicer if it discovers a breach of any of the representations or warranties made by the sponsor in the mortgage loan purchase agreement with respect to any mortgage loan which materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan.

            See “Description of the Securities—Events of Default Under the Governing Agreement and Rights Upon Events of Default” in the prospectus.

Limitations on the Trustee’s Liability

                The trustee will not be liable under the pooling agreement:

•     except for the performance of such duties and obligations as are specifically specified in the pooling agreement prior to the occurrence of a servicer event of default and after the curing of such servicer event of default;

•     for an error of judgment made in good faith by a responsible officer of the trustee unless it is proved that the trustee was negligent in ascertaining the pertinent facts;

•     for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling agreement;

•     for any action taken or omitted by it in good faith in accordance with the direction of the NIMS insurer, if any, or the holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising of any trust or power conferred upon the trustee under the pooling agreement;

•     for any loss resulting from the investment of funds held in the collection account at the direction of the servicer;

•     for any willful misconduct or negligence of any agents, custodians, nominees or attorneys appointed by the trustee to perform any of its duties (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care); or

•     to expend or risk its own funds or incur any liability in the performance of its duties if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

            The trustee may conclusively rely upon and will be fully protected in acting or refraining from acting upon any certificates or opinions of counsel furnished to such trustee under the pooling agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee may also request and rely conclusively upon and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party and the manner of obtaining consents and evidencing the authorization of the execution of those documents will be subject to such reasonable regulations as the trustee may prescribe.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the trustee or unless a responsible officer of the trustee has received written notice of that matter.  The trustee will not be responsible for verifying, recomputing or recalculating information given to it by the servicer except as expressly required by the pooling agreement.

Indemnification of the Trustee

            The trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust against any loss, liability or expense incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling agreement, other than any loss, liability or expense:

(i)         in any way relating to the failure of the servicer to perform its duties and service the mortgage loans in compliance with the terms of the pooling agreement,

(ii)        that constitutes a specific liability of the trustee under certain sections of the pooling agreement or

(iii)       incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the pooling agreement or reckless disregard of the trustee’s obligations and duties under the pooling agreement.

            Any amounts payable to the trustee or any director, officer, employee or agent of the trustee in respect of indemnification or pursuant to any other right of reimbursement from the trust that the trustee or any director, officer, employee or agent of the trustee may have under the pooling agreement may be withdrawn by the trustee from the distribution account at any time.

            The indemnification provided to the trustee in the pooling agreement will not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee’s performance in accordance with the provisions of the pooling agreement.  The servicer is required to indemnify the trustee against any loss, liability or expense resulting from a breach of the servicer’s obligations and duties under the pooling agreement, including its failure to perform its duties and service the mortgage loans in accordance with the terms of the pooling agreement.

            The indemnification provided to the trustee in the pooling agreement will be subject to monthly and aggregate limits in the case of certain legal counsel fees and expenses associated with certain third party claims.  The failure of the trustee to incur this type of expense in excess of the limits specified in the pooling agreement could result in greater harm, loss or liability being incurred by the trust than might otherwise be the case.  By accepting their certificates, the certificateholders agree to hold the trustee harmless for any consequences to the certificateholders resulting from any failure of the trustee to incur, in excess of the specified limits, any expenses that are limited by the pooling agreement.

Resignation and Removal of the Trustee

            The trustee may at any time resign by giving written notice to the servicer, the NIMS insurer, if any, the depositor, and the certificateholders.  Upon receiving such notice of resignation, the depositor will be required to appoint a successor trustee.  If the trustee ceases to be eligible under the pooling agreement and fails to resign after a written request by the depositor or the NIMS insurer, if any, or if the trustee becomes incapable of acting, the depositor or the NIMS insurer, if any, may remove such trustee and appoint a successor trustee acceptable to the NIMS insurer, if any, and to the holders of certificates evidencing at least 51% of the voting rights.  The holders of certificates evidencing at least 51% of the voting rights, with the consent of the NIMS insurer, if any, may at any time remove the trustee and appoint a successor trustee.

The Custodian

            The trustee will act as custodian for the trust pursuant to the pooling agreement.  The trustee will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders.  The trustee will maintain the mortgage files in secure and fire-resistant facilities.  The mortgage files will not be physically segregated from other mortgage files in the trustee's custody but will be kept in shared facilities.  However, the trustee’s proprietary document tracking system will show the location within the trustee’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust.  The trustee will review each mortgage file in accordance with the review criteria specified in the pooling agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received.

            In the event of the termination of the trustee as custodian pursuant to the pooling agreement, the trustee will be required to deliver all mortgage files in the trustee’s custody to the successor custodian.

            If the trustee is acting as custodian, the custodian fee will be included in the trustee fee.  Payment of a fee to a custodian other than the trustee will not affect distributions to certificateholders.

Special Servicing Agreements

            The pooling agreement permits the servicer to enter into one or more special servicing agreements with unaffiliated owners of one or more classes of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates.  Under those agreements, the owner may, for delinquent mortgage loans:

            (a)        instruct the servicer to start or delay foreclosure proceedings, provided that the owner deposits a specified amount of cash with the servicer, which will be available for distribution to certificateholders if liquidation proceeds are less than they otherwise may have been had the servicer acted pursuant to its normal servicing procedures;

            (b)        purchase those delinquent mortgage loans from the trust immediately before the beginning of foreclosure proceedings at a price equal to the aggregate outstanding principal balance of the mortgage loans, plus accrued interest at the applicable mortgage interest rates through the last day of the month in which the mortgage loans are purchased; and/or

            (c)        assume all of the servicing rights and obligations for the delinquent mortgage loans so long as (i) the servicer has the right to transfer the servicing rights and obligations of the mortgage loans to another servicer and (ii) the owner will service the mortgage loans according to the servicer’s servicing guidelines.

THE DELAWARE TRUSTEE

General

            Deutsche Bank Trust Company Delaware, the Delaware trustee under the pooling agreement, is a Delaware banking corporation. The Delaware trustee has served as Delaware trustee for asset-backed securities transactions involving residential mortgage loans since approximately January 2002.

            The Delaware trustee will serve as trustee for the trust for the sole purpose of satisfying the requirement under the Delaware statutory trust statute that the trust have at least one trustee with a principal place of business in Delaware. The Delaware trustee’s duties under the pooling agreement will be limited to (i) accepting legal process served on the trust in the State of Delaware and (ii) executing any certificates with respect to the trust which the Delaware Trustee is required to execute under the Delaware statutory trust statute.

Limitations on the Delaware Trustee’s Liability

            The Delaware trustee will not be liable under the pooling agreement:

•     except for the performance of such duties and obligations as are specifically set forth in the pooling agreement;

•     for an error of judgment made in good faith by a responsible officer of the Delaware trustee unless it is proved that the Delaware trustee was negligent in ascertaining the pertinent facts.

•     for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling agreement;

•     for any action taken or omitted by it in good faith in accordance with the direction of the NIMS insurer, if any, or the holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Delaware trustee, or relating to the exercise of any trust or power conferred upon the Delaware trustee under the pooling agreement;

•     for any willful misconduct or negligence of any agents, custodians, nominees or attorneys appointed by the Delaware trustee to perform any of its duties (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care); or

•     to expend or risk its own funds or incur any liability in the performance of its duties if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

            The Delaware trustee may conclusively rely upon and will be fully protected in acting or refraining from acting upon any certificates or opinions of counsel furnished to such Delaware trustee under the pooling agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such Delaware trustee in good faith and in accordance with such opinion of counsel.  The Delaware trustee may also request and rely conclusively upon and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party and the manner of obtaining consents and evidencing the authorization of the execution of those documents will be subject to such reasonable regulations as the Delaware trustee may prescribe.  The Delaware trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the Delaware trustee or unless a responsible officer of the Delaware trustee has received written notice of that matter.

Indemnification of the Delaware Trustee

            The Delaware trustee and any director, officer, employee or agent of the Delaware trustee will be indemnified by the trust against any loss, liability or expense incurred by the Delaware trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling agreement, other than any loss, liability or expense:

(i)         in any way relating to the failure of the servicer to perform its duties and service the mortgage loans in compliance with the terms of the pooling agreement,

(ii)        that constitutes a specific liability of the Delaware trustee under certain sections of the pooling agreement or

(iii)       incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Delaware trustee’s duties under the pooling agreement or reckless disregard of the Delaware trustee’s obligations and duties under the pooling agreement.

            The indemnification provided to the Delaware trustee in the pooling agreement will not include expenses, disbursements and advances incurred or made by the Delaware trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Delaware trustee’s performance in accordance with the provisions of the pooling agreement.  The servicer is required to indemnify the Delaware trustee against any loss, liability or expense resulting from a breach of the servicer’s obligations and duties under the pooling agreement, including its failure to perform its duties and service the mortgage loans in accordance with the terms of the pooling agreement.

            The indemnification provided to the Delaware trustee in the pooling agreement will be subject to monthly and aggregate limits in the case of certain legal counsel fees and expenses associated with certain third party claims.  The failure of the Delaware trustee to incur this type of expense in excess of the limits specified in the pooling agreement could result in greater harm, loss or liability being incurred by the trust than might otherwise be the case.  By accepting their certificates, the certificateholders agree to hold the Delaware trustee harmless for any consequences to the certificateholders resulting from any failure of the Delaware trustee to incur, in excess of the specified limits, any expenses that are limited by the pooling agreement.

Resignation and Removal of the Delaware Trustee

            The Delaware trustee may at any time resign by giving written notice to the servicer, the NIMS insurer, if any, the depositor, and the certificateholders.  Upon receiving such notice of resignation, the depositor will be required to appoint a successor Delaware trustee.  If the Delaware trustee ceases to be eligible under the pooling agreement and fails to resign after a written request by the depositor or the NIMS insurer, if any, or if the Delaware trustee becomes incapable of acting, the depositor or the NIMS insurer, if any, may remove such Delaware trustee and appoint a successor Delaware trustee acceptable to the NIMS insurer, if any, and to the holders of certificates evidencing at least 51% of the voting rights.  The holders of certificates evidencing at least 51% of the voting rights, with the consent of the NIMS insurer, if any, may at any time remove the Delaware trustee and appoint a successor Delaware trustee.

AFFILIATIONS AND RELATED TRANSACTIONS

            The depositor is a direct wholly owned subsidiary of the sponsor.  The sponsor is the servicer and the originator of the mortgage loans and is an indirect wholly owned subsidiary of Washington Mutual, Inc.  The calculation agent is a direct wholly owned subsidiary of the servicer.  WaMu Capital Corp., one of the underwriters, is a direct wholly owned subsidiary of the sponsor.  The Delaware trustee is an affiliate of the trustee.

            There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the sponsor, the depositor and the trust and (b) any of the servicer, the trustee, any originator of the mortgage loans or the swap counterparty.

THE MORTGAGE POOL

            The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties in each loan group as of July 1, 2006, the cut-off date.  As of the cut-off date, the mortgage pool will consist of approximately 7,958 mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $1,688,108,026 consisting of approximately 3,552 Group I mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $529,123,697 and approximately 4,406 Group II mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $1,158,984,329.  Prior to the closing date, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation, delinquency, payment in full, insufficient collateral value or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time, and some mortgage loans may be added to the mortgage pool.  As a result, the characteristics of the mortgage loans on the closing date may differ from the characteristics presented in this prospectus supplement; however, such differences are not expected to be material.

            Unless otherwise noted, all statistical percentages or weighted averages presented in this prospectus supplement are measured as a percentage of the aggregate scheduled principal balance as of the cut-off date of the mortgage loans that are, as of the cut-off date, in the applicable loan group, or of the indicated subset of the mortgage loans that are, as of the cut-off date, in the applicable loan group.  The “scheduled principal balance” of a mortgage loan as of any date is equal to the principal balance of that mortgage loan at its origination, less the sum of all scheduled payments in respect of principal due on that mortgage loan on or before that date, whether or not received.

            References in this prospectus supplement to the loan-to-value ratios of the mortgage loans, in the case of junior lien mortgage loans, unless indicated otherwise, refer to the quotient of (x) the sum of the principal balance of the applicable junior lien mortgage loan and the principal balance of all mortgage indebtedness secured by any senior lien(s) on the related mortgaged property divided by (y) the value (as determined as described in this prospectus supplement, and which may not be the actual value) of such related mortgaged property.

General

            Long Beach Mortgage Loan Trust 2006‑6 (the “trust”) will consist of a pool of residential mortgage loans, which will, in turn, consist of the Group I mortgage loans, which consist of fixed-rate and adjustable-rate, first and second lien residential mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac loan limits, and the Group II mortgage loans, which consist of fixed-rate and adjustable-rate, first and second lien residential mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits.  The mortgage loans have original terms to maturity ranging from 15 years to 40 years and an aggregate scheduled principal balance as of the cut-off date of approximately $1,688,108,026.  All of the mortgage loans will be secured by first or second mortgages or deeds of trust or other similar security instruments (each, a “mortgage”).  The mortgages create first liens or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a “mortgaged property”).

            The depositor will purchase the mortgage loans from the sponsor pursuant to the mortgage loan purchase agreement (the “mortgage loan purchase agreement”) between the sponsor and the depositor.  Pursuant to the pooling and servicing agreement, dated as of July 1, 2006 (the “pooling agreement”), among the depositor, the servicer, the trustee, and the Delaware trustee, the depositor will cause the mortgage loans to be assigned to the trustee for the benefit of the certificateholders.  See “The Trust—Assignment of the Mortgage Loans and Other Asset to the Trust” in this prospectus supplement.

            Each of the mortgage loans was, or will be, selected from the sponsor’s portfolio of mortgage loans.  The mortgage loans were, or will be, originated by the sponsor or acquired by the sponsor in the secondary market or from one of its affiliates in the ordinary course of its business and were, or will be, underwritten or re-underwritten by the sponsor generally in accordance with the Long Beach underwriting guidelines as described under “Underwriting of the Mortgage Loans” in this prospectus supplement.

            No proceeds from any mortgage loan were, or will be, used to finance single-premium credit insurance policies.

            Each mortgage loan will accrue interest at the fixed rate or adjustable rate calculated as specified under the terms of the related mortgage note.

            Approximately 16.15% of the mortgage loans are fixed-rate mortgage loans that have mortgage rates that are fixed for the life of the related mortgage loan.

            Approximately 83.85% of the mortgage loans are adjustable-rate mortgage loans.  Each adjustable-rate mortgage loan accrues interest at a mortgage rate that adjusts from time to time as described below.  Generally, the adjustable-rate mortgage loans provide for semi-annual adjustment of their mortgage rates and for corresponding adjustments to the monthly payment amount due on the mortgage loans, in each case on each adjustment date applicable to the mortgage loan; provided, that the first adjustment for the adjustable-rate mortgage loans will occur within an initial period of two years, in the case of approximately 62.03% of the mortgage loans, three years, in the case of approximately 5.10% of the mortgage loans and five years, in the case of approximately 16.72% of the mortgage loans.  On each adjustment date for each adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of six-month LIBOR and a related fixed percentage amount specified in the mortgage note (“gross margin”).

            The mortgage rate on each adjustable-rate mortgage loan will not decrease or increase on the first related adjustment date by more than a stated percentage specified in the related mortgage note on the first related adjustment date (“initial periodic rate cap”) and will not increase or decrease by more than a stated percentage specified in the related mortgage note on any adjustment date after that (“subsequent periodic rate cap”).  The adjustable-rate mortgage loans have a weighted average initial periodic rate cap of approximately 2.209% per annum and a weighted average subsequent periodic rate cap of approximately 1.000% per annum.  Each mortgage rate on each adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate over the life of such mortgage loan or be less than a specified minimum mortgage rate over the life of such mortgage loan.  Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding scheduled principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.  Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index and the related gross margin, rounded as described in this prospectus supplement.  None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate to a fixed mortgage rate.  With respect to the adjustable-rate mortgage loans, the “index” is generally the average of interbank offered rates for six month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published in the Western Edition of The Wall Street Journal (“six-month LIBOR”).  If the index is no longer published or is otherwise unavailable, the servicer will select an alternative index which is based upon comparable information.

            Approximately 4.28% , 0.35%, and 1.74% of the mortgage loans require the mortgagors to make monthly payments only of accrued interest for the first two, three and five years, respectively, following origination.  At the end of such periods, the monthly payments on each such interest only mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.  With respect to such mortgage loans, the related mortgage rate is fixed for the related interest only period following origination and adjusts based on six-month LIBOR with semi-annual adjustments after the initial fixed period.

            Approximately 71.68% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.  Generally, the mortgage loans with prepayment charges provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from one year to three years from the date of origination of such mortgage loan.  The amount of the applicable prepayment charge, to the extent permitted under applicable law, is as provided in the related mortgage note.  Under certain circumstances described in the pooling agreement, the servicer may waive a prepayment charge.  All prepayment charges remitted to the trust with respect to voluntary full prepayments will be distributed to the holders of the Class P Certificates. The holders of the Class P Certificates will not receive any prepayment charges with respect to voluntary partial prepayments; each such payment will be retained by the servicer as additional servicing compensation.  No prepayment charges will be available for distribution to holders of the other classes of certificates.  Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on the prepayment performance of the mortgage loans.  The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on the prepayment performance of the mortgage loans.

            Approximately 26.28% of the mortgage loans had loan-to-value ratios at origination in excess of 80%.  No mortgage loan had a loan-to-value ratio at origination in excess of 100%, and the weighted average loan-to-value ratio of the mortgage loans at origination was approximately 80.90%.  There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.  Additionally, the servicer’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

            Approximately 7.80% of the mortgage loans are balloon mortgage loans.

            All of the mortgage loans have a scheduled payment due each month on the first day of the month (the “due date”).

            The weighted average remaining term to maturity of the mortgage loans was approximately 412 months as of the cut-off date.  None of the mortgage loans had a first due date prior to September 1, 2005 or after August 1, 2006 or will have a remaining term to maturity of less than 178 months or greater than 480 months as of the cut-off date.  The latest maturity date of any mortgage loan is July 1, 2046.

            The Class I‑A Certificates will generally represent interests in the Group I mortgage loans, and the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class II-A3 Certificates and the Class II‑A4 Certificates will generally represent interests in the Group II mortgage loans.  The Mezzanine Certificates will represent interests in all mortgage loans.  Information about the characteristics of the mortgage loans in each such group is described under “The Group I Mortgage Loans” and “The Group II Mortgage Loans” below.

The Group I Mortgage Loans

            The Group I mortgage loans consist of approximately 3,552 mortgage loans and have an aggregate scheduled principal balance as of the cut-off date of approximately $529,123,697.  Approximately 96.89% of the Group I mortgage loans are secured by first liens on the related mortgaged property and approximately 3.11% of the Group I mortgage loans are secured by second liens on the related mortgaged property.

            Approximately 17.73% of the Group I mortgage loans are fixed-rate mortgage loans, and approximately 82.27% of the Group I mortgage loans are adjustable-rate mortgage loans.  The first adjustment for the adjustable-rate Group I mortgage loans will occur within an initial period of two years, in the case of approximately 63.08% of the Group I mortgage loans, three years, in the case of approximately 7.17% of the Group I mortgage loans and five years, in the case of approximately 12.03% of the Group I mortgage loans.  The adjustable-rate Group I mortgage loans have a weighted average initial periodic rate cap of approximately 2.211% per annum and a weighted average subsequent periodic rate cap of approximately 1.000% per annum.

            Approximately 1.84%, 0.05% and 0.66% of the Group I mortgage loans have interest only-periods of two, three and five years, respectively, following the date of origination.

            Approximately 70.01% of the Group I mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

            Approximately 28.41% of the Group I mortgage loans had loan-to-value ratios at origination in excess of 80%.  No Group I mortgage loan had a loan-to-value ratio at origination in excess of 100%, and the weighted average loan-to-value ratio of the Group I mortgage loans at origination was approximately 79.35%.

            Approximately 7.01% of the mortgage loans are balloon mortgage loans.

            The weighted average remaining term to maturity of the Group I mortgage loans was approximately 403 months as of the cut-off date.  None of the Group I mortgage loans had a first due date prior to December 1, 2005 or after August 1, 2006 or will have a remaining term to maturity of less than 178 months or greater than 480 months as of the cut-off date.  The latest maturity date of any Group I mortgage loan is July 1, 2046.  Approximately 37.06% of the Group I mortgage loans had an original term to maturity of 480 months.

            The average principal balance of the Group I mortgage loans at origination was approximately $149,042.  The average scheduled principal balance of the Group I mortgage loans as of the cut-off date was approximately $148,965.  No Group I mortgage loan had a scheduled principal balance as of the cut-off date greater than $644,840 or less than $10,197.

            The Group I mortgage loans had a weighted average credit score of approximately 616.  The credit scores for the Group I mortgage loans ranged from a minimum credit score of 500 to a maximum credit score of 811.  See “Underwriting of the Mortgage Loans.”

            The Group I mortgage loans had mortgage rates as of the cut-off date of not less than 5.700% per annum and not more than 12.850% per annum and the weighted average mortgage rate of the Group I mortgage loans was approximately 8.428% per annum as of the cut-off date.

            As of the cut-off date, the adjustable-rate Group I mortgage loans had gross margins ranging from 4.880% per annum to 6.750% per annum, minimum mortgage rates ranging from 5.700% per annum to 12.800% per annum and maximum mortgage rates ranging from 11.700% per annum to 18.800% per annum.  As of the cut-off date, the adjustable-rate Group I mortgage loans had a weighted average gross margin of approximately 5.196% per annum, a weighted average minimum mortgage rate of approximately 8.411% per annum and a weighted average maximum mortgage rate of approximately 14.411% per annum.  The first adjustment date following the cut-off date on any adjustable-rate Group I mortgage loan will occur on November 1, 2007, and the weighted average time until the first adjustment date for the adjustable-rate Group I mortgage loans following the cut-off date is approximately 29 months.

            The Group I mortgage loans are expected to have the characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding) described under “Group I Mortgage Loan Tables” in Appendix A (which is incorporated by reference into this prospectus supplement).

The Group II Mortgage Loans

            The Group II mortgage loans consist of approximately 4,406 mortgage loans and have an aggregate scheduled principal balance as of the cut-off date of approximately $1,158,984,329.  Approximately 94.13% of the Group II mortgage loans are secured by first liens on the related mortgaged property and approximately 5.87% of the Group II mortgage loans are secured by second liens on the related mortgaged property.

            Approximately 15.43% of the Group II mortgage loans are fixed-rate mortgage loans, and approximately 84.57% of the Group II mortgage loans are adjustable-rate mortgage loans.  The first adjustment for the adjustable rate Group II mortgage loans will occur within an initial period of two years, in the case of approximately 61.55% of the Group II mortgage loans, three years, in the case of approximately 4.16% of the Group II mortgage loans and five years, in the case of approximately 18.87% of the Group II mortgage loans.  The adjustable-rate Group II mortgage loans have a weighted average initial periodic rate cap of approximately 2.208% per annum and a weighted average subsequent periodic rate cap of approximately 1.000% per annum.

            Approximately 5.39%, 0.49% and 2.22% of the Group II mortgage loans have interest only-periods of two, three and five years, respectively, following the date of origination.

            Approximately 72.44% of the Group II mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

            Approximately 25.31% of the Group II mortgage loans had loan-to-value ratios at origination in excess of 80%.  No Group II mortgage loan had a loan-to-value ratio at origination in excess of 100%, and the weighted average loan-to-value ratio of the Group II mortgage loans at origination was approximately 81.61%.

            Approximately 8.16% of the mortgage loans are balloon mortgage loans.

            The weighted average remaining term to maturity of the Group II mortgage loans was approximately 417 months as of the cut-off date.  None of the Group II mortgage loans had a first due date prior to September 1, 2005 or after August 1, 2006 or will have a remaining term to maturity of less than 178 months or greater than 480 months as of the cut-off date.  The latest maturity date of any Group II mortgage loan is July 1, 2046.  Approximately 48.61% of the Group II mortgage loans had an original term to maturity of 480 months.

            The average principal balance of the Group II mortgage loans at origination was approximately $263,157.  The average scheduled principal balance of the Group II mortgage loans as of the cut-off date was approximately $263,047.  No Group II mortgage loans had a principal balance as of the cut-off date greater than $1,299,683 or less than $14,294.

            The Group II mortgage loans had a weighted average credit score of approximately 649.  The credit scores for the Group II mortgage loans ranged from a minimum credit score of 502 to a maximum credit score of 814.  See “Underwriting of the Mortgage Loans.”

            The Group II mortgage loans had mortgage rates as of the cut-off date of not less than 5.700% per annum and not more than 13.850% per annum and the weighted average mortgage rate of the Group II mortgage loans was approximately 8.374% per annum as of the cut-off date.

            As of the cut-off date, the adjustable-rate Group II mortgage loans had gross margins ranging from 4.900% per annum to 6.750% per annum, minimum mortgage rates ranging from 5.700% per annum to 13.850% per annum and maximum mortgage rates ranging from 11.700% per annum to 19.850% per annum.  As of the cut-off date, the adjustable-rate Group II mortgage loans had a weighted average gross margin of approximately 5.051% per annum, a weighted average minimum mortgage rate of approximately 8.264% per annum and a weighted average maximum mortgage rate of approximately 14.264% per annum.  The first adjustment date following the cut-off date on any adjustable-rate Group II mortgage loan occurs on August 1, 2007, and the weighted average time until the first adjustment date for the adjustable-rate Group II mortgage loans following the cut-off date is approximately 32 months.

            The Group II mortgage loans are expected to have the characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding) described under “Group II Mortgage Loan Tables” in Appendix A (which is incorporated by reference into this prospectus supplement).

Representations and Warranties Regarding the Mortgage Loans

            Under the mortgage loan purchase agreement pursuant to which the sponsor will sell the mortgage loans to the depositor, the sponsor will make representations and warranties in respect of the mortgage loans, which representations and warranties the depositor will assign to the trust pursuant to the pooling agreement.  Among those representations and warranties are the following:

•     Each mortgage is a valid and enforceable first or second lien on the mortgaged property, except as provided in the mortgage loan purchase agreement;

•     Immediately prior to the assignment of the mortgage loans to the depositor, the sponsor had good title to, and was the sole legal and beneficial owner of, each mortgage loan, free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the mortgage loan;

•     There are no mortgage loans with respect to which the monthly payment due thereon in June 2006 had not been made, none of the mortgage loans has been contractually delinquent for more than 30 days more than once during the preceding twelve months and, no mortgage loan has ever experienced a delinquency of 60 or more days since the origination thereof;

•     There are no delinquent tax or assessments liens against any mortgaged property;

•     There is no valid offset, defense or counterclaim to any mortgage note or mortgage;

•     Each mortgaged property is free of material damage and at least in average repair;

•     Each mortgage loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, predatory and abusive lending usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws;

•     A lender’s policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each adjustable rate mortgage loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the mortgage loan as of the cut-off date or a commitment (binder) to issue the same was effective on the date of the origination of each mortgage loan, and each such policy is valid and remains in full force and effect;

•     The loan-to-value ratio for each mortgage loan was no greater than 100% at the time of origination;

•     The improvements upon each mortgage property are covered by a valid and existing hazard insurance policy required under the mortgage loan purchase agreement;

•     The mortgage note and the related mortgage are genuine, and each is the legal, valid and binding obligation of the mortgagor enforceable against the mortgagor by the mortgagee or its representative in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by law; and

•     Each mortgage loan constitutes a qualified mortgage within the meaning of Section 860G(a)(3) of the Code.

                Under the pooling agreement, the depositor will make the following representation and warranty to the trust in respect of the mortgage loans:

•     Immediately prior to the sale and assignment by the depositor to the trustee on behalf of the trust of each mortgage loan, the depositor had good and marketable title to each mortgage loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

•     As of the Closing Date, the Depositor has transferred all of its right, title and interest in the mortgage loans to the trustee on behalf of the trust.

            In the event of a material breach of the representations and warranties made by the sponsor, the sponsor will be required to either cure the breach in all material respects, repurchase the affected mortgage loan or substitute for the affected mortgage loan.  In the event that a required loan document is not included in the mortgage files for the mortgage loans, the sponsor generally will also be required to either cure the defect or repurchase or substitute for the affected mortgage loan.  The purchase price for each mortgage loan repurchased by the sponsor will be equal to the stated principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that mortgage loan, computed at the applicable mortgage rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed advances and servicing advances made by the servicer, plus in the case of a mortgage loan required to be purchased because that mortgage loan is in breach of the representation that it is in compliance with certain predatory and abusive-lending laws, any additional costs or damages incurred by the trust as assignee or purchaser of that mortgage loan.  The proceeds of the purchase will be treated as a prepayment of the mortgage loan for purposes of distributions to certificateholders.  See “The Trust—Assignment of the Mortgage Loans and Other Assets to the Trust” in this prospectus supplement for a description of the requirements with respect to substitutions of mortgage loans.

Criteria for Selection of Mortgage Loans

            The sponsor selected the mortgage loans from among its portfolio of mortgage loans held for sale based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics described in Appendix A (which is incorporated by reference into this prospectus supplement) to this prospectus supplement, and taking into account investor preferences and the depositor’s objective of obtaining the most favorable combination of ratings on the certificates.

DESCRIPTION OF THE CERTIFICATES

General

            The offered certificates will be issued pursuant to the pooling agreement.  Summaries of the specific terms and provisions pursuant to which such certificates will be issued are presented below.  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling agreement.  When particular provisions or terms used in the pooling agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

            The Long Beach Mortgage Loan Trust 2006‑6 Asset-Backed Certificates, Series 2006‑6 will consist of the following classes:

• Class I‑A • Class II‑A1 • Class II‑A2 • Class II‑A3 • Class II‑A4 • Class M‑1 • Class M‑2	• Class M‑3 • Class M‑4 • Class M‑5 • Class M‑6 • Class M‑7 • Class M‑8 • Class M‑9	• Class M‑10 • Class M‑11 • Class C • Class P • Class R • Class R‑CX • Class R‑PX

            Collectively, the certificates will represent all of the beneficial interests in the trust.  The certificates will have the following designations:

Group I Senior Certificates	Class I‑A Certificates.
Group II Senior Certificates	Class II‑A1 Certificates, Class II‑A2 Certificates, Class II-A3 Certificates and Class II‑A4 Certificates.
Class A Certificates	Group I Senior Certificates and Group II Senior Certificates.
Mezzanine Certificates

Class M‑1 Certificates, Class M‑2 Certificates, Class M‑3 Certificates, Class M‑4 Certificates, Class M‑5 Certificates, Class M‑6 Certificates, Class M‑7 Certificates, Class M‑8 Certificates, Class M‑9 Certificates, Class M‑10 Certificates and Class M‑11 Certificates.

Residual Certificates	Class R Certificates, Class R‑CX Certificates and Class R‑PX Certificates.
Certificates	Class A Certificates, Mezzanine Certificates, Class C Certificates, Class P Certificates and Residual Certificates.
Subordinate Certificates	Mezzanine Certificates and Class C Certificates.

            Only the Class A Certificates and the Mezzanine Certificates are offered by this prospectus supplement.  The Class C Certificates, the Class P Certificates and the Residual Certificates are not offered by this prospectus supplement.

            The Class I‑A Certificates will generally represent interests in the Group I mortgage loans, and the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class II-A3 Certificates and the Class II‑A4 Certificates will generally represent interests in the Group II mortgage loans.  The Mezzanine Certificates will represent interests in all of the mortgage loans.

            The Class A Certificates and the Mezzanine Certificates will have the original certificate principal balances specified on the cover of this prospectus supplement.  The original certificate principal balance of the Class C Certificates will be approximately $43,044,926, which will be equal to the excess of the aggregate principal balance of the mortgage loans as of the cut-off date over the original certificate principal balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.  The Class P Certificates will have an original certificate principal balance of $100 and will not bear interest.  The Class P Certificates will be entitled to all prepayment charges received in respect of voluntary prepayments in full and the servicer will be entitled to all prepayment charges received in respect of voluntary prepayments in part on the related mortgage loans, and such amounts will not be available for distribution to the holders of the offered certificates.  The Residual Certificates will not have original certificate principal balances and will not bear interest.

            The offered certificates will be issued in book-entry form as described below.  The offered certificates will be issued in minimum denominations of $25,000 original certificate principal balance and integral multiples of $1.00 in excess thereof.  The “final scheduled distribution date”  for the offered certificates is in July 2036.  It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the offered certificates on the final scheduled distribution date, even though mortgage loans having 40-year original terms to maturity may remain outstanding.  The actual final distribution date for the offered certificates may occur earlier or later, and could be significantly earlier, than the final scheduled distribution date.

            Distributions on the offered certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day after that, commencing in August 2006 (each, a “distribution date”), to the persons in whose names such certificates are registered at the close of business on the related record date.  The “record date” for the offered certificates and any distribution date (for so long as they are book-entry certificates) is the business day immediately preceding such distribution date and the “record date” for any book-entry certificate that becomes a definitive certificate is the last business day of the month immediately preceding the month in which the related distribution date occurs.

            A NIMS policy may be issued by the NIMS insurer covering certain payments to be made on NIMS which may be issued by an affiliate of the depositor or by one or more entities sponsored by an affiliate of the depositor after the closing date.  The NIMS are not offered hereby and, if issued, the NIMS would be backed, in whole or in part, by cashflow received on the Class C Certificates and the Class P Certificates, which are not offered hereby.  The NIMS, if issued, would not be backed by the trust (other than by the interests represented by the Class C Certificates and the Class P Certificates) or by any of the offered certificates.

Book Entry Certificates

                Each class of book-entry certificates will initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York (“DTC”).  See “Description of the Securities―Form of Securities” in the prospectus for a description of the book-entry system.

Allocation of Available Funds

            Distributions with respect to the offered certificates will be made on each distribution date primarily from available funds.  With respect to any distribution date, funds available for distribution to the certificateholders (“available funds”) will be equal to the sum of the following amounts with respect to the mortgage loans, net of amounts reimbursable therefrom to the servicer, the trustee or the Delaware trustee:  (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the determination date, after deduction of the servicing fee for such distribution date and any accrued and unpaid servicing fees in respect of any prior distribution dates, (ii) certain unscheduled payments in respect of the mortgage loans, including any prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries, termination price deposits and proceeds from repurchases of and substitutions for such mortgage loans occurring during the related prepayment period, excluding prepayment charges and any prepayment interest excess and (iii) payments from the servicer in connection with advances and prepayment interest shortfalls for such distribution date.  The holders of the Class P Certificates will be entitled to all prepayment charges received in respect of voluntary prepayments in full and the servicer will be entitled to all prepayment charges received in respect of voluntary prepayments in part on the mortgage loans, and such amounts will not be part of available funds or available for distribution with respect to the offered certificates.

            The Class I‑A Certificates will generally represent interests in the Group I mortgage loans, and the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class II-A3 Certificates and the Class II‑A4 Certificates will generally represent interests in the Group II mortgage loans.  The Mezzanine Certificates will represent interests in all of the mortgage loans.

Interest Distributions on the Offered Certificates

            On each distribution date, the trustee will withdraw from the distribution account that portion of available funds equal to the Group I Interest Remittance Amount and the Group II Interest Remittance Amount for such distribution date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount or the Group II Interest Remittance Amount, as applicable, remaining for such distribution date:

            (i)         the Group I Interest Remittance Amount will be distributed as follows:

            (A)       first, to the supplemental interest trust trustee for payment to the swap counterparty, the Group I Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group I Swap Termination Payment (including any amount remaining unpaid from prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable for the related distribution date;

            (B)       second, to the supplemental interest trust trustee for payment to the swap counterparty, the Group II Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group II Swap Termination Payment (including any amount remaining unpaid from prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable for the related distribution date to the extent not paid pursuant to clause (ii)(A) below;

            (C)       third, to the final maturity reserve account, the Group I Final Maturity Reserve Amount, if any, for such distribution date;

            (D)       fourth, to the final maturity reserve account, the Group II Final Maturity Reserve Amount, if any, for such distribution date, to the extent not paid pursuant to clause (ii)(C) below;

            (E)       fifth, to the Class I‑A Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such class; and

            (F)        sixth, concurrently, to the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class II-A3 Certificates and the Class II‑A4 Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such classes, in each case, to the extent not paid pursuant to clause (ii)(E) below, allocated among the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class II-A3 Certificates and the Class II‑A4 Certificates, pro rata, based on their respective entitlements.

            (ii)        the Group II Interest Remittance Amount will be distributed as follows:

            (A)       first, to the supplemental interest trust trustee for payment to the swap counterparty, the Group II Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group II Swap Termination Payment (including any amount remaining unpaid from prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable for the related distribution date;

            (B)       second, to the supplemental interest trust trustee for payment to the swap counterparty, the Group I Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group I Swap Termination Payment (including any amount remaining unpaid from prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable for the related distribution date to the extent not paid pursuant to clause (i)(A) above;

            (C)       third, to the final maturity reserve account, the Group II Final Maturity Reserve Amount, if any, for such distribution date;

            (D)       fourth, to the final maturity reserve account, the Group I Final Maturity Reserve Amount, if any, for such distribution date, to the extent not paid pursuant to clause (i)(C) above;

            (E)       fifth, concurrently, to the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class II-A3 Certificates and the Class II‑A4 Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such classes, in each case allocated among the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class II-A3 Certificates and the Class II‑A4 Certificates, pro rata, based on their respective entitlements; and

            (F)        sixth, to the Class I‑A Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such class, to the extent not paid pursuant to clause (i)(E) above.

            (iii)       the sum of any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining undistributed following the distributions pursuant to clauses (i) and (ii) above will be distributed as follows:

            first, to the Class M‑1 Certificates, the related Monthly Interest Distributable Amount;

            second, to the Class M‑2 Certificates, the related Monthly Interest Distributable Amount;

            third, to the Class M‑3 Certificates, the related Monthly Interest Distributable Amount;

            fourth, to the Class M‑4 Certificates, the related Monthly Interest Distributable Amount;

            fifth, to the Class M‑5 Certificates, the related Monthly Interest Distributable Amount;

            sixth, to the Class M‑6 Certificates, the related Monthly Interest Distributable Amount;

            seventh, to the Class M‑7 Certificates, the related Monthly Interest Distributable Amount;

            eighth, to the Class M‑8 Certificates, the related Monthly Interest Distributable Amount;

            ninth, to the Class M‑9 Certificates, the related Monthly Interest Distributable Amount;

            tenth, to the Class M‑10 Certificates, the related Monthly Interest Distributable Amount; and

            eleventh, to the Class M‑11 Certificates, the related Monthly Interest Distributable Amount.

            Any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such distribution date.

            On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state or local law and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Monthly Interest Distributable Amount with respect to the Class C Certificates and after that, to the Monthly Interest Distributable Amounts with respect to the offered certificates, on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the offered certificates will not be entitled to reimbursement for any prepayment interest shortfalls not covered by the compensating interest paid by the servicer or any shortfalls resulting from the application of the Relief Act or similar state or local law.

            If on any distribution date, the offered certificates do not receive the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, then such unpaid amounts will be recoverable by the holders of such classes, with interest on such unpaid amounts, on future distribution dates, as Unpaid Interest Shortfall Amounts, subject to the priorities described in this prospectus supplement.

Principal Distributions on the Offered Certificates

            On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the offered certificates will be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount in the following amounts and order of priority:

            (i)         the Group I Principal Distribution Amount will be distributed as follows:

            (A)       first, to the supplemental interest trust trustee for payment to the swap counterparty, the Group I Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group I Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount for such distribution date;

            (B)       second, to the supplemental interest trust trustee for payment to the swap counterparty, the Group II Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group II Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group II Principal Distribution Amount for such distribution date;

            (C)       third, to the final maturity reserve account, the Group I Final Maturity Reserve Amount, if any, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount for such distribution date;

            (D)       fourth, to the final maturity reserve account, the Group II Final Maturity Reserve Amount, if any, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group II Principal Distribution Amount for such distribution date;

            (E)       fifth, to the Class I‑A Certificates, until their certificate principal balance has been reduced to zero; and

            (F)        sixth, to the Group II Senior Certificates (allocated among the Group II Senior Certificates in the priority described below), until their certificate principal balances have been reduced to zero.

            (ii)        the Group II Principal Distribution Amount will be distributed as follows:

            (A)       first, to the supplemental interest trust trustee for payment to the swap counterparty, the Group II Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group II Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount for such distribution date;

            (B)       second, to the supplemental interest trust trustee for payment to the swap counterparty, the Group I Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group I Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group I Principal Distribution Amount for such distribution date;

            (C)       third, to the final maturity reserve account, the Group II Final Maturity Reserve Amount, if any, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount for such distribution date;

            (D)       fourth, to the final maturity reserve account, the Group I Final Maturity Reserve Amount, if any, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group I Principal Distribution Amount for such distribution date;

            (E)       fifth, to the Group II Senior Certificates (allocated among the Group II Senior Certificates in the priority described below), until their certificate principal balances have been reduced to zero; and

            (F)        sixth, to the Class I‑A Certificates, until their certificate principal balance has been reduced to zero.

            (iii)       the sum of any Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining undistributed following the distributions pursuant to clauses (i) and (ii) above will be distributed in the following order of priority:

                first, to the Class M‑1 Certificates, until their certificate principal balance has been reduced to zero;

            second, to the Class M‑2 Certificates, until their certificate principal balance has been reduced to zero;

            third, to the Class M‑3 Certificates, until their certificate principal balance has been reduced to zero;

            fourth, to the Class M‑4 Certificates, until their certificate principal balance has been reduced to zero;

            fifth, to the Class M‑5 Certificates, until their certificate principal balance has been reduced to zero;

            sixth, to the Class M‑6 Certificates, until their certificate principal balance has been reduced to zero;

            seventh, to the Class M‑7 Certificates, until their certificate principal balance has been reduced to zero;

            eighth, to the Class M‑8 Certificates, until their certificate principal balance has been reduced to zero;

            ninth¸ to the Class M‑9 Certificates, until their certificate principal balance has been reduced to zero;

            tenth, to the Class M‑10 Certificates, until their certificate principal balance has been reduced to zero; and

            eleventh, to the Class M‑11 Certificates, until their certificate principal balance has been reduced to zero.

            Any principal remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such distribution date.

            On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the offered certificates will be entitled to receive distributions in respect of principal to the extent of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount in the following amounts and order of priority (the “Post-Stepdown Monthly Principal Distribution”):

            (i)         the Group I Principal Distribution Amount will be distributed as follows:

            (A)       first, to the supplemental interest trust trustee for payment to the swap counterparty, the Group I Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group I Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount for such distribution date;

            (B)       second, to the supplemental interest trust trustee for payment to the swap counterparty, the Group II Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group II Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group II Principal Distribution Amount for such distribution date;

            (C)       third, to the final maturity reserve account, the Group I Final Maturity Reserve Amount, if any, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount for such distribution date;

            (D)       fourth, to the final maturity reserve account, the Group II Final Maturity Reserve Amount, if any, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group II Principal Distribution Amount for such distribution date;

            (E)       fifth, to the Class I-A Certificates, the Group I Senior Principal Distribution Amount, until their certificate principal balance has been reduced to zero; and

            (F)        sixth, to the Group II Senior Certificates, the Group II Senior Principal Distribution Amount, to the extent not paid pursuant to clause (ii)(E) below (allocated among the Group II Senior Certificates in the priority described below), until their certificate principal balances have been reduced to zero.

            (ii)        the Group II Principal Distribution Amount will be distributed as follows:

            (A)       first, to the supplemental interest trust trustee for payment to the swap counterparty, the Group II Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group II Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount for such distribution date;

            (B)       second, to the supplemental interest trust trustee for payment to the swap counterparty, the Group I Net Swap Payment, provided a swap default with respect to the swap counterparty has not occurred and is not continuing, and any unpaid Group I Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group I Principal Distribution Amount for such distribution date;

            (C)       third, to the final maturity reserve account, the Group II Final Maturity Reserve Amount, if any, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount for such distribution date;

            (D)       fourth, to the final maturity reserve account, the Group I Final Maturity Reserve Amount, if any, remaining unpaid after giving effect to the distribution of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Group I Principal Distribution Amount for such distribution date;

            (E)       fifth, to the Group II Senior Certificates, the Group II Senior Principal Distribution Amount (allocated among the Group II Senior Certificates in the priority described below), until their certificate principal balances have been reduced to zero; and

            (F)        sixth, to the Class I-A Certificates, the Group I Senior Principal Distribution Amount, to the extent not paid pursuant to clause (i)(E) above, until their certificate principal balance has been reduced to zero.

                (iii)       the sum of any Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining undistributed following the distribution pursuant to clauses (i) and (ii) above will be distributed in the following order of priority:

            first, to the Class M‑1 Certificates, the Class M‑1 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

            second, to the Class M‑2 Certificates, the Class M‑2 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

            third, to the Class M‑3 Certificates, the Class M‑3 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

            fourth, to the Class M‑4 Certificates, the Class M‑4 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

            fifth, to the Class M‑5 Certificates, the Class M‑5 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

            sixth, to the Class M‑6 Certificates, the Class M‑6 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

            seventh, to the Class M‑7 Certificates, the Class M‑7 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

            eighth, to the Class M‑8 Certificates, the Class M‑8 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

            ninth, to the Class M‑9 Certificates the Class M‑9 Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

            tenth, to the Class M‑10 Certificates, the Class M‑10 Principal Distribution Amount, until their certificate principal balance has been reduced to zero; and

            eleventh, to the Class M‑11 Certificates, the Class M‑11 Principal Distribution Amount, until their certificate principal balance has been reduced to zero.

            Any principal remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such distribution date.

            With respect to the Group II Senior Certificates, all principal distributions will be allocated sequentially, to the Class II-A1 Certificates, the Class II-A2 Certificates, the Class II-A3 Certificates and the Class II-A4 Certificates, in each case, until their certificate principal balances have been reduced to zero, with the exception that beginning on the first distribution date on or after which the certificate principal balances of the Mezzanine Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such distribution date are insufficient to cover realized losses on the Group II mortgage loans, principal distributions among the Group II Senior Certificates will be allocated, pro rata, based on their certificate principal balances, in each case, until their certificate principal balances have been reduced to zero.

            The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Certificates.  Increasing the respective percentage interest in the trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Credit Enhancement

            The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination, excess interest, overcollateralization, allocation of losses and cross-collateralization, each as described in this prospectus supplement.  The offered certificates will also have the benefit of the swap agreement.

Subordination

            The rights of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the Class A Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal, and to afford such holders protection against realized losses.

            The protection afforded to the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the Class A Certificates to receive on any distribution date, prior to distributions on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions, and (ii) if necessary, the right of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the Subordinate Certificates.

            The Class M‑1 Certificates, the Class M‑2 Certificates, the Class M‑3 Certificates, the Class M‑4 Certificates, the Class M‑5 Certificates, the Class M‑6 Certificates, the Class M‑7 Certificates, the Class M‑8 Certificates, the Class M‑9 Certificates, the Class M‑10 Certificates and then, the Class M‑11 Certificates will have the right to receive distributions in respect of the mortgage loans in that order.  The rights of the Mezzanine Certificates to receive distributions in respect of the mortgage loans will be senior to the rights of the Class C Certificates to the extent described in this prospectus supplement.  This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of certificates of distributions in respect of interest and principal and to afford such classes of certificates protection against realized losses.

Excess Interest

            The weighted average net mortgage rate for the mortgage loans each month is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates for the related distribution date.  As a result of the foregoing and as a result of overcollateralization, interest collections on the mortgage loans each month are expected to be generated in excess of the amount of interest payable to the offered certificates, the Net Swap Amount, the Aggregate Final Maturity Reserve Amount and the related fees and expenses payable by the trust on the related distribution date.  The pooling agreement will require that, on each distribution date, any Net Monthly Excess Cashflow be applied on such distribution date as an accelerated payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this prospectus supplement.

            With respect to any distribution date, any Net Monthly Excess Cashflow will be paid in the following order of priority, in each case to the extent of the Net Monthly Excess Cashflow remaining undistributed:

            (i)         to the certificates then entitled to receive distributions in respect of principal, in an amount equal to the sum of any Extra Principal Distribution Amount and the Remaining Principal Distribution Amount for such distribution date, payable to such certificates as part of the Group I Principal Distribution Amount or the Group II Principal Distribution Amount, as applicable, as described under “Allocation of Available Funds—Principal Distributions on the Offered Certificates” above;

            (ii)        concurrently, to the Class A Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such classes for such distribution date to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount on such distribution date, allocated among such classes pro rata, based on their respective entitlements;

            (iii)       to the Class M‑1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (iv)       to the Class M‑1 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (v)        to the Class M‑2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (vi)       to the Class M‑2 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (vii)      to the Class M‑3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (viii)      to the Class M‑3 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (ix)       to the Class M‑4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (x)        to the Class M‑4 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (xi)       to the Class M‑5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (xii)      to the Class M‑5 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (xiii)      to the Class M‑6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (xiv)     to the Class M‑6 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (xv)      to the Class M‑7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (xvi)     to the Class M‑7 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (xvii)     to the Class M‑8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (xviii)    to the Class M‑8 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (xix)     to the Class M‑9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (xx)      to the Class M‑9 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (xxi)     to the Class M‑10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (xxii)     to the Class M‑10 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (xxiii)    to the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such class for such distribution date;

            (xxiv)    to the Class M-11 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such class for such distribution date;

            (xxv)    to the reserve fund, the amount equal to the difference between any Net WAC Rate Carryover Amounts with respect to the offered certificates for such distribution date and any amounts deposited in the reserve fund pursuant to this clause (xxv) that were not distributed on the prior distribution date;

            (xxvi)    to the supplemental interest trust trustee, for payment to the swap counterparty, any unpaid Swap Termination Payment payable by the supplemental interest trust trustee (including any amount remaining unpaid from prior distribution dates) (only if the swap counterparty is the Defaulting Party or the sole Affected Party (each as defined in the swap agreement));

            (xxvii)   to the final maturity revenue account, the Supplemental Final Maturity Reserve Amount for such distribution date;

            (xxviii)  if such distribution date follows the prepayment period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any mortgage loan, to the Class P Certificates, in reduction of their certificate principal balance, until their certificate principal balance is reduced to zero;

            (xxix)    to the Class C Certificates as provided in the pooling agreement; and

            (xxx)    any remaining amounts to the Residual Certificates as provided in the pooling agreement.

            On each distribution date, after making the distributions of the available funds (including the Net Monthly Excess Cashflow) as described above, the trustee will withdraw the amounts on deposit in the reserve fund and will distribute such amounts to the offered certificates as described under “Pass-Through Rates” below in this prospectus supplement.

            On each distribution date, the trustee will withdraw from the distribution account all amounts representing prepayment charges in respect of voluntary principal prepayments in full on the mortgage loans received during the related prepayment period and will distribute those amounts to the Class P Certificates.

Overcollateralization Provisions

            As of the closing date, the aggregate stated principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates on the closing date by approximately $43,044,926, which will be equal to the original certificate principal balance of the Class C Certificates.  Such amount represents approximately 2.55% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, and is approximately equal to the initial amount of overcollateralization that will be required to be provided under the pooling agreement.  Excess interest generated by the mortgage loans will be distributed as a payment of principal to the offered certificates then entitled to distributions of principal to the extent necessary to maintain the required level of overcollateralization.  The required level of overcollateralization may be permitted to step down as provided in the pooling agreement.  We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

Allocation of Losses

            Any realized losses on any distribution date, first, will reduce amounts distributable in respect of the Class C Certificates (through the reduction of the Net Monthly Excess Cashflow and Net Swap Payments payable to the Class C Certificates), second, will be absorbed by the reduction of overcollateralization and, third, will be allocated to the Mezzanine Certificates in the following order, in each case until the related certificate principal balance has been reduced to zero:  to the Class M‑11 Certificates, to the Class M‑10 Certificates, to the Class M‑9 Certificates, to the Class M‑8 Certificates, to the Class M‑7 Certificates, to the Class M‑6 Certificates, to the Class M‑5 Certificates, to the Class M‑4 Certificates, to the Class M‑3 Certificates, to the Class M‑2 Certificates and to the Class M‑1 Certificates.

            Any allocation of realized losses to the Mezzanine Certificates will be made by reducing their certificate principal balance by the amount so allocated as of the distribution date in the month following the prepayment period in which such realized loss was incurred.  Notwithstanding anything to the contrary in this prospectus supplement, in no event will the certificate principal balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of realized losses and (ii) payable as principal to such certificate from Net Monthly Excess Cashflow.

            Once realized losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and will not be reinstated after that (other than amounts reinstated due to subsequent recoveries on a liquidated mortgage loan).  However, Allocated Realized Loss Amounts may be paid to the Mezzanine Certificates from the Net Monthly Excess Cashflow, to the extent available, and from amounts, if any, received from the swap counterparty pursuant to the swap agreement, according to the priorities described under “—Excess Interest” above.

            Any Allocated Realized Loss Amounts to be reinstated on any distribution date due to subsequent recoveries will be reinstated to the Mezzanine Certificates in the following order, in each case until the related Allocated Realized Loss Amount has been reduced to zero:  first to the Class M‑1 Certificates, second to the Class M‑2 Certificates, third to the Class M‑3 Certificates, fourth to the Class M‑4 Certificates, fifth to the Class M‑5 Certificates, sixth to the Class M‑6 Certificates, seventh to the Class M‑7 Certificates, eighth to the Class M‑8 Certificates, ninth to the Class M‑9 Certificates, tenth to the Class M‑10 Certificates and eleventh to the Class M‑11 Certificates.  Any Allocated Realized Loss Amounts to be reinstated to the Mezzanine Certificates due to subsequent recoveries will be made by increasing the certificate principal balance of the related certificate by the amount so reinstated as of the distribution date in the month following the prepayment period in which such subsequent recoveries occurred.

            The pooling agreement will not permit the allocation of realized losses to the Class A Certificates, the Class P Certificates or the Residual Certificates.  Investors in the Class A Certificates should note that although realized losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which such classes are then entitled.

Cross-Collateralization

            The trust provides for limited cross-collateralization of the Group I Senior Certificates and the Group II Senior Certificates through the application of interest generated by one loan group to fund interest shortfalls on the Class A Certificates primarily supported by the other loan group and through the application of principal generated by one loan group to fund certain distributions of principal on the Class A Certificates primarily supported by the other loan group.

The Swap Agreement

            The offered certificates will have the benefit of a swap agreement (the “swap agreement”) documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule Credit Support Annex and Confirmation between Deutsche Bank National Trust Company, as trustee on behalf of a separate trust created under the pooling agreement (the “supplemental interest trust”) and Credit Suisse International (in such capacity, the “swap counterparty”).

            Under the swap agreement, beginning on the distribution date in September 2006, on each distribution date through the distribution date in July 2011 (the “swap termination date”), the supplemental interest trust trustee will be obligated to pay to the swap counterparty an amount equal to the product of (a) 5.502%, (b) a notional amount specified on Annex I, which is incorporated by reference into this prospectus supplement (the “swap notional amount”) and (c) a fraction, the numerator of which is 30 and the denominator of which is 360 (the “Swap Payment”), and the swap counterparty will be obligated to pay to the supplemental interest trust trustee an amount equal to the product of (x) one-month LIBOR (as determined pursuant to the swap agreement), (y) the swap notional amount for that distribution date, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 (the “Counterparty Payment”).  A Net Swap Payment will be required to be made on each distribution date by the supplemental interest trust trustee to the swap counterparty, to the extent that the Swap Payment exceeds the corresponding Counterparty Payment.  A Net Counterparty Payment will be required to be made by the swap counterparty to the supplemental interest trust trustee, to the extent that the Counterparty Payment exceeds the corresponding Swap Payment.  As of the closing date, the “significance percentage” as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, will be less than 10%.

            The swap agreement and any payments made by the swap counterparty pursuant to the swap agreement will be assets of the supplemental interest trust but will not be assets of any REMIC.  All payments to the swap counterparty from the supplemental interest trust and all payments to the supplemental interest trust from the swap counterparty required to be made under the swap agreement will be made through a reserve account (the “supplemental interest account”).

            The respective obligations of the swap counterparty and the supplemental interest trust trustee to pay scheduled amounts due under the swap agreement (other than the Swap Termination Payment) will be subject to the following conditions precedent: (1) no swap event of default or event that with the giving of notice or lapse of time or both would become a swap event of default shall have occurred and be continuing with respect to the other party under the swap agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the swap agreement.

            A “swap default” means the occurrence of a swap event of default, a termination event with respect to the swap agreement or an additional termination event with respect to the swap agreement.

            “Events of default” under the swap agreement (each a “swap event of default”) include the following standard events of default as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement:

•     “Failure to Pay or Deliver”;

•     “Bankruptcy” (except that clause (2) will not apply to the supplemental interest trust trustee); and

•     “Merger without Assumption” (but only with respect to the swap counterparty).

            “Termination Events” under the swap agreement (each a “termination event”) include the following standard events under the ISDA Master Agreement:

•     “Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement);

•     “Tax Event” (which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes due to a change in tax law); and

•     “Tax Event Upon Merger” (which generally relates to the swap counterparty’s making a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

            In addition, there are “additional termination events” including:

            (a)        relating to the supplemental interest trust trustee, as specified in the swap agreement; and

            (b)        relating to the swap counterparty’s ratings whereby, if the rating of the debt obligations of the swap counterparty falls below the levels specified in the swap agreement and the swap counterparty fails to perform one or more of the specified actions described below within the time specified in the swap agreement.

            If the rating of the unsecured, unguaranteed and otherwise unsupported debt obligations of the swap counterparty:

•     falls below a short-term credit rating of “A-1” by S&P or, if no short-term credit rating is available from S&P, a long-term credit rating of “A+” by S&P; or

•     falls below a short-term credit rating of “P-1” (or are rated “P-1” and such rating is on credit watch for possible downgrade) and a long-term credit rating of “A1” (or are rated “A1” and such rating is on credit watch for possible downgrade), or if no short-term credit rating is available from Moody’s, a long-term credit rating of “Aa3” (or are rated “Aa3” and such rating is on credit watch for possible downgrade), in each case by Moody’s; or

•     falls below a short term credit rating of “F‑1” by Fitch, Inc. (“Fitch”) or a long term credit rating of “A” by Fitch;

then the swap counterparty is required, at its cost, to perform one or more actions the details of which are specified in the Swap Agreement, including, but not limited to:

•     furnishing a guarantee of the swap counterparty’s obligations under the swap agreement from a guarantor;

•     posting collateral securing its obligations under the swap agreement according to the terms of the swap agreement; or

•     finding a substitute swap counterparty to replace the swap counterparty that satisfies the swap counterparty ratings requirement.

            If the swap counterparty shall fail to satisfy the swap counterparty ratings threshold, then the swap counterparty must seek to replace itself with a substitute counterparty that satisfies the swap counterparty ratings requirement and may in certain circumstances be required to post collateral while such substitute counterparty is being searched for or take such other actions specified in the swap agreement.  Failure to comply with the rating downgrade provisions set out in the swap agreement may constitute an additional termination event in respect of the swap counterparty.

            “Swap counterparty ratings requirement” will mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the substitute swap counterparty are rated at least “A‑1” by S&P or (ii) if the substitute swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the substitute swap counterparty are rated at least “A+” by S&P, (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute swap counterparty are rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute swap counterparty are rated at least “P‑1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute swap counterparty does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute swap counterparty are rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade), and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute swap counterparty are rated at least “A” by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute swap counterparty are rated at least “F1” by Fitch.

            “Swap counterparty ratings threshold” will mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least “BBB-” by S&P, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least “A3” by Moody’s (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least “P‑2” by Moody’s (and such rating is not on watch for possible downgrade), and (C) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least “BBB+” by Fitch, or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least “F-2” by Fitch.

            Upon an “Early Termination Date” (as defined in the Swap Agreement) due to any swap default, the supplemental interest trust trustee or the swap counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the supplemental interest trust trustee is required to make a Swap Termination Payment, that payment will be paid from the supplemental interest trust on the related distribution date, and on any subsequent distribution dates until paid in full, in accordance with the priorities set forth under “Description of the Certificates—Allocation of Available Funds.”

            To the extent that any payments are received from a substitute swap counterparty as payment by such replacement swap counterparty to enter into the replacement transaction(s), such specific amounts shall be used to pay any termination payments owed to the swap counterparty that is being replaced.

            The Net Swap Payments and the Swap Termination Payment, if any, payable by the supplemental interest trust trustee and deposited in the supplemental interest account by the supplemental interest trust trustee as described under “Description of the Certificates—Allocation of Available Funds,” “—Credit Enhancement—Excess Interest” and “—Final Maturity Reserve Account—Application of Amounts on Deposit in the Final Maturity Reserve Account” will be distributed to the swap counterparty on the related distribution date.  The Net Counterparty Payments and the Swap Termination Payment, if any, payable by the swap counterparty to the supplemental interest trust trustee and deposited in the supplemental interest account will be distributed to the swap counterparty and to the holders of the offered certificates on each distribution date, after giving effect to all other distributions, other than distributions from the reserve fund and the final maturity reserve account, as follows:

(i)         first, for payment to the swap counterparty, any unpaid Swap Termination Payment payable by the supplemental interest trust trustee, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)); and

(ii)        second,

(A)       if the NIMS are issued and are outstanding, for payment in the amounts and in accordance with priorities (i) through (xxix) of the payment of Net Monthly Excess Cashflow described in “Description of the Certificates—Credit Enhancement—Excess Interest” to the extent not paid with Net Monthly Excess Cashflow on such distribution date; or

(B)       if the NIMS are not issued or are not outstanding, for payment in the amounts and in accordance with priorities (i) through (xxvii) of the payment of Net Monthly Excess Cashflow described in “Description of the Certificates—Credit Enhancement—Excess Interest” to the extent not paid with Net Monthly Excess Cashflow on such distribution date.

            Any amounts in the supplemental interest account received from the swap counterparty and not distributed on a distribution date after payments pursuant to clause (ii)(B) above will remain in the supplemental interest account and be distributed pursuant to clause (ii)(B) above on the next distribution date.

The Swap Counterparty

            Credit Suisse International (“CSi”) was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as an unlimited liability company under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority under the Financial Services and Markets Act 2000.  The Financial Services Authority has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and effective as of January 16, 2006, Credit Suisse First Boston International was renamed “Credit Suisse International.”  Each of these changes was a renaming only.

            CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

            CSi has been assigned a senior unsecured debt rating of “AA-” (stable outlook) by S&P, a senior debt rating of “Aa3” (stable outlook) by Moody’s and a long-term rating of “AA‑” (stable outlook) by Fitch.

            CSi is an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters.

The Final Maturity Reserve Account

            On the closing date, the trustee will establish a “final maturity reserve account,” into which the depositor will make an initial deposit of $1,000.  Beginning on the distribution date in August 2016 and on each distribution date up to and including the earlier of (i) the distribution date in July 2026 and (ii) the Final Maturity Reserve Funding Date, if on such distribution date the stated principal balance of the mortgage loans with 40-year original terms to maturity is greater than the stated principal balance for such distribution date set forth in Annex II, which is incorporated by reference into this prospectus supplement, the trustee will deposit the Group I Final Maturity Reserve Amount and the Group II Final Maturity Reserve Amount into the final maturity reserve account for each distribution date as set forth under “Description of the Certificates—Allocation of Available Funds.”  Beginning on the distribution date in August 2026, the trustee will deposit in the final maturity reserve account the Supplemental Final Maturity Reserve Amount for each distribution date from the Net Monthly Excess Cashflow as set forth under “Description of the Certificates—Credit Enhancement—Excess Interest.”

            On the earlier of the distribution date in July 2036 and the termination of the trust, all amounts on deposit in the final maturity reserve account will be distributed to certificateholders in the amounts and priorities described below.  It is intended that these amounts will be sufficient to retire the offered certificates on the final scheduled distribution date, even though the outstanding stated principal balance of the mortgage loans having 40-year original terms to maturity have not been reduced to zero on the final scheduled distribution date.  Any investment earnings on amounts on deposit in the final maturity reserve account will remain in such account and will be distributed as described below.

            Amounts on deposit in the final maturity reserve account will constitute an asset of the trust but will not be an asset of any REMIC.

Application of Amounts on Deposit in the Final Maturity Reserve Account

            On the earlier of the distribution date in July 2036 and the termination of the trust after giving effect to all other distributions, funds on deposit in the final maturity reserve account will be distributed in the following order of priority:

            (i)         concurrently, to the Class A Certificates, in reduction of their respective certificate principal balances, pro rata, based on their certificate principal balances, until their certificate principal balances have been reduced to zero;

            (ii)        to the Mezzanine Certificates, in reduction of their respective certificate principal balances, in the following order of priority:  first to the Class M‑1 Certificates, second to the Class M‑2 Certificates, third to the Class M‑3 Certificates, fourth to the Class M‑4 Certificates, fifth to the Class M‑5 Certificates, sixth to the Class M‑6 Certificates, seventh to the Class M‑7 Certificates, eighth to the Class M‑8 Certificates, ninth to the Class M‑9 Certificates, tenth to the Class M‑10 Certificates and eleventh to the Class M‑11 Certificates, in each case until their certificate principal balances have been reduced to zero;

            (iii)       concurrently, to the Class A Certificates, up to the amount of the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such classes remaining unpaid after giving effect to all other distributions, in each case allocated among the Class A Certificates, pro rata, based on their Monthly Interest Distributable Amounts and any Unpaid Interest Shortfall Amounts;

            (iv)       to the Mezzanine Certificates, up to the amount of the related Monthly Interest Distributable Amount for such classes remaining unpaid after giving effect to all other distributions, allocated among the Mezzanine Certificates in the following order of priority:  first to the Class M‑1 Certificates, second to the Class M‑2 Certificates, third to the Class M‑3 Certificates, fourth to the Class M‑4 Certificates, fifth to the Class M‑5 Certificates, sixth to the Class M‑6 Certificates, seventh to the Class M‑7 Certificates, eighth to the Class M‑8 Certificates, ninth to the Class M‑9 Certificates, tenth to the Class M‑10 Certificates and eleventh to the Class M‑11 Certificates;

            (v)        to the Mezzanine Certificates, up to the amount of any related Unpaid Interest Shortfall Amount for such classes remaining unpaid after giving effect to all other distributions, allocated among the Mezzanine Certificates in the following order of priority:  first to the Class M‑1 Certificates, second to the Class M‑2 Certificates, third to the Class M‑3 Certificates, fourth to the Class M‑4 Certificates, fifth to the Class M‑5 Certificates, sixth to the Class M‑6 Certificates, seventh to the Class M‑7 Certificates, eighth to the Class M‑8 Certificates, ninth to the Class M‑9 Certificates, tenth to the Class M‑10 Certificates and eleventh to the Class M‑11 Certificates;

            (vi)       concurrently, to the Class A Certificates, up to the amount of the related Net WAC Rate Carryover Amount remaining unpaid after giving effect to all other distributions, allocated among the Class A Certificates, pro rata, based on their unpaid Net WAC Rate Carryover Amounts;

            (vii)      to the Mezzanine Certificates, up to the amount of the related Net WAC Rate Carryover Amount remaining unpaid after giving effect to all other distributions, in the following order of priority:  first to the Class M‑1 Certificates, second to the Class M‑2 Certificates, third to the Class M‑3 Certificates, fourth to the Class M‑4 Certificates, fifth to the Class M‑5 Certificates, sixth to the Class M‑6 Certificates, seventh to the Class M‑7 Certificates, eighth to the Class M‑8 Certificates, ninth to the Class M‑9 Certificates, tenth to the Class M‑10 Certificates and eleventh to the Class M‑11 Certificates;

            (viii)      to the Mezzanine Certificates, up to the amount of the related Allocated Realized Loss Amount remaining unpaid after giving effect to all other distributions, in the following order of priority:  first to the Class M‑1 Certificates, second to the Class M‑2 Certificates, third to the Class M‑3 Certificates, fourth to the Class M‑4 Certificates, fifth to the Class M‑5 Certificates, sixth to the Class M‑6 Certificates, seventh to the Class M‑7 Certificates, eighth to the Class M‑8 Certificates, ninth to the Class M‑9 Certificates, tenth to the Class M‑10 Certificates and eleventh to the Class M‑11 Certificates;

            (ix)       to the supplemental interest trust trustee, for payment to the swap counterparty, any unpaid Swap Termination Payment payable by the supplemental interest trust trustee (including any amount remaining unpaid from prior distribution dates) (only if the swap counterparty is the Defaulting Party or the sole Affected Party (each as defined in the swap agreement)) to the extent not paid with Net Monthly Excess Cashflow on such distribution date; and

            (x)        to the Class C Certificates, any remaining amount.

Definitions

            The “accrual period” for the offered certificates for any distribution date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding distribution date (or, in the case of the first such accrual period, commencing on the closing date) and ending on the day immediately preceding such distribution date.

            The “Aggregate Final Maturity Reserve Amount” means, with respect to any distribution date, the sum of the Group I Final Maturity Reserve Amount and the Group II Final Maturity Reserve Amount.

            An “Allocated Realized Loss Amount” with respect to any class of the Mezzanine Certificates and any distribution date is an amount equal to (a) the sum of (i) any realized losses allocated to that class of the certificates on such distribution date and (ii) any Allocated Realized Loss Amount for that class of the certificates remaining unpaid from the previous distribution date less (b) any Allocated Realized Loss Amounts that have been reinstated with respect to such class of certificates on prior distribution dates due to subsequent recoveries.

            The “certificate principal balance” of any Class A Certificate, Mezzanine Certificate or Class P Certificate immediately prior to any distribution date will be equal to its certificate principal balance on the closing date reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Certificate, realized losses allocated to such class on all prior distribution dates and, in the case of a Mezzanine Certificate, increased by the Allocated Realized Loss Amounts reinstated to such class on all prior distribution dates due to subsequent recoveries.  The “certificate principal balance” of the Class C Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate stated principal balance of the mortgage loans over (b) the sum of the then aggregate certificate principal balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

            The “Class A Principal Distribution Amount” with respect to any distribution date is the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.

            The “Class M‑1 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑1 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (ii) the aggregate certificate principal balance of the Class M‑1 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 64.40% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

            The “Class M‑2 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑2 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such distribution date) and (iii) the aggregate certificate principal balance of the Class M‑2 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 70.90% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

            The “Class M‑3 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑3 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such distribution date) and (iv) the aggregate certificate principal balance of the Class M‑3 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 74.70% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

            The “Class M‑4 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑4 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such distribution date), and (v) the aggregate certificate principal balance of the Class M‑4 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 78.20% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

            The “Class M‑5 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑5 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such distribution date) and (vi) the aggregate certificate principal balance of the Class M‑5 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 81.50% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

            The “Class M‑6 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑6 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M‑5 Certificates (after taking into account the payment of the Class M‑5 Principal Distribution Amount on such distribution date) and (vii) the aggregate certificate principal balance of the Class M‑6 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 84.50% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

            The “Class M‑7 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑7 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M‑5 Certificates (after taking into account the payment of the Class M‑5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M‑6 Certificates (after taking into account the payment of the Class M‑6 Principal Distribution Amount on such distribution date) and (viii) the aggregate certificate principal balance of the Class M‑7 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 87.50% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

            The “Class M‑8 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑8 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M‑5 Certificates (after taking into account the payment of the Class M‑5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M‑6 Certificates (after taking into account the payment of the Class M‑6 Principal Distribution Amount on such distribution date), (viii) the aggregate certificate principal balance of the Class M‑7 Certificates (after taking into account the payment of the Class M‑7 Principal Distribution Amount on such distribution date), and (ix) the aggregate certificate principal balance of the Class M‑8 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 89.80% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

            The “Class M‑9 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑9 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M‑5 Certificates (after taking into account the payment of the Class M‑5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M‑6 Certificates (after taking into account the payment of the Class M‑6 Principal Distribution Amount on such distribution date), (viii) the aggregate certificate principal balance of the Class M‑7 Certificates (after taking into account the payment of the Class M‑7 Principal Distribution Amount on such distribution date), (ix) the aggregate certificate principal balance of the Class M‑8 Certificates (after taking into account the payment of the Class M‑8 Principal Distribution Amount on such distribution date), and (x) the aggregate certificate principal balance of the Class M‑9 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 91.50% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class M‑10 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑10 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M‑5 Certificates (after taking into account the payment of the Class M‑5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M‑6 Certificates (after taking into account the payment of the Class M‑6 Principal Distribution Amount on such distribution date), (viii) the aggregate certificate principal balance of the Class M‑7 Certificates (after taking into account the payment of the Class M‑7 Principal Distribution Amount on such distribution date), (ix) the aggregate certificate principal balance of the Class M‑8 Certificates (after taking into account the payment of the Class M‑8 Principal Distribution Amount on such distribution date), (x) the aggregate certificate principal balance of the Class M‑9 Certificates (after taking into account the payment of the Class M‑9 Principal Distribution Amount on such distribution date), and (xi) the aggregate certificate principal balance of the Class M‑10 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 92.90% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

            The “Class M‑11 Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class M‑11 Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class M‑1 Certificates (after taking into account the payment of the Class M‑1 Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class M‑2 Certificates (after taking into account the payment of the Class M‑2 Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class M‑3 Certificates (after taking into account the payment of the Class M‑3 Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class M‑4 Certificates (after taking into account the payment of the Class M‑4 Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class M‑5 Certificates (after taking into account the payment of the Class M‑5 Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class M‑6 Certificates (after taking into account the payment of the Class M‑6 Principal Distribution Amount on such distribution date), (viii) the aggregate certificate principal balance of the Class M‑7 Certificates (after taking into account the payment of the Class M‑7 Principal Distribution Amount on such distribution date), (ix) the aggregate certificate principal balance of the Class M‑8 Certificates (after taking into account the payment of the Class M‑8 Principal Distribution Amount on such distribution date), (x) the aggregate certificate principal balance of the Class M‑9 Certificates (after taking into account the payment of the Class M‑9 Principal Distribution Amount on such distribution date), (xi) the aggregate certificate principal balance of the Class M‑10 Certificates (after taking into account the payment of the Class M‑10 Principal Distribution Amount on such distribution date), and (xii) the aggregate certificate principal balance of the Class M‑11 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 94.90% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

            The “Credit Enhancement Percentage” for any distribution date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates calculated prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount in respect of the certificates then entitled to distributions of principal on such distribution date by (y) the aggregate stated principal balance of the mortgage loans, calculated prior to taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period.

            A “Cumulative Loss Trigger Event” is in effect with respect to any distribution date in or after August 2008, if the percentage obtained by dividing (x) the aggregate amount of realized losses incurred (less any subsequent recoveries received) with respect to the mortgage loans from the cut-off date through the last day of the related due period by (y) the aggregate stated principal balance of the mortgage loans as of the cut-off date, exceeds the applicable percentage set forth below for such distribution date:

Distribution Date Occurring in	Cumulative Loss Percentage
August 2008 through July 2009	1.30% for the first month, plus an additional 1/12th of 1.55% for each month thereafter.
August 2009 through July 2010	2.85% for the first month, plus an additional 1/12th of 1.60% for each month thereafter.
August 2010 through July 2011	4.45% for the first month, plus an additional 1/12th of 1.30% for each month thereafter.
August 2011 through July 2012	5.75% for the first month, plus an additional 1/12th of 0.70% for each month thereafter.
August 2012 and thereafter	6.45% for each month.

            A “Delinquency Trigger Event” is in effect with respect to a distribution date if the percentage obtained by dividing (x) the aggregate stated principal balance of (i) mortgage loans delinquent 60 days or more, (ii) REO properties and (iii) mortgage loans in foreclosure and in bankruptcy (excluding any such mortgage loans which are less than 60 days delinquent under the bankruptcy plan) by (y) the aggregate stated principal balance of the mortgage loans, in each case, calculated prior to taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period, exceeds 37.40% of the Credit Enhancement Percentage.

            A mortgage loan is “delinquent” if any monthly payment due on a due date is not made by the close of business on the next scheduled due date for such mortgage loan.  A mortgage loan is “30 days delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days delinquent” and “90 days delinquent,” etc.

            A “due period” with respect to any distribution date is the period commencing on the second day of the month preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

            The “Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the Overcollateralization Deficiency Amount for such distribution date.

            The “Final Maturity Reserve Funding Date” is the earlier of (a) the distribution date in July 2036 and (b) the distribution date on which the amount on deposit in the final maturity reserve account (after giving effect to all distributions on such distribution date other than distributions from the final maturity reserve account) is equal to the stated principal balance of the mortgage loans having 40-year original terms to maturity (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and, if such distribution date is on or after the distribution date in August 2026, less the Overcollateralized Amount with respect to such distribution date.

            The “Final Maturity Reserve Rate” is an annual rate of 0.36%.

            The “Final Maturity Reserve Shortfall” means, with respect to any distribution date, the excess of (a)  the stated principal balance of the mortgage loans having 40-year original terms to maturity (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over (b)  amounts on deposit in the final maturity reserve account (after giving effect to all distributions on such distribution date other than distributions from the final maturity reserve account).

            The “Group I Final Maturity Reserve Amount” means for any distribution date (a) on and after the distribution date in August 2016 up to and including the earlier of (i) the distribution date in July 2026 and (ii) the Final Maturity Reserve Funding Date, if the stated principal balance of the mortgage loans having 40-year original terms to maturity is greater than the stated principal balance for such distribution date set forth in Annex II attached to this prospectus supplement, the lesser of (A) the product of (i) the Final Maturity Reserve Rate, (ii) the aggregate stated principal balance of the Group I mortgage loans on the first day of the related due period (not including for this purpose the Group I mortgage loans for which prepayments in full have been received and distributed in the month prior to that distribution date) and (iii) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360 and (B) the Final Maturity Reserve Shortfall for such distribution date multiplied by a fraction, (1) the numerator of which is the aggregate stated principal balance of the Group I mortgage loans on the first day of the related due period (not including for this purpose the Group I mortgage loans for which prepayments in full have been received and distributed in the month prior to that distribution date), and (2) the denominator of which is the aggregate stated principal balance of the mortgage loans on the first day of the related due period (not including for this purpose the mortgage loans for which prepayments in full have been received and distributed in the month prior to that distribution date), and (b) on any other distribution date, zero.

            The “Group I Interest Remittance Amount” with respect to any distribution date is that portion of the available funds for such distribution date attributable to interest received or advanced with respect to the Group I mortgage loans or to compensating interest paid by the servicer with respect to the Group I mortgage loans.

            The “Group I Net Swap Payment” means, with respect to any distribution date, the Net Swap Payment for such distribution date multiplied by the Group I Swap Percentage for such distribution date.

            The “Group I Principal Allocation Percentage” for any distribution date is the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such distribution date, and the denominator of which is (y) the Principal Remittance Amount for such distribution date.

            The “Group I Principal Distribution Amount” for any distribution date is the sum of (i) (x) the Group I Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount for such distribution date multiplied by the Group I Principal Allocation Percentage, and (ii) the Extra Principal Distribution Amount for such distribution date multiplied by the Group I Principal Allocation Percentage.

            The “Group I Principal Remittance Amount” means with respect to any distribution date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I mortgage loans by the servicer that were due during the related due period, (ii) all partial and full principal prepayments of the Group I mortgage loans applied by the servicer during the related prepayment period, (iii) the principal portion of all net liquidation proceeds, insurance proceeds and subsequent recoveries received during the related prepayment period with respect to the Group I mortgage loans, (iv) that portion of the purchase price, representing principal of any repurchased Group I mortgage loan, deposited to the collection account during the related prepayment period, (v) the principal portion of any substitution adjustments deposited in the collection account during the related prepayment period with respect to the Group I mortgage loans, and (vi) on the distribution date on which the trust is to be terminated in accordance with the pooling agreement, that portion of the termination price representing principal with respect to the Group I mortgage loans.

            The “Group I Senior Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Group I Senior Certificates immediately prior to such distribution date and (II) the excess of (x) the aggregate certificate principal balance of the Group I Senior Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 57.20% and (ii) the aggregate stated principal balance of the Group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the Group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus 0.50% of the aggregate stated principal balance of the Group I mortgage loans as of the cut-off date.

            The “Group I Swap Payment” means, with respect to any distribution date, the Swap Payment for such distribution date multiplied by the Group I Swap Percentage for such distribution date.

            The “Group I Swap Percentage” means with respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate stated principal balance of the Group I mortgage loans and the denominator of which is the aggregate stated principal balance of the mortgage loans, in each case, as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period).

            The “Group I Swap Termination Payment” means the Swap Termination Payment payable by the supplemental interest trust trustee multiplied by the Group I Swap Percentage for such distribution date.

            The “Group II Final Maturity Reserve Amount” means for any distribution date (a) on and after the distribution date in August 2016 up to and including the earlier of (i) the distribution date in July 2026 and (ii) the Final Maturity Reserve Funding Date, if the stated principal balance of the mortgage loans having 40-year original terms to maturity is greater than the stated principal balance for such distribution date set forth in Annex II attached to this prospectus supplement, the lesser of (A) the product of (i) the Final Maturity Reserve Rate, (ii) the aggregate stated principal balance of the Group II mortgage loans on the first day of the related due period (not including for this purpose the Group II mortgage loans for which prepayments in full have been received and distributed in the month prior to that distribution date) and (iii) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360 and (B) the Final Maturity Reserve Shortfall for such distribution date multiplied by a fraction, (1) the numerator of which is the aggregate stated principal balance of the Group II mortgage loans on the first day of the related due period (not including for this purpose the Group II mortgage loans for which prepayments in full have been received and distributed in the month prior to that distribution date), and (2) the denominator of which is the aggregate stated principal balance of the mortgage loans on the first day of the related due period (not including for this purpose the mortgage loans for which prepayments in full have been received and distributed in the month prior to that distribution date), and (b) on any other distribution date, zero.

            The “Group II Interest Remittance Amount” with respect to any distribution date is that portion of the available funds for such distribution date attributable to interest received or advanced with respect to the Group II mortgage loans or to compensating interest paid by the servicer with respect to the Group II mortgage loans.

            The “Group II Net Swap Payment” means, with respect to any distribution date, the Net Swap Payment for such distribution date multiplied by the Group II Swap Percentage for such distribution date.

            The “Group II Principal Allocation Percentage” for any distribution date is the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such distribution date, and the denominator of which is (y) the Principal Remittance Amount for such distribution date.

            The “Group II Principal Distribution Amount” for any distribution date is the sum of (i) (x) the Group II Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount for such distribution date multiplied by the Group II Principal Allocation Percentage, and (ii) the Extra Principal Distribution Amount for such distribution date multiplied by the Group II Principal Allocation Percentage.

            The “Group II Principal Remittance Amount” means with respect to any distribution date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II mortgage loans by the servicer that were due during the related due period, (ii) all partial and full principal prepayments of the Group II mortgage loans applied by the servicer during the related prepayment period, (iii) the principal portion of all net liquidation proceeds, insurance proceeds and subsequent recoveries received during the related prepayment period with respect to the Group II mortgage loans, (iv) that portion of the purchase price, representing principal of any repurchased Group II mortgage loan, deposited to the collection account during the related prepayment period, (v) the principal portion of any substitution adjustments deposited in the collection account during the related prepayment period with respect to the Group II mortgage loans and (vi) on the distribution date on which the trust is to be terminated in accordance with the pooling agreement, that portion of the termination price representing principal with respect to the Group II mortgage loans.

            The “Group II Senior Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Group II Senior Certificates immediately prior to such distribution date and (II) the excess of (x) the aggregate certificate principal balance of the Group II Senior Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 57.20% and (ii) the aggregate stated principal balance of the Group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the Group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus 0.50% of the aggregate stated principal balance of the Group II mortgage loans as of the cut-off date.

            The “Group II Swap Payment” means, with respect to any distribution date, the Swap Payment for such distribution date multiplied by the Group II Swap Percentage for such distribution date.

            The “Group II Swap Percentage” means with respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate stated principal balance of the Group II mortgage loans and the denominator of which is the aggregate stated principal balance of the mortgage loans, in each case, as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period).

            The “Group II Swap Termination Payment” means the Swap Termination Payment payable by the supplemental interest trust trustee multiplied by the Group II Swap Percentage for such distribution date.

            “Insurance proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a mortgage loan to the extent such proceeds are not to be applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage, or constitute subsequent recoveries with respect to such mortgage loan.

            The “Monthly Interest Distributable Amount” for any distribution date and each class of certificates equals the amount of interest accrued during the related accrual period at the related Pass-Through Rate on the certificate principal balance or notional amount of such class of certificates immediately prior to such distribution date, in each case reduced by any net prepayment interest shortfalls allocated to such class of certificates and shortfalls resulting from the application of the Relief Act or similar state or local law allocated to such class of certificates, in each such case as such shortfall allocations are described under “—Allocation of Available Funds—Interest Distributions on the Offered Certificates” above.

            The “Net Counterparty Payment” means, with respect to any distribution date, the amount, if any, by which the Counterparty Payment for such distribution date exceeds the Swap Payment for such distribution date.

            The “Net Monthly Excess Cashflow” for any distribution date is an amount equal to the sum of (a) any Overcollateralization Release Amount for such distribution date, (b) any Remaining Principal Distribution Amount and (c) the positive excess of (x) the available funds for such distribution date over (y) the sum for such distribution date of (A) the Monthly Interest Distributable Amounts for the offered certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates, (C) the Net Swap Payment, (D) the Aggregate Final Maturity Reserve Amount, (E) any unpaid Swap Termination Payment payable by the supplemental interest trust trustee, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), and (F) the Principal Remittance Amount.

            The “Net Swap Payment” means, with respect to any distribution date, the amount, if any, by which the Swap Payment exceeds the Counterparty Payment on such distribution date.

            The “Optional Termination Date” is the first distribution date on which the aggregate stated principal balance of the mortgage loans and REO properties is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

            An “Overcollateralization Deficiency Amount” with respect to any distribution date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date).

            The “Overcollateralization Floor” means 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

            The “Overcollateralization Release Amount” means, with respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date.

            The “Overcollateralization Target Amount” means with respect to any distribution date (i) prior to the Stepdown Date, approximately 2.55% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the lesser of (I) approximately 2.55% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and (II) approximately 5.10% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (y) 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

            The “Overcollateralized Amount” for any distribution date is the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans on the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) exceeds (ii) the aggregate certificate principal balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such distribution date (after giving effect to distributions of the Principal Remittance Amount to be made on such distribution date), but without giving effect to distributions of any Extra Principal Distribution Amount to be made on such distribution date.

            The “prepayment period” means, with respect to any distribution date (i) the period from the 15th day of the month immediately preceding the month in which such distribution date occurs (or in the case of the first distribution date, the cut-off date) through the 14th day of the month in which such distribution date occurs, inclusive, for purposes of principal prepayments in full; and (ii) the calendar month immediately preceding the month in which such distribution date occurs, for any other purpose.

            The “Principal Remittance Amount” means with respect to any distribution date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

            “Realized loss” means, with respect to any defaulted mortgage loan that is finally liquidated (a “liquidated mortgage loan”), the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, net of amounts reimbursable to the servicer for related advances, servicing advances and servicing fees (such amount, the “net liquidation proceeds”) and all insurance proceeds in respect of such mortgage loan.

            The “Remaining Principal Distribution Amount” means with respect to any distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, an amount equal to the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining after the distributions described in the Post-Stepdown Monthly Principal Distribution.

            The “stated principal balance” with respect to any mortgage loan:  (a) as of any date of determination up to but not including the distribution date on which the proceeds, if any, of a liquidation event with respect to such mortgage loan would be distributed, the scheduled principal balance as of the cut-off date, as shown in the mortgage loan schedule, minus the sum of (i) the principal portion of each monthly payment due on a due date subsequent to the cut-off date, to the extent received from the mortgagor or advanced by the servicer and distributed on or before such date of determination, (ii) all principal prepayments received after the cut-off date, to the extent distributed on or before such date of determination, (iii) all liquidation proceeds and insurance proceeds to the extent distributed on or before such date of determination and (iv) any realized loss incurred with respect to such mortgage loan as a result of a deficient valuation made during or prior to the due period for the most recent distribution date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the distribution date on which the proceeds, if any, of a liquidation event with respect to such mortgage loan would be distributed, zero.

            The “Stepdown Date” means the earlier of (a) the later of (i) the distribution date in August 2009 and (ii) the first distribution date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount in respect of the certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately 42.80% and (b) the date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero.

            “Subsequent recoveries” means unexpected recoveries related to a liquidated mortgage loan received by the servicer (net of amounts reimbursable to the servicer for related advances, servicing advances and servicing fees), which were allocated as a realized loss, in reducing a certificate principal balance of a class of the Mezzanine Certificates, on a distribution date prior to the prepayment period in which such funds were received.  Subsequent recoveries may include but are not limited to unanticipated insurance settlements, tax refunds or mortgage bankruptcy distributions.

            The “Supplemental Final Maturity Reserve Amount” means, with respect to any distribution date (a) prior to the distribution date in August 2026, zero, (b) on and after the distribution date in August 2026 up to and including the Final Maturity Reserve Funding Date, the lesser of (i) the amount of the Net Monthly Excess Cashflow for such Distribution Date remaining after the distribution pursuant to clause (xxvi) under “—Credit Enhancement—Excess Interest” and (ii) the excess of (A) the stated principal balance of the mortgage loans having 40-year original terms to maturity (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) over (B) the sum of (1) amounts on deposit in the final maturity reserve account (after giving effect to all distributions on such distribution date other than distributions from the final maturity reserve account) and (2) the Overcollateralized Amount with respect to such distribution date and (c) after the Final Maturity Reserve Funding Date, zero.

            A “Trigger Event” is in effect with respect to any distribution date if either a Cumulative Loss Trigger Event or a Delinquency Trigger Event is in effect on such distribution date.

            The “Unpaid Interest Shortfall Amount” means (i) for each class of the offered certificates and the first distribution date, zero, and (ii) for such class of certificates and any distribution date after the first distribution date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of certificates for the immediately preceding distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding distribution date exceeds (b) the aggregate amount distributed on such class of certificates in respect of interest pursuant to clause (a) of this definition on such preceding distribution date, plus interest on the amount of interest due but not paid on the class of certificates on such preceding distribution date, to the extent permitted by law, at the Pass-Through Rate on such distribution date for such class of certificates for the related accrual period.

Pass-Through Rates

            The “Pass-Through Rate” for each class of the offered certificates for any distribution date (other than the first distribution date) will equal the lesser of (x) the related Formula Rate for such distribution date and (y) the related Net WAC Rate for such distribution date.

            The “Net WAC Rate” for any distribution date (other than the first distribution date) with respect to the Group I Senior Certificates is a per annum rate equal to (a) the excess, if any, of (i) the weighted average of the adjusted net mortgage rates of the Group I mortgage loans, weighted on the basis of their stated principal balances as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) the Group I Final Maturity Reserve Amount for such distribution date, (B) any unpaid Group I Swap Termination Payment, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), and (C) the Group I Net Swap Payment, if any, for such Distribution Date, in each case multiplied by 12, and (2) the denominator of which is the aggregate stated principal balance of the Group I mortgage loans as of the due date in the month preceding the month of such distribution date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related accrual period.

            The “Net WAC Rate” for any distribution date (other than the first distribution date) with respect to the Group II Senior Certificates is a per annum rate equal to (a) the excess, if any, of (i) the weighted average of the adjusted net mortgage rates of the Group II mortgage loans, weighted on the basis of their stated principal balances as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) the Group II Final Maturity Reserve Amount for such distribution date, (B) any unpaid Group II Swap Termination Payment, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), and (C) the Group II Net Swap Payment, if any, for such distribution date, in each case multiplied by 12, and (2) the denominator of which is the aggregate stated principal balance of the Group II mortgage loans as of the due date in the month preceding the month of such distribution date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related accrual period.

            The “Net WAC Rate” for any distribution date (other than the first distribution date) with respect to the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the sum of the current certificate principal balances of the related classes of the Class A Certificates) of (1) the Net WAC Rate with respect to the Group I Senior Certificates and (2) the Net WAC Rate with respect to the Group II Senior Certificates.

            The “adjusted net mortgage rate” for any mortgage loan for any distribution date is a per annum rate equal to the applicable mortgage rate for such mortgage loan as of the first day of the month preceding the month in which such distribution date occurs minus the servicing fee rate.

            The “Formula Rate” for any class of the offered certificates is the lesser of (a) the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (“one-month LIBOR”) as of the related LIBOR Determination Date plus the related Certificate Margin and (b) the related Maximum Cap Rate.

            The “Certificate Margin” with respect to each class of the offered certificates will be as specified below.

                             Margin                                                                          Margin

Class                   (1)                   (2)                             Class                   (1)                   (2)

I‑A                     0.145%           0.290%                        M‑4                    0.360%            0.540%

II‑A1                  0.040%           0.080%                        M‑5                    0.390%            0.585%

II‑A2                  0.100%           0.200%                        M‑6                    0.450%            0.675%

II‑A3                  0.150%           0.300%                        M‑7                    0.900%            1.350%

II‑A4                  0.250%           0.500%                        M‑8                    1.050%            1.575%

M-1                    0.280%           0.420%                        M‑9                    1.900%            2.850%

M‑2                    0.300%           0.450%                        M‑10                  2.500%            3.750%

M‑3                    0.320%           0.480%                        M‑11                  2.500%            3.750%

____________

(1)     On each distribution date through and including the Optional Termination Date.

(2)     On each distribution date after the Optional Termination Date.

            The “Maximum Cap Rate” for any distribution date with respect to the Group I Senior Certificates is a per annum rate equal to (a) the product of (i) the weighted average of the adjusted net maximum mortgage rates of the Group I mortgage loans, weighted on the basis of their stated principal balances as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) and (ii) the sum of (I) a fraction (1) the numerator of which is the aggregate stated principal balance of the mortgage loans as of the due date in the month preceding the month of such distribution date, and (2) the denominator of which is aggregate certificate principal balance of the offered certificates immediately prior to such distribution date, and (II) a fraction (1) the numerator of which is (A) any Net Counterparty Payment for such distribution date less (B) the Aggregate Final Maturity Reserve Amount for such distribution date less (C) any unpaid Swap Termination Payment payable by the supplemental interest trust trustee, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), less (D) the Net Swap Payment, if any, for such distribution date, in each case multiplied by 12, and (2) the denominator of which is the aggregate certificate principal balance of the offered certificates immediately prior to such distribution date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related accrual period.

            The “Maximum Cap Rate” for any distribution date with respect to the Group II Senior Certificates is a per annum rate equal to (a) the product of (i) the weighted average of the adjusted net maximum mortgage rates of the Group II mortgage loans, weighted on the basis of the stated principal balances thereof as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) and (ii) the sum of (I) a fraction (1) the numerator of which is the aggregate stated principal balance of the mortgage loans as of the due date in the month preceding the month of such distribution date, and (2) the denominator of which is aggregate certificate principal balance of the offered certificates immediately prior to such distribution date, and (II) a fraction (1) the numerator of which is (A) any Net Counterparty Payment for such distribution date less (B) the Aggregate Final Maturity Reserve Amount for such distribution date less (C) any unpaid Swap Termination Payment payable by the supplemental interest trust trustee, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), less (D) the Net Swap Payment, if any, for such distribution date, in each case multiplied by 12, and (2) the denominator of which is the aggregate certificate principal balance of the offered certificates immediately prior to such distribution date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related accrual period.

            The “Maximum Cap Rate” for any distribution date with respect to the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the sum of the current certificate principal balances of the related classes of the Class A Certificates) of (1) the Maximum Cap Rate with respect to the Group I Senior Certificates and (2) the Maximum Cap Rate with respect to the Group II Senior Certificates.

            The “adjusted net maximum mortgage rate” for any mortgage loan for any distribution date is a per annum rate equal to the maximum mortgage rate for such mortgage loan (if such mortgage loan is an adjustable-rate mortgage loan) or the mortgage rate for such mortgage loan (if such mortgage loan is a fixed-rate mortgage loan), in either case as of the first day of the month preceding the month in which the distribution date occurs, minus the servicing fee rate.

            On the closing date, the trustee will establish a reserve fund account (the “reserve fund”) from which payments in respect of Net WAC Rate Carryover Amounts on the offered certificates will be made.  The reserve fund will be an asset of the trust but not of any REMIC.  On each distribution date, the trustee will deposit in the reserve fund that portion of the Net Monthly Excess Cashflow described in clause (xxv) under “Description of the Certificates—Credit Enhancement—Excess Interest” above.  On each distribution date, to the extent required following the distribution of the available funds as described under “Allocation of Available Funds” above but prior to any distributions from the final maturity reserve account, the trustee will withdraw from amounts in the reserve fund to pay the offered certificates, any Net WAC Rate Carryover Amounts for such distribution date.

            Amounts in the reserve fund will be distributed in the following order of priority:  first, concurrently, to the Class A Certificates, up to the amount of the related Net WAC Rate Carryover Amount, allocated among the Class A Certificates, pro rata, based on their Net WAC Rate Carryover Amounts; and then, to the Mezzanine Certificates, up to the amount of the related Net WAC Rate Carryover Amount, in the following order of priority:  first to the Class M‑1 Certificates, second to the Class M‑2 Certificates, third to the Class M‑3 Certificates, fourth to the Class M‑4 Certificates, fifth to the Class M‑5 Certificates, sixth to the Class M‑6 Certificates, seventh to the Class M‑7 Certificates, eighth to the Class M‑8 Certificates, ninth to the Class M‑9 Certificates, tenth to the Class M‑10 Certificates and eleventh to the Class M‑11 Certificates, in each case to the extent of such amounts remaining in the reserve fund.

            If on any distribution date (other than the first distribution date), the Pass-Through Rate for any class of the offered certificates is the related Net WAC Rate, then the “Net WAC Rate Carryover Amount” for such class of certificates for such distribution date will be an amount equal to the sum of (i) the positive excess of (x) the amount of interest that would have been distributable to such class of certificates on such distribution date if the Pass-Through Rate for such class of certificates for such distribution date were calculated at the related Formula Rate over (y) the amount of interest distributable on such class of certificates at the related Net WAC Rate for such distribution date and (ii) the related Net WAC Rate Carryover Amount for the previous distribution date not previously distributed together with interest thereon at a rate equal to the related Formula Rate for such class of certificates for the most recently ended accrual period.  If on any distribution date, the Pass-Through Rate for any class of the offered certificates is the related Formula Rate, then the Net WAC Rate Carryover Amount for such class of certificates for such distribution date will be equal to the related Net WAC Rate Carryover Amount, if any, for the previous distribution date not previously distributed together with interest thereon at a rate equal to the related Formula Rate for such class of certificates for the most recently ended accrual period.

            To the extent interest on any class of the offered certificates is paid at the related Net WAC Rate instead of the related Formula Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur.  Such shortfall will be payable only from the Net Monthly Excess Cashflow and payments received under the swap agreement by the supplemental interest trust trustee, as described under “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Calculation of One-Month LIBOR

            On the second LIBOR Business Day preceding the commencement of each accrual period (each such date, a “LIBOR Determination Date”), the trustee will determine the one-month LIBOR for such accrual period for the offered certificates on the basis of the Interest Settlement Rate for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on such LIBOR Determination Date.

            The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”).  Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.”  The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

            A “LIBOR Business Day” means any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

            With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the trustee will obtain such from the Reuters or Bloomberg page.  Alternatively, the trustee may request the principal London office of each of the reference banks to provide a quotation of its rate.  If on such LIBOR Determination Date two or more reference banks provide such offered quotations, the one-month LIBOR for the related accrual period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).  If on such LIBOR Determination Date fewer than two reference banks provide such offered quotations, the one-month LIBOR for the related accrual period will be the higher of (x) the one-month LIBOR as determined on the previous LIBOR Determination Date and (y) the reserve interest rate.

            As used in this section, “reference banks” means leading banks selected by the trustee with the consent of the NIMS insurer, if any, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the trustee with the consent of the NIMS insurer and (iii) not controlling, controlled by or under common control with, the depositor, the servicer or any successor servicer or the sponsor; and “reserve interest rate” means the rate per annum that the trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the trustee with the consent of the NIMS insurer, if any, are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the trustee with the consent of the NIMS insurer are quoting on such LIBOR Determination Date to leading European banks.

            The establishment of the one-month LIBOR on each LIBOR Determination Date by the trustee and the trustee’s calculation of the rate of interest applicable to the offered certificates for the related accrual period will (in the absence of manifest error) be final and binding.

Optional Termination of the Trust

            On or after the Optional Termination Date, the servicer (or if the servicer does not to exercise such right, the NIMS insurer, if any), may purchase the mortgage loans and all property acquired in respect of a mortgage loan owned by the trust, which will cause the termination of the trust and the retirement of the certificates.  In the event that the option is exercised by the servicer on its own behalf, the purchase price will equal the par value of the mortgage loans and the appraised value of any REO properties plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such purchase price is paid.  The servicer will have the right to exercise such option on its own behalf only if the purchase price is equal to or less than the fair market value of all the mortgage loans and REO properties in the trust (as determined by the servicer) plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such purchase price is paid less unreimbursed advances (other than advances made with respect to mortgage loans as to which the servicer expects that foreclosure is not imminent).  Additionally, if NIMs are outstanding or amounts are owed to the NIMS insurer, the servicer will have the right to exercise such option on its own behalf only if the purchase price will result in distributions on the Class C Certificates sufficient to cause the NIMS to be retired and to pay the NIMS insurer the amounts owed to it.  In the event that the option is exercised by the servicer at the request of and on behalf of an unaffiliated third party or by the NIMS insurer, the purchase will be made at a purchase price generally equal to the greater of (i) the par value of the mortgage loans and the appraised value of any REO properties and (ii) the fair market value of all the mortgage loans and REO properties in the trust (as determined by the servicer or the NIMS insurer, as applicable), in each case plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such purchase price is paid.  If NIMS are outstanding or amounts are owed to the NIMS insurer, such purchase price will also include any amount necessary to result in distributions on the Class C Certificates sufficient to cause the NIMS to be retired and to pay the NIMS insurer the amounts owed to it.  The purchase price (whether paid by the servicer or the NIMS insurer) will be required to be sufficient to pay any Swap Termination Payment and any other amounts owed by the supplemental interest trust trustee to the swap counterparty.  In the event the servicer or the NIMS insurer exercises this option, the portion of the related purchase price allocable to the offered certificates will be distributed in accordance with the priorities described under “Description of the Certificates—Allocation of Available Funds” and “—Credit Enhancement—Excess Interest” in this prospectus supplement.  The distribution of the related purchase price allocable to the offered certificates will result in the following amounts, to the extent of available funds, being distributed on the offered certificates:

(i)         100% of the then outstanding certificate principal balance of the offered certificates, plus

(ii)        interest for the final accrual period on the then outstanding certificate principal balance of the offered certificates at the then applicable Pass-Through Rate for each class of the offered certificates, plus

(iii)       any previously accrued but unpaid interest to which the holders of the offered certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts, plus

(iv)       in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

The trustee will be required to notify certificateholders in writing of an election to purchase the mortgage loans not less than 30 days prior to the date of purchase.  Any subsequent recoveries received after the termination of the trust will be retained by the purchaser of the mortgage loans in connection with the optional termination of the trust.

Amendment of the Pooling Agreement

            See “Description of the Securities—Amendment of the Governing Agreements” in the prospectus for a description of the provisions for amendment of the pooling agreement.  In addition, the prior consent of the NIMS insurer will be required for any amendment of the pooling agreement and the prior written consent of the swap counterparty will be necessary for any amendments to the pooling agreement that materially affect the swap counterparty's rights or interests under the pooling agreement.

            At all times for purposes of a vote on an amendment to the pooling agreement or any other matter on which certificateholders are entitled to vote under the pooling agreement, 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding certificate principal balances of their respective certificates.  At all times, 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates.  The voting rights allocated to any class of certificates will be allocated among all certificateholders of that class in proportion to the outstanding percentage interests of the holders in that class.

Servicing Compensation, Payment of Expenses and Compensating Interest

            The following table describes each type of fee or expense that may be paid from collections on the mortgage loans.

Fee or Expense	General Purpose of Fee or Expense	Party Receiving Fee or Expense	Source of Funds for Payment of Fee or Expense	Distribution Priority of Fee or Expense
servicing fee (1)	compensation of the servicer for services provided under the pooling agreement	servicer	all collections on the mortgage loans	prior to distributions to certificateholders

all late payment charges, certain prepayment charges paid by borrowers upon voluntary partial prepayment of certain mortgage loans, assumption fees, modification fees, reconveyance fees, nonsufficient funds fees and other similar fees and charges on the mortgage loans

	compensation of the servicer for services provided under the pooling agreement	servicer

all late payment charges, certain prepayment charges paid by borrowers upon voluntary partial prepayment of certain mortgage loans, assumption fees, modification fees, reconveyance fees, nonsufficient funds fees and other similar fees and charges on the mortgage loans prior to distributions to certificateholders
all interest payments (net of servicing fee) on payoffs received from the first day through the 14th day of any calendar month	compensation of the servicer for services provided under the pooling agreement	servicer	all interest payments (net of servicing fee) on payoffs received from the first day through the 14th day of any calendar month	prior to distributions to certificateholders
all investment earnings earned on funds held in the collection account and the servicing account	compensation of the servicer for services provided under the pooling agreement	servicer	all investment earnings earned on funds held in the collection account and the servicing account	prior to distributions to certificateholders
reimbursement for advances and servicing advances made under the pooling agreement, other than nonrecoverable advances (2)	reimbursement of the servicer for advances and servicing advances made under the pooling agreement	servicer	collections on the mortgage loans with respect to which advances and servicing advances were made	prior to distributions to certificateholders
reimbursement for nonrecoverable advances (2)	reimbursement of the servicer for advances and servicing advances made under the pooling agreement	servicer	all collections on the mortgage loans	prior to distributions to certificateholders
reimbursement for certain expenses, costs and liabilities incurred by the servicer or the depositor in connection with any legal action relating to the pooling agreement or the certificates (3)	reimbursement of the servicer and the depositor for certain expenses, costs and liabilities incurred under the pooling agreement	servicer or depositor	all collections on the mortgage loans	prior to distributions to certificateholders
all earnings on funds held in the distribution account	compensation of the trustee for services provided under the pooling agreement	trustee	all earnings on funds held in the distribution account	prior to distributions to certificateholders

indemnification for certain losses, liabilities and expenses incurred by the trustee or the Delaware trustee in connection with the trustee’s or the Delaware trustee’s acceptance or administration of its obligations and duties under the pooling agreement (4)

	indemnification of the trustee and the Delaware trustee for certain losses, liabilities and expenses incurred under the pooling agreement	trustee or the Delaware trustee, as applicable	all collections on the mortgage loans	prior to distributions to certificateholders
reimbursement for any amounts payable by the trustee for recording of assignments of mortgages to the extent not paid by the servicer	reimbursement for amounts payable by the trustee for recording of assignments of mortgages	trustee	all collections on the mortgage loans	prior to distribution to certificateholders
reimbursement for trustee’s costs associated with the transfer of servicing to the trustee in the event of termination of the servicer to the extent not paid by the servicer	reimbursement for trustee’s costs associated with the transfer of servicing to the trustee	trustee	all collections on the mortgage loans	prior to distribution to certificateholders
reimbursement for any expenses incurred by the trustee in connection with a tax audit of the trust	reimbursement for any expenses incurred by the trustee in connection with a tax audit of the trust	trustee	all collections on the mortgage loans	prior to distribution to certificateholders

reimbursement for enforcement expenses incurred by the servicer, the trustee or the NIMS insurer in respect of a breach by the sponsor of its representations and warranties in the mortgage loan purchase agreement or the pooling agreement

	reimbursement for enforcement expenses incurred by the servicer, the trustee or the NIMS insurer	the servicer, the trustee or the NIMS insurer	all collections on the mortgage loans	prior to distribution to certificateholders

Net Swap Payments, provided a swap default has not occurred and is not continuing, and Swap Termination Payment (unless the swap counterparty is the defaulting party or the sole affected party under the swap agreement) (5)

	payment of Net Swap Payments and Swap Termination Payments to the swap counterparty	swap counterparty	all collections on the mortgage loans	prior to distribution to certificateholders
any tax imposed under the Internal Revenue Code on a REMIC formed under the pooling agreement in the event the REMIC engages in a prohibited transaction (6)	compliance with Internal Revenue Code	United States Treasury	all collections on the mortgage loans	prior to distributions to certificateholders

(1) The servicing fee will be calculated at the servicing fee rate.  The servicing fee rate with respect to each mortgage loan will equal 0.50% per annum.

(2) See “The Servicers—The Servicer—Servicing Procedures—Advances” in this prospectus supplement for a description of the servicer’s obligation to make advances and servicing advances.

(3) See “Description of the Securities—Matters Regarding the Servicer and the Depositor” in the prospectus for a description of these reimbursable expenses, costs and liabilities.

(4) See “The Servicers—The Trustee—Indemnification of the Trustee” and “The Delaware Trustee—Indemnification of the Delaware Trustee” in this prospectus supplement for description of this indemnification.

(5) See “Description of the Securities”—“Allocation of Available Funds,”—“Swap Agreement” and —“Definitions” in this prospectus supplement for payments to the swap counterparty.

(6) See “Material Federal Income Tax Consequences—Matters Relevant to Holders of All REMIC Certificates—Prohibited Transactions and Other Possible REMIC Taxes” in the prospectus. It is not anticipated that any REMIC will engage in a prohibited transaction.

            The servicer will receive a fee for its services as servicer under the pooling agreement. The “servicing fee” will be calculated using a “servicing fee rate” of 0.50% per annum on the principal balance of each mortgage loan. Any late payment charges, prepayment charges paid by borrowers upon voluntary partial prepayment of certain mortgage loans, assumption fees, modification fees, reconveyance fees, nonsufficient funds fees and other similar fees and charges on the mortgage loans, together with interest and other income earned on the funds in the collection account and any servicing account, will be retained by the servicer as additional servicing compensation and will not be included in the available funds. For any distribution date with respect to a mortgage loan for which a principal prepayment in full is applied on or after the first calendar day of the month of such distribution date and before the 15th calendar day of such month, the servicer is also entitled to retain as additional servicing compensation the amount of interest collected on such prepayment at the applicable mortgage rate (net of the servicing fee rate) from the first day of the month in which such distribution date occurs through the day on which such prepayment is applied (the “prepayment interest excess”).

            The servicing fee will be paid out of collections on the mortgage loans. The servicer will be permitted to withdraw the servicing fee each month from funds on deposit in the collection account, before those funds are transferred to the distribution account for distribution to certificateholders. The servicer will be solely responsible for subservicing fees payable to any subservicer which will be paid from the servicing fee.

            In the event of any resignation or termination of the servicer pursuant to the pooling agreement, the trustee, if acting as successor servicer, will be entitled to the same compensation and reimbursement of expenses as that to which the servicer would have been entitled. If another successor servicer is appointed, the trustee will be permitted to make arrangements for the compensation of such successor servicer out of collections on the mortgage loans, subject to the limitation that such compensation may not exceed the compensation to which the servicer would have been entitled.

            The servicer will pay all expenses incurred in connection with its responsibilities under the pooling agreement (subject to reimbursement for advances and servicing advances, as described under “The Servicers—The Servicer—Servicing Procedures—Advances” in this prospectus supplement).

            The trustee will be entitled to retain all interest and other income earned on the funds in the distribution account as additional compensation and those amounts will not be included in the available funds.

            The servicer is obligated to deposit into the collection account the amount of any prepayment interest shortfall (payments made by the servicer in satisfaction of such obligation, “compensating interest”) but only up to the amount of its servicing fee for the related distribution date. The “determination date” with respect to any distribution date will be the 15th day of the calendar month in which such distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day. With respect to any determination date and each mortgage loan as to which a principal prepayment is applied during the portion of the related prepayment period (except for principal prepayments in full received during the period from the first through the 14th day of the month of the related distribution date), the “prepayment interest shortfall” is an amount equal to interest at the applicable mortgage rate (net of the servicing fee rate) on the amount of such principal prepayment for the lesser of (i) the number of days from the date on which the principal prepayment is applied until the last day of the month in which such principal prepayment is applied and (ii) 30 days. Principal prepayments in full on the mortgage loans applied from the first day through the 14th day of any month will be passed through to the certificateholders on the distribution date in the same month (except for principal prepayments in full applied through July 14, 2006, which will be passed through to the certificateholders on the distribution date in August 2006), rather than on the distribution date of the following month, together with a full month's interest for the prior month. Accordingly, no compensating interest will be payable for principal prepayments in full applied during that period. Principal prepayments in full applied during the period from the 15th day through the last day of any month will be passed through on the distribution date in the following month, and, in order to provide for a full month's interest payment for the prior month, compensating interest will be passed through to the certificateholders for that period.

Reports and Other Information

            On each distribution date, the trustee will prepare and make available to each holder of a certificate, a statement based upon information received from the servicer generally setting forth, among other things:

(i)         the record dates, the accrual period, the determination date and the distribution date;

(ii)        the amount of distributions with respect to each class of certificates;

            (iii)       the amount of such distributions in clause (i) allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal;

            (iv)       the amount of such distributions in clause (i) allocable to interest and the Pass-Through Rates;

            (v)        the amount of any Net WAC Rate Carryover Amounts or Unpaid Interest Shortfall Amounts;

            (vi)       the Group I Interest Remittance Amount and the Group II Interest Remittance Amount and the Group I Principal Remittance Amount and Group II Principal Remittance Amount for such distribution date;

            (vii)      the certificate principal balance of each class of the certificates before and after giving effect to the distribution of principal on such distribution date;

            (viii)      the number and the stated principal balance for the Group I mortgage loans and the Group II mortgage loans at the beginning and the end of the related due period for the Group I mortgage loans and the Group II mortgage loans and updated mortgage loan pool composition information;

            (ix)       by loan group and in the aggregate, the amounts of servicing fees paid to or retained by the servicer or any subservicer;

            (x)        in the aggregate, the amount of advances and servicing advances made by the servicer for the related collection period, the amount of unrecovered advances and servicing advances (after giving effect to advances and servicing advances made on the distribution date) outstanding, and the aggregate amount of non-recoverable advances and servicing advances for such distribution date;

            (xi)       by loan group and in the aggregate, the number and aggregate stated principal balance of mortgage loans that were (A) delinquent (exclusive of mortgage loans in bankruptcy or foreclosure or REO properties) (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 to 119 days and (4) 120 or more days, as of the last day of the calendar month, (B) in foreclosure, (C) in bankruptcy and (D) REO properties;

            (xii)      the aggregate stated principal balance of all mortgage loans with respect to which the related mortgaged property was acquired by the trust in foreclosure or by deed in lieu of foreclosure (any such mortgaged property, an “REO property”) as of the close of business on the last day of the related prepayment period;

            (xiii)      by loan group and in the aggregate, the amount of principal and interest realized losses incurred during the related prepayment period and the cumulative amount of principal and interest realized losses;

            (xiv)     by loan group and in the aggregate, the amount of any net prepayment interest shortfalls for such distribution date to the extent not covered by the servicer and the amount of any shortfalls resulting from the application of the Relief Act or similar state or local law for such distribution date;

            (xv)      any Overcollateralization Deficiency Amount (after giving effect to distribution of principal on such distribution date);

            (xvi)     by loan group and in the aggregate, the principal balance of mortgage loans repurchased by the sponsor;

            (xvii)     the date when a Stepdown Date or a Trigger Event has occurred;

            (xviii)    the Overcollateralization Target Amount as of such distribution date;

            (xix)     the aggregate amount of extraordinary trust expenses (as described in the pooling agreement) paid to the trustee and the Delaware Trustee for such distribution date;

            (xx)      by loan group and in the aggregate, the amount of subsequent recoveries for the related prepayment period and the cumulative amount of subsequent recoveries;

            (xxi)     the Group I Swap Payment, the Group II Swap Payment, the Swap Payment, the Counterparty Payment, the Group I Net Swap Payment, the Group II Net Swap Payment, the Net Swap Payment and the Net Counterparty Payment for such distribution date; the Group I Swap Termination Payment paid on such distribution date, the Group II Swap Termination Payment paid on such distribution date, the Swap Termination Payment and the Swap Termination Payment remaining unpaid from prior distribution dates, and in each case whether payable by the supplemental interest trust trustee or by the swap counterparty; and any Counterparty Payments unpaid from prior distribution dates; and

            (xxii)     the Group I Final Maturity Reserve Amount, the Group II Final Maturity Reserve Amount, the Supplemental Final Maturity Reserve Amount, the Aggregate Final Maturity Reserve Amount and the aggregate amount on deposit in the final maturity reserve account for such distribution date and the amount distributed to each class of the offered certificates from the final maturity reserve account.

            The trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the trustee’s internet website.  The trustee’s internet website will initially be located at “https://www.tss.db.com/invr”.  Assistance in using the website can be obtained by calling the trustee’s customer service desk at 1-800-735-7777.  Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The trustee will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee will provide timely and adequate notification to all above parties regarding any such changes.

            Reports about the certificates required to be filed with the Securities and Exchange Commission (the “Commission”), including the trust’s Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, will be filed under the Commission file number for the trust, 333-131252.  The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The address of that internet web http://www.sec.gov.

            In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

            The yield to maturity of the offered certificates will be sensitive to defaults on the mortgage loans.  If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated.  In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.  The mortgage loans were underwritten in accordance with the Long Beach underwriting guidelines that are less stringent than the guidelines Washington Mutual Bank applies to its  borrowers who qualify for its prime or Alt-A mortgage loans and less stringent than the guidelines generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower’s credit history, credit score(s), loan-to-value ratio and debt-to-income ratio.  Borrowers who qualify under the Long Beach underwriting guidelines generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies.  As a result, the rates of delinquency, bankruptcy and foreclosure for those mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

            The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the offered certificates will be affected by the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the sponsor).  Certain of the mortgage loans contain prepayment charges, and the rate of principal payments on such mortgage loans may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charges.  The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans which provide that the mortgage loan is due upon the transfer of the related mortgaged property or is assumable by a creditworthy purchaser of the related mortgaged property, subject to limitations described under “Legal Aspects of the Mortgage Assets—Enforceability of Due-on-Sale Clauses” in the accompanying prospectus.  We refer you to “The Mortgage Pool” in this prospectus supplement.

            Prepayments, liquidations and purchases of the mortgage loans (including any optional purchase) will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans.  Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of the offered certificates may vary from the anticipated yield will depend upon the degree to which such class of certificates is purchased at a discount or premium.  Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

            The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs or general creditworthiness of the mortgagors, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease.  The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their adjustable- rate mortgage loans with other more competitive adjustable-rate mortgage loans.  The existence of the applicable periodic rate cap and maximum mortgage rate with respect to the adjustable-rate mortgage loans also may affect the likelihood of prepayments resulting from refinancings.  No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.  In addition, the delinquency and loss experience of the fixed-rate mortgage loans may differ from that of the adjustable-rate mortgage loans because the amount of the monthly payments on the adjustable-rate mortgage loans are subject to adjustment on each adjustment date.  In addition, a majority of the adjustable-rate mortgage loans will not have their initial adjustment date for two, three or five years after their origination.  The adjustable-rate mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the adjustable-rate mortgage loans as mortgagors seek to avoid changes in their monthly payments.

            The interest only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates.  However, as a mortgage loan with such a feature nears the end of its interest only period, the mortgagor may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate of such mortgage loan in order to avoid the increase in the monthly payments necessary to amortize the mortgage loan over its remaining life.

            Approximately 70.01% and 72.44% of the Group I mortgage loans and Group II mortgage loans (in each case, by aggregate scheduled principal balance of the mortgage loans in the related loan group as of the cut-off date), respectively, provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.  The holders of the Class P Certificates will be entitled to all prepayment charges received in respect of voluntary prepayments in full and the servicer will be entitled to all prepayment charges received in respect of voluntary prepayments in part on the mortgage loans, and such amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the pooling agreement, the servicer may waive the payment of any otherwise applicable prepayment charge.  Investors should conduct their own analysis of the effect, if any, that prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on the prepayment performance of the mortgage loans.  The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on prepayment performance of the mortgage loans.

            The yields on the offered certificates may be adversely affected by Net Swap Payments and the Swap Termination Payment (unless the swap counterparty is the Defaulting Party or the Sole Affected Party (each as defined in the swap agreement)) payable by the supplemental interest trust trustee.  Any Net Swap Payment or the Swap Termination Payment (unless the swap counterparty is the Defaulting Party or the Sole Affected Party (each as defined in the swap agreement)) payable by the supplemental interest trust trustee will reduce amounts available for distribution to certificateholders.  If the rate of prepayments on the mortgage loans is faster than anticipated, the swap notional amount on which payments due under the swap agreement are calculated may exceed the aggregate stated principal balance of the mortgage loans, thereby increasing the relative proportion of interest (and possibly principal) collections on the mortgage loans that must be applied to make any Net Swap Payment to the swap counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

            To the extent interest on any class of the offered certificates is paid at the related Net WAC Rate instead of the related Formula Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur.  Such shortfall will only be payable from the Net Monthly Excess Cashflow and, payments received under the swap agreement by the supplemental interest trust trustee, as described under “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Additional Information

            The depositor has filed certain yield tables and other computational materials with respect to the offered certificates with the Commission and may file certain additional yield tables and other computational materials with respect to the offered certificates with the Commission.  Such tables and materials were prepared by the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  These tables and assumptions may be based on assumptions that differ from the structuring assumptions.  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.  Those tables and materials are preliminary in nature and are subject to change, and may not reflect the final terms and structure of the securitization transaction.  The final terms and structure of the securitization transaction are as described in this prospectus supplement.

Weighted Average Lives

            The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation.  In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity.  The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

            The weighted average life of an offered certificate is the average amount of time that will elapse from the date such certificate is sold to investors (on or about July 26, 2006), until each dollar of principal is repaid to the investors in such certificate.  Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to maturity of the mortgage loans as described in this prospectus supplement under “The Mortgage Pool.”

            Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement (the “Prepayment Assumption”) assumes:

            (i)         In the case of the fixed-rate mortgage loans, 100% of the related vector.  In the case of the fixed-rate mortgage loans, the related “vector” means a constant prepayment rate (“CPR”) of 4.60% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.6727% (precisely 18.40%/11) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such mortgage loans, a CPR of 23% per annum.

            (ii)        In the case of the adjustable-rate mortgage loans, 100% of the related vector.  In the case of the adjustable-rate mortgage loans, the related “vector” means a CPR of 4% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 2.1818% (precisely 24%/11) per annum in each month thereafter until the 12th month, beginning with the 13th month and remaining at 28% per annum in each month thereafter until the 24th month, beginning with the 25th month and remaining at 55% per annum in each month thereafter until the 28th month, and then beginning in the 29th month and in each month thereafter during the life of such mortgage loans, a CPR of 35% per annum.

            CPR is a Prepayment Assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  The prepayment assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.  Each of the prepayment scenarios in the tables in Appendix B (which is incorporated by reference into this prospectus supplement) assumes the respective percentages of the Prepayment Assumption indicated for such scenario.

            The tables entitled “Percent of Original Certificate Principal Balance Outstanding” in Appendix B (which is incorporated by reference into this prospectus supplement) were prepared on the basis of the assumptions in the following paragraph and the tables set forth below.  There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans.  Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates indicated in the tables in Appendix B.  In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables in Appendix B, the distributions of principal on such classes of offered certificates may be made earlier or later than indicated in the tables in Appendix B.

            The percentages and weighted average lives in the tables entitled “Percent of Original Certificate Principal Balance Outstanding” in Appendix B were determined assuming, among other things, that (the “Structuring Assumptions”):

•     the mortgage loans have the characteristics specified in the tables below (based on the mortgage pool on the closing date consisting of the mortgage loans with an aggregate stated principal balance of the mortgage loans as of the cut-off date of approximately $1,688,108,026),

•     the closing date for the offered certificates occurs on July 26, 2006 and the offered certificates are sold to investors on July 26, 2006,

•     distributions on the certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in August, 2006, in accordance with the allocation of available funds specified above under “Description of the Certificates—Allocation of Available Funds,”

•     the prepayment rates are those indicated in the “Prepayment Scenarios” table below,

•     prepayments include thirty days’ interest,

•     the sponsor is not required to substitute or repurchase any or all of the mortgage loans pursuant to the pooling agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life (years) to Optional Termination” in the tables in Appendix B,

•     the Overcollateralization Target Amount is as specified in this prospectus supplement,

•     scheduled payments for all mortgage loans are received on the first day of each month commencing in August 2006, the principal portion of such payments being computed prior to giving effect to prepayments received in the previous month, and there are no losses or delinquencies with respect to such mortgage loans,

•     all mortgage loans prepay at the indicated rate and all such payments are treated as prepayments in full of individual mortgage loans, with no shortfalls in collection of interest,

•     such prepayments are received on the last day of each month commencing in the month of the closing date,

•     the level of one-month LIBOR is at all times equal to 5.39% per annum,

•     the Pass-Through Rates for the offered certificates are as specified in this prospectus supplement,

•     the mortgage rate for each adjustable-rate mortgage loan is adjusted on its next adjustment date (and on subsequent adjustment dates, if necessary) to equal the sum of (a) the assumed level of six-month LIBOR and (b) the respective gross margin (such sum being subject to the applicable periodic rate caps, minimum mortgage rates and maximum mortgage rates),

•     the mortgage rate for each adjustable rate mortgage loan adjusts every six months following its first adjustment date;

•     with respect to the adjustable-rate mortgage loans, six-month LIBOR at all times is equal to 5.62% per annum,

•     the aggregate fees are equal to 0.50% per annum,

•     the trustee fee rate and the Delaware trustee fee rate is at all times equal to zero,

•     the certificate principal balance of the Class P Certificates is equal to zero,

•     no Swap Termination Payment occurs, and

•     the certificate principal balance of the offered certificates is reduced to zero no later than the final scheduled distribution date.

Nothing contained in the assumptions described above should be construed as a representation that the mortgage loans will not experience delinquencies or losses.

Prepayment Scenarios

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Fixed-Rate Mortgage Loans(1)	50%	75%	100%	125%	150%
Adjustable-Rate Mortgage Loans(1)	50%	75%	100%	125%	150%

(1) Percentage of the Prepayment Assumption

Assumed Mortgage Loan Characteristics

Group I Mortgage Loans

Loan Number	Principal Balance ($)	Gross Mortgage Rate (%)	Months to Next Adjustment Date	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Original Amortization Term to Maturity (months)	Remaining Amortization Term (months)	Remaining Term to Stated Maturity (months)	Original Interest Only Term (months)
1	45,142,04////9.64	9.321	23	5.330	15.321	9.321	2.000	1.000	360	359	359	0
2	2,748,849.48	9.586	23	5.217	15.586	9.586	2.025	1.000	360	359	359	0
3	4,847,644.97	9.379	23	5.222	15.379	9.379	2.000	1.000	360	359	359	0
4	107,422.58	7.650	23	4.990	13.650	7.650	2.000	1.000	360	359	359	0
5	3,085,413.59	9.552	23	5.106	15.552	9.552	2.000	1.000	360	359	359	0
6	50,291.86	10.950	23	4.990	16.950	10.950	2.000	1.000	360	359	359	0
7	1,493,886.24	9.186	23	5.456	15.186	9.186	2.000	1.000	360	359	359	0
8	4,129,052.95	9.079	23	5.674	15.079	9.079	2.000	1.000	360	359	359	0
9	87,460,723.31	8.838	23	5.407	14.838	8.838	2.000	1.000	360	359	359	0
10	10,363,731.88	8.486	23	5.471	14.486	8.486	2.000	1.000	360	359	359	0
11	1,088,314.64	8.486	23	5.714	14.486	8.486	2.000	1.000	360	359	359	0
12	1,865,421.67	8.241	23	5.497	14.241	8.241	2.000	1.000	360	359	359	0
13	25,138,347.51	8.727	23	5.049	14.727	8.727	2.000	1.000	480	479	479	0
14	687,187.25	8.320	23	4.990	14.320	8.320	2.000	1.000	480	479	479	0
15	1,302,520.15	8.617	23	5.076	14.617	8.617	2.000	1.000	480	479	479	0
16	134,867.98	10.950	22	4.990	16.950	10.950	2.000	1.000	480	478	478	0
17	1,046,421.57	8.303	23	5.201	14.303	8.303	2.000	1.000	480	479	479	0
18	342,210.83	7.069	22	4.990	13.069	7.069	2.000	1.000	480	478	478	0
19	5,642,421.22	8.707	23	5.050	14.707	8.707	2.000	1.000	480	479	479	0
20	73,087,811.56	7.946	23	5.067	13.946	7.946	2.000	1.000	480	479	479	0
21	22,476,863.20	7.587	23	5.028	13.587	7.587	2.000	1.000	480	479	479	0
22	165,435.13	8.400	22	4.990	14.400	8.400	2.000	1.000	480	478	478	0
23	902,069.15	8.250	23	4.990	14.250	8.250	2.000	1.000	480	479	479	0
24	3,527,860.93	8.334	23	5.020	14.334	8.334	2.000	1.000	480	479	479	0
25	315,898.44	7.600	23	4.990	13.600	7.600	2.000	1.000	480	479	479	0
26	872,424.29	7.815	23	4.990	13.815	7.815	1.000	1.000	336	336	359	24
27	92,400.00	6.850	23	4.990	12.850	6.850	1.000	1.000	336	336	359	24
28	148,000.00	6.950	23	4.990	12.950	6.950	1.000	1.000	336	336	359	24
29	925,000.00	7.943	23	4.990	13.943	7.943	1.000	1.000	336	336	359	24
30	6,588,325.00	7.245	23	4.990	13.245	7.245	1.000	1.000	336	336	359	24
31	848,000.00	6.483	23	4.990	12.483	6.483	1.000	1.000	336	336	359	24
32	260,000.00	6.500	23	4.990	12.500	6.500	1.000	1.000	336	336	359	24
33	9,814,607.23	8.947	35	5.251	14.947	8.947	3.000	1.000	360	359	359	0
34	726,426.74	9.556	35	4.982	15.556	9.556	3.000	1.000	360	359	359	0
35	67,166.24	9.400	35	4.990	15.400	9.400	3.000	1.000	360	359	359	0
36	429,323.40	8.212	35	4.990	14.212	8.212	3.000	1.000	360	359	359	0
37	583,886.22	9.085	36	6.196	15.085	9.085	3.000	1.000	360	360	360	0
38	3,661,918.33	8.220	35	5.120	14.220	8.220	3.000	1.000	360	359	359	0
39	10,779,000.59	8.149	35	5.066	14.149	8.149	3.000	1.000	480	479	479	0
40	232,861.46	9.400	28	4.990	15.400	9.400	3.000	1.000	480	472	472	0
41	287,887.16	6.900	35	4.990	12.900	6.900	3.000	1.000	480	479	479	0
42	620,763.71	7.171	35	4.990	13.171	7.171	3.000	1.000	480	479	479	0
43	5,541,506.67	7.843	34	5.028	13.843	7.843	3.000	1.000	480	478	478	0
44	197,954.45	8.750	35	4.990	14.750	8.750	3.000	1.000	480	479	479	0
45	211,176.05	7.300	35	4.990	13.300	7.300	3.000	1.000	480	479	479	0
46	239,920.00	7.825	36	4.990	13.825	7.825	3.000	1.000	324	324	360	36
47	22,006,318.99	8.806	59	5.205	14.806	8.806	2.989	1.000	360	359	359	0
48	1,260,235.20	8.525	59	5.161	14.525	8.525	3.000	1.000	360	359	359	0
49	222,559.46	10.434	59	5.788	16.434	10.434	3.000	1.000	360	359	359	0
50	397,317.90	7.001	59	5.179	13.001	7.001	3.000	1.000	360	359	359	0
51	182,892.51	8.650	59	4.990	14.650	8.650	3.000	1.000	360	359	359	0
52	1,025,038.60	7.516	59	5.316	13.516	7.516	3.000	1.000	360	359	359	0
53	8,095,591.31	8.121	59	5.289	14.121	8.121	3.000	1.000	360	359	359	0
54	74,957.29	8.800	59	6.750	14.800	8.800	3.000	1.000	360	359	359	0
55	10,155,206.32	8.026	59	5.033	14.026	8.026	3.000	1.000	480	479	479	0
56	389,568.61	9.663	59	4.990	15.663	9.663	3.000	1.000	480	479	479	0
57	190,334.29	7.350	59	4.990	13.350	7.350	3.000	1.000	480	479	479	0
58	583,048.79	8.536	59	4.990	14.536	8.536	3.000	1.000	480	479	479	0
59	305,123.76	7.743	59	4.990	13.743	7.743	3.000	1.000	480	479	479	0
60	10,956,845.47	7.492	59	5.068	13.492	7.492	3.000	1.000	480	479	479	0
61	375,800.00	8.633	59	4.990	14.633	8.633	3.000	1.000	300	300	359	60
62	172,800.00	7.300	59	4.990	13.300	7.300	3.000	1.000	300	300	359	60
63	396,500.00	6.965	59	4.990	12.965	6.965	3.000	1.000	300	300	359	60
64	2,400,491.28	7.190	59	5.062	13.190	7.190	3.000	1.000	300	300	359	60
65	161,200.00	7.550	60	4.990	13.550	7.550	3.000	1.000	300	300	360	60
66	1,317,514.76	8.965	24	4.990	14.965	8.965	2.000	1.000	480	480	360	0
67	2,192,516.39	8.066	23	5.050	14.066	8.066	2.000	1.000	480	479	359	0
68	17,097,233.85	7.770	23	5.095	13.770	7.770	2.000	1.000	480	479	359	0
69	5,824,842.43	7.191	23	5.019	13.191	7.191	2.000	1.000	480	479	359	0
70	444,703.41	8.555	23	4.990	14.555	8.555	2.000	1.000	480	479	359	0
71	1,536,041.33	7.943	35	4.990	13.943	7.943	3.000	1.000	480	479	359	0
72	593,354.27	8.616	35	5.154	14.616	8.616	3.000	1.000	480	479	359	0
73	2,390,975.18	7.065	35	5.029	13.065	7.065	3.000	1.000	480	479	359	0
74	805,177.80	7.956	60	4.990	13.956	7.956	3.000	1.000	480	480	360	0
75	424,500.00	8.536	60	5.353	14.536	8.536	3.000	1.000	480	480	360	0
76	2,819,879.31	7.140	59	5.039	13.140	7.140	3.000	1.000	480	479	359	0
77	233,000.00	6.300	60	4.990	12.300	6.300	3.000	1.000	480	480	360	0
78	224,000.00	7.388	N/A	N/A	N/A	N/A	N/A	N/A	480	480	360	0
79	121,563.62	7.850	N/A	N/A	N/A	N/A	N/A	N/A	480	479	359	0
80	1,065,626.11	6.909	N/A	N/A	N/A	N/A	N/A	N/A	480	480	360	0
81	877,608.49	9.211	N/A	N/A	N/A	N/A	N/A	N/A	180	179	179	0
82	54,836.79	7.700	N/A	N/A	N/A	N/A	N/A	N/A	180	179	179	0
83	1,187,582.35	8.065	N/A	N/A	N/A	N/A	N/A	N/A	180	179	179	0
84	256,656.15	8.000	N/A	N/A	N/A	N/A	N/A	N/A	180	179	179	0
85	15,091,035.59	8.637	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
86	144,930.90	9.650	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
87	1,642,878.31	8.523	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
88	115,920.00	7.150	N/A	N/A	N/A	N/A	N/A	N/A	360	360	360	0
89	501,179.01	7.582	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
90	307,752.86	7.138	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
91	1,097,856.13	7.695	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
92	1,983,273.24	8.512	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
93	29,974,814.82	7.890	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
94	154,435.46	6.800	N/A	N/A	N/A	N/A	N/A	N/A	360	358	358	0
95	458,685.85	7.913	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
96	516,168.68	8.506	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
97	731,935.11	8.073	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
98	3,890,280.92	8.550	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
99	386,710.46	8.995	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
100	208,268.18	9.302	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
101	455,530.09	7.311	N/A	N/A	N/A	N/A	N/A	N/A	480	478	478	0
102	1,284,797.20	7.466	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
103	13,985,742.62	7.488	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
104	78,937.04	6.850	N/A	N/A	N/A	N/A	N/A	N/A	480	478	478	0
105	572,641.07	7.214	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
106	107,446.62	11.297	N/A	N/A	N/A	N/A	N/A	N/A	180	178	178	0
107	10,290,189.30	10.837	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
108	123,158.25	11.243	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
109	140,329.44	10.447	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
110	67,250.51	10.063	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
111	270,101.88	10.955	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
112	3,779,373.12	10.808	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
113	1,514,918.51	10.576	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
114	67,479.36	11.700	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
115	78,969.27	10.600	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0

Assumed Mortgage Loan Characteristics

Group II Mortgage Loans

Loan Number	Principal Balance ($)	Gross Mortgage Rate (%)	Months to Next Adjustment Date	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Original Amortization Term to Maturity (months)	Remaining Amortization Term (months)	Remaining Term to Stated Maturity (months)	Original Interest Only Term (months)
1	51,627,568.35	9.328	23	5.129	15.328	9.328	2.000	1.000	360	359	359	0
2	4,305,475.63	9.497	23	5.034	15.497	9.497	2.000	1.000	360	359	359	0
3	8,336,871.53	10.044	23	4.990	16.044	10.044	2.000	1.000	360	359	359	0
4	2,257,974.85	9.602	23	5.085	15.602	9.602	2.000	1.000	360	359	359	0
5	69,265.19	9.400	23	4.990	15.400	9.400	2.000	1.000	360	359	359	0
6	1,180,746.27	8.873	23	4.990	14.873	8.873	2.000	1.000	360	359	359	0
7	304,000.00	7.750	24	4.990	13.750	7.750	2.000	1.000	360	360	360	0
8	11,191,080.02	8.666	23	5.176	14.666	8.666	2.000	1.000	360	359	359	0
9	98,888,738.22	8.699	23	5.179	14.699	8.699	2.000	1.000	360	359	359	0
10	8,949,599.74	8.243	23	5.160	14.243	8.243	2.000	1.000	360	359	359	0
11	139,742.75	8.300	22	4.990	14.300	8.300	2.000	1.000	360	358	358	0
12	428,180.23	9.300	23	4.990	15.300	9.300	2.000	1.000	360	359	359	0
13	2,086,704.51	8.386	23	4.990	14.386	8.386	2.000	1.000	360	359	359	0
14	236,640.05	8.100	19	4.990	14.100	8.100	2.000	1.000	360	355	355	0
15	75,036,055.25	8.789	23	4.997	14.789	8.789	2.000	1.000	480	479	479	0
16	294,612.22	9.981	23	4.990	15.981	9.981	2.000	1.000	480	479	479	0
17	1,335,661.00	8.152	23	4.990	14.152	8.152	2.000	1.000	480	479	479	0
18	629,832.18	8.250	23	4.990	14.250	8.250	2.000	1.000	480	479	479	0
19	2,413,958.90	8.199	23	5.291	14.199	8.199	2.000	1.000	480	479	479	0
20	479,811.93	6.900	23	4.990	12.900	6.900	2.000	1.000	480	479	479	0
21	40,740,827.18	8.553	23	5.007	14.553	8.553	2.000	1.000	480	479	479	0
22	200,391,083.59	8.080	23	5.008	14.080	8.080	2.000	1.000	480	479	479	0
23	62,943,189.36	7.701	23	5.036	13.701	7.701	2.000	1.000	480	479	479	0
24	1,522,937.44	8.543	23	5.409	14.543	8.543	2.000	1.000	480	479	479	0
25	8,803,068.55	8.041	23	4.990	14.041	8.041	2.000	1.000	480	479	479	0
26	439,754.29	8.100	22	4.990	14.100	8.100	2.000	1.000	480	478	478	0
27	7,640,823.78	8.660	23	4.990	14.660	8.660	1.000	1.000	336	336	359	24
28	272,000.00	6.750	23	4.990	12.750	6.750	1.000	1.000	336	336	359	24
29	5,414,540.00	8.326	23	4.990	14.326	8.326	1.000	1.000	336	336	359	24
30	35,099,283.33	7.562	23	5.022	13.562	7.562	1.000	1.000	336	336	359	24
31	12,558,825.90	7.219	23	4.990	13.219	7.219	1.000	1.000	336	336	359	24
32	1,456,000.00	7.748	24	4.990	13.748	7.748	1.000	1.000	336	336	360	24
33	9,500,953.11	8.690	35	5.140	14.690	8.690	3.000	1.000	360	359	359	0
34	154,096.71	8.065	35	4.990	14.065	8.065	3.000	1.000	360	359	359	0
35	273,430.81	8.400	35	4.990	14.400	8.400	3.000	1.000	360	359	359	0
36	117,901.75	8.550	35	4.990	14.550	8.550	3.000	1.000	360	359	359	0
37	594,540.43	7.300	35	4.990	13.300	7.300	3.000	1.000	360	359	359	0
38	612,833.86	7.621	35	4.990	13.621	7.621	3.000	1.000	360	359	359	0
39	3,266,563.66	8.162	35	4.990	14.162	8.162	3.000	1.000	360	359	359	0
40	244,980.71	9.550	35	4.990	15.550	9.550	3.000	1.000	360	359	359	0
41	14,385,183.80	9.029	35	4.990	15.029	9.029	3.000	1.000	480	479	479	0
42	89,966.75	9.500	34	4.990	15.500	9.500	3.000	1.000	480	478	478	0
43	2,129,390.63	8.293	34	4.990	14.293	8.293	3.000	1.000	480	478	478	0
44	1,115,053.70	8.449	34	4.990	14.449	8.449	3.000	1.000	480	478	478	0
45	5,475,757.43	7.963	35	4.990	13.963	7.963	3.000	1.000	480	479	479	0
46	325,502.61	7.850	35	4.990	13.850	7.850	3.000	1.000	480	479	479	0
47	1,763,800.00	8.753	35	4.990	14.753	8.753	3.000	1.000	324	324	359	36
48	86,400.00	7.450	35	4.990	13.450	7.450	3.000	1.000	324	324	359	36
49	275,100.00	5.775	35	4.990	11.775	5.775	3.000	1.000	324	324	359	36
50	3,563,688.10	7.425	35	4.990	13.425	7.425	3.000	1.000	324	324	359	36
51	43,913,124.06	8.864	59	5.170	14.864	8.864	2.987	1.000	360	359	359	0
52	94,500.00	10.400	60	4.990	16.400	10.400	3.000	1.000	360	360	360	0
53	736,335.40	7.726	59	4.990	13.726	7.726	3.000	1.000	360	359	359	0
54	199,105.49	8.446	59	4.990	14.446	8.446	3.000	1.000	360	359	359	0
55	138,524.29	9.000	59	4.990	15.000	9.000	3.000	1.000	360	359	359	0
56	1,645,567.45	8.056	59	4.990	14.056	8.056	3.000	1.000	360	359	359	0
57	1,366,607.96	8.308	59	4.990	14.308	8.308	3.000	1.000	360	359	359	0
58	15,346,762.32	7.738	59	5.227	13.738	7.738	3.000	1.000	360	359	359	0
59	239,766.73	6.125	59	4.990	12.125	6.125	3.000	1.000	360	359	359	0
60	1,051,481.86	7.277	59	6.029	13.277	7.277	3.000	1.000	360	359	359	0
61	49,609,323.03	8.462	59	5.006	14.462	8.462	3.000	1.000	480	479	479	0
62	97,185.97	10.300	59	4.990	16.300	10.300	3.000	1.000	480	479	479	0
63	114,713.12	7.600	59	4.990	13.600	7.600	3.000	1.000	480	479	479	0
64	1,495,425.78	7.697	59	4.990	13.697	7.697	3.000	1.000	480	479	479	0
65	4,892,534.66	8.152	59	4.990	14.152	8.152	3.000	1.000	480	479	479	0
66	2,093,674.33	7.856	59	5.137	13.856	7.856	3.000	1.000	480	479	479	0
67	48,249,445.15	7.474	59	5.024	13.474	7.474	3.000	1.000	480	479	479	0
68	282,132.15	8.600	59	4.990	14.600	8.600	3.000	1.000	480	479	479	0
69	9,433,749.29	7.520	59	4.990	13.520	7.520	3.000	1.000	300	300	359	60
70	420,000.00	8.377	59	4.990	14.377	8.377	3.000	1.000	300	300	359	60
71	2,882,137.86	8.265	59	4.990	14.265	8.265	3.000	1.000	300	300	359	60
72	733,200.00	7.347	59	4.990	13.347	7.347	3.000	1.000	300	300	359	60
73	11,315,456.48	6.977	59	4.990	12.977	6.977	3.000	1.000	300	300	359	60
74	999,920.00	6.670	60	4.990	12.670	6.670	3.000	1.000	300	300	360	60
75	14,105,750.28	8.898	23	5.033	14.898	8.898	2.000	1.000	480	479	359	0
76	6,006,170.24	8.040	23	4.990	14.040	8.040	2.000	1.000	480	479	359	0
77	33,199,336.45	7.594	23	5.016	13.594	7.594	2.000	1.000	480	479	359	0
78	11,927,646.54	7.691	23	5.040	13.691	7.691	2.000	1.000	480	479	359	0
79	235,924.15	7.600	23	4.990	13.600	7.600	2.000	1.000	480	479	359	0
80	423,831.53	6.850	23	4.990	12.850	6.850	2.000	1.000	480	479	359	0
81	1,325,470.90	8.771	36	4.990	14.771	8.771	3.000	1.000	480	480	360	0
82	785,515.53	7.518	35	4.990	13.518	7.518	3.000	1.000	480	479	359	0
83	512,000.00	7.100	36	4.990	13.100	7.100	3.000	1.000	480	480	360	0
84	1,561,165.96	7.692	35	4.990	13.692	7.692	3.000	1.000	480	479	359	0
85	2,630,247.18	8.777	59	4.990	14.777	8.777	3.000	1.000	480	479	359	0
86	965,400.89	7.921	59	4.990	13.921	7.921	3.000	1.000	480	479	359	0
87	1,016,762.90	6.572	59	4.990	12.572	6.572	3.000	1.000	480	479	359	0
88	15,829,974.76	7.286	59	5.026	13.286	7.286	3.000	1.000	480	479	359	0
89	859,995.84	8.006	59	4.990	14.006	8.006	3.000	1.000	480	479	359	0
90	702,528.14	7.001	N/A	N/A	N/A	N/A	N/A	N/A	480	479	359	0
91	2,122,136.06	6.771	N/A	N/A	N/A	N/A	N/A	N/A	480	479	359	0
92	415,871.93	7.750	N/A	N/A	N/A	N/A	N/A	N/A	480	479	359	0
93	289,920.00	9.886	N/A	N/A	N/A	N/A	N/A	N/A	180	180	180	0
94	483,641.35	8.350	N/A	N/A	N/A	N/A	N/A	N/A	180	179	179	0
95	939,859.07	7.982	N/A	N/A	N/A	N/A	N/A	N/A	180	179	179	0
96	12,277,855.39	8.292	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
97	722,631.63	9.262	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
98	609,717.41	8.878	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
99	130,902.77	7.500	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
100	4,340,800.87	7.397	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
101	3,808,881.12	8.262	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
102	44,552,100.82	7.516	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
103	1,405,591.60	9.215	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
104	4,842,753.14	8.173	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
105	486,555.05	10.510	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
106	3,744,608.62	7.390	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
107	2,372,196.96	8.120	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
108	25,940,299.50	7.381	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
109	599,693.21	6.950	N/A	N/A	N/A	N/A	N/A	N/A	480	479	479	0
110	129,946.28	10.479	N/A	N/A	N/A	N/A	N/A	N/A	180	179	179	0
111	110,463.69	11.242	N/A	N/A	N/A	N/A	N/A	N/A	240	239	239	0
112	104,762.64	11.200	N/A	N/A	N/A	N/A	N/A	N/A	240	238	238	0
113	20,834,752.18	11.146	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
114	179,926.89	10.301	N/A	N/A	N/A	N/A	N/A	N/A	360	358	358	0
115	245,115.39	11.161	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
116	4,964,137.65	11.567	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
117	28,020,890.13	11.077	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
118	11,622,744.81	10.813	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
119	34,958.49	11.700	N/A	N/A	N/A	N/A	N/A	N/A	360	358	358	0
120	123,951.52	10.684	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
121	1,378,752.00	11.181	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
122	259,520.21	11.450	N/A	N/A	N/A	N/A	N/A	N/A	360	359	359	0
            Based on the assumptions described above, the tables in Appendix B indicate the percentages of the original certificate principal balance of the Class I‑A Certificates, the Class II‑A1 Certificates, the Class II‑A2 Certificates, the Class II‑A3 Certificates, the Class II‑A4 Certificates, the Class M‑1 Certificates, the Class M‑2 Certificates, the Class M‑3 Certificates, the Class M‑4 Certificates, the Class M‑5 Certificates, the Class M‑6 Certificates, the Class M‑7 Certificates, the Class M‑8 Certificates, the Class M‑9 Certificates, the Class M‑10 Certificates and the Class M‑11 Certificates that would be outstanding after each of the dates shown, at various prepayment scenarios and the corresponding weighted average lives.

Yield Sensitivity of the Mezzanine Certificates

            If the certificate principal balances of all classes of certificates that are subordinate to a class of the Mezzanine Certificates have been reduced to zero, the yield to maturity on that class of the Mezzanine Certificates will become extremely sensitive to losses on the mortgage loans (and their timing) because the entire amount of any related realized losses (to the extent not covered by Net Monthly Excess Cashflow, any payments by the swap counterparty pursuant to the swap agreement) will be allocated to that class of the Mezzanine Certificates.  The initial undivided interests in the mortgage loans evidenced by the Class M‑1 Certificates, the Class M‑2 Certificates, the Class M‑3 Certificates, the Class M‑4 Certificates, the Class M‑5 Certificates, the Class M‑6 Certificates, the Class M‑7 Certificates, the Class M‑8 Certificates, the Class M‑9 Certificates, the Class M‑10 Certificates, the Class M‑11 Certificates and the Class C Certificates are approximately 3.60%, approximately 3.25%, approximately 1.90%, approximately 1.75%, approximately 1.65%, approximately 1.50%, approximately 1.50%, approximately 1.15%, approximately 0.85%, approximately 0.70%, approximately 1.00% and approximately 2.55%, respectively.  Investors in the Mezzanine Certificates should fully consider the risk that realized losses on the mortgage loans could result in the failure of such investors to fully recover their initial investments.  In addition, once realized losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and will not be reinstated after that, and no amounts in respect of the realized losses so allocated will be distributable to such certificates (other than amounts reinstated due to subsequent recoveries on a liquidated mortgage loan as described under “Description of the Certificates—Credit Enhancement—Allocation of Losses”).  However, Allocated Realized Loss Amounts may be paid to the Mezzanine Certificates from the Net Monthly Excess Cashflow, to the extent available, and from amounts, if any, received from the swap counterparty pursuant to the swap agreement in the priorities described under “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

            Unless the certificate principal balances of the Class A Certificates have been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and the Mezzanine Certificates.  As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because a Trigger Event may be based on delinquencies and not necessarily losses, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the certificate principal balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool.  For additional considerations relating to the yield on the Mezzanine Certificates, we refer you to “Yield and Maturity Considerations” in the accompanying prospectus.

USE OF PROCEEDS

            The depositor will apply the net proceeds of the sale of the offered certificates to the purchase of the mortgage loans transferred to the trust.  The depositor will not receive any of the proceeds from the sale of certificates in market-making transactions by WaMu Capital Corp.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

            One or more elections will be made to treat designated portions of the trust (exclusive of the reserve fund, the supplemental interest trust, the supplemental interest account, the swap agreement and the final maturity reserve account) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes.  Upon the issuance of the certificates, Heller Ehrman LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) each REMIC election is made timely in the required form, (ii) the servicer, any subservicer and the trustee comply with all provisions of the pooling agreement, (iii) certain representations in the pooling agreement and the mortgage loan purchase agreement are true, and (iv) there is continued compliance with applicable provisions of the Internal Revenue Code of 1986, as it may be amended from time to time (the “Code”), and applicable Treasury regulations issued under the Code, for federal income tax purposes, each REMIC elected by the trust will qualify as a REMIC under Sections 860A through 860G of the Code.

            For federal income tax reporting purposes, the trustee will treat each holder of an offered certificate as (i) holding an undivided interest in a REMIC regular interest (the “REMIC regular interest component”) and (ii) as having entered into a limited recourse notional principal contract (the “NPC component”).  The REMIC regular interest components will represent “regular interests” in, and generally will be treated as debt instruments of, a REMIC.  See “Material Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

            The REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that the maximum interest rate of the REMIC regular interest component will in all cases equal the Net WAC Rate for the corresponding offered certificate, computed for this purpose (i) without reduction for any Swap Termination Payment payable by the supplemental interest trust trustee, (ii) by limiting the swap notional amount to the aggregate scheduled principal balance of the mortgage loans, and (iii) by assuming that, on each distribution date from August 2016 through July 2026, the Final Maturity Reserve Amount payable for each loan group will be the product of the Final Maturity Reserve Rate and the aggregate stated principal balance of the mortgage loans in such group, regardless of whether any amount is actually deposited in the final maturity reserve account on such distribution date.  For tax purposes, any Swap Termination Payment will be treated as paid first out of Net Monthly Excess Cashflow and then out of amounts distributed on the offered certificates.  As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an offered certificate may exceed or fall short of the actual amount of distributions on such certificate.

            Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the NPC component.  Alternatively, any amount payable on the REMIC regular interest component of an offered certificate in excess of the amount payable on that certificate will be treated as having been received by the holder of that certificate with respect to the REMIC regular interest component and then as having been paid by such holder pursuant to the NPC Component.  Each holder of an offered certificate will be required to report income accruing with respect to the REMIC regular interest component and the NPC component as discussed below and under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates” in the accompanying prospectus.

Allocation of Purchase Price and Sales Price

            The treatment of amounts received by a holder of an offered certificate under such holder's NPC component will depend on the portion, if any, of such holder's purchase price allocable thereto.  Under Treasury regulations, each holder of an offered certificate must allocate its purchase price for the certificate among the REMIC regular interest component and the NPC component in accordance with the relative fair market values of each property right.  Treasury regulations regarding original issue discount (the  “OID Regulations”) provide that the trust's allocation of the issue price of an offered certificate is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation.  For tax reporting purposes, the trust will assume that the NPC component has a nominal value or such other value as specified in the pooling agreement (which will be available upon request from the trustee).  However, the NPC component is difficult to value and the IRS could assert that the value of the NPC component is greater than the value used for information reporting purposes.  Prospective investors should consult their tax advisors regarding the tax consequences to them if the IRS were successful in asserting a different value for the NPC component.

            Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on their relative fair market values at the time of the disposition and must treat the sale, exchange or other disposition as a disposition of both components.  Assuming that the offered certificate is a capital asset within the meaning of Section 1221 of the Code, gain or loss on the disposition of the NPC component should be capital gain or loss.  For a discussion of the material federal income tax consequences to a holder on the disposition of the REMIC regular interest component, see “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates” in the accompanying prospectus.

Original Issue Discount and Premium

            Some of the REMIC regular interest components of the Class A Certificates, the Mezzanine Certificates may be treated as having been issued with original issue discount.  In addition, if the IRS were to successfully assert that the NPC component of any offered certificate had a greater value than that used by the trust for tax reporting, one consequence would be a corresponding increase in the amount of original issue discount (or reduction in the premium paid) on the REMIC regular interest component.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 100% of the Prepayment Assumption.  No representation is made that the mortgage loans will prepay at such rate or at any other rate.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the accompanying prospectus.

            The OID Regulations generally address the treatment of debt instruments issued with original issue discount.  Purchasers of the offered certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the REMIC regular interest component of the offered certificates.  In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on an adjustable rate such as the REMIC regular interest components of the offered certificates.  Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such regular interests and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such regular interests even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the REMIC regular interest component of the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations.  Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

            It appears that a reasonable method of reporting original issue discount with respect to the REMIC regular interest components of the offered certificates, if such components are required to be treated as issued with original issue discount, generally would be to report all income with respect to such components as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such components, thereby treating such components as fixed-rate instruments to which the original issue discount computation rules described in the accompanying prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the accompanying prospectus.

            If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder would be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

            Whether or not the IRS successfully asserts that the REMIC regular interest component of the offered certificates are issued with original issue discount, the holders of the offered certificates will be required to include in income interest on such components in accordance with the accrual method of accounting.

            The REMIC regular interest components of certain certificates may be treated for federal income tax purposes as having been purchased at a premium.  Whether any holder of a certificate will be treated as holding such component with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by the certificateholder.  Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

The NPC Component

            Payments with respect to the NPC component of an offered certificate will be treated as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a fixed or variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the offered certificates will be unable to use the integration method provided for under such regulations with respect to those certificates.

            The portion of the overall purchase price of an offered certificate attributable to the NPC component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component.  The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of an interest rate cap contract.  Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the NPC component of an offered certificate.

            Any payments made to a beneficial owner of an offered certificate in excess  of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received on such certificate pursuant to the NPC component, and such excess will be treated as a periodic payment on a notional principal contract.  To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the NPC component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.  In addition, any amounts payable on the REMIC regular interest component in excess of the amount of payments on the offered certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owners to the supplemental interest trust trustee pursuant to the NPC component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the NPC component for such taxable year.  Although not clear, net income or a net deduction with respect to the NPC component should be treated as ordinary income or as an ordinary deduction.

            The ability of a beneficial owner of an offered certificate to recognize a net deduction with respect to the NPC component is limited under Sections 67 and 68 of the Code in  the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual's trade or business).  Pass through entities include partnerships, S corporations, grantor trusts and nonpublicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the NPC component in computing the beneficial owner's alternative minimum tax liability.  Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the NPC component but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the certificate, in any period and over the term of the certificate.  As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the NPC would be subject to the limitations described above.

            Upon the sale of an offered certificate, the amount of the sale proceeds allocated to the NPC component would be considered a “termination payment” under the Notional Principal Contract Regulations.  The holder of the offered certificates will have gain or loss with respect to the termination of the NPC component (separate from and in addition to any gain or loss realized on the disposition of the holder’s REMIC regular interest component) equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon acquiring its interest in the NPC component.  Such gain or loss will generally be treated as capital gain or loss.  Moreover, in the case of a bank and certain other financial institutions, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Payments on the Final Scheduled Distribution Date

            Any holder of an offered certificate receiving a principal payment from the final maturity reserve trust on the final scheduled distribution date, will be treated as selling a portion of its certificate to the holder or holders of the Class C Certificates and will be treated as receiving the amount of the principal payment as proceeds of the sale.  The portion treated as having been sold will equal the percentage of the certificate principal balance of such certificate that is paid out of the final maturity reserve account.  Accordingly, any principal payment from the final maturity reserve account on the final scheduled distribution date, will not be treated as a distribution from any REMIC.  Prospective investors should consult their own tax advisors regarding the consequences to them of such a sale.

Potential Alternative Treatment of Right to Receive Payments Outside of the REMIC

            The right to receive payments from the reserve fund, the supplemental interest account and the final maturity reserve account may be treated as a partnership between the holders of the offered certificates and the Class C Certificates, in which case a holder of an offered certificate will be subject to different rules on the timing of income and a foreign holder may be subject to withholding in respect of any such payments.  Prospective purchasers are urged to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from ownership of a certificate.

Treatment as Real Estate Assets

            The REMIC regular interest components of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(5) of the Code, generally in the same proportion that the assets in the trust would be so treated.  No mortgage loans have been identified that would fail to qualify as assets described in such sections of the Code.  In addition, interest accruing on the REMIC regular interest components of the offered certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as “real estate assets” under Section 856(c)(5) of the Code.  The REMIC regular interest components of the offered certificates will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code.  However, the obligations of the certificateholder under the NPC component of the certificates may prevent any entity holding the certificates from qualifying as a REMIC.  See “Material Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates” in the accompanying prospectus.

            Any portion of the value of an offered certificate that is allocated to the NPC component will not be treated as a qualifying asset for any holder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any amounts received from the reserve fund or the supplemental interest trust will not be qualifying real estate income for real estate investment trusts.

Prohibited Transactions

            It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax imposed under Section 860F(a) of the Code, the contributions tax imposed under Section 860G(d) of the Code or the tax on net income from foreclosure property imposed under Section 860G(c) of the Code.  However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling agreement, (ii) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the pooling agreement and (iii) otherwise by the trust, with a potential reduction in amounts otherwise distributable to the holders of one or more classes of the offered certificates.  See “Description of the Securities” and “Material Federal Income Tax Consequences—Matters Relevant to Holders of All REMIC Certificates—Prohibited Transactions and Other Possible REMIC Taxes” in the accompanying prospectus.

            The responsibility for filing annual federal information returns and other reports will be borne by the trustee or the servicer.  See “Material Federal Income Tax Consequences—Matters Relevant to Holders of All REMIC Certificates—Reporting and Other Administrative Matters” in the accompanying prospectus.

            For further information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Tax Return Disclosure Requirements

            The Treasury Department recently issued regulations directed at “tax shelters” that could be read to apply to transactions generally not considered to be tax shelters.  These regulations require that taxpayers that participate in a “reportable transaction” disclose such transaction on their tax returns by attaching IRS Form 8886, and retain information related to the transaction.  A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to the certificates.  You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the certificates.

ERISA CONSIDERATIONS

            ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account.  Plans, insurance companies or other persons investing Plan Assets (see “ERISA Considerations—Plan Asset Regulation” in the accompanying prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The Underwriter’s Exemption or the WCC Exemption, as described under “ERISA Considerations—Underwriter’s and WCC Exemption” in the accompanying prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan Assets to be used to purchase, the offered certificates.  However, both the Underwriter’s Exemption and the WCC Exemption contain several conditions, including the requirement that an affected Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, in order to assure the inapplicability of certain restrictions imposed by Section 406(b)(1) and (2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with the initial issuance of the certificates, each Plan or person using assets of any Plan that acquires offered certificates from the underwriters named in this prospectus supplement or from the sponsor or any of its affiliates shall be deemed to represent and warrant that (i) no person who has discretionary authority or renders investment advice with respect to such acquisition of such offered certificates (and no affiliate of such person) is a mortgagor with respect to more than 5% of the mortgage loans, (ii) such Plan’s investment in any class of offered certificates does not and will not exceed 25% of all of the offered certificates of that class at the time such investment is made, and (iii) immediately after such investment is made, no more than 25% of the assets of such Plan is invested in securities representing an interest in a trust or other issuer containing assets sold or serviced by the same entity (provided that an entity will not be considered to service assets contained in a trust or other issuer if it is merely a subservicer with respect to such trust or issuer).

            Pursuant to the Underwriter’s Exemption or the WCC Exemption, Plans may purchase and hold subordinate certificates such as the Mezzanine Certificates if they are rated “BBB-” or better at the time of purchase.  See “ERISA Considerations—Underwriter’s and WCC Exemption” in the accompanying prospectus.  A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Underwriter’s Exemption or the WCC Exemption will be satisfied with respect to those certificates.

ERISA Considerations While the Supplemental Interest Trust and the Final Maturity Reserve Trust are in Existence

            For so long as the holder of an offered certificate also holds an interest in the supplemental interest trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the supplemental interest trust or the final maturity reserve trust and, separately, the right to receive payments from the supplemental interest trust or the final maturity reserve trust.  The Underwriter’s Exemption or the WCC Exemption is not applicable to the acquisition, holding and transfer of an interest in the supplemental interest trust or the final maturity reserve trust.  In addition, while the supplemental interest trust or the final maturity reserve trust is in existence, it is possible that not all of the requirements for the Underwriter’s Exemption or the WCC Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied.  However, if the Underwriter’s Exemption or WCC Exemption is not available, there may be other exemptions that may apply.  Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the supplemental interest trust or the final maturity reserve trust in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTE”) 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions as required immediately above.

ERISA Considerations After Termination of the Supplemental Interest Trust and the Final Maturity Reserve Trust

            Subsequent to the termination of the supplemental interest trust which holds the swap agreement and the final maturity reserve trust which holds the final maturity reserve account, it is expected that the Underwriter’s Exemption or the WCC Exemption will apply to the acquisition and holding of the offered certificates by Plans if the conditions of the Underwriter’s Exemption or WCC Exemption are met. A fiduciary of or other investor of Plan Assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate.

            A Plan, or other purchaser acting on its behalf or with Plan Assets, that purchases the subordinated certificates subsequent to the termination of the supplemental interest trust will be deemed to have represented that:

•     the certificates were rated “BBB‑” or better at the time of purchase; or

•     the following conditions are satisfied:

•     it is an insurance company;

•     the source of funds used to acquire or hold the certificates is an “insurance company general account” as that term is defined in PTCE 95-60; and

•     the conditions in Sections I and III of PTCE 95-60 have been satisfied.

            The pooling agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan Assets, will:

•     indemnify and hold harmless the depositor, the trustee, the Delaware trustee, the supplemental interest trust trustee, the servicer, the underwriters and the trust from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

•     be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

            Any fiduciary or other investor of Plan Assets that proposes to own the offered certificates on behalf of or with assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the Underwriter’s Exemption, the WCC Exemption or the enumerated class exemptions would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See “ERISA Considerations” in the accompanying prospectus.

            No representation is made that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT CONSIDERATIONS

            The offered certificates will not be “mortgage related securities” for purposes of SMMEA.

            The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of offered certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

            See “Legal Investment” in the accompanying prospectus.

METHOD OF DISTRIBUTION

            Subject to the terms and conditions in the underwriting agreement dated July 21, 2006, among the underwriters named below, the sponsor and the depositor, the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor, the principal amount of the offered certificates specified opposite their respective names.

Underwriters	Original Certificate Principal Balance of the Class I‑A Certificates	Original Certificate Principal Balance of the Class II‑A1 Certificates	Original Certificate Principal Balance of the Class II‑A2 Certificates	Original Certificate Principal Balance of the Class II‑A3 Certificates	Original Certificate Principal Balance of the Class II‑A4 Certificates	Original Certificate Principal Balance of the Class M‑1 Certificates	Original Certificate Principal Balance of the Class M‑2 Certificates
WaMu Capital Corp	$415,891,000	$284,893,700	$105,674,800	$192,768,100	$54,336,800	$42,540,400	$38,404,800
Credit Suisse Securities (USA) LLC.	$ 0	$101,747,750	$37,741,000	$68,845,750	$19,406,000	$15,193,000	$13,716,000
Banc of America Securities LLC	$ 0	$20,349,550	$7,548,200	$13,769,150	$3,881,200	$3,038,600	$2,743,200

Underwriters	Original Certificate Principal Balance of the Class M‑3 Certificates	Original Certificate Principal Balance of the Class M‑4 Certificates	Original Certificate Principal Balance of the Class M‑5 Certificates	Original Certificate Principal Balance of the Class M‑6 Certificates	Original Certificate Principal Balance of the Class M‑7 Certificates	Original Certificate Principal Balance of the Class M‑8 Certificates	Original Certificate Principal Balance of the Class M‑9 Certificates
WaMu Capital Corp	$22,451,800	$20,679,400	$19,497,800	$17,725,400	$17,725,400	$13,589,100	$10,044,300
Credit Suisse Securities (USA) LLC.	$8,018,500	$7,385,500	$6,963,500	$6,330,500	$6,330,500	$4,853,250	$3,587,250
Banc of America Securities LLC	$1,603,700	$1,477,100	$1,392,700	$1,266,100	$1,266,100	$970,650	$717,450

Underwriters	Original Certificate Principal Balance of the Class M‑10 Certificates	Original Certificate Principal Balance of the Class M‑11 Certificates
WaMu Capital Corp	$8,271,900	$11,816,700
Credit Suisse Securities (USA) LLC.	$2,954,250	$4,220,250
Banc of America Securities LLC	$590,850	$844,050

            The offered certificates to be purchased by the underwriters are referred to as the “underwritten certificates.”

            The depositor has been advised by the underwriters that they propose initially to offer the underwritten certificates of each class to the public in the United States and upon request in Europe at the offering price specified in this prospectus supplement and to certain dealers at such price less a selling concession, not in excess of the percentage specified in the table below of the original certificate principal balance of the related class of underwritten certificates.  The underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage specified in the table below of the original certificate principal balance of the related class of underwritten certificates, to certain other dealers.  After the initial public offering, the public offering price, such concessions and such discounts may be changed.

Class of Certificates	Selling Concession	Reallowance Discount
Class I-A	0.0900%	0.0600%
Class II-A1	0.1500%	0.1000%
Class II‑A2	0.1500%	0.1000%
Class II‑A3	0.1500%	0.1000%
Class II‑A4	0.1500%	0.1000%
Class M‑1	0.1500%	0.1000%
Class M‑2	0.1500%	0.1000%
Class M‑3	0.1500%	0.1000%
Class M‑4	0.1500%	0.1000%
Class M‑5	0.1500%	0.1000%
Class M‑6	0.1500%	0.1000%
Class M‑7	0.1500%	0.1000%
Class M‑8	0.1500%	0.1000%
Class M-9	0.1500%	0.1000%
Class M‑10	0.1500%	0.1000%
Class M‑11	0.1500%	0.1000%

            Until the distribution of the underwritten certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the underwritten certificates.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the underwritten certificates.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the underwritten certificates.

            In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

            Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the underwritten certificates.  In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

            WaMu Capital Corp., an affiliate of the depositor and the sponsor, will act as an underwriter in connection with the sale of the underwritten certificates.  This prospectus supplement and the accompanying prospectus may be used by WaMu Capital Corp. in connection with the offer and sale of the underwritten certificates in market-making transactions.  In these transactions, WaMu Capital Corp. may act as principal or agent and the sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

            The depositor has been advised by each underwriter that it intends to make a market in the underwritten certificates actually purchased by it but no underwriter has any obligation to do so.  There can be no assurance that a secondary market for the underwritten certificates will develop or, if it does develop, that it will continue.

            The depositor and the sponsor have agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain civil liabilities, including liabilities under the Act, that are based on a claim that the prospectus, this prospectus supplement, the related registration statement or any free writing prospectus prepared by the depositor, as from time to time amended or supplemented, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the depositor or the sponsor by the underwriters).

LEGAL MATTERS

            Certain legal matters with respect to the offered certificates will be passed upon for the sponsor, the servicer and the depositor by Heller Ehrman LLP, New York, New York.  Certain legal matter will be passed upon for the depositor by its Delaware counsel, Richards, Layton & Finger, P.A. Wilmington, Delaware.  Certain legal matters will be passed upon for the underwriters by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

            It is a condition to the issuance of the offered certificates that they receive the ratings indicated from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch, Inc. (“Fitch”):

	Rating Agency				Rating Agency
Class	S&P	Moody’s	Fitch	Class	S&P	Moody’s	Fitch
I-A	AAA	Aaa	AAA	M-4	AA	A1	AA‑
II-A1	AAA	Aaa	AAA	M-5	AA‑	A2	A+
II-A2	AAA	Aaa	AAA	M-6	A+	A3	A
II-A3	AAA	Aaa	AAA	M-7.	A	Baa1	A‑
II-A4	AAA	Aaa	AAA	M-8	BBB+	Baa2	BBB+
M-1	AA+	Aa1	AA+	M-9.	BBB+	Baa3	BBB
M-2	AA+	Aa2	AA+	M-10.	BBB	Ba1	BBB‑
M-3	AA	Aa3	AA	M-11	BBB‑	Ba2	BB+

            A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans.  The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

            The depositor has not engaged any rating agency other than the rating agencies to provide ratings on the offered certificates.  However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the rating agencies.

            A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The rating assigned to each class of offered certificates by each rating agency is based on that rating agency’s independent evaluation of that class of certificates. The rating assigned to a class of offered certificates by one rating agency may not correspond to any rating assigned to that class by any other ratingagency.  In the event that the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

INDEX OF DEFINED TERMS

	Page		Page
accrual period	S-88	Fidelity System	S-46
additional termination events	S-84	final maturity reserve account	S-86
adjusted net maximum mortgage rate	S-103	Final Maturity Reserve Funding Date	S-95
adjusted net mortgage rate	S-102	Final Maturity Reserve Rate	S-95
advances	S-49	Final Maturity Reserve Shortfall	S-95
Aggregate Final Maturity Reserve Amount	S-88	final scheduled distribution date	S-70
Allocated Realized Loss Amount	S-88	Fitch	S-136
available funds	S-70	Formula Rate	S-102
BBA	S-104	gross margin	S-62
book-entry certificates	S-70	Group I	S-2
Certificate Margin	S-102	Group I Final Maturity Reserve Amount	S-95
certificate principal balance	S-88	Group I Interest Remittance Amount	S-95
Class A Principal Distribution Amount	S-89	Group I Net Swap Payment	S-95
Class M‑1 Principal Distribution Amount	S-89	Group I Principal Allocation Percentage	S-96
Class M‑10 Principal Distribution Amount	S-92	Group I Principal Distribution Amount	S-96
Class M-11 Principal Distribution Amount	S-93	Group I Principal Remittance Amount	S-96
Class M‑2 Principal Distribution Amount	S-89	Group I Senior Certificates	S-4
Class M‑3 Principal Distribution Amount	S-89	Group I Senior Principal Distribution Amount	S-96
Class M‑4 Principal Distribution Amount	S-90	Group I Swap Payment	S-96
Class M‑5 Principal Distribution Amount	S-90	Group I Swap Percentage	S-96
Class M‑6 Principal Distribution Amount	S-90	Group I Swap Termination Payment	S-96
Class M‑7 Principal Distribution Amount	S-91	Group II	S-3
Class M‑8 Principal Distribution Amount	S-91	Group II Final Maturity Reserve Amount	S-96
Class M‑9 Principal Distribution Amount	S-92	Group II Interest Remittance Amount	S-97
closing date	S-40	Group II Net Swap Payment	S-97
Code	S-126	Group II Principal Allocation Percentage	S-97
Commission	S-112	Group II Principal Distribution Amount	S-97
compensating interest	S-110	Group II Principal Remittance Amount	S-97
Counterparty Payment	S-83	Group II Senior Certificates	S-4
CPR	S-116	Group II Senior Principal Distribution Amount	S-97
Credit Enhancement Percentage	S-94	Group II Swap Payment	S-98
CSi	S-86	Group II Swap Percentage	S-98
Cumulative Loss Trigger Event	S-94	Group II Swap Termination Payment	S-98
cut-off date	S-40	HOEPA	S-27
deleted mortgage loan	S-41	index	S-62
Delinquency Trigger Event	S-94	initial periodic rate cap	S-62
delinquent	S-94	insurance proceeds	S-98
Designated Telerate Page	S-104	Interest Settlement Rate	S-102
determination date	S-110	LIBOR Business Day	S-104
distribution date	S-70	LIBOR Determination Date	S-104
DTC	S-70	liquidated mortgage loan	S-99
due date	S-63	Loan Group I	S-2
due period	S-95	Loan Group II	S-2
events of default	S-83	Maximum Cap Rate	S-102
Extra Principal Distribution Amount	S-95	Mezzanine Certificates	S-3
Federal Truth-in-Lending Act	S-27	Monthly Interest Distributable Amount	S-98
Fidelity	S-46

	Page		Page
Moody’s	S-136	REMIC	S-125
mortgage	S-61	REMIC regular interest component	S-126
mortgage loan purchase agreement	S-61	REO property	S-111
mortgaged property	S-61	reserve fund	S-103
Net Counterparty Payment	S-98	reserve interest rate	S-104
net liquidation proceeds	S-100	Residual Certificates	S-16
Net Monthly Excess Cashflow	S-98	S&P	S-136
Net Swap Payment	S-98	scheduled principal balance	S-61
Net WAC Rate	S-101	servicing advances	S-49
Net WAC Rate Carryover Amount	S-103	servicing fee	S-110
NIMS	S-1	servicing fee rate	S-110
NIMs insurer	S-43	six-month LIBOR	S-62
NIMS insurer	S-1	SMMEA	S-9
NIMS insurer default	S-29	sponsor	S-41
NIMS policy	S-29	stated principal balance	S-100
nonrecoverable advance	S-49	Stepdown Date	S-100
Notional Principal Contract Regulations	S-128	Structuring Assumptions	S-117
NPC component	S-126	Subordinate Certificates	S-69
offered certificate	S-114	subsequent periodic rate cap	S-62
OID Regulations	S-126	subsequent recoveries	S-100
one-month LIBOR	S-102	substitution adjustment	S-41
Optional Termination Date	S-99	Supplemental Final Maturity Reserve Amount	S-100
Overcollateralization Deficiency Amount	S-99	supplemental interest account	S-83
Overcollateralization Floor	S-99	supplemental interest trust	S-82
Overcollateralization Release Amount	S-99	swap agreement	S-82
Overcollateralization Target Amount	S-99	swap counterparty	S-82
Overcollateralized Amount	S-99	swap counterparty ratings requirement	S-84
Pass-Through Rate	S-101	swap counterparty ratings threshold	S-85
pooling agreement	S-61	swap default	S-83
Post-Stepdown Monthly Principal Distribution	S-75	swap event of default	S-83
Prepayment Assumption	S-116	swap notional amount	S-83
prepayment interest excess	S-110	Swap Payment	S-83
prepayment interest shortfall	S-110	swap termination date	S-82
prepayment period	S-99	Swap Termination Payment	S-85
Principal Remittance Amount	S-99	termination event	S-83
qualified substitute mortgage loan	S-41	termination payment	S-129
realized loss	S-99	Trigger Event	S-100
record date	S-70	trust	S-61
reference banks	S-104	Underwritten Certificates	S-134
Relief Act	S-24	Unpaid Interest Shortfall Amount	S-101
Remaining Principal Distribution Amount	S-100	vector	S-116

APPENDIX A

MORTGAGE LOAN TABLES

Group I Mortgage Loans

Scheduled Principal Balances as of the Cut-off Date of the Group I Mortgage Loans(1)

Scheduled Principal Balance ($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
0.01 - 50,000.00	460	$ 15,546,198.47	2.94%
50,000.01 - 100,000.00	807	62,291,740.09	11.77
100,000.01 - 150,000.00	796	98,964,196.23	18.70
150,000.01 - 200,000.00	619	107,956,518.49	20.40
200,000.01 - 250,000.00	370	83,737,498.01	15.83
250,000.01 - 300,000.00	215	58,665,985.29	11.09
300,000.01 - 350,000.00	151	49,106,386.12	9.28
350,000.01 - 400,000.00	91	33,994,270.54	6.42
400,000.01 - 450,000.00	36	14,931,017.60	2.82
450,000.01 - 500,000.00	1	482,905.66	0.09
500,000.01 - 550,000.00	3	1,565,302.23	0.30
550,000.01 - 600,000.00	1	599,566.56	0.11
600,000.01 - 650,000.00	2	1,282,111.80	0.24
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)The average scheduled principal balance as of the cut-off date of the Group I mortgage loans was approximately $148,965.  The principal balances of all of the Group I mortgage loans conform to Fannie Mae and Freddie Mac loan limits.

Original Terms to Maturity of the Group I Mortgage Loans(1)

Original Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
180	30	$ 2,484,130.40	0.47%
360	2,548	330,555,466.86	62.47
480	974	196,084,099.83	37.06
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)The weighted average original term to maturity of the Group I mortgage loans was approximately 404 months.

Remaining Terms to Maturity of the Group I Mortgage Loans(1)

Remaining Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
121 - 180	30	$ 2,484,130.40	0.47%
301 - 360	2,548	330,555,466.86	62.47
361 and above	974	196,084,099.83	37.06
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)The weighted average remaining term to maturity of the Group I mortgage loans was approximately 403 months.

Debt to Income Ratio of the Group I Mortgage Loans

Debt to Income (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
0.01 - 20.00	16	$ 2,630,629.77	0.50%
20.01 - 25.00	153	19,188,665.14	3.63
25.01 - 30.00	259	32,073,602.25	6.06
30.01 - 35.00	393	53,729,533.62	10.15
35.01 - 40.00	568	78,412,272.77	14.82
40.01 - 45.00	781	114,298,053.81	21.60
45.01 - 50.00	1,050	161,774,528.57	30.57
50.01 - 55.00	325	65,397,951.22	12.36
55.01 - 60.00	7	1,618,459.94	0.31
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

Property Types of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Single Family	2,713	$388,459,384.74	73.42%
PUD(1)	396	64,180,348.72	12.13
Condominium	264	42,036,540.11	7.94
2-4 Units	167	33,075,093.38	6.25
Townhouse	12	1,372,330.14	0.26
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Group I Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Owner Occupied	3,436	$507,306,447.87	95.88%
Non-Owner Occupied	102	18,395,793.76	3.48
Second Home	14	3,421,455.46	0.65
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)Occupancy as represented by the mortgagor at the time of origination.

Purpose of the Group I Mortgage Loans

Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Cash Out Refinance	1,818	$326,334,477.87	61.67%
Purchase	1,535	168,529,287.65	31.85
Rate/Term Refinance	199	34,259,931.57	6.47
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

Original Loan-to-Value Ratios of the Group I Mortgage Loans(1)

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
0.01 - 49.99	100	$ 13,801,955.92	2.61%
50.00 - 54.99	57	10,129,266.57	1.91
55.00 - 59.99	63	11,348,489.15	2.14
60.00 - 64.99	93	15,903,638.19	3.01
65.00 - 69.99	136	24,736,427.88	4.67
70.00 - 74.99	157	29,061,104.26	5.49
75.00 - 79.99	233	45,536,699.04	8.61
80.00 - 84.99	1,472	239,203,631.18	45.21
85.00 - 89.99	197	33,556,102.27	6.34
90.00 - 94.99	333	54,814,120.13	10.36
95.00 - 99.99	179	21,550,519.39	4.07
100.00	532	29,481,743.11	5.57
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)The weighted average original loan-to-value ratio of the Group I mortgage loans as of the cut-off date was approximately 79.35%.  References in this prospectus supplement to the loan-to-value ratios of the mortgage loans, in the case of junior lien mortgage loans, unless indicated otherwise, refer to the quotient of (x) the sum of the principal balance of the applicable junior lien mortgage loan and the principal balance of all mortgage indebtedness secured by any senior lien(s) on the related mortgaged property divided by (y) the value (as determined as described in this prospectus supplement, and which may not be the actual value) of such related mortgaged property.

Geographic Distribution of the Mortgaged Properties relating to the Group I Mortgage Loans(1)

Location	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Alabama	43	$ 3,880,462.93	0.73%
Alaska	16	2,575,831.67	0.49
Arizona	133	20,028,458.01	3.79
Arkansas	8	1,307,189.22	0.25
California	495	123,665,366.99	23.37
Colorado	117	16,108,788.22	3.04
Connecticut	52	8,554,565.47	1.62
Delaware	8	1,683,269.36	0.32
District of Columbia	16	3,026,276.03	0.57
Florida	390	57,544,624.41	10.88
Georgia	126	15,646,960.49	2.96
Hawaii	9	2,320,523.76	0.44
Idaho	9	1,191,079.77	0.23
Illinois	191	28,115,099.60	5.31
Indiana	53	4,170,760.40	0.79
Iowa	16	1,352,818.28	0.26
Kansas	15	1,711,095.39	0.32
Kentucky	10	942,488.06	0.18
Louisiana	16	1,584,027.54	0.30
Maine	3	287,845.03	0.05
Maryland	138	22,437,400.60	4.24
Massachusetts	34	6,083,268.87	1.15
Michigan	119	11,522,946.43	2.18
Minnesota	33	5,115,922.95	0.97
Missouri	46	4,428,922.96	0.84
Montana	7	1,035,406.27	0.20
Nebraska	28	2,276,739.82	0.43
Nevada	26	4,774,098.94	0.90
New Hampshire	13	1,698,764.14	0.32
New Jersey	86	17,808,478.91	3.37
New Mexico	15	2,085,363.11	0.39
New York	37	6,898,179.51	1.30
North Carolina	58	5,260,252.56	0.99
Ohio	26	3,332,309.78	0.63
Oklahoma	17	1,379,719.73	0.26
Oregon	90	13,508,568.52	2.55
Pennsylvania	111	12,081,096.49	2.28
Rhode Island	10	2,312,733.11	0.44
South Carolina	24	2,337,818.29	0.44
South Dakota	5	441,521.46	0.08
Tennessee	92	8,670,260.14	1.64
Texas	465	41,069,668.71	7.76
Utah	27	3,155,025.57	0.60
Vermont	9	1,109,747.91	0.21
Virginia	52	10,067,164.26	1.90
Washington	209	37,355,532.00	7.06
West Virginia	6	726,326.55	0.14
Wisconsin	38	3,904,860.51	0.74
Wyoming	5	548,068.36	0.10
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)The greatest ZIP Code geographic concentration of the Group I mortgage loans was approximately 0.39% in the 94590 ZIP Code.

Documentation Level of the Group I Mortgage Loans(1)

Documentation Level	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Full Documentation	2,536	$361,008,973.63	68.23%
Stated Income Documentation	881	148,252,078.83	28.02
Limited Documentation	135	19,862,644.63	3.75
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)For a description of each Documentation Level, see “Underwriting of the Mortgage Loans” in this prospectus supplement.

Credit Grade for the Group I Mortgage Loans(1)

Credit Grade	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Premium A	2,659	$372,847,531.41	70.47%
A	320	55,096,565.61	10.41
A-	110	21,545,069.70	4.07
B+	119	19,130,642.22	3.62
B	139	25,573,905.12	4.83
C	205	34,929,983.03	6.60
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)For a description of Credit Grade, see “Underwriting of the Mortgage Loans” in this prospectus supplement.

Credit Scores for the Group I Mortgage Loans(1)

Credit Score	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
500 - 524	187	$ 29,492,050.47	5.57%
525 - 549	229	32,866,933.35	6.21
550 - 574	360	55,936,536.52	10.57
575 - 599	373	60,473,329.99	11.43
600 - 624	787	109,973,402.51	20.78
625 - 649	760	110,987,714.32	20.98
650 - 674	437	64,425,296.23	12.18
675 - 699	212	32,934,216.65	6.22
700 and above	207	32,034,217.05	6.05
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)The weighted average credit score of the Group I mortgage loans was approximately 616.

Current Mortgage Rates of the Group I Mortgage Loans(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
5.500 - 5.999	11	$ 2,160,142.19	0.41%
6.000 - 6.499	80	16,235,742.21	3.07
6.500 - 6.999	275	54,593,603.35	10.32
7.000 - 7.499	381	69,996,717.76	13.23
7.500 - 7.999	481	86,177,683.73	16.29
8.000 - 8.499	419	71,452,597.69	13.50
8.500 - 8.999	375	64,295,814.66	12.15
9.000 - 9.499	282	43,673,049.15	8.25
9.500 - 9.999	398	46,832,337.54	8.85
10.000 - 10.499	200	25,308,685.75	4.78
10.500 - 10.999	237	23,059,381.56	4.36
11.000 - 11.499	239	15,036,173.84	2.84
11.500 - 11.999	118	6,903,054.08	1.30
12.000 - 12.499	32	2,252,575.25	0.43
12.500 - 12.999	24	1,146,138.33	0.22
	_____	_______________	______

Total	3,552	$529,123,697.09	100.00%

(1)The weighted average current Mortgage Rate of the Group I mortgage loans as of the cut-off date was approximately 8.428% per annum.

Maximum Mortgage Rates of the Adjustable-Rate Group I Mortgage Loans(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
11.500 - 11.999	11	$ 2,160,142.19	0.50%
12.000 - 12.499	56	12,077,387.64	2.77
12.500 - 12.999	200	41,911,536.99	9.63
13.000 - 13.499	293	56,525,875.52	12.99
13.500 - 13.999	376	71,356,077.25	16.39
14.000 - 14.499	340	61,556,199.32	14.14
14.500 - 14.999	319	57,285,851.67	13.16
15.000 - 15.499	239	39,110,096.24	8.98
15.500 - 15.999	244	39,260,190.25	9.02
16.000 - 16.499	165	22,099,204.19	5.08
16.500 - 16.999	136	17,524,691.73	4.03
17.000 - 17.499	83	8,594,088.00	1.97
17.500 - 17.999	45	3,681,202.32	0.85
18.000 - 18.499	22	1,716,108.90	0.39
18.500 - 18.999	11	454,181.57	0.10
	_____	_______________	______

Total	2,540	$435,312,833.78	100.00%

(1)The weighted average maximum mortgage rate of the adjustable-rate Group I mortgage loans as of the cut-off date was approximately 14.411% per annum.

Minimum Mortgage Rates of the Adjustable-Rate Group I Mortgage Loans(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
5.500 - 5.999	11	$ 2,160,142.19	0.50%
6.000 - 6.499	56	12,077,387.64	2.77
6.500 - 6.999	200	41,911,536.99	9.63
7.000 - 7.499	293	56,525,875.52	12.99
7.500 - 7.999	376	71,356,077.25	16.39
8.000 - 8.499	340	61,556,199.32	14.14
8.500 - 8.999	319	57,285,851.67	13.16
9.000 - 9.499	239	39,110,096.24	8.98
9.500 - 9.999	244	39,260,190.25	9.02
10.000 - 10.499	165	22,099,204.19	5.08
10.500 - 10.999	136	17,524,691.73	4.03
11.000 - 11.499	83	8,594,088.00	1.97
11.500 - 11.999	45	3,681,202.32	0.85
12.000 - 12.499	22	1,716,108.90	0.39
12.500 - 12.999	11	454,181.57	0.10
	_____	_______________	______

Total	2,540	$435,312,833.78	100.00%

(1)The weighted average minimum mortgage rate of the adjustable-rate Group I mortgage loans as of the cut-off date was approximately 8.411% per annum.

Gross Margins of the Adjustable-Rate Group I Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
4.999 and below	2,156	$364,289,535.23	83.68%
5.000 - 5.999	230	43,068,832.38	9.89
6.000 - 6.999	154	27,954,466.17	6.42
	_____	_______________	______

Total	2,540	$435,312,833.78	100.00%

(1)The weighted average Gross Margin of the adjustable-rate Group I mortgage loans as of the cut-off date was approximately 5.196% per annum.

Next Adjustment Dates for the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
November 2007	5	$ 808,777.59	0.19%
December 2007	4	763,521.23	0.18
January 2008	1	147,268.58	0.03
February 2008	1	78,182.87	0.02
March 2008	6	1,028,909.72	0.24
April 2008	14	2,043,218.71	0.47
May 2008	166	36,597,567.73	8.41
June 2008	1,484	258,675,367.43	59.42
July 2008	213	33,620,864.00	7.72
November 2008	2	307,147.50	0.07
April 2009	1	148,681.14	0.03
May 2009	23	5,250,628.82	1.21
June 2009	160	29,274,660.57	6.72
July 2009	17	2,933,651.00	0.67
May 2011	28	4,303,025.76	0.99
June 2011	358	51,111,665.13	11.74
July 2011	57	8,219,696.00	1.89
	_____	_______________	______

Total	2,540	$435,312,833.78	100.00%

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
1.000	45	$ 9,850,107.41	2.26%
2.000	1,850	323,961,651.00	74.42
3.000	645	101,501,075.37	23.32
	_____	_______________	______

Total	2,540	$435,312,833.78	100.00%

(1)Relates solely to initial rate adjustments.  The weighted average initial periodic rate cap of the adjustable-rate Group I mortgage loans as of the cut-off date was approximately 2.211%.

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
1.000	2,540	$435,312,833.78	100.00%
	_____	_______________	______

Total	2,540	$435,312,833.78	100.00%

(1)Relates to all rate adjustments subsequent to initial rate adjustments.

Group II Mortgage Loans

Scheduled Principal Balances as of the Cut-off Date of the Group II Mortgage Loans(1)

Scheduled Principal Balance ($)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
0.01 - 50,000.00	310	$ 12,266,804.60	1.06%
50,000.01 - 100,000.00	787	58,236,850.52	5.02
100,000.01 - 150,000.00	547	68,107,487.91	5.88
150,000.01 - 200,000.00	409	71,766,582.73	6.19
200,000.01 - 250,000.00	309	69,737,782.53	6.02
250,000.01 - 300,000.00	459	126,654,048.09	10.93
300,000.01 - 350,000.00	338	109,635,450.04	9.46
350,000.01 - 400,000.00	238	89,203,537.40	7.70
400,000.01 - 450,000.00	234	99,637,395.03	8.60
450,000.01 - 500,000.00	231	109,861,348.38	9.48
500,000.01 - 550,000.00	170	89,206,785.94	7.70
550,000.01 - 600,000.00	129	74,497,697.80	6.43
600,000.01 - 650,000.00	82	51,471,616.58	4.44
650,000.01 - 700,000.00	47	31,649,807.30	2.73
700,000.01 - 750,000.00	46	33,766,027.78	2.91
750,000.01 - 800,000.00	15	11,666,605.45	1.01
800,000.01 - 850,000.00	18	15,010,731.45	1.30
850,000.01 - 900,000.00	4	3,490,506.38	0.30
900,000.01 - 950,000.00	6	5,589,157.29	0.48
950,000.01 - 1,000,000.00	19	18,678,771.70	1.61
1,000,000.01 and above	8	8,849,334.45	0.76
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)The average scheduled principal balance as of the cut-off date of the Group II mortgage loans was approximately $263,047.

Original Terms to Maturity of the Group II Mortgage Loans(1)

Original Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
180	10	$ 1,843,366.70	0.16%
240	3	215,226.33	0.02
360	2,846	593,553,548.84	51.21
480	1,547	563,372,187.48	48.61
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)The weighted average original term to maturity of the Group II mortgage loans was approximately 418months.

Remaining Terms to Maturity of the Group II Mortgage Loans(1)

Remaining Term (months)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
121 - 180	10	$ 1,843,366.70	0.16%
181 - 240	3	215,226.33	0.02
241 - 360	2,846	593,553,548.84	51.21
361 and above	1,547	563,372,187.48	48.61
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)The weighted average remaining term to maturity of the Group II mortgage loans was approximately 417 months.

Debt to Income Ratio of the Group II Mortgage Loans

Debt to Income (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
0.01 - 20.00	382	$ 79,933,283.15	6.90%
20.01 - 25.00	176	38,111,365.95	3.29
25.01 - 30.00	250	52,522,312.83	4.53
30.01 - 35.00	342	80,418,326.29	6.94
35.01 - 40.00	572	140,910,348.57	12.16
40.01 - 45.00	971	259,543,294.99	22.39
45.01 - 50.00	1,457	412,619,551.62	35.60
50.01 - 55.00	255	94,288,437.94	8.14
55.01 - 60.00	1	637,408.01	0.05

Total	4,406	$1,158,984,329.35	100.00%

Property Types of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Single Family	3,033	$ 801,100,849.21	69.12%
PUD(1)	581	162,764,615.32	14.04
Condominium	450	100,031,480.16	8.63
2-4 Units	339	94,570,091.88	8.16
Townhouse	3	517,292.78	0.04
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Group II Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Owner Occupied	3,637	$1,035,236,293.09	89.32%
Non-Owner Occupied	698	106,884,870.43	9.22
Second Home	71	16,863,165.83	1.45
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)Occupancy as represented by the mortgagor at the time of origination.

Purpose of the Group II Mortgage Loans

Purpose	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Purchase	3,402	$ 779,400,554.03	67.25%
Cash Out Refinance	906	339,252,212.98	29.27
Rate/Term Refinance	98	40,331,562.34	3.48
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

Original Loan-to-Value Ratios of the Group II Mortgage Loans(1)

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
0.01 - 49.99	26	$ 9,112,744.23	0.79%
50.00 - 54.99	24	7,047,838.37	0.61
55.00 - 59.99	20	5,495,914.13	0.47
60.00 - 64.99	35	10,704,144.83	0.92
65.00 - 69.99	58	26,584,382.83	2.29
70.00 - 74.99	111	45,186,621.16	3.90
75.00 - 79.99	145	61,965,816.72	5.35
80.00 - 84.99	2,180	712,941,902.16	61.51
85.00 - 89.99	176	51,138,278.02	4.41
90.00 - 94.99	678	124,979,873.34	10.78
95.00 - 99.99	123	27,713,615.33	2.39
100.00	830	76,113,198.23	6.57
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)The weighted average original loan-to-value ratio of the Group II mortgage loans as of the cut-off date was approximately 81.61%.  References in this prospectus supplement to the loan-to-value ratios of the mortgage loans, in the case of junior lien mortgage loans, unless indicated otherwise, refer to the quotient of (x) the sum of the principal balance of the applicable junior lien mortgage loan and the principal balance of all mortgage indebtedness secured by any senior lien(s) on the related mortgaged property divided by (y) the value (as determined as described in this prospectus supplement, and which may not be the actual value) of such related mortgaged property.

Geographic Distribution of the Mortgaged Properties relating to the Group II Mortgage Loans(1)

Location	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Alabama	18	$ 2,613,167.25	0.23%
Alaska	17	4,185,158.20	0.36
Arizona	74	17,228,611.47	1.49
Arkansas	2	204,695.36	0.02
California	1,779	581,926,225.05	50.21
Colorado	58	14,575,889.60	1.26
Connecticut	18	5,808,985.46	0.50
Delaware	6	2,224,206.43	0.19
District of Columbia	14	4,012,529.97	0.35
Florida	548	118,776,406.34	10.25
Georgia	47	9,615,351.24	0.83
Hawaii	12	5,010,397.29	0.43
Idaho	7	2,041,484.12	0.18
Illinois	175	39,320,586.26	3.39
Indiana	82	5,969,842.28	0.52
Iowa	5	454,727.63	0.04
Kansas	4	265,384.50	0.02
Kentucky	2	154,743.51	0.01
Louisiana	13	2,223,644.84	0.19
Maine	3	326,027.80	0.03
Maryland	138	38,515,858.62	3.32
Massachusetts	37	10,187,964.51	0.88
Michigan	142	14,057,476.66	1.21
Minnesota	26	6,593,278.34	0.57
Missouri	32	4,809,119.88	0.41
Montana	8	2,878,564.54	0.25
Nebraska	11	963,927.85	0.08
Nevada	33	8,905,636.86	0.77
New Hampshire	1	280,468.04	0.02
New Jersey	137	44,469,717.88	3.84
New Mexico	11	1,465,187.51	0.13
New York	130	43,414,418.78	3.75
North Carolina	35	5,627,634.52	0.49
North Dakota	1	139,498.45	0.01
Ohio	30	3,982,205.26	0.34
Oklahoma	11	1,612,479.15	0.14
Oregon	58	16,593,332.58	1.43
Pennsylvania	57	7,316,979.52	0.63
Rhode Island	7	1,445,793.82	0.12
South Carolina	11	1,279,507.57	0.11
South Dakota	2	350,897.70	0.03
Tennessee	45	4,490,926.11	0.39
Texas	280	45,284,145.62	3.91
Utah	21	7,245,129.99	0.63
Virginia	89	26,386,861.82	2.28
Washington	149	39,578,986.95	3.41
West Virginia	5	870,756.06	0.08
Wisconsin	15	3,299,510.16	0.28
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)The greatest ZIP code geographic concentration of the Group II mortgage loans was approximately 0.66% in the 94565 ZIP Code.

Documentation Level of the Group II Mortgage Loans(1)

Documentation Level	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Stated Income Documentation	2,282	$ 598,153,170.95	51.61%
Full Documentation	1,897	499,740,194.78	43.12
Limited Documentation	227	61,090,963.62	5.27
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)For a description of each Documentation Level, see “Underwriting of the Mortgage Loans” in this prospectus supplement.

Credit Grade for the Group II Mortgage Loans(1)

Credit Grade	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
Premium A	3,892	$ 988,896,594.56	85.32%
A	310	96,562,870.53	8.33
A-	60	23,233,474.76	2.00
B+	49	15,656,400.11	1.35
B	51	18,420,383.77	1.59
C	44	16,214,605.62	1.40
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)For a description of Credit Grade, see “Underwriting of the Mortgage Loans” in this prospectus supplement.

Credit Scores for the Group II Mortgage Loans(1)

Credit Score	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
500 - 524	37	$ 10,046,465.86	0.87%
525 - 549	67	22,034,095.28	1.90
550 - 574	127	44,486,615.22	3.84
575 - 599	176	59,576,069.21	5.14
600 - 624	849	217,427,144.80	18.76
625 - 649	1,166	286,277,535.75	24.70
650 - 674	777	194,088,647.35	16.75
675 - 699	564	152,317,754.64	13.14
700 and above	643	172,730,001.24	14.90
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)The weighted average credit score of the Group II mortgage loans was approximately 649.

Current Mortgage Rates of the Group II Mortgage Loans(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
5.500 - 5.999	12	$ 5,525,611.85	0.48%
6.000 - 6.499	100	38,551,583.59	3.33
6.500 - 6.999	306	109,944,030.60	9.49
7.000 - 7.499	449	154,534,733.11	13.33
7.500 - 7.999	656	223,914,123.19	19.32
8.000 - 8.499	495	165,808,766.42	14.31
8.500 - 8.999	463	148,662,414.98	12.83
9.000 - 9.499	284	86,374,661.66	7.45
9.500 - 9.999	366	76,412,234.05	6.59
10.000 - 10.499	198	35,579,708.57	3.07
10.500 - 10.999	424	54,560,147.26	4.71
11.000 - 11.499	294	28,872,730.59	2.49
11.500 - 11.999	253	21,405,682.57	1.85
12.000 - 12.499	66	5,674,956.24	0.49
12.500 - 12.999	33	2,784,449.96	0.24
13.000 - 13.499	4	237,766.40	0.02
13.500 - 13.999	3	140,728.31	0.01
	_____	_______________	______

Total	4,406	$1,158,984,329.35	100.00%

(1)The weighted average current mortgage rate of the Group II mortgage loans as of the cut-off date was approximately 8.374% per annum.

Maximum Mortgage Rates of the Adjustable-Rate Group II Mortgage Loans(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
11.500 - 11.999	12	$ 5,525,611.85	0.56%
12.000 - 12.499	62	23,527,943.56	2.40
12.500 - 12.999	238	85,050,501.13	8.68
13.000 - 13.499	393	137,199,270.64	14.00
13.500 - 13.999	580	201,982,677.82	20.61
14.000 - 14.499	458	156,048,906.29	15.92
14.500 - 14.999	427	140,717,062.30	14.36
15.000 - 15.499	262	83,282,708.67	8.50
15.500 - 15.999	241	65,910,061.46	6.72
16.000 - 16.499	160	31,714,457.82	3.24
16.500 - 16.999	174	32,311,355.75	3.30
17.000 - 17.499	75	10,526,049.65	1.07
17.500 - 17.999	38	3,437,994.14	0.35
18.000 - 18.499	28	2,080,233.44	0.21
18.500 - 18.999	7	544,722.19	0.06
19.000 - 19.499	3	185,577.81	0.02
19.500 - 19.999	3	140,728.31	0.01
	_____	_______________	______

Total	3,161	$980,185,862.83	100.00%

(1)The weighted average maximum mortgage rate of the adjustable-rate Group II mortgage loans as of the cut-off date was approximately 14.264% per annum.

Minimum Mortgage Rates of the Adjustable-Rate Group II Mortgage Loans(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
5.500 - 5.999	12	$ 5,525,611.85	0.56%
6.000 - 6.499	62	23,527,943.56	2.40
6.500 - 6.999	238	85,050,501.13	8.68
7.000 - 7.499	393	137,199,270.64	14.00
7.500 - 7.999	580	201,982,677.82	20.61
8.000 - 8.499	458	156,048,906.29	15.92
8.500 - 8.999	427	140,717,062.30	14.36
9.000 - 9.499	262	83,282,708.67	8.50
9.500 - 9.999	241	65,910,061.46	6.72
10.000 - 10.499	160	31,714,457.82	3.24
10.500 - 10.999	174	32,311,355.75	3.30
11.000 - 11.499	75	10,526,049.65	1.07
11.500 - 11.999	38	3,437,994.14	0.35
12.000 - 12.499	28	2,080,233.44	0.21
12.500 - 12.999	7	544,722.19	0.06
13.000 - 13.499	3	185,577.81	0.02
13.500 - 13.999	3	140,728.31	0.01
	_____	_______________	______

Total	3,161	$980,185,862.83	100.00%

(1)The weighted average minimum mortgage rate of the adjustable-rate Group II mortgage loans as of the cut-off date was approximately  8.264% per annum.

Gross Margins of the Adjustable-Rate Group II Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
4.999 and below	3,028	$928,012,289.87	94.68%
5.000 - 5.999	99	39,358,935.49	4.02
6.000 - 6.999	34	12,814,637.47	1.31
	_____	_______________	______

Total	3,161	$980,185,862.83	100.00%

(1)The weighted average gross margin of the adjustable-rate Group II mortgage loans as of the cut-off date was approximately 5.051% per annum.

Next Adjustment Dates for the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
August 2007	1	$ 356,104.59	0.04%
October 2007	1	80,328.14	0.01
November 2007	4	1,405,321.71	0.14
December 2007	2	690,326.04	0.07
February 2008	1	236,640.05	0.02
March 2008	2	493,196.61	0.05
April 2008	17	5,180,600.03	0.53
May 2008	250	88,501,742.74	9.03
June 2008	1,820	570,204,865.52	58.17
July 2008	196	46,224,386.00	4.72
December 2008	1	945,298.75	0.10
March 2009	1	454,071.13	0.05
April 2009	1	295,808.89	0.03
May 2009	8	1,767,951.70	0.18
June 2009	128	39,721,245.98	4.05
July 2009	19	4,974,920.00	0.51
April 2011	5	1,574,146.89	0.16
May 2011	51	18,266,153.01	1.86
June 2011	549	173,400,037.05	17.69
July 2011	104	25,412,718.00	2.59
	_____	_______________	______

Total	3,161	$980,185,862.83	100.00%

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
1.000	177	$ 62,720,119.65	6.40%
2.000	2,119	650,932,038.42	66.41
3.000	865	266,533,704.76	27.19
	_____	_______________	______

Total	3,161	$980,185,862.83	100.00%

(1)Relates solely to initial rate adjustments.  The weighted average initial periodic rate cap of the adjustable-rate Group II mortgage loans as of the cut-off date was approximately 2.208%.

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Scheduled Principal Balance as of the Cut-off Date	% of Aggregate Scheduled Principal Balance as of the Cut-off Date
1.000	3,161	$980,185,862.83	100.00%
	_____	_______________	______

Total	3,161	$980,185,862.83	100.00%

(1)Relates to all rate adjustments subsequent to initial rate adjustments.

APPENDIX B

DECREMENT TABLES

Percent of Original Certificate Principal Balance Outstanding†

Class I‑A

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	88	82	77	71	65
July 25, 2008	71	58	46	34	23
July 25, 2009	52	34	18	5	0
July 25, 2010	39	26	18	5	0
July 25, 2011	31	20	12	5	0
July 25, 2012	26	15	8	4	0
July 25, 2013	22	11	6	3	0
July 25, 2014	18	9	4	2	0
July 25, 2015	15	7	3	1	0
July 25, 2016	13	5	2	1	0
July 25, 2017	10	4	1	*	0
July 25, 2018	9	3	1	0	0
July 25, 2019	7	2	*	0	0
July 25, 2020	6	2	*	0	0
July 25, 2021	5	1	0	0	0
July 25, 2022	4	1	0	0	0
July 25, 2023	3	1	0	0	0
July 25, 2024	3	*	0	0	0
July 25, 2025	2	*	0	0	0
July 25, 2026	2	0	0	0	0
July 25, 2027	2	0	0	0	0
July 25, 2028	1	0	0	0	0
July 25, 2029	1	0	0	0	0
July 25, 2030	1	0	0	0	0
July 25, 2031	*	0	0	0	0
July 25, 2032	*	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	4.85	3.34	2.49	1.85	1.40
Weighted Average Life (years) to Optional Termination(1)(2)	4.51	3.10	2.31	1.71	1.40

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

*Indicates an outstanding certificate principal balance greater than 0% and less than 0.5% of the original certificate principal balance.

Percent of Original Certificate Principal Balance Outstanding†

Class II‑A1

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	74	61	48	35	22
July 25, 2008	35	6	0	0	0
July 25, 2009	0	0	0	0	0
July 25, 2010	0	0	0	0	0
July 25, 2011	0	0	0	0	0
July 25, 2012	0	0	0	0	0
July 25, 2013	0	0	0	0	0
July 25, 2014	0	0	0	0	0
July 25, 2015	0	0	0	0	0
July 25, 2016	0	0	0	0	0
July 25, 2017	0	0	0	0	0
July 25, 2018	0	0	0	0	0
July 25, 2019	0	0	0	0	0
July 25, 2020	0	0	0	0	0
July 25, 2021	0	0	0	0	0
July 25, 2022	0	0	0	0	0
July 25, 2023	0	0	0	0	0
July 25, 2024	0	0	0	0	0
July 25, 2025	0	0	0	0	0
July 25, 2026	0	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	1.60	1.23	1.00	0.85	0.75
Weighted Average Life (years) to Optional Termination(1)(2)	1.60	1.23	1.00	0.85	0.75

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

Percent of Original Certificate Principal Balance Outstanding†

Class II‑A2

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	42	0	0
July 25, 2009	80	0	0	0	0
July 25, 2010	0	0	0	0	0
July 25, 2011	0	0	0	0	0
July 25, 2012	0	0	0	0	0
July 25, 2013	0	0	0	0	0
July 25, 2014	0	0	0	0	0
July 25, 2015	0	0	0	0	0
July 25, 2016	0	0	0	0	0
July 25, 2017	0	0	0	0	0
July 25, 2018	0	0	0	0	0
July 25, 2019	0	0	0	0	0
July 25, 2020	0	0	0	0	0
July 25, 2021	0	0	0	0	0
July 25, 2022	0	0	0	0	0
July 25, 2023	0	0	0	0	0
July 25, 2024	0	0	0	0	0
July 25, 2025	0	0	0	0	0
July 25, 2026	0	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	3.41	2.38	2.00	1.71	1.45
Weighted Average Life (years) to Optional Termination(1)(2)	3.41	2.38	2.00	1.71	1.45

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

Percent of Original Certificate Principal Balance Outstanding†

Class II‑A3

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	85	48
July 25, 2009	100	83	31	0	0
July 25, 2010	100	58	29	0	0
July 25, 2011	76	37	11	0	0
July 25, 2012	58	21	0	0	0
July 25, 2013	44	9	0	0	0
July 25, 2014	31	0	0	0	0
July 25, 2015	21	0	0	0	0
July 25, 2016	13	0	0	0	0
July 25, 2017	6	0	0	0	0
July 25, 2018	*	0	0	0	0
July 25, 2019	0	0	0	0	0
July 25, 2020	0	0	0	0	0
July 25, 2021	0	0	0	0	0
July 25, 2022	0	0	0	0	0
July 25, 2023	0	0	0	0	0
July 25, 2024	0	0	0	0	0
July 25, 2025	0	0	0	0	0
July 25, 2026	0	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	7.00	4.67	3.25	2.29	2.01
Weighted Average Life (years) to Optional Termination(1)(2)	7.00	4.67	3.25	2.29	2.01

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

*Indicates an outstanding certificate principal balance greater than 0% and less than 0.5% of the original certificate principal balance.

Percent of Original Certificate Principal Balance Outstanding†

Class II‑A4

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	58	0
July 25, 2010	100	100	100	58	0
July 25, 2011	100	100	100	58	0
July 25, 2012	100	100	93	47	0
July 25, 2013	100	100	64	29	0
July 25, 2014	100	99	44	18	0
July 25, 2015	100	75	30	11	0
July 25, 2016	100	57	21	5	0
July 25, 2017	100	43	14	1	0
July 25, 2018	100	33	10	0	0
July 25, 2019	84	25	5	0	0
July 25, 2020	69	19	1	0	0
July 25, 2021	58	14	0	0	0
July 25, 2022	48	11	0	0	0
July 25, 2023	39	7	0	0	0
July 25, 2024	32	4	0	0	0
July 25, 2025	27	1	0	0	0
July 25, 2026	22	0	0	0	0
July 25, 2027	18	0	0	0	0
July 25, 2028	14	0	0	0	0
July 25, 2029	12	0	0	0	0
July 25, 2030	9	0	0	0	0
July 25, 2031	5	0	0	0	0
July 25, 2032	2	0	0	0	0
July 25, 2033	*	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	16.91	11.40	8.36	5.57	2.44
Weighted Average Life (years) to Optional Termination(1)(2)	12.92	8.61	6.36	4.07	2.44

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

*Indicates an outstanding certificate principal balance greater than 0% and less than 0.5% of the original certificate principal balance.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑1

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	85
July 25, 2010	100	72	48	100	85
July 25, 2011	86	54	32	53	85
July 25, 2012	72	41	22	11	47
July 25, 2013	60	31	15	7	27
July 25, 2014	50	23	10	4	10
July 25, 2015	41	18	7	2	*
July 25, 2016	34	13	5	0	0
July 25, 2017	29	10	3	0	0
July 25, 2018	24	8	*	0	0
July 25, 2019	20	6	0	0	0
July 25, 2020	16	4	0	0	0
July 25, 2021	13	3	0	0	0
July 25, 2022	11	2	0	0	0
July 25, 2023	9	0	0	0	0
July 25, 2024	8	0	0	0	0
July 25, 2025	6	0	0	0	0
July 25, 2026	5	0	0	0	0
July 25, 2027	4	0	0	0	0
July 25, 2028	3	0	0	0	0
July 25, 2029	2	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.47	6.36	5.11	5.34	5.92
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.74	4.66	4.85	3.73

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

*Indicates an outstanding certificate principal balance greater than 0% and less than 0.5% of the original certificate principal balance.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑2

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	100
July 25, 2010	100	72	48	98	99
July 25, 2011	86	54	32	18	10
July 25, 2012	72	41	22	11	5
July 25, 2013	60	31	15	7	1
July 25, 2014	50	23	10	4	0
July 25, 2015	41	18	7	0	0
July 25, 2016	34	13	5	0	0
July 25, 2017	29	10	3	0	0
July 25, 2018	24	8	0	0	0
July 25, 2019	20	6	0	0	0
July 25, 2020	16	4	0	0	0
July 25, 2021	13	3	0	0	0
July 25, 2022	11	0	0	0	0
July 25, 2023	9	0	0	0	0
July 25, 2024	8	0	0	0	0
July 25, 2025	6	0	0	0	0
July 25, 2026	5	0	0	0	0
July 25, 2027	4	0	0	0	0
July 25, 2028	3	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.45	6.33	4.99	4.75	4.64
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.73	4.56	4.41	3.91

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑3

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	100
July 25, 2010	100	72	48	30	18
July 25, 2011	86	54	32	18	10
July 25, 2012	72	41	22	11	5
July 25, 2013	60	31	15	7	0
July 25, 2014	50	23	10	4	0
July 25, 2015	41	18	7	0	0
July 25, 2016	34	13	5	0	0
July 25, 2017	29	10	*	0	0
July 25, 2018	24	8	0	0	0
July 25, 2019	20	6	0	0	0
July 25, 2020	16	4	0	0	0
July 25, 2021	13	0	0	0	0
July 25, 2022	11	0	0	0	0
July 25, 2023	9	0	0	0	0
July 25, 2024	8	0	0	0	0
July 25, 2025	6	0	0	0	0
July 25, 2026	5	0	0	0	0
July 25, 2027	4	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.42	6.31	4.92	4.49	4.12
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.73	4.51	4.17	3.85

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

*Indicates an outstanding certificate principal balance greater than 0% and less than 0.5% of the original certificate principal balance.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑4

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	100
July 25, 2010	100	72	48	30	18
July 25, 2011	86	54	32	18	10
July 25, 2012	72	41	22	11	5
July 25, 2013	60	31	15	7	0
July 25, 2014	50	23	10	3	0
July 25, 2015	41	18	7	0	0
July 25, 2016	34	13	5	0	0
July 25, 2017	29	10	0	0	0
July 25, 2018	24	8	0	0	0
July 25, 2019	20	6	0	0	0
July 25, 2020	16	4	0	0	0
July 25, 2021	13	0	0	0	0
July 25, 2022	11	0	0	0	0
July 25, 2023	9	0	0	0	0
July 25, 2024	8	0	0	0	0
July 25, 2025	6	0	0	0	0
July 25, 2026	5	0	0	0	0
July 25, 2027	1	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.39	6.29	4.88	4.36	3.89
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.73	4.48	4.04	3.65

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑5

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	100
July 25, 2010	100	72	48	30	18
July 25, 2011	86	54	32	18	10
July 25, 2012	72	41	22	11	5
July 25, 2013	60	31	15	7	0
July 25, 2014	50	23	10	0	0
July 25, 2015	41	18	7	0	0
July 25, 2016	34	13	2	0	0
July 25, 2017	29	10	0	0	0
July 25, 2018	24	8	0	0	0
July 25, 2019	20	6	0	0	0
July 25, 2020	16	0	0	0	0
July 25, 2021	13	0	0	0	0
July 25, 2022	11	0	0	0	0
July 25, 2023	9	0	0	0	0
July 25, 2024	8	0	0	0	0
July 25, 2025	6	0	0	0	0
July 25, 2026	3	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.36	6.26	4.84	4.25	3.73
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.73	4.46	3.95	3.50

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑6

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	100
July 25, 2010	100	72	48	30	18
July 25, 2011	86	54	32	18	10
July 25, 2012	72	41	22	11	0
July 25, 2013	60	31	15	7	0
July 25, 2014	50	23	10	0	0
July 25, 2015	41	18	7	0	0
July 25, 2016	34	13	0	0	0
July 25, 2017	29	10	0	0	0
July 25, 2018	24	8	0	0	0
July 25, 2019	20	3	0	0	0
July 25, 2020	16	0	0	0	0
July 25, 2021	13	0	0	0	0
July 25, 2022	11	0	0	0	0
July 25, 2023	9	0	0	0	0
July 25, 2024	8	0	0	0	0
July 25, 2025	5	0	0	0	0
July 25, 2026	0	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.31	6.23	4.79	4.16	3.60
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.73	4.44	3.88	3.38

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑7

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	100
July 25, 2010	100	72	48	30	18
July 25, 2011	86	54	32	18	10
July 25, 2012	72	41	22	11	0
July 25, 2013	60	31	15	2	0
July 25, 2014	50	23	10	0	0
July 25, 2015	41	18	3	0	0
July 25, 2016	34	13	0	0	0
July 25, 2017	29	10	0	0	0
July 25, 2018	24	7	0	0	0
July 25, 2019	20	0	0	0	0
July 25, 2020	16	0	0	0	0
July 25, 2021	13	0	0	0	0
July 25, 2022	11	0	0	0	0
July 25, 2023	9	0	0	0	0
July 25, 2024	6	0	0	0	0
July 25, 2025	0	0	0	0	0
July 25, 2026	0	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.25	6.18	4.74	4.08	3.50
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.73	4.42	3.83	3.31

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑8

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	39
July 25, 2010	100	72	48	30	18
July 25, 2011	86	54	32	18	8
July 25, 2012	72	41	22	11	0
July 25, 2013	60	31	15	0	0
July 25, 2014	50	23	10	0	0
July 25, 2015	41	18	0	0	0
July 25, 2016	34	13	0	0	0
July 25, 2017	29	10	0	0	0
July 25, 2018	24	0	0	0	0
July 25, 2019	20	0	0	0	0
July 25, 2020	16	0	0	0	0
July 25, 2021	13	0	0	0	0
July 25, 2022	11	0	0	0	0
July 25, 2023	7	0	0	0	0
July 25, 2024	0	0	0	0	0
July 25, 2025	0	0	0	0	0
July 25, 2026	0	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.16	6.12	4.68	4.00	3.41
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.73	4.41	3.78	3.24

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑9

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	34
July 25, 2010	100	72	48	30	18
July 25, 2011	86	54	32	18	0
July 25, 2012	72	41	22	8	0
July 25, 2013	60	31	15	0	0
July 25, 2014	50	23	3	0	0
July 25, 2015	41	18	0	0	0
July 25, 2016	34	13	0	0	0
July 25, 2017	29	2	0	0	0
July 25, 2018	24	0	0	0	0
July 25, 2019	20	0	0	0	0
July 25, 2020	16	0	0	0	0
July 25, 2021	13	0	0	0	0
July 25, 2022	8	0	0	0	0
July 25, 2023	0	0	0	0	0
July 25, 2024	0	0	0	0	0
July 25, 2025	0	0	0	0	0
July 25, 2026	0	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.06	6.05	4.63	3.93	3.33
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.73	4.41	3.76	3.20

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑10

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	34
July 25, 2010	100	72	48	30	18
July 25, 2011	86	54	32	18	0
July 25, 2012	72	41	22	0	0
July 25, 2013	60	31	15	0	0
July 25, 2014	50	23	0	0	0
July 25, 2015	41	18	0	0	0
July 25, 2016	34	10	0	0	0
July 25, 2017	29	0	0	0	0
July 25, 2018	24	0	0	0	0
July 25, 2019	20	0	0	0	0
July 25, 2020	16	0	0	0	0
July 25, 2021	11	0	0	0	0
July 25, 2022	0	0	0	0	0
July 25, 2023	0	0	0	0	0
July 25, 2024	0	0	0	0	0
July 25, 2025	0	0	0	0	0
July 25, 2026	0	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	8.95	5.97	4.56	3.87	3.28
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.73	4.40	3.73	3.18

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

Percent of Original Certificate Principal Balance Outstanding†

Class M‑11

Prepayment Scenario

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
July 25, 2007	100	100	100	100	100
July 25, 2008	100	100	100	100	100
July 25, 2009	100	100	100	100	34
July 25, 2010	100	72	48	30	13
July 25, 2011	86	54	32	15	0
July 25, 2012	72	41	22	0	0
July 25, 2013	60	31	3	0	0
July 25, 2014	50	23	0	0	0
July 25, 2015	41	13	0	0	0
July 25, 2016	34	0	0	0	0
July 25, 2017	29	0	0	0	0
July 25, 2018	24	0	0	0	0
July 25, 2019	20	0	0	0	0
July 25, 2020	8	0	0	0	0
July 25, 2021	0	0	0	0	0
July 25, 2022	0	0	0	0	0
July 25, 2023	0	0	0	0	0
July 25, 2024	0	0	0	0	0
July 25, 2025	0	0	0	0	0
July 25, 2026	0	0	0	0	0
July 25, 2027	0	0	0	0	0
July 25, 2028	0	0	0	0	0
July 25, 2029	0	0	0	0	0
July 25, 2030	0	0	0	0	0
July 25, 2031	0	0	0	0	0
July 25, 2032	0	0	0	0	0
July 25, 2033	0	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	8.76	5.84	4.45	3.77	3.18
Weighted Average Life (years) to Optional Termination(1)(2)	8.58	5.73	4.38	3.71	3.13

† Rounded to the nearest whole percentage.

(1)The weighted average life of any class of the offered certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of such class of certificates to the related distribution date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)Calculated pursuant to footnote (1) but assumes the servicer exercises its option to purchase the mortgage loans on the Optional Termination Date.

ANNEX I

Period	Distribution Date	Swap Notional Amount ($)	Strike Rate (%)
1	August 25, 2006	0	5.502%
2	September 25, 2006	1,358,035,102	5.502%
3	October 25, 2006	1,341,882,950	5.502%
4	November 25, 2006	1,341,482,786	5.502%
5	December 25, 2006	1,340,826,276	5.502%
6	January 25, 2007	1,340,739,607	5.502%
7	February 25, 2007	1,340,622,505	5.502%
8	March 25, 2007	1,340,555,902	5.502%
9	April 25, 2007	1,340,054,329	5.502%
10	May 25, 2007	1,338,164,401	5.502%
11	June 25, 2007	1,290,509,546	5.502%
12	July 25, 2007	1,226,067,725	5.502%
13	August 25, 2007	1,160,936,186	5.502%
14	September 25, 2007	1,097,556,713	5.502%
15	October 25, 2007	1,038,419,170	5.502%
16	November 25, 2007	983,102,950	5.502%
17	December 25, 2007	931,240,848	5.502%
18	January 25, 2008	884,828,372	5.502%
19	February 25, 2008	842,168,661	5.502%
20	March 25, 2008	803,099,807	5.502%
21	April 25, 2008	767,249,585	5.502%
22	May 25, 2008	734,294,331	5.502%
23	June 25, 2008	332,131,969	5.502%
24	July 25, 2008	329,285,826	5.502%
25	August 25, 2008	325,149,834	5.502%
26	September 25, 2008	321,825,478	5.502%
27	October 25, 2008	321,054,207	5.502%
28	November 25, 2008	318,284,357	5.502%
29	December 25, 2008	315,319,452	5.502%
30	January 25, 2009	312,340,984	5.502%
31	February 25, 2009	311,219,873	5.502%
32	March 25, 2009	310,119,660	5.502%
33	April 25, 2009	308,348,947	5.502%
34	May 25, 2009	307,183,547	5.502%
35	June 25, 2009	306,301,987	5.502%
36	July 25, 2009	296,714,972	5.502%
37	August 25, 2009	294,751,548	5.502%
38	September 25, 2009	279,553,578	5.502%
39	October 25, 2009	262,075,160	5.502%
40	November 25, 2009	245,619,882	5.502%
41	December 25, 2009	230,130,565	5.502%
42	January 25, 2010	215,530,374	5.502%
43	February 25, 2010	202,191,132	5.502%
44	March 25, 2010	189,547,094	5.502%
45	April 25, 2010	178,570,882	5.502%
46	May 25, 2010	168,149,968	5.502%
47	June 25, 2010	158,286,432	5.502%
48	July 25, 2010	148,842,723	5.502%
49	August 25, 2010	138,253,636	5.502%
50	September 25, 2010	128,343,328	5.502%
51	October 25, 2010	118,973,239	5.502%
52	November 25, 2010	110,402,646	5.502%
53	December 25, 2010	102,551,997	5.502%
54	January 25, 2011	95,215,791	5.502%
55	February 25, 2011	87,826,782	5.502%
56	March 25, 2011	81,240,505	5.502%
57	April 25, 2011	75,301,403	5.502%
58	May 25, 2011	69,866,734	5.502%
59	June 25, 2011	65,086,395	5.502%
60	July 25, 2011	61,463,072	5.502%

ANNEX II

Period	Distribution Date	Principal Balance of the Mortgage Loans Having 40-Year Original Terms To Maturity ($)
121	August 25, 2016	142,313,511.66
122	September 25, 2016	140,340,339.43
123	October 25, 2016	138,394,006.33
124	November 25, 2016	136,474,149.79
125	December 25, 2016	134,580,412.13
126	January 25, 2017	132,712,440.45
127	February 25, 2017	130,869,886.65
128	March 25, 2017	129,052,407.34
129	April 25, 2017	127,259,663.70
130	May 25, 2017	125,491,321.46
131	June 25, 2017	123,747,050.97
132	July 25, 2017	122,026,526.89
133	August 25, 2017	120,329,428.35
134	September 25, 2017	118,655,438.76
135	October 25, 2017	117,004,245.82
136	November 25, 2017	115,375,541.43
137	December 25, 2017	113,769,021.64
138	January 25, 2018	112,184,386.62
139	February 25, 2018	110,621,340.52
140	March 25, 2018	109,079,591.54
141	April 25, 2018	107,558,851.81
142	May 25, 2018	106,058,837.29
143	June 25, 2018	104,579,267.81
144	July 25, 2018	103,119,866.98
145	August 25, 2018	101,680,362.09
146	September 25, 2018	100,260,484.16
147	October 25, 2018	98,859,967.82
148	November 25, 2018	97,478,551.23
149	December 25, 2018	96,115,976.16
150	January 25, 2019	94,771,987.80
151	February 25, 2019	93,446,334.79
152	March 25, 2019	92,138,769.18
153	April 25, 2019	90,849,046.33
154	May 25, 2019	89,576,924.92
155	June 25, 2019	88,322,166.88
156	July 25, 2019	87,084,537.33
157	August 25, 2019	85,863,804.60
158	September 25, 2019	84,659,740.08
159	October 25, 2019	83,472,118.31
160	November 25, 2019	82,300,716.81
161	December 25, 2019	81,145,316.15
162	January 25, 2020	80,005,699.82
163	February 25, 2020	78,881,654.24
164	March 25, 2020	77,772,968.74
165	April 25, 2020	76,679,435.45
166	May 25, 2020	75,600,849.30
167	June 25, 2020	74,537,008.04
168	July 25, 2020	73,487,712.06
169	August 25, 2020	72,452,764.54
170	September 25, 2020	71,431,971.24
171	October 25, 2020	70,425,140.57
172	November 25, 2020	69,432,083.52
173	December 25, 2020	68,452,613.63
174	January 25, 2021	67,486,546.95
175	February 25, 2021	66,533,701.99
176	March 25, 2021	65,593,899.76
177	April 25, 2021	64,666,963.64
178	May 25, 2021	63,752,719.41
179	June 25, 2021	62,850,995.22
180	July 25, 2021	61,961,621.46
181	August 25, 2021	61,084,430.89
182	September 25, 2021	60,219,258.51
183	October 25, 2021	59,365,941.52
184	November 25, 2021	58,524,319.32
185	December 25, 2021	57,694,233.50
186	January 25, 2022	56,875,527.75
187	February 25, 2022	56,068,047.92
188	March 25, 2022	55,271,641.89
189	April 25, 2022	54,486,159.61
190	May 25, 2022	53,711,453.07
191	June 25, 2022	52,947,376.21
192	July 25, 2022	52,193,785.01
193	August 25, 2022	51,450,537.35
194	September 25, 2022	50,717,493.02
195	October 25, 2022	49,994,513.71
196	November 25, 2022	49,281,462.99
197	December 25, 2022	48,578,206.28
198	January 25, 2023	47,884,610.78
199	February 25, 2023	47,200,545.48
200	March 25, 2023	46,525,881.20
201	April 25, 2023	45,860,490.43
202	May 25, 2023	45,204,247.42
203	June 25, 2023	44,557,028.10
204	July 25, 2023	43,918,710.08
205	August 25, 2023	43,289,172.66
206	September 25, 2023	42,668,296.70
207	October 25, 2023	42,055,964.69
208	November 25, 2023	41,452,060.76
209	December 25, 2023	40,856,470.52
210	January 25, 2024	40,269,081.19
211	February 25, 2024	39,689,781.47
212	March 25, 2024	39,118,461.59
213	April 25, 2024	38,555,013.24
214	May 25, 2024	37,999,329.59
215	June 25, 2024	37,451,305.25
216	July 25, 2024	36,910,836.24
217	August 25, 2024	36,377,819.99
218	September 25, 2024	35,852,155.31
219	October 25, 2024	35,333,742.41
220	November 25, 2024	34,822,482.80
221	December 25, 2024	34,318,279.34
222	January 25, 2025	33,821,036.18
223	February 25, 2025	33,330,658.83
224	March 25, 2025	32,847,053.99
225	April 25, 2025	32,370,129.69
226	May 25, 2025	31,899,795.14
227	June 25, 2025	31,435,960.83
228	July 25, 2025	30,978,538.45
229	August 25, 2025	30,527,440.83
230	September 25, 2025	30,082,582.05
231	October 25, 2025	29,643,877.31
232	November 25, 2025	29,211,242.96
233	December 25, 2025	28,784,596.48
234	January 25, 2026	28,363,856.47
235	February 25, 2026	27,948,942.61
236	March 25, 2026	27,539,775.72
237	April 25, 2026	27,136,277.61
238	May 25, 2026	26,738,371.21
239	June 25, 2026	26,345,980.45
240	July 25, 2026	25,959,030.33

PROSPECTUS

Mortgage Pass-Through Certificates

Mortgage Trust Certificates

Mortgage-Backed Notes

(Issuable in Series)

LONG BEACH SECURITIES CORP.

Depositor

            You should consider carefully the risk factors beginning on page 1 of this prospectus and in the prospectus supplement.

                The prospectus together with the accompanying prospectus supplement will constitute the full prospectus.

The Securities:

                Long Beach Securities Corp., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates, mortgage-backed notes or mortgage trust certificates.  Each issue of securities will have its own series designation and will evidence either:

            •              the ownership of assets held by a trust, or

            •              debt obligations secured by assets held by a trust.

The Trust and Its Assets:

                The assets of a trust will primarily include any combination of various types of

            •  one-to-four-family residential first and junior lien mortgage loans,

            •  multifamily first and junior mortgage loans,

            •  commercial first and junior mortgage loans,

            •  mixed-use residential and commercial first and junior mortgage loans,

            •  home equity lines of credit,

            •  cooperative apartment loans,

            •  manufactured housing conditional sales contracts and installment loan agreements,

            •  home improvement installment sales contracts, and

            •  installment loan agreements or home equity revolving lines of credit, including partial balances of those lines of credit or beneficial interests in those lines of credit.

                The assets of the trust may also include mortgage securities and rights to excess servicing fees.

Credit Enhancement:

                The assets of the trust for a series of securities may also include financial guaranty insurance policies, pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support.  Credit enhancement may also be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

                Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2006.

Important Notice About Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

                We provide information to you about the offered securities in two separate documents that progressively provide more detail:

            •              this prospectus, which provides general information, some of which may not apply to your series of securities; and

            •              the accompanying prospectus supplement, which describes the specific terms of your series of securities.

                You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

                We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities.  Some of the capitalized terms used in this prospectus are defined in the “Glossary” beginning on page 132 in this prospectus.

RISK FACTORS

                The offered securities are not suitable investments for all investors.  In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

                You should carefully consider the following risk factors in connection with the purchase of the offered securities as well as the additional risk factors in the prospectus supplement related to your security:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount From Their Initial Offering Price

There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities.  Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series.  The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities; however no underwriter will be obligated to do so.  As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price.  The offered securities will not be listed on any securities exchange.

Credit Support May Be Limited; The Failure of Credit Support to Cover Losses on the Trust Assets Will Result in Losses Allocated to the Related Securities

Credit support is intended to reduce the effect of delinquent payments or losses on the assets of the trust on those classes of securities that have the benefit of the credit support.  With respect to each series of securities, credit support may be provided in one or more of the forms referred to in this prospectus.  Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in many cases will be subject to periodic reduction in accordance with a schedule or formula.  Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks.  If losses on the trust assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities.  See “Description of Credit Support.”

The Types of Mortgaged Properties May Fail to Provide Adequate Security for the Mortgage Loans

The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts and installment loan agreements.  If the mortgaged properties fail to provide adequate security for the mortgage loans held by a trust, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities.  The types of mortgage loans held by a trust may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure.  The prospectus supplement for each series of securities will describe the mortgage loans that are to be held by the trust issuing your security and risks associated with those mortgage loans, which you should carefully consider in connection with the purchase of your security.

In addition, for some mortgage loans, the values of the related mortgaged properties may have substantially declined since the appraisals were obtained in connection with the origination of those mortgage loans.  In the event that such a mortgage loan becomes delinquent and is liquidated, a larger loss may occur than would otherwise be expected based on the appraised value.

Nonperfection of Security Interests in Manufactured Homes May Result in Losses on the related Manufactured Housing Contracts and the Securities Backed by the Manufactured Housing Contracts

Any conditional sales contracts and installment loan agreements with respect to manufactured homes held by a trust will be secured by a security interest in a manufactured home.  Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state’s certificate of title statutes.  The steps necessary to perfect the security interest in a manufactured home will vary from state to state.  If the servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.  Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Foreclosure of Mortgage Loans May Result In Limitations or Delays In Recovery and Losses Allocated to the Related Securities

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur.  An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete.  In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property.  In the event of a default by a mortgagor, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan.  The servicer will be entitled to deduct from liquidation proceeds all expenses incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, ancillary fees, legal fees and costs of legal action, real estate taxes, maintenance and preservation expenses, monthly advances and servicing advances.  If any mortgaged properties fail to provide adequate security for the mortgage loans held by the trust issuing your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

There May Be a Greater Likelihood of Losses on Mortgage Loans Originated Under Some Underwriting Guidelines

Each mortgage loan to be  transferred to a trust will have been originated in accordance with the underwriting guidelines applied by the originator of that mortgage loan. Underwriting guidelines may vary significantly among originators. While the underwriting guidelines of each originator will have been approved by an affiliate of the depositor, the underwriting guidelines, including documentation requirements, of some originators may be less restrictive than those of other originators. Moreover, some underwriting guidelines may result in a less accurate assessment of the borrower’s credit standing and repayment ability and/or the value and adequacy of the related mortgaged property as collateral. As a result, there may be a greater likelihood of default on mortgage loans originated under some underwriting guidelines, and a greater likelihood that the related mortgaged properties will fail to provide adequate security in the event of such default. In turn, there may be a greater likelihood that losses, to the extent not covered by credit support, will be allocated to the related securities.

Mortgaged Properties Are Subject to Environmental Risks and the Cost of Environmental Clean-up May Increase Losses on the Mortgage Loans

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property.  These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  A lender also risks liability on foreclosure of the mortgage on the property.  In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner’s or operator’s ability to sell the property.  Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, some mortgage loans held by a trust could be secured by mortgaged properties that are subject to environmental laws violations.  The servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property.  However, if the servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the securities issued by that trust.

The Ratings of Your Securities May Be Lowered Or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Security

It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.  The ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of factors that the rating agency considers significant, such as the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.  None of the sponsor, the depositor, the servicer or any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of any series of securities.  If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller or Originator to Repurchase or Replace a Mortgage Loan May Result in Losses Allocated to the Related Securities

Generally, each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and related to a series of securities.  If the mortgage loan seller did not originate the mortgage loans that it sold, the representations and warranties may in some cases instead have been made by the originator.  In the event of a breach of a mortgage loan seller’s or originator’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller or originator will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under “Description of the Securities—Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach.”  However, there can be no assurance that a mortgage loan seller or originator will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises.  A mortgage loan seller’s or originator’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the securities issued by the trust.

When a mortgage loan seller or originator is unable, or disputes its obligation, to repurchase affected mortgage loans from the trust, the servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller or originator that could provide for the purchase of only a portion of the affected mortgage loans.  Any settlement could lead to losses on the mortgage loans which would be borne by the related securities.  Neither the depositor nor the servicer will be obligated to purchase a mortgage loan if a mortgage loan seller or originator defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers or originators will carry out their repurchase obligations.  In no event will any other person be obligated to purchase any mortgage loan.  A default by a mortgage loan seller or originator is not a default by the depositor or by the servicer.  Any mortgage loan not so repurchased or substituted for will continue to be held by the trust and any related losses will be allocated to the related credit support, to the extent available, and otherwise to one or more classes of securities issued by the trust.

The representations and warranties of a mortgage loan seller or originator in respect of a mortgage loan may have been made as of a date prior to the date of initial issuance of the related series of securities, and a substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related series of securities.  Accordingly, the occurrence of events during this period that are not covered by a mortgage loan seller’s or originator’s repurchase or substitution obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors Including Prepayments

The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•      the extent of prepayments on the underlying assets held by the trust;

•      how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

•      if any party has an option to terminate the related trust early, the effect of the exercise of the option;

•      the rate and timing of defaults and losses on the assets held by the trust;

•      repurchases of assets of the trust as a result of material breaches of representations and warranties made by the depositor or a mortgage loan seller or originator; and;

•      with respect to a trust holding home equity revolving credit loans, additional draws on under the related credit line agreements.

Prepayments on mortgage loans may be influenced by prevailing mortgage interest rates.  In general, in the case of fixed-rate mortgage loans, and in the case of ARM Loans during an initial fixed-rate period, if prevailing mortgage interest rates decline significantly below the mortgage interest rates on the mortgage loans, the prepayment rate may increase.  In addition, if prevailing mortgage interest rates decline significantly, ARM Loans could be subject to higher prepayment rates both during and after any initial fixed-rate period because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates.

Penalties for early prepayment may also affect the prepayment rate, as they may discourage mortgagors from prepaying their mortgage loans during the period such prepayment penalties are in effect, even in a declining interest rate environment.

To the extent that a mortgage loan contains a “due-on-sale” clause and such clause is exercised, the sale of a mortgaged property may also cause a prepayment in full on the related mortgage loan.

Local and regional economic conditions and homeowner mobility may also affect the prepayment rate.

To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

The rate of prepayment of the mortgage loans included in or underlying the assets held by each trust may affect the yield to maturity of the securities.  In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate.  Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

The yield to maturity on some types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which all or a portion of accrued interest will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities.  The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates.

See “Yield and Maturity Considerations” in this prospectus.
The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

The prospectus supplement for each series of securities will identify the party or parties that may, at its option, purchase the assets held by the trust if the aggregate principal balance of the mortgage loans and other assets held by the trust is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust assets at the cut-off date for that trust.  The percentage will be between 25% and 0%.  The exercise of this option to terminate will result in the early retirement of the securities issued by that trust.  The prospectus supplement for each series of securities will state the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

A trust may also be terminated and the securities retired upon the servicer’s determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust has been lost or that a substantial risk exists that the REMIC status will be lost for the then current tax year.

The termination of a trust and the early retirement of securities by any party would decrease the average life of the securities and would adversely affect the holders of securities that are entitled to interest distributions only.  In addition, any other class of securities purchased at a premium could be adversely affected by an optional termination.

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed By Those Mortgage Loans

Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

•      regulate interest rates and other charges on mortgage loans;

•      require specific disclosures to borrowers;

•      require licensing of originators; and

•      regulate generally the origination, servicing and collection process for the mortgage loans.

Depending on the specific facts and circumstances involved, violations may limit the ability of a trust to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust, or the initial servicer or a subsequent servicer, as the case may be.  In particular, it is possible that mortgage loans held by a trust will be subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”).  HOEPA adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act.  These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels.  The provisions of HOEPA apply on a mandatory basis to all mortgage loans that were originated on or after October 1, 1995.  These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans.  In addition, any assignee of the creditor, like a trust, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.  Class action lawsuits under HOEPA have been brought naming as defendants securitization trusts like the trusts described in this prospectus.

The mortgage loan seller or originator will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans.  If there is a material and adverse breach of a representation, the seller or originator will be obligated to purchase the affected mortgage loan or to substitute a qualifying replacement mortgage loan.  If the mortgage loan seller or originator fails to repurchase or substitute, a trust could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.  See “Legal Aspects of Mortgage Assets.”

Modification of a Mortgage Loan by the Servicer May Reduce the Yield on the Related Securities

If a mortgage asset is in default or default is reasonably foreseeable, the servicer, if it determines that modification of the mortgage asset could reasonably be expected to result in collections and other recoveries for that mortgage asset in excess of the liquidation proceeds that would be recovered upon foreclosure of, or other realization upon, that mortgage asset, the servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure.  Modification may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset.  Any modified mortgage asset held by the trust may result in reduced collections from that mortgage asset and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities.  Any mortgage asset modified to extend the final maturity of the mortgage asset may result in extending the final maturity of one or more classes of the related securities.  See “Collection and Other Servicing Procedures Employed by the Servicer.”

The servicing agreement may permit the servicer to deliver to a lender an assignment of mortgage and the related endorsed mortgage note in connection with a refinance of the related mortgaged property.  As a result, it may be possible to refinance a mortgage loan through modification of an existing mortgage note, reducing the costs and documentation burden of the refinancing.  The depositor and its affiliates do not have substantial experience with this method of financing except in states, such as New York, in which it is the usual standard of practice of mortgage lending.  It is unknown to what extent, if any, the availability of refinancing through this mechanism may affect the rate at which prepayments on the mortgage loans would otherwise occur.

The Return on Your Securities Could be Reduced due to the Servicemembers Civil Relief Act or any Comparable State Legislation

Following the terrorist attacks in the United States on September 11, 2001, the United States has increased its active military operations (including, most recently, significant military actions in Iraq) and has placed a substantial number of military reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. Calling reservists, members of the National Guard and civilians to active military duty may adversely affect the performance of your securities.  Under the Relief Act, persons in active military service are provided relief from the performance of some payment obligations.  The relief includes a 6.000% per annum interest rate cap on each mortgage loan, provided that the mortgage loan was obtained before the commencement of active military service.  In addition, all civil court actions, such as bankruptcy and foreclosure proceedings, are delayed.  See “Legal Aspects of Mortgage Assets— Servicemembers Civil Relief Act.”

State legislation may provide similar relief for military personnel placed on active duty status.

The application of the interest rate cap to any mortgage loan would result in securityholders receiving less interest than they would otherwise be entitled to (to the extent that the interest rate otherwise payable by the borrower under the terms of the applicable mortgage note exceeded 6.000%), unless covered by credit support described in the related prospectus supplement.

The effect of a delay in foreclosure proceedings with respect to any mortgage loan by application of the Relief Act may be to cause a loss, or increase the severity of any loss that would have otherwise occurred, upon the final liquidation of the mortgage loan.  These losses would be allocated to securityholders in the manner described in the related prospectus supplement, unless covered by credit support described in the prospectus supplement.

Interest Only Loans Have a Greater Degree of Risk if a Default Occurs Because They do not Provide for any Payments of Scheduled Principal During an Initial Interest-Only Period

If the mortgage pool includes mortgage loans that do not provide for any payments of scheduled principal during an initial interest-only period, the related prospectus supplement will specify the percentage of such interest only loans in the mortgage pool.  During the initial interest-only period, monthly payments on the interest only loans will be comprised solely of interest accrued on the outstanding principal balance of the mortgage loan during the preceding calendar month.  Since the mortgagors are not required to make scheduled principal payments on these mortgage loans during the interest-only period, the principal balance of the mortgage loan may be higher than the principal balance of a similar mortgage loan that requires the payment of both principal and interest throughout the entire term of the mortgage loan.  A higher principal balance may result in a greater loss upon the liquidation of the mortgage loan due to a default.

For transactions in which the offered securities are mortgage pass-through certificates, investors should consider the following ten risk factors:

The Trust May Not Have a Perfected Interest In Collections Commingled by the Servicer With Its Own Funds, Which Could Cause Delayed or Reduced Distributions on the Certificates

The servicer will be permitted to commingle collections on the mortgage loans with its own funds, and may use the commingled funds for its own benefit.  The trust may not have a perfected interest in these amounts, and thus distributions on the certificates could be delayed or reduced if the servicer were to enter conservatorship, receivership, or bankruptcy, were to become insolvent, or were to fail to perform its obligations under the related pooling agreement.

The Conservatorship, Receivership, Bankruptcy, or Insolvency of WMB as Servicer, the Depositor, or the Trust Could Result In Delayed or Reduced Distributions on the Certificates

For transactions in which WMB acts as the initial servicer, investors should consider the following:

WMB is the initial servicer of the mortgage loans and provides administrative services to the depositor.  WMB is a federal savings association, and its deposits are insured by the FDIC.  If certain events occur relating to WMB’s financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for WMB.

The FDIC may be able to obtain a stay of any action by the trust, the trustee, or any holder of certificates to enforce any obligations of WMB under any transaction document or to collect any amount owing by WMB under any transaction document.  The FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the trustee.  The delay caused by any of these actions could result in losses to holders of the certificates.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply.  Thus, regardless of what the transaction documents provide, the FDIC could:

•    authorize WMB to stop servicing the mortgage loans or to stop providing administrative services to the depositor;

•    prevent the appointment of a successor servicer or the appointment of a successor administrator for the depositor; or

•    alter the terms on which WMB continues to service the mortgage loans or provide administrative services to the depositor, including the amount or the priority of the fees paid to WMB.

If any of these events were to occur, the trust’s rights under the transaction documents may be limited or eliminated.  Such a repudiation by the FDIC could also excuse the other parties to the transaction documents from performing any of their obligations.  Payments to holders of the certificates could be delayed or reduced.  Holders of the certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

The depositor is a wholly-owned subsidiary of WMB.  Certain banking laws and regulations may apply not only to WMB but to its subsidiaries as well.  If the depositor were found to have violated any of these laws or regulations, holders of the certificates could suffer a loss on their investment.

Arguments also may be made that the FDIC’s rights and powers extend to the depositor and the trust and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of holders of the certificates under the transaction documents.  If the FDIC were to take this position, losses to holders of the certificates could result.

In addition, no assurance can be given that the FDIC would not attempt to exercise control over the mortgage loans or the other assets of the depositor or the trust on an interim or a permanent basis.  If this were to occur, distributions on the certificates could be delayed or reduced.

Furthermore, if a conservator or receiver for WMB were to argue that any of the conservator’s or receiver’s administrative expenses relate to the mortgage loans or the transaction documents, those expenses could be paid from collections on the mortgage loans before the trustee receives any payments, which could result in losses to holders of the certificates.

The depositor has been established and each trust will have been established so as to minimize the risk that either of them would become insolvent or enter bankruptcy.  Nevertheless, each of them may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated.  If the depositor or the trust were to become insolvent or were to enter bankruptcy, distributions on the certificates could be delayed or reduced.  Risks also exist that, if the depositor or the trust were to enter bankruptcy, the other entity and its assets (including the mortgage loans) would be treated as part of the bankruptcy estate.

Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that WMB, the depositor, the trust, or any of their affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the certificates.

There may be other possible effects of a receivership, conservatorship, bankruptcy, or insolvency of WMB, the depositor, or the trust that could result in delays or reductions in distributions on the certificates.

The Bankruptcy, Conservatorship, Receivership, or Insolvency of a Mortgage Loan Seller Could Result In Delayed or Reduced Distributions on the Certificates

For transactions in which an entity other than WMB is a mortgage loan seller, investors should consider the following:

The transfer of mortgage loans by a mortgage loan seller (other than WMB) to WMB or the depositor will be structured as an absolute sale, so that the transferee is the sole owner of each mortgage loan.  If the mortgage loan seller were to become the subject of a receivership, conservatorship, bankruptcy, or other insolvency proceeding, and a party in interest (including the mortgage loan seller itself) were to take the position that the transfer of the mortgage loans is not a sale, but rather should be recharacterized as the grant of a security interest in the mortgage loans to secure a borrowing of the mortgage loan seller, delays in distributions on the certificates could result.  If a court (or other relevant entity) were to adopt such a position, then delays or reductions in distributions on the certificates could result.

Regulatory Action With Respect to WMB Could Result In Losses

WMB is regulated and supervised by the Office of Thrift Supervision and the FDIC.  These regulatory authorities, and possibly others, have broad powers of enforcement with respect to WMB and its affiliates.

If any of these regulatory authorities were to conclude that an obligation under a transaction document to which WMB is a party were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to WMB or its affiliates, that authority may have the power to order WMB or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate.  In addition, WMB or the related affiliate probably would not be liable to holders of certificates for contractual damages for complying with such an order, and holders of certificates would be unlikely to have any recourse against the regulatory authority.  Therefore, if such an order were issued, distributions on the certificates could be delayed or reduced.

In one case of which the depositor is aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.

DESCRIPTION OF THE TRUSTS

                The trust for each series will be held by the trustee for the benefit of the related securityholders.  Each trust will hold assets consisting of:

            •              a segregated pool of various types of first and junior lien mortgage loans, construction loans, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements, home improvement  installment sales contracts and installment loan agreements or home equity revolving lines of credit, including partial balances of those lines of credit or beneficial interests in those lines of credit as are subject to the related agreement governing the trust, or Mortgage Securities;

            •              amounts on deposit in the distribution account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

            •              property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

            •              any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies held by the trust, each as described under “Description of Primary Insurance Policies”;

            •              the rights of the depositor under the agreement or agreements under which it acquired the mortgage assets held by the trust;

            •              any cash advance reserve fund or surety bond held by the trust, each as described under “Description of the Securities—Advances by Servicer in Respect of Delinquencies on the Trust Assets”; and

            •              any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, fraud bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement or guarantee, each as described under “Description of Credit Support.”

                The mortgage loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans.

                Any Mortgage Securities that are held by a trust may have been issued previously by the depositor or an affiliate of the depositor, a financial institution, another entity engaged in the business of mortgage lending or a limited purpose entity organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts.  If any of the Mortgage Securities held by a trust are Agency Securities, such Agency Securities may have been guaranteed and/or issued by Ginnie Mae, Freddie Mac, or Fannie Mae.  As to any series of securities, the accompanying prospectus supplement will include a description of the Mortgage Securities and any related credit enhancement, and the mortgage loans underlying those Mortgage Securities will be described together with any other mortgage loans included in the mortgage pool relating to that series.  References in this prospectus to advances to be made and other actions to be taken by the servicer in connection with the mortgage loans may include advances made and other actions taken under the terms of the Mortgage Securities.  Each security will evidence an interest in only the related trust, and not in any other trust.

                A portion of the interest received on a mortgage loan may not be included in the assets of the related trust.  Instead, that interest may be retained by or payable to the originator, servicer or seller (or a designee of one of the foregoing) of the loan, free and clear of the interest of securityholders under the related agreement.

Description of the Mortgage Assets to be Held By a Trust

                Each mortgage asset will be originated by a person other than the depositor.  Each mortgage asset will be selected by the depositor for sale to a trust from among those purchased by the depositor, either directly or through its affiliates, from Washington Mutual Bank, the parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor.  Each seller of mortgage assets to the depositor will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller.  Each mortgage asset may have been originated by the mortgage loan seller or by a mortgage loan originator from which the mortgage loan seller or an intervening seller of the mortgage asset purchased the mortgage asset.  The mortgage assets acquired by the depositor will have been originated in accordance with the underlying criteria described in this prospectus under “The Depositor’s Mortgage Loan Purchase Program—Underwriting Guidelines” and in the prospectus supplement.  All mortgage assets held by a trust as of the closing date will have been purchased by the depositor on or before the closing date.  However, in the case of pre-funding, the agreement governing the trust may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust after the closing date.  See “Description of the Pre-Funding Account for the Purchase of Additional Mortgage Loans.”

                The mortgage assets held by a trust will be evidenced by a promissory note or contract, referred to in this prospectus as a mortgage note, and may be secured by any of the following:

            •              first or junior liens on one-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments.  Loans secured by this type of property are referred to in this prospectus as single-family loans and may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

            •              first or junior liens secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

            •              rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units.  The multifamily properties may include high-rise, mid-rise or garden apartments.  Loans secured by this type of property may be conventional loans or FHA-insured loans as specified in the related prospectus supplement;

            •              commercial properties including office buildings, retail buildings and a variety of other commercial properties as may be described in the related prospectus supplement;

            •              properties consisting of mixed residential and commercial structures;

            •              leasehold interests in residential properties, which are interests held by a mortgagor who is leasing the property, as lessee under a long term ground lease, from the fee owner of the property;

            •              manufactured homes that, in the case of mortgage loans, are permanently affixed to their site or, in the case of manufactured home conditional sales contracts and installment loan agreements, may be relocated; or

            •              real property acquired upon foreclosure or comparable conversion of the mortgage loans held by a trust.

                No more than 10% of the assets of a trust, by original principal balance of the pool, will be secured by commercial properties, by multifamily properties containing five or more dwelling units, by properties consisting of mixed residential and commercial structures or by any combination of these property types.  Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event of a delinquency and foreclosure, that are greater than similar risks associated with single-family property.  The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor.  Thus, the value of an income-producing property is directly related to the net operating income derived from such property.  In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor’s household income, rather than the capacity of the related property to produce income.  Thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor’s income tends not to reflect directly the value of a single-family property.  A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

                The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants, as well as the liquidation value of such property, may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both.  The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.  Commercial mortgage loans held by a trust may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.  Furthermore, the value of any commercial or multifamily mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

            •              changes in general or local economic conditions and/or specific industry segments;

            •              declines in real estate values;

            •              declines in rental or occupancy rates;

            •              increases in interest rates, real estate tax rates and other operating expenses;

            •              changes in governmental rules, regulations and fiscal policies, including environmental legislation;

            •              acts of God; and

            •              other factors beyond the control of the depositor, the servicer or the trust.

                Commercial and multifamily mortgage loans that are held by a trust may be nonrecourse loans or loans for which borrower recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the mortgage loan.  With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

                The term of any leasehold interest that secures a mortgage loan will generally exceed the term of the related mortgage note by at least five years.

                The manufactured homes securing the mortgage loans or manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

                The home improvement contracts will be secured primarily by mortgages on single family properties that are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interests in the home improvements financed thereby.

                The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.  The mortgaged properties may include vacation, second and non-owner occupied homes.

                The mortgage assets to be held by a trust will be any one of the following types of mortgage assets:

            •              Fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

            •              Fully amortizing mortgage loans with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

            •              ARM Loans that provide for an election, at the borrower’s option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

            •              ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

            •              Fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing or decreasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

            •              Fixed interest rate or adjustable interest rate mortgage loans with payments of interest only during the early years of the term followed by level monthly payments or adjustable monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

            •              Fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

            •              Mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time including home equity revolving credit loans;

            •              Fixed interest rate mortgage loans that provide that the interest may increase upon default, which increased rate may be subject to adjustment and may or may not convert back to the original fixed interest rate upon cure of the default;

            •              Fixed interest rate mortgage loans that provide for increases or reductions in the interest rate, and corresponding monthly payment, during the first 36, 60, 84 or 120 months (or other specified period) of the term of the mortgage loan;

            •              Limited documentation or no documentation mortgage loans;

            •              Additional Collateral Loans;

            •              Previously issued Mortgage Securities; and

            •              “Re-performing loans,” which term includes mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified.  These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales.  The rate of default on re‑performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

                Each single-family loan having a loan-to-value ratio at origination in excess of 80% may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the amount of the mortgage loan exceeding 75% of the value of the mortgaged property at origination.  This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%.  See “Description of Primary Insurance Policies—Primary Mortgage Insurance Policies.”

                The trust may hold mortgage loans secured by junior liens, and the related senior lien may not be held by the trust.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan.  In addition, some or all of the single-family loans secured by junior liens may be High LTV Loans.  See “Legal Aspects of Mortgage Assets—Foreclosure on Mortgages.”

                The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property.  The value of a single-family property or cooperative unit generally is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in conjunction with the origination of the mortgage loan, the sales price for the property.  For purposes of calculating the loan-to-value ratio of a manufactured housing contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including accessories identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.  With respect to a used manufactured home, the value is generally the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums.  The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.  Manufactured homes are less likely than other types of housing to experience appreciation in value and are more likely to experience depreciation in value.

                The underwriting guidelines of the mortgage loan originator or mortgage loan seller may require an internal review of the appraisal (a “review appraisal”) used to determine the loan-to-value of a mortgage loan which may be performed by underwriters rather than a licensed appraiser.  Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal.

                A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.  The mortgage loan seller, or another party on its behalf, will have made the following representations and warranties:

            •              If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 50% of the units have been sold to bona fide purchasers to be occupied as primary residences or vacation or second homes.

            •              If a condominium project has been controlled by the unit owners, other than the developer, and is not subject to incomplete phasing or add-ons, at least 50% of the units been are occupied as primary residences or vacation or second homes.

                See “Description of the Securities—Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach” in this prospectus for a description of other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

                The trust may hold mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) in some cases, investment earnings on the buydown funds.  The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account.  Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted.  See “The Depositor’s Mortgage Loan Purchase Program—Underwriting Guidelines” for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

                The trust may hold mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required repairs or improvements on the mortgaged property are completed, in accordance with the mortgage loan seller’s underwriting guidelines.

                The trust may hold mortgage loans that are delinquent as of the related cut-off date.  In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision.  No mortgage loan held by a trust will be more than 90 days delinquent and no trust will hold 20% or more (by principal balance) of mortgage loans that are more than 30 days delinquent.

                A mortgage loan may contain a prohibition on prepayment or a Lockout Period or require payment of a prepayment charge.  A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property.  If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect of the equity participations will be made.

                Limited Documentation and No Documentation Mortgage Loans

                Limited documentation and no documentation mortgage loans are mortgage loans that require less documentation and verification than other mortgage loans.

                Additional Collateral Loans

                A trust may hold Additional Collateral Loans, which are mortgage loans that are secured by both the related mortgaged property and certain additional collateral, which will consist of (i) a security interest in financial assets owned by the mortgagor (which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets) and/or (ii) a third party guarantee (usually by a relative of the mortgagor), which in turn is secured by a security interest in financial assets of the type described in clause (i) above or in residential property owned by the guarantor. The amount of such additional collateral will be determined by the mortgage loan seller in accordance with its underwriting guidelines, and the requirement to maintain the additional collateral generally will terminate when the loan-to-value ratio of the Additional Collateral Loan is reduced to a predetermined level (which will be specified in the accompanying prospectus supplement) as a result of a reduction in the principal balance of the mortgage loan caused by principal payments by the mortgagor or an increase in the appraised value of the related mortgaged property. The servicer will be required to attempt to realize on any such additional collateral, in addition to the related mortgaged property, if the Additional Collateral Loan is liquidated upon default. No assurance can be given as to the amount of proceeds, if any, that might be realized on any Additional Collateral Loan from the additional collateral.

                Home Equity Revolving Credit Loans

                General.  The home equity revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit.  In most instances, interest on each home equity revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle.  The billing cycle in most cases will be the calendar month preceding a due date.  Each home equity revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law.  Some home equity revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate.  As a result of the introductory rate, interest collections on the loans may initially be lower than expected.  Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

                The borrower for each home equity revolving credit loan may draw money, in most cases with either checks or credit cards, subject to applicable law, on such home equity revolving credit loan at any time during the period specified in the related credit line agreement, which period we refer to in this prospectus as the draw period.  If the draw period is less than the full term of the home equity revolving credit loan, the borrower will not be permitted to make any draw during the repayment period.  Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each home equity revolving credit loan will be obligated to make monthly payments on the home equity revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph.  In addition, if a home equity revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

                The borrower for each home equity revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.  The maximum amount of any draw for any home equity revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw.  Draws will be funded by the servicer or other entity specified in the accompanying prospectus supplement.

                Generally, for each home equity revolving credit loan:

            •              the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day’s principal balance,

            •              the account balance on any day in most cases will be the aggregate of the unpaid principal of the home equity revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the home equity revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

            •              the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the home equity revolving credit loan.

                Payments made by or on behalf of the borrower for each home equity revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the home equity revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

                The mortgaged property securing each home equity revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion of draw, if any, that is not included in the related pool, whether made on or before the related cut-off date or after that cut-off date.  The lien will be the same rank as the lien created by the mortgage relating to the home equity revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the home equity revolving credit loan will be allocated as described in the related prospectus supplement among the home equity revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool.  The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion of draw excluded from the pool.  If any entity with an interest in a draw or portion of draw excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code or the subject of a receivership or conservatorship and regardless of whether the transfer of the related home equity revolving credit loan constitutes an absolute assignment, a party in interest (including such entity itself) could assert that such entity retains rights in the related home equity revolving credit loan and therefore compel the sale of such home equity revolving credit loan over the objection of the trust and the securityholders.  If that occurs, delays and reductions in payments to the trust and the securityholders could result.

                In most cases, each home equity revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the home equity revolving credit loan.

                The mortgage note or mortgage related to each home equity revolving credit loan will usually contain a customary “due-on-sale” clause.

                As to each home equity revolving credit loan, the borrower’s rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

            •              a materially adverse change in the borrower’s financial circumstances;

            •              a decline in the value of the mortgaged property below its appraised value at origination; or

            •              a payment default by the borrower.

                However, as to each home equity revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances.  The servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence.  Therefore, there can be no assurance that any borrower’s ability to receive draws will be suspended or reduced if the foregoing circumstances occur.  In the event of default under a home equity revolving credit loan, at the discretion of the servicer, the home equity revolving credit loan may be terminated and declared immediately due and payable in full.  For this purpose, a default includes but is not limited to:

            •              the borrower’s failure to make any payment as required;

            •              any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

            •              any fraud or material misrepresentation by a borrower in connection with the loan.

                The servicer will have the option to allow an increase in the credit limit applicable to any home equity revolving credit loan in certain limited circumstances.  In most cases, the servicer will have an unlimited ability to allow increases provided that the specified conditions are met including:

            •              a new appraisal or other indication of value is obtained; and

            •              the new combined loan-to-value ratio is less than or equal to the original combined loan-to-value ratio.

                If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the servicer will have the option to allow a credit limit increase for any home equity revolving credit loan subject to the limitations described in the related agreement.

                The proceeds of the home equity revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

                Allocation of Home Equity Revolving Credit Loan Balances.  For any series of securities backed by home equity revolving credit loans, the related trust may hold either (i) the entire principal balance of each home equity revolving credit loan outstanding at any time, including balances attributable to draws made after the related cut-off date, or (ii) a specified portion of the total principal balance of each home equity revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance as of the cut-off date minus the portion of all payments and losses after the cut-off date that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date.  In this prospectus, we refer to the principal balance or portion of the principal balance of each home equity revolving credit loan outstanding at any time and held by the trust as the trust balance.

                The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any home equity revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a home equity revolving credit loan, if any, not included in the trust balance at any time, which may include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.  In this prospectus, we refer to the portion of the principal balance of each home equity revolving credit loan outstanding at any time and not held by the trust as the excluded balance.  Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

                Even if a trust initially holds the entire principal balance of the home equity revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust will not acquire balances attributable to additional draws made thereafter.  The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

Mortgage Loan Information in Prospectus Supplement

                Each prospectus supplement will contain specific information with respect to the mortgage assets held by the related trust, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust, to the extent specifically known to the depositor as of the date of the prospectus supplement, including, in summary form, the following:

            •              the aggregate outstanding principal balance, and the largest, smallest and average outstanding principal balance, of the mortgage assets,

            •              the type of property securing the mortgage assets and the percentage of mortgage assets in the related mortgage pool which are secured by that type of property,

            •              the range of original terms to maturity of the mortgage assets,

            •              the earliest origination date and latest maturity date,

            •              the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

            •              the interest rates or range of interest rates borne by the mortgage loans,

            •              the geographical distribution of the mortgaged properties on a state-by-state basis,

            •              the number and aggregate principal balance of buydown mortgage loans, if any,

            •              a description of the retained interest, if any,

            •              with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average gross margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan,

            •              the range of debt service coverage ratios for mortgage loans secured by multifamily properties or commercial properties, and

            •              whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

                The composition and characteristics of a mortgage pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements.  If mortgage assets are transferred to or repurchased from the trust after the date of the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans, the addition or deletion will be noted in a Distribution Report on Form 10-D or a Current Report on Form 8-K, as appropriate.  In no event, however, will more than 5%, by principal balance at the cut-off date, of the mortgage assets deviate from the characteristics of the mortgage assets set forth in the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans.

Static Pool Information

                In addition to the information about the mortgage assets held by the related trust, the prospectus supplement will also provide, or incorporate by reference, static pool information about prior securitized pools of mortgage assets of the sponsor for the same asset type, or about originations or purchases by the sponsor for the same asset type.  Static pool information may be posted on an Internet Web site and, if so, the prospectus supplement will provide the Internet address for such Internet Web site.

DESCRIPTION OF THE PRE-FUNDING ACCOUNT FOR THE PURCHASE OF ADDITIONAL MORTGAGE LOANS

                The agreement governing the trust may provide for the purchase of additional mortgage assets by the trust after the date of initial issuance of the securities.  In that case, the trust will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage assets are purchased.  Additional mortgage assets will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage assets initially held by the trust.  The pre-funding account will be required to be maintained as an eligible account under the related agreement.  The pre-funding account may be interest-bearing or the amount held in the account may be invested in U.S. government securities and other high-quality investments specified in the related agreement.  The amount held in the pre-funding account shall at no time exceed 50% of the aggregate outstanding principal balance of the securities.  The agreement governing the trust will generally provide that the period for purchasing additional mortgage assets will terminate on the earliest of (i) a specified date, which may not be later than six months or, if a REMIC election has been made with respect to the trust, three months, after the date on which the related securities were issued, (ii) the date on which the amount on deposit in the pre-funding account falls below a specified amount and (iii) the occurrence of a servicing default under the related agreement. Any amounts remaining in the pre-funding account at the end of the pre-funding period will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

                The depositor or the mortgage loan seller will be required to provide data regarding the additional mortgage assets to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer.  Transfer of the additional mortgage assets will be further conditioned upon confirmation by the rating agencies that the transfer of mortgage assets to the trust will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer.  Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage assets have been satisfied may be required.

                The agreement governing the trust will require the trustee, at the end of the pre-funding period, to send to securityholders or make available on an Internet Web site updated pool composition information reflecting the additional mortgage assets purchased by the trust during the pre-funding period.  In addition, such information will be reported in a Distribution Report on Form 10-D or a Current Report on Form 8-K, as appropriate.

THE DEPOSITOR, THE SPONSOR, THE SERVICER AND CERTAIN OTHER TRANSACTION PARTIES

                The depositor, a Delaware corporation, is a wholly-owned indirect subsidiary of Washington Mutual, Inc., a savings and loan holding company.  The depositor was organized for the purpose of serving as a private secondary mortgage market conduit.  The depositor engages in no activities other than securitizing assets.  The depositor maintains its principal office at 1400 South Douglass Road, Suite 100, Anaheim, California 92705.  Its telephone number is (714) 541-5378.

                The depositor does not have, nor is it expected in the future to have, any significant assets.  The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material negative impact on the related trust and the interests of the potential investors.

                The sponsor of the securitization transaction will be specified in the related prospectus supplement and may be Washington Mutual Bank, the parent of the depositor, another affiliate of the depositor or an unaffiliated entity.

                Washington Mutual Bank is a federal savings association and an indirect wholly owned subsidiary of Washington Mutual, Inc.  The principal executive offices of Washington Mutual Bank are located at 1301 Second Avenue, WMC 1401, Seattle, Washington 98101.

                The servicer will be specified in the related prospectus supplement, and may be Washington Mutual Bank.  There may be multiple servicers, each of which will act as a servicer for a certain group of the mortgage assets.  In that case, each servicer will have all of the rights and responsibilities described in this prospectus for only the mortgage loans it is servicing, and the related servicing agreement or pooling and servicing agreement will be signed by each servicer and will make clear which mortgage loans are being serviced by which servicer.  In addition, a servicer may perform some or all of its obligations through the use of one or more sub-servicers.  A servicer may appoint a special servicer to perform certain functions, such as loan work-outs.

                A master servicer may be appointed to supervise the servicer or servicers and to perform other roles typically performed by the servicer or servicers.  In addition, a bond or certificate administrator may be appointed whose role  is primarily to calculate and determine the monthly payments to be made to the securityholders.

USE OF PROCEEDS

                The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of assets to be transferred to the related trust or will be used by the depositor to pay costs of structuring and issuing the securities.  The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

YIELD AND MATURITY CONSIDERATIONS

                The yield on any offered security will depend on many factors, including:

            •              the price paid by the securityholder,

            •              the rate at which interest accrues on the security,

            •              the receipt and timing of receipt of distributions on the security,

            •              the weighted average life of the mortgage assets held by the related trust,

            •              liquidations of mortgage assets following mortgagor defaults,

            •              purchases of mortgage assets in the event of optional termination of the trust or breaches of representations made in respect of those mortgage assets by the depositor, the servicer, the mortgage loan seller or others, and

            •              in the case of securities evidencing interests in ARM Loans, by changes in the interest rates or the conversions of ARM Loans to a fixed interest rate.

                Security Interest Rate.  Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the mortgage assets held by the related trust.  The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate.  Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying mortgage assets will be affected by disproportionate prepayments and repurchases of mortgage assets having higher interest rates than the average interest rate.

                Timing of Payment of Interest and Principal.  The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions of such interest will not be made until the distribution date, which may be as late as the 28th day of the month following the month in which interest accrues on the mortgage assets.  On each distribution date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date.  If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date.  In addition, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date.  This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

                When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month.  When a partial prepayment is made on a mortgage loan other than a home equity revolving credit loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made.  Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders.  The mortgage loans held by a trust may contain provisions limiting prepayments or requiring the payment of a prepayment charge upon prepayment in full or in part.  Any such prepayment charges may be applied to offset the above-described shortfalls in interest collections, may be available for distribution only to a specific class of securities or may not be available for distribution to any class of securities.  Full and partial principal prepayments collected during the applicable Prepayment Period will be available for distribution to securityholders on the related distribution date.  Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments.  The prospectus supplement for a series of securities may specify that the servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full and partial prepayments by mortgagors but only up to the specific amounts described in the prospectus supplement.  See “Description of the Securities.”

                The outstanding principal balances of home equity revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans.  As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans.  Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

                For some loans, including home equity revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination.  Under the applicable underwriting guidelines, the borrower under each of the loans, other than a home equity revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under home equity revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate.  The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate.  In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for.  Some of the home equity revolving credit loans are not expected to significantly amortize prior to maturity.  As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a home equity revolving credit loan.

                The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                Principal Prepayments.  The yield to maturity on the securities will be affected by the rate of principal payments on the mortgage assets, including principal prepayments, curtailments, defaults and liquidations.  The rate at which principal prepayments occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

            •              the terms of the mortgage assets,

            •              the level of prevailing interest rates,

            •              the availability of mortgage credit,

            •              in the case of multifamily loans and commercial loans, the quality of  management of the mortgaged properties, and

            •              economic, demographic, geographic, tax, legal and other factors.

                In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage assets held by a particular trust, those mortgage assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets.  Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage assets held by a particular trust, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets.  The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the mortgage assets held by the related trust and is likely to be affected by the existence of prepayment premium provisions of the mortgage assets in a mortgage pool, and by the extent to which the servicer of any such mortgage asset is able to enforce such provisions.  There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of the related securities.

                If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated.  In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

                The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                Defaults.  The rate of defaults on the mortgage assets will also affect the rate and timing of principal payments on the mortgage assets and thus the yield on the securities.  In general, defaults on single family loans are expected to occur with greater frequency in their early years.  However, mortgage assets that require balloon payments, including multifamily loans, risk default at maturity, or that the maturity of the balloon loan may be extended in connection with a workout.  The rate of default on mortgage loans that are refinance, limited documentation or no documentation mortgage loans, mortgage assets with high loan-to-value ratios, and ARM Loans may be higher than for other types of mortgage assets.  Furthermore, the rate and timing of defaults and liquidations on the mortgage assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

                A trust may hold mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent.  The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

                The rate of defaults and the severity of losses on mortgage loans with documentation deficiencies may be higher than for mortgage loans with no documentation deficiencies.  To the extent that any document relating to a mortgage loan is not in the possession of the trustee or its custodian, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

Maturity and Weighted Average Life

                Prepayments.  The rates at which principal payments are received on the mortgage assets held by a trust and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series.  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related mortgage assets is paid to that class, which may be in the form of scheduled amortization or prepayments.  For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default.  Prepayments on the mortgage assets will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

                One or more classes of securities may have a final scheduled remittance date, which is the date on or before which the principal balance of that class is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series as described in the prospectus supplement.

                In addition, the weighted average life of the securities may be affected by the varying maturities of the related mortgage assets.  If any mortgage assets have actual terms to maturity less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the mortgage assets in that mortgage pool.  See “Description of the Trusts.”

                Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment Assumption prepayment model, each as described below.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

                Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans.  Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans.  Thus, it is likely that prepayment of any mortgage assets will not conform to any particular level of CPR or SPA.

                The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement.  Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities.  It is unlikely that prepayment of any mortgage assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

                There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the assets of any trust.

                Type of Mortgage Asset.  The type of mortgage assets held by a trust may affect the weighted average life of the related securities.  A number of mortgage assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the mortgage asset in connection with a workout.  In addition, a number of mortgage assets may be junior mortgage loans.  The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify mortgage assets that are in default or as to which a payment default appears imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

                Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments generally will (1) except in the case of Negative Amortization Loans, not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index, which may not rise and fall identically with the mortgage interest rate due to limitations on the amount or timing of adjustments, plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.  In addition, for some ARM Loans interest may during an initial period accrue at a fixed rate.  For all of the foregoing reasons, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans.  In certain interest rate environments, the prevailing interest rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current interest rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings.  There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of any series of securities.

                The interest rates on Negative Amortization Loans adjust monthly, after an initial fixed rate period, and their minimum monthly payments adjust less frequently.  During a period of rising interest rates, the amount of accrued interest may exceed the amount of the minimum monthly payment.  In addition, during the first year after the initial fixed rate period, and in some cases during the first several years, the amount of accrued interest may also exceed the minimum monthly payment even if the index does not rise, because the minimum monthly payment during the entire first year is calculated based on the initial fixed rate, which is generally lower than the fully indexed rate. As a result, if the mortgagor chooses to pay the minimum monthly payment rather than one of the higher payment options, a portion of the accrued interest will be deferred and added to the principal balance of the Negative Amortization Loan, which is referred to as “negative amortization,” and will bear interest at the applicable interest rate.  All or a portion of the accrued interest that is added to the principal balances of Negative Amortization Loans through negative amortization may be deducted from the interest payable to the related class or classes of securities and added to the principal balances of those securities, as described in the related prospectus supplement. The addition of any deferred interest to the principal balance of any class or classes of related securities will lengthen the weighted average life of that class and may adversely affect the securityholder’s yield to maturity depending on the price at which the securities were purchased.  In addition, during a period of declining interest rates, a larger portion of the minimum monthly payment will be allocated to principal and a smaller portion to interest, and since principal payments on the Negative Amortization Loans will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be shortened which may adversely affect securityholder’s yield to maturity depending upon the price at which such securities were purchased.

                There can be no assurance as to the rate of principal payments or draws on the home equity revolving credit loans.  In most cases, the home equity revolving credit loans may be prepaid in full or in part without penalty.  The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty.  The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time.  Such loans may experience a higher rate of prepayment than typical first lien mortgage loans.  Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

                For any series of securities backed by home equity revolving credit loans, provisions governing whether future draws on the home equity revolving credit loans will be transferred to the trust will have a significant effect on the rate and timing of principal payments on the securities.  The rate at which additional balances are generated may be affected by a variety of factors.  The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

                As a result of the payment terms of the home equity revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month.  In addition, it is possible that the aggregate draws on home equity revolving credit loans held by a trust may exceed the aggregate payments of principal on those home equity revolving credit loans for the related period.  A series of securities may provide for a period during which all or a portion of the principal collections on the home equity revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

                Mortgage Securities.  Some Mortgage Securities held by a trust may be backed by underlying mortgage loans having differing interest rates.  Accordingly, the rate at which principal payments are received on the securities will, to some extent, depend on the interest rates on the underlying mortgage loans.

                Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in accordance with their terms will affect the weighted average life of those mortgage assets and that of the related series of securities.  Servicing decisions made with respect to the mortgage assets, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage assets and thus the weighted average life of the securities.

                Due-On-Sale Clauses.  Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged properties is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement.  In most cases the mortgage assets will include “due-on-sale” clauses that permit the lender in certain instances to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property.  The servicer, on behalf of the trust, will employ its usual practices in determining whether to exercise any right that the trust may have as mortgagee to accelerate payment of the mortgage asset.  An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the ARM Loan would not be impaired by the assumption.  The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities.  See “Legal Aspects of Mortgage Assets—Enforceability of Provisions.”

THE DEPOSITOR’S MORTGAGE LOAN PURCHASE PROGRAM

                The mortgage loans to be transferred to a trust will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers, which may include Washington Mutual Bank.

Underwriting Guidelines

                All mortgage loans to be transferred to each trust will be subject to various credit, appraisal and underwriting guidelines described in this prospectus and the prospectus supplement.  Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with these underwriting guidelines.

                The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related mortgaged property as collateral.  As a result of this underwriting guidelines, changes in the values of mortgage properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans in a trust than these changes would be expected to have on mortgage loans that are originated in a more traditional manner.  No assurance can be given by the depositor that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.  The depositor expects the credit, appraisal and underwriting guidelines described in this prospectus and the prospectus supplement to be continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through certificates, mortgage-backed notes and mortgage trust certificates.

                The underwriting guidelines applied by the originators of the mortgage loans transferred to a trust may vary significantly among originators.  The mortgage loan sellers will generally review only a limited portion of the mortgage loans in any delivery of such mortgage loans for conformity with the applicable credit, appraisal and underwriting guidelines.  For each originator of 20% or more of the mortgage loans transferred to a trust, the accompanying prospectus supplement will describe, to the extent material, the originator’s origination program and how long the originator has been engaged in originating assets. The description will include, to the extent material, a description of the originator’s experience in originating mortgage loans of the type transferred to the trust and the originator’s underwriting guidelines for those mortgage loans.

                The underwriting guidelines of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting guidelines does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated generally in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting guidelines. For example, a mortgage loan may be considered to comply with a set of underwriting guidelines, even if one or more specific criteria included in the underwriting guidelines were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting guidelines.  There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting guidelines in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

                High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor.  High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

                In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan.  The debt service coverage ratio of a multifamily loan or commercial loan at any given time is generally the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage.  Net operating incomes is: the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property.  The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time.  As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy.  Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan.  Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

                Typically, the underwriting process used by an originator is as described in this and the next two following paragraphs.  The prospectus supplement for a series will describe any variations to this process as it applies to the related mortgage assets.  Initially, a prospective borrower is required to complete an application with respect to the applicant’s liabilities, income and credit history and personal information, as well as an authorization to apply for a credit report that summarizes the borrower’s reported credit history with local merchants and lenders and any record of bankruptcy.  In addition, an employment verification is obtained that reports the borrower’s current salary and may contain information regarding length of employment.  If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns or other proof of business income.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.  In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements which may be pro forma and unaudited.  In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

                In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes whose appraised value is determined using the list price of the unit and accessories as described above under “Description of the Trusts.”  Each appraiser is selected in accordance with predetermined guidelines established for appraisers.  The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed.  The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and, when deemed appropriate, the cost of replacing the home.  With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used.  An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value.  The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised.  The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation.  The value of the property being financed, as indicated by the appraisal, must be high enough so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

                In the case of single family loans and contracts, once all applicable employment, credit and property information is received, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type of property being financed and reviews the property.  In evaluating the credit quality of borrowers, the originator may utilize the FICO score supplied by the credit bureau with the credit report (a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian).

                In the case of a mortgage loan secured by a leasehold interest in a residential property, commercial property or mixed-use property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, will be required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

                For any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA.  See “Description of Primary Insurance Policies—FHA Insurance.”

                For any loan guaranteed by the VA, the mortgage loan seller will be required to represent that the VA loan complies with the applicable underwriting policies of the VA.  See “Description of Primary Insurance Policies—VA Guarantees.”

Qualifications of Originators and Mortgage Loan Sellers

                Each originator will be required to satisfy the qualifications set forth in this paragraph.  Each originator must be an institution experienced in originating conventional mortgage loans in accordance with customary and reasonable practices and the mortgage loan seller’s or the depositor’s guidelines, and must maintain satisfactory facilities to originate those loans.  Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the FDIC.  In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable.  Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

DESCRIPTION OF THE SECURITIES

                The securities will be issued in series.  Each series of certificates evidencing interests in a trust holding mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the servicer and the trustee named in the prospectus supplement.  Each series of notes evidencing indebtedness of a trust holding mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement.  The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes.  Where the issuer is an owner trust, the ownership of the trust will be evidenced by equity certificates issued under the owner trust agreement.  Each series of securities evidencing interests in a trust whose assets consist of Mortgage Securities will be issued in accordance with an agreement among the depositor, the trustee, and a manager, bond administrator or certificate administrator.  The provisions of each agreement will vary depending upon the nature of the securities to be issued and the nature of the related trust.  Forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part.  The following summaries describe specific provisions which will appear in each agreement.  The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series.  This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust related to a series of securities.  As used in the prospectus supplement with respect to any series, the term “certificate” or the term “note” refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

                Each series of securities may consist of either:

            •              a single class of securities evidencing the entire beneficial interest in or indebtedness of the related trust;

            •              two or more classes of securities evidencing the entire beneficial interest in or indebtedness of the related trust, one or more classes of which will be senior in right of payment to one or more of the other classes;

            •              two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions; or

            •              two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, and one or more classes of securities as to which all or a portion of accrued interest will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

                With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

                A class of securities may have a principal balance or notional amount and may be entitled to payments of interest on the principal balance or notional amount based on a fixed, variable or adjustable interest rate.  See “—Distributions on the Securities” below.

                The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be specified in the related prospectus supplement.

                As to each series of certificates with respect to which a REMIC election is to be made, the servicer, REMIC administrator, or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement from the trust or from any securityholder.  A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be paid by the related trust, resulting in a reduction in amounts otherwise distributable to securityholders.  See “Material Federal Income Tax Consequences.”

Form of Securities

                The certificates of each series, including any class of nonoffered certificates, will be issued either as physical certificates or in book-entry form and will represent the entire beneficial interest in the trust created by the related pooling and servicing agreement.  The notes of each series, including any class of nonoffered notes, will be issued either as physical notes or in book-entry form and will represent indebtedness of the issuer. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee.  The prospectus supplement for each series of securities will describe any limitations on transferability.  No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

                If a class of securities of any series is issued in book-entry form, The Depository Trust Company (“DTC”) will act as securities depository for such class.  Such class will be initially represented by a single security registered in the name of a nominee of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by DTC.  If the initial principal balance of such class exceeds $500 million, a single security will be issued with respect to each $500 million of initial principal balance and an additional security will be issued with respect to any remaining principal balance of such class. The interests of beneficial owners of book-entry securities will be represented by entries on the records of DTC participants or indirect DTC participants.  Physical certificates or notes will be available to beneficial owners of book-entry securities only under the limited circumstances described in the first paragraph under “—Definitive Securities” below.

                DTC has advised the depositor that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of DTC participants, the New York Stock Exchange, Inc., the American Stock Exchange LLC, the National Association of Securities Dealers, Inc. and other entities.

                DTC holds securities that its participants deposit with DTC.  DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, which eliminates the need for physical movement of securities.  DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations.  Indirect access to the DTC system is also available to other entities, referred to as indirect DTC participants, such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has no knowledge of the actual beneficial owners of the book-entry securities; DTC’s records reflect only the identity of the DTC participants to whose accounts the book-entry securities are credited, which may or may not be the beneficial owners of the book-entry securities.  DTC participants and indirect DTC participants are responsible for keeping account of their holdings on behalf of their customers. Beneficial owners of book-entry securities will not receive written confirmation from DTC of their purchases, but are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the related DTC participants and indirect DTC participants.

                Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts and is required to receive and transmit payments of principal and interest, if any, on the book-entry securities.  DTC participants and indirect DTC participants with whom beneficial owners of book-entry securities have accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.  Accordingly, although beneficial owners of book-entry securities will not possess definitive securities, the DTC rules and the rules of DTC participants provide a mechanism by which beneficial owners of book-entry securities will receive payments and will be able to transfer their interests.

                Beneficial owners of book-entry securities may hold their book-entry securities through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants, including Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”). Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of  the depositaries that serve Euroclear and Clearstream. Those depositaries, in turn, will hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

                Beneficial owners of book-entry securities will not be recognized by the trustee, the depositor, the issuer or the servicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC or DTC participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC or through DTC participants. In addition, beneficial owners of book-entry securities will receive all distributions of principal and interest on the book-entry securities through DTC or DTC participants.  Beneficial owners may experience delays in the receipt of payments relating to their securities because, although payments are required to be forwarded to DTC on each Distribution Date, DTC will forward payments to DTC participants, which will then be required to forward them to indirect DTC participants.  Payments on book-entry securities held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See Appendix A to this prospectus.

                Transfers between DTC participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.  See Appendix A to this prospectus.

                Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.  See Appendix A to this prospectus.

                Neither DTC nor Cede & Co., nor any other DTC nominee, will consent or vote with respect to book-entry securities unless authorized by a DTC participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the applicable record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those DTC participants to whose accounts book-entry securities are credited on the record date.  Euroclear or Clearstream, as the case may be, will take any action permitted to be taken by securityholders under the related agreement on behalf of a Euroclear participant or Clearstream participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC.

                Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

                The Euroclear system was created to hold securities for its participating organizations and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  The operator of the Euroclear system is Euroclear, under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation.  All operations are conducted by Euroclear, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear, not the clearance cooperative.

                The Euroclear clearance cooperative establishes policy for Euroclear on behalf of Euroclear participants.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law.  The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

                None of the sponsor, the servicer, the trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, for any aspect of the records relating to or payments made on account of beneficial owner of book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

                For a discussion of certain federal income tax consequences applicable to holders of book-entry securities who hold such securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the United States, see Appendix A to this prospectus.

                Definitive Securities.  If a class of securities of any series is initially issued in book-entry form, such class will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee, only if:

                •               DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and the trustee or the depositor is unable to locate a qualified successor;

                •               the depositor notifies the trustee and DTC of its intent to terminate the book-entry system with respect to the book-entry securities and, upon receipt of notice of such intent from DTC, the participants with a position in the book-entry securities agree to initiate such termination; or

                •               after the occurrence of a servicer event of default under the related agreement, holders of book-entry securities evidencing not less than 51% of the voting rights advise the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of the securityholders.

                If any of the above events occurs, DTC is required to notify all DTC participants of the availability of definitive securities. When DTC surrenders its physical securities and provides instructions for re-registration, the trustee will be required to issue definitive securities to replace the book-entry securities. After that happens, the trustee will recognize the holders of those definitive securities as securityholders under the related pooling and servicing agreement or indenture, as applicable.

                The trustee will make distributions of principal and interest on the definitive securities directly to securityholders of those definitive securities in accordance with the pooling and servicing agreement, owner trust agreement or the indenture, as applicable.  Distributions of principal and interest will be made to securityholders in whose names securities were registered at the close of business on the related record date.  Distributions will be made by wire transfer in immediately available funds for the account of each securityholder if the securityholder has notified the trustee in writing at least five business days prior to the record date immediately prior to the related distribution date and is the registered owner of securities having an initial aggregate principal balance that is in excess of the lesser of (i) $5,000,000 or (ii) two‑thirds of the original principal balance of the related class of securities, or otherwise by check mailed by first class mail to the address of the securityholder appearing in the security register.  The final payment on any security will be made only on presentation and surrender of the security at the offices of the trustee or its agent or such office or agency as is specified in the notice of final distribution to securityholders of securities being retired.

                Definitive securities will be transferable and exchangeable at the office or agency of the trustee. A reasonable service charge may be imposed for any registration of transfer or exchange, and the trustee or its agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

Exchangeable Securities

                General.  A series of securities may include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust and, in the aggregate, will represent a distinct combination of interests in the trust. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities. Exchanges of securities will be permitted only if payments on the exchangeable securities received in the exchange, in the aggregate, will be made in the same amounts and at the same times as the aggregate payments that would have been made on the exchanged securities.

                Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

                Exchanges.  In order for a holder of exchangeable securities to exchange them for the related exchangeable securities, the following three conditions must be satisfied:

                •               the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities;

                •               the aggregate annual amount of interest of the exchangeable securities received in the exchange must equal the aggregate annual amount of interest of the exchanged securities; and

                •               the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

                There are many different types of combinations of exchangeable securities. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities include:

                •               Two classes of exchangeable securities—one with an interest rate that varies directly with changes in an index and the other with an interest rate that varies indirectly with changes in that same index—may be exchanged, together, for a single class of securities with a fixed interest rate. In this case, the two classes with interest rates that varied with an index would be exchanged for a single class with a fixed interest rate. In addition, the aggregate principal balance of the two classes would equal the principal balance of the class with the fixed interest rate.

                •               Two classes of exchangeable securities—one that is an interest only class and one that is a principal only class—may be exchanged, together, for a single class of securities that is entitled to both principal and interest payments. The principal balance of the new principal and interest class would be equal to the principal balance of the exchanged principal only class, and the interest rate on the new principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchanged interest only class.

                •               Two classes of exchangeable securities—each a principal and interest class with different fixed interest rates—may be exchanged, together, for a single class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the new class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

                These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

                •               Two classes of exchangeable securities—one that is an accrual class that accretes interest for a specified period, with the accreted amount added to the principal balance of that accrual class, and one that is an accretion-directed class that receives principal payments from these accretions—may be exchanged, together, for a single class that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

                •               Two classes of exchangeable securities—one that receives principal payments in accordance with a predetermined schedule, such as a planned amortization class, and one that only receives principal payments on a distribution date if scheduled payments have been made according to schedule—may be exchanged, together, for a single class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

                These examples of combinations of exchangeable securities describe exchanging multiple classes of securities for a single class of securities. It is also possible that a single class of exchangeable securities may be exchanged for two or more classes of securities in the same type of combinations as described in these examples.

                A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

                Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee a specified number of days prior to the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

                If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Assignment of Trust Assets; Review of Files by Trustee

                At the time of issuance of any series of securities, the depositor will cause the pool of mortgage assets or Mortgage Securities to be transferred to the related trust, together with all principal and interest received on or with respect to the mortgage assets or Mortgage Securities after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest.  The trustee will, concurrently with the assignment of mortgage assets or Mortgage Securities, deliver the securities to the depositor in exchange for the trust assets.  Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement.  The schedule of mortgage assets will include detailed information as to the mortgage assets held by the trust, including the outstanding principal balance of each mortgage asset after application of payments due on the cut-off date, information regarding the interest rate on the mortgage asset, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage assets.  Each Mortgage Security will be identified in the related agreement, which will specify as to each Mortgage Security information regarding the original principal amount and outstanding principal balance of each Mortgage Security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Mortgage Security sold to the trust.

                In accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., or MERS®, assignments of the mortgages for the mortgage loans held by the related trust may be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS®  System.  With respect to mortgage loans registered through the MERS® System, MERS® will serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trust and will not have any interest in any of those mortgage loans.

                The depositor will, with respect to each mortgage asset, deliver or cause to be delivered to the trustee, or to the custodian, a mortgage note endorsed to the trustee, the trust, or in blank, the original recorded mortgage with evidence of recording or filing indicated on it, and an assignment (except as to any mortgage loan registered on the MERS® System) to the trustee, the trust, or in blank of the mortgage in a form for recording or filing as may be appropriate in the state where the mortgaged property is located, and evidence of any FHA insurance policy or VA guaranty for such mortgage loan, if applicable; or, in the case of each cooperative loan, the related cooperative note endorsed to the trustee, the trust, or in blank, the original security agreement, the proprietary lease or occupancy agreement, the assignment of the proprietary lease to the originator of the cooperative loan, the recognition agreement, the related stock certificate and related blank stock powers, a copy of the original filed financing statement, and an assignment to the trustee or the trust of the security agreement, the assignment of proprietary lease and the financing statement; provided, however, that if so indicated in the applicable prospectus supplement, the depositor will not deliver to the trustee or to the custodian mortgage notes endorsed to the trustee, the trust or in blank, assignments of mortgage to the trustee, the trust, or in blank, or assignments to the trustee or the trust of the other documents relating to cooperative loans described above.

                With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or (b) secure an instrument transferable by endorsement.  Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien.  Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the paragraph above would be inapplicable.  Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

                The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders.  If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the servicer and the depositor, and the servicer shall promptly notify the relevant mortgage loan seller.  If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage asset from the trustee at the Purchase Price or substitute for the mortgage asset.  There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation.  Neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage asset if the mortgage loan seller defaults on its obligation.  The assignment of the mortgage assets to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

                With respect to any security backed by a Mortgage Security, the depositor will transfer, convey and assign to the trust all right, title and interest of the depositor in the Mortgage Securities and related property.  The assignment will include all principal and interest due on or with respect to the Mortgage Securities after the cut-off date specified in the accompanying prospectus supplement.  The depositor will cause the Mortgage Securities to be registered in the name of the trust, the trustee or its nominee, and the trust will concurrently authenticate and deliver the securities.  The trustee generally will not be in possession of or be assignee of record of any underlying assets for a Mortgage Security.

                Mortgage loans may be transferred to a trust with documentation defects or omissions, such as missing notes or mortgages or missing title insurance policies.  The related prospectus supplement will state whether the mortgage loan seller, the depositor or any other person will be required to cure those defects or repurchase or substitute for those mortgage loans if the defect or omission is not cured.

If stated in the related prospectus supplement, for up to 50% of the total number of mortgage loans as of the cut-off date, the depositor may deliver all or a portion of each related mortgage file (including the related mortgage note) to the trustee within 30 days after the closing date. Should the depositor fail to deliver all or a portion of any mortgage files to the trustee within that period, the depositor will be required to use its best efforts to deliver a replacement mortgage loan for the related delay delivery mortgage loan or repurchase the related delay delivery mortgage loan.

The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach

                Representations by the Mortgage Loan Seller or Originator.  Each mortgage loan seller, or a party on its behalf, generally will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller to the depositor. If the mortgage loan seller did not originate the mortgage loans, the mortgage loan seller may in some cases instead have assigned to the depositor the representations and warranties made to the mortgage loan seller by the mortgage loan originator, an intervening seller of the mortgage loans, or a party on its behalf. The depositor will assign to the trust those representations and warranties made or assigned to the depositor. The representations and warranties will be made as of a specified date, which may be the closing date for the initial issuance of the related series of securities, the cut-off date or a different date on which the mortgage loans were sold by the mortgage loan seller or the originator, as applicable. The representations and warranties will include, by way of example, the following:

            •              that any required hazard insurance was effective at the origination of each mortgage loan, and that each required policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

            •              that either (A) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the Mortgage was effective at the origination of each mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating, subject to permissible exceptions set forth therein, the lien status of the mortgage;

            •              that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive some indebtedness of a borrower;

            •              that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from material damage and was in good repair;

            •              that there were no delinquent tax or assessment liens against the mortgaged property;

            •              that each mortgage loan was not currently more than 90 days delinquent as to required monthly payments of principal and interest; and

            •              that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

                If a person makes any of the foregoing representations and warranties on behalf of a mortgage loan seller or originator, the identity of the person will be specified in the related prospectus supplement.  Any such person will be an affiliate of the mortgage loan seller or originator or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

                If the foregoing representations and warranties are made prior to the closing date and assigned by the depositor to the trust, a substantial period of time may have elapsed between the date the representations and warranties were made and the closing date.  If so, and unless the representations and warranties are later restated, the person who made the representations and warranties will have a cure, repurchase or substitution obligation (as described below) in connection with any breach of a representation and warranty only if the relevant event that caused the breach occurred prior to the date of sale of the applicable mortgage loan by the person who made the representation and warranty.  However, the depositor will not transfer any mortgage loan to a trust if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the closing date.

                Representations by the Depositor.  The depositor will only represent and warrant, in respect of the mortgage loans, that as of the closing date, the trust will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than (i) any lien arising before the depositor’s purchase of the mortgage loan from the mortgage loan seller and (ii) any lien under the agreement governing the trust).

                Remedies for Breach.  Upon a breach of any representation or warranty of the depositor, a mortgage loan seller, an originator or another party on behalf of a mortgage loan seller or originator that materially and adversely affects the value of a mortgage asset or the interests of the securityholders in the mortgage asset, the depositor, the originator or the mortgage loan seller, as applicable, will be obligated either to cure the breach in all material respects, repurchase the mortgage asset at the Purchase Price or substitute for that mortgage asset as described in the paragraph below.

                If the depositor, a mortgage loan seller, an originator or another party who made a representation and warranty on behalf of a mortgage loan seller or originator discovers or receives notice of any breach of its representations or warranties with respect to a mortgage asset, such person may be permitted, rather than to repurchase the mortgage asset, to reacquire the mortgage asset from the trust and substitute in its place one or more mortgage assets, but only if (a) with respect to a trust for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities.  Each substitute mortgage asset will, on the date of substitution, comply with the following requirements:

                                (1)           have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than, 5% of the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the reacquired mortgage asset,

                                (2)           have an interest rate not less than, and not more than 1% greater than, the interest rate of the reacquired mortgage asset,

                                (3)           have a remaining term to maturity not greater than, and not more than one year less than, that of the reacquired mortgage asset,

                                (4)           have a Lockout Date, if applicable, not earlier than the Lockout Date on the reacquired mortgage loan, and

                                (5)           comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

                In connection with any substitution, an amount generally equal to the difference between the Purchase Price of the reacquired mortgage asset and the outstanding principal balance of the substitute mortgage asset, after deduction of all scheduled payments due in the month of substitution, together with one month’s interest at the applicable rate at which interest accrued on the reacquired mortgage asset, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the distribution account and distributed to securityholders on the first distribution date following the Prepayment Period in which the substitution occurred.  In the event that one mortgage asset is substituted for more than one reacquired mortgage asset, or more than one mortgage asset is substituted for one or more reacquired mortgage assets, then the amount described in clause (1) above will be determined on the basis of aggregate principal balances, the rate described in clause (2) above with respect to reacquired mortgage assets will be determined on the basis of weighted average interest rates, and the terms described in clause (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in clause (4) above will be determined on the basis of weighted average Lockout Dates.

                With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor, a mortgage loan seller, an originator or another party on behalf of a mortgage loan seller or originator, as specified in the related prospectus supplement, will represent and warrant that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities that has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer’s own breach of its insurance policy or its financial inability to pay.  This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation.  Upon a breach of the insurability representation that materially and adversely affects the interests of the securityholders in a mortgage loan, the person making such representation will be obligated either to cure the breach in all material respects or to purchase the affected mortgage asset at the Purchase Price.  The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage assets following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement.  See “Description of Primary Insurance Policies” and “Description of Credit Support” in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

                The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.  The depositor will not be obligated to repurchase or substitute for a mortgage loan if a mortgage loan seller, originator or other person defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers, originators or other persons will carry out their repurchase or substitution obligations with respect to mortgage loans.

                The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement.  Upon a breach of any representation of the servicer that materially and adversely affects the interests of the securityholders, the servicer will be obligated to cure the breach in all material respects.

Establishment of Collection Account; Deposits to Collection Account In Respect of Trust Assets

                The servicer or the trustee will, as to each trust, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust assets.  These accounts are collectively referred to in this prospectus and the related prospectus supplement as the collection account.  The collection account must be either

            •              maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series,

            •              an account or accounts the deposits in which are insured by the FDIC, to the limits established by the FDIC

            •              a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or

            •              an account otherwise acceptable to each rating agency without reduction or withdrawal of their then current ratings of the certificates as evidenced by a letter from each rating agency to the trustee.

                The collateral eligible to secure amounts in the collection account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments.  A collection account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the collection account may be invested pending each succeeding distribution date in U.S. government securities and other high-quality investments specified in the related servicing agreement.  Any interest or other income earned on funds in the collection account will either (i) be paid to the servicer or the trustee or their designee as additional compensation or (ii) be paid as is set forth in the applicable prospectus supplement.  The collection account may be maintained with an institution that is an affiliate of the servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above.  If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a collection account may contain funds relating to more than one series of securities and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the servicer or serviced by it on behalf of others.

                Each sub-servicer servicing a trust asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to collection accounts or other standards as may be acceptable to the servicer.  The sub-servicer will be required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage assets received by the sub-servicer, less its servicing compensation.  The sub-servicer will remit to the servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage asset on the monthly remittance date or dates specified in the related servicing agreement.

                The servicer will deposit or cause to be deposited in the collection account for each trust that holds mortgage loans, the following payments and collections received, or advances made, by the servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any retained interest and net of any portion retained by the servicer or a sub-servicer as its servicing compensation:

                                (1)           all payments on account of principal, including principal prepayments, on the mortgage assets or Mortgage Securities;

                                (2)           all payments on account of interest on the mortgage assets or Mortgage Securities;

                                (3)           all proceeds of the hazard insurance policies and any special hazard insurance policy, other than amounts not applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

                                (4)           any amounts required to be paid under any letter of credit, as described below under “Description of Credit Support—Letter of Credit”;

                                (5)           any advances made as described below under “Advances by the Servicer in respect of Delinquencies on the Trust Assets”;

                                (6)           if applicable and if so specified in the related prospectus supplement, all amounts required to be transferred to the  collection account from a reserve fund, as described below under “Description of Credit Support—Reserve Fund”;

                                (7)           any buydown funds, and, if applicable, investment earnings on those funds, required to be deposited in the collection account as described in the first paragraph below;

                                (8)           all proceeds of any mortgage loan or property in respect of any mortgage asset purchased by the servicer, the depositor, any sub-servicer or any mortgage loan seller or originator as described under “—Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach” or “—Assignment of Trust Assets; Review of Files by Trustee” above, exclusive of the retained interest, if any, in respect of the mortgage asset;

                                (9)           all proceeds of any mortgage loan repurchased as described under “—Termination of the Trust and Disposition of Trust Assets” below;

                                (10)         all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Policies—Primary Hazard Insurance Policies”; and

                                (11)         any amount required to be deposited by the servicer in connection with net losses realized on investments for the benefit of the servicer of funds held in the collection account.

                For each buydown mortgage loan, the servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for collection accounts.  This account is referred to in this prospectus and the related prospectus supplement as a buydown account.  The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings on those funds at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan.  Neither the servicer, any sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments.  To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected.  For each buydown mortgage loan, the servicer will deposit in the collection account the amount, if any, of the buydown funds, and, if applicable, investment earnings on those funds so that when added to the amount due from the borrower on the buydown mortgage loan, it equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

                If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows.  If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account.  If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the servicer will withdraw from the buydown account for deposit in the collection account the buydown funds and investment earnings on those funds, if any, which together with the prepayment will result in a prepayment in full.  If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the servicer or the insurer under any related insurance policy, the servicer will withdraw from the buydown account the buydown funds and all investment earnings on those funds, if any, for deposit in the collection account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.  In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the buydown account and either deposit in the collection account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

                Any buydown funds, and any investment earnings on those funds, deposited in the collection account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

With respect to Mortgage Securities, the trustee, manager, bond administrator or certificate administrator, as specified in the accompanying prospectus supplement, will deposit in the distribution account all payments on the Mortgage Securities as they are received after the cut-off date.  If the trustee has not received a distribution for any Mortgage Security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Mortgage Security to make such payment as promptly as possible and legally permitted.  The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any related claims.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the distribution account pending distribution of those proceeds to the securityholders of the affected series.  If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

                Withdrawals.  With respect to each series of securities, the servicer, trustee or special servicer may make withdrawals from the collection account for the related trust for any of the following purposes, unless otherwise provided in the related agreement:

                                (1)           to make distributions to the related securityholders on each distribution date;

                                (2)           to reimburse the servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage assets held by the trust as described under “—Advances by Servicer in Respect of Delinquencies on the Trust Assets” below, these reimbursement to be made out of amounts received which were identified and applied by the servicer as late collections of interest on and principal of the particular mortgage assets (net of related servicing fees) with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets;

                                (3)           to reimburse the servicer or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage assets held by the trust and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage assets and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets and properties;

                                (4)           to reimburse the servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage assets held by the trust or, if and to the extent so provided by the related servicing agreement or indenture and described in the related prospectus supplement, only from that portion of amounts collected  on the other mortgage assets that is otherwise distributable on one or more classes of subordinate securities of the related series;

                                (5)           if so specified in the related prospectus supplement, to pay the servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

                                (6)           to reimburse the servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “—Matters Regarding the Servicer and the Depositor”;

                                (7)           if so specified in the related prospectus supplement, to pay the fees of the trustee;

                                (8)           if so specified in the related prospectus supplement, to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “—Description of the Trustee;”

                                (9)           to pay the servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account;

                                (10)         to pay, the servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust by foreclosure or by deed in lieu of foreclosure;

                                (11)         if one or more elections have been made to treat the trust or designated assets held by the trust as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

                                (12)         if so specified in the related prospectus supplement, to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

                                (13)         if so specified in the related prospectus supplement, to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement or indenture for the benefit of the related securityholders;

                                (14)         if so specified in the related prospectus supplement, to pay for costs and expenses incurred by the trust for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under “Procedures for Realization Upon Defaulted Mortgage Assets”;

                                (15)         to make any other withdrawals permitted by the related servicing agreement and indenture and described in the related prospectus supplement; and

                                (16)         to clear and terminate the collection account upon the termination of the trust.

Deposits to Distribution Account

                The trustee will, as to the related trust, establish and maintain a distribution account which must be an eligible account.  The trustee will deposit or cause to be deposited in the distribution account for the related trust amounts received from the servicer or otherwise in respect of the related securities.

Distributions on the Securities

                Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, generally commencing with the month following the month in which the applicable cut-off date occurs.  Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date.  All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities of that class.  Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities.  Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement.  Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the trustee or its agent.  The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency specified in the notice to securityholders of the final distribution.  With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

                For each class of securities of any series that is issued in book-entry form, such class will be represented by a single security registered in the name of a nominee of DTC, and beneficial owners of such book-entry securities will receive all distributions of principal and interest through DTC or DTC participants.  See “—Form of Securities” above.

                All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms of the applicable pooling and service agreement or indenture.  The available distribution amount for each series of securities will be described in the related prospectus supplement and will include the following amounts for each distribution date:

                                (1)           the total amount of all cash on deposit in the related distribution account as of the corresponding determination date, exclusive of:

                (a)           all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

                (b)           all amounts in the distribution account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the servicer or that are payable in respect of specified expenses of the related trust; and

                (c)           any other amounts described in the related prospectus supplement.

                                (2)           if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the distribution account;

                                (3)           all advances with respect to the distribution date;

                                (4)           if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

                                (5)           to the extent not on deposit in the related distribution account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

                                (6)           any other amounts described in the related prospectus supplement.

                The entire available distribution amount will be distributed among the related securities, including any nonoffered securities, on each distribution date, and accordingly will be released from the trust and will not be available for any future distributions.

                Distributions of Interest on the Securities.  Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate.  The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate.  Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months or on the basis of he actual number of days in the accrual period, based on a 360-day year.

                With respect to each class of securities entitled to interest and each distribution date, the distribution in respect of interest will be equal to one month’s interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following.  As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month’s Stripped Interest.  Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance of that class on each distribution date.  Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, as described below, to the extent not covered by Compensating Interest, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement.  See “Yield and Maturity Considerations” in this prospectus.

                Distributions of Principal of the Securities.  The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets held by the related trust.  The principal balance of each offered security will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note.  The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided in the related prospectus supplement, by the amount of any realized losses, allocated to that security.  The outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement.  The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement.  Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero.  With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series.  Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.  Strip Securities with no principal balance will not receive distributions of principal.

                Prepayment Interest Shortfalls and Compensating Interest.  When a borrower prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the borrower pays interest on the amount prepaid only to but not including the date on which the principal prepayment is made.  Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.  Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

                If so stated in the accompanying prospectus supplement, to the extent funds are available from amounts that may include the servicing fee, the servicer may make an additional payment to securityholders to cover certain prepayment interest shortfalls with respect to loans that prepaid during the related prepayment period, referred to as Compensating Interest.  Compensating Interest will be limited to the amount specified in the accompanying prospectus supplement and may not be sufficient to cover the prepayment interest shortfalls.  If so stated in the accompanying prospectus supplement, no Compensating Interest may be paid at all.  Compensating Interest will generally not be paid with respect to closed-end home equity loans and revolving credit loans.  If so stated in the accompanying prospectus supplement, prepayment interest shortfalls may be applied to reduce interest otherwise payable to all or some classes of securities of a series.

                Allocation to Securityholders of Losses on the Trust Assets.  With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest(s), fees on the liquidated loan and to reimburse the servicer or any sub-servicer for related unreimbursed advances and expenses.  With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss.  As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under “Description of Credit Support” will be allocated among all of the securities on a pro rata basis.  As to any Senior/Subordinate Series, realized losses will be allocated first to the most subordinate class of securities as described below under “Description of Credit Support—Subordination.”

Advances by Servicer in Respect of Delinquencies on the Trust Assets

                With respect to any series of securities, the servicer will advance, on or before each distribution date, its own funds, or funds held in the collection account that are not included in the available distribution amount for that distribution date, unless the servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage asset related to the advance.  The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date.  The prospectus supplement for a series may also provide that the servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the servicer will not have to advance a delinquent balloon payment.

                Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses.  Advances of the servicer’s funds will be reimbursable only out of related recoveries on the mortgage assets with respect to which advances were made, including amounts received under any form of credit support; provided, however, that any advance will be reimbursable from any amounts in the distribution account to the extent that the servicer determines that the advance is not ultimately recoverable from Related Proceeds.  If advances have been made by the servicer from excess funds in the distribution account, the servicer will replace those funds in the distribution account on any future distribution date to the extent that funds in the distribution account on that distribution date are less than payments required to be made to securityholders on that date.  If so specified in the related prospectus supplement, the obligations of the servicer to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

                Advances in respect of delinquencies will not be made in connection with home equity revolving credit loans.  In the case of home equity revolving credit loans, the servicer may be required to advance funds to cover any draws made on a home equity revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that draws may be covered first from principal collections on the other loans in the mortgage pool.

                As specified in the accompanying prospectus supplement for any series of securities as to which the trust holds Mortgage Securities, any advancing obligations will be under the terms of the Mortgage Securities and may differ from the provisions relating to advances described in this prospectus.

Form of Reports to Securityholders

                With each distribution to holders of any class of securities of a series, the servicer or the trustee will make available to each securityholder, to the depositor and to such other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

                                (1)           the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

                                (2)           the amount of the distribution to holders of securities of that class allocable to interest;

                                (3)           the amount of related administration or servicing compensation received by the trustee or the servicer and any sub-servicer and any other customary information as the servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

                                (4)           if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

                                (5)           the aggregate principal balance of the mortgage loans at the close of business on that distribution date;

                                (6)           the number and aggregate principal balance of mortgage loans (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

                                (7)           with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

                                (8)           the aggregate principal balance of each class of securities (including any class of securities not offered hereby) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

                                (9)           the amount of any special hazard realized losses allocated to the securities, if any, at the close of business on that distribution date;

                                (10)         the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

                                (11)         the amount deposited in the reserve fund, if any, on that distribution date;

                                (12)         the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

                                (13)         the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

                                (14)         in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement; and

                                (15)         as to any series that includes credit support, the amount of coverage of each instrument of credit support held by  the trust as of the close of business on that distribution date.

                In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof.  With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

                Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(2) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder.  The obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

Collection and Other Servicing Procedures Employed by the Servicer

                The servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under “Description of Primary Insurance Policies” or “Description of Credit Support.”  The servicer, however, will not be required to make Nonrecoverable Advances.  Consistent with this servicing standard, the servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

                In instances in which a mortgage asset is in default, or if in the judgment of the servicer default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure.  In making that determination, the estimated realized loss that might result if the mortgage asset were liquidated would be taken into account.  Modifications may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset.  Any modified mortgage asset will continue to be held by the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

                If so specified in the related prospectus supplement, in connection with any significant partial prepayment of a mortgage asset, the servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage asset to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage asset by the original maturity date based on the original interest rate.  Reamortization will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

                In any case in which property securing a mortgage asset, other than a multifamily loan or commercial loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a multifamily loan or commercial loan has been, or is about to be, encumbered by the borrower, the servicer, to the extent it has knowledge of the conveyance or the encumbrance, will exercise or cause to be exercised on behalf of the related trust the lender’s rights to accelerate the maturity of the mortgage asset under any due-on-sale or due-on-encumbrance clause applicable to that mortgage asset.  The servicer will only exercise these rights only if the exercise of any of these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument.  If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note, manufactured housing contract or home improvement contract and, to the extent permitted by applicable law, the borrower remains liable on it.  Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.  In connection with any assumption, the terms of the related mortgage asset may not be changed except in the instance where an assumption is related to a defaulted cure.  See “Legal Aspects of Mortgage Assets—Enforceability of Provisions.”

                In the case of multifamily loans, commercial loans or mixed-use loans, a mortgagor’s failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a mortgagor under a multifamily loan, commercial loan or mixed-use loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property.  In general, the servicer will be required to monitor any multifamily loan, commercial loan or mixed-use loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement.  A significant period of time may elapse before the servicer is able to assess the success of any such corrective action or the need for additional initiatives.  The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan, commercial loan or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the multifamily loan, commercial loan or mixed-use loan and the laws of the jurisdiction in which the mortgaged property is located.

                If a mortgagor files a bankruptcy petition, the servicer may not be permitted to accelerate the maturity of the related mortgage asset or to foreclose on the mortgaged property for a considerable period of time.  See “Legal Aspects of Mortgage Assets.”

                For any series of securities for which the trust holds Mortgage Securities, the servicing and administration obligations of the manager, bond administrator or certificate administrator, as applicable, will be described in the accompanying prospectus supplement.

Description of Sub-Servicing

                Any servicer may delegate its servicing obligations in respect of the mortgage assets to third-party servicers, but the servicer will remain obligated under the related servicing agreement.  Each sub-servicer will be required to perform the customary functions of a servicer of comparable assets, including:

            •              collecting payments from borrowers and remitting the collections to the servicer,

            •              maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

            •              filing and settling claims under primary hazard insurance policies, which may be subject to the right of the servicer to approve in advance any settlement,

            •              maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage asset,

            •              processing assumptions or substitutions where a due-on-sale clause is not exercised,

            •              attempting to cure delinquencies,

            •              supervising foreclosures or repossessions,

            •              inspecting and managing mortgaged properties, if applicable, and

            •              maintaining accounting records relating to the mortgage assets.

                The servicer will be responsible for filing and settling claims in respect of mortgage assets in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit.  See “Description of Credit Support.”

                The sub-servicing agreement between any servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of ratings of any class of securities issued in accordance with the related agreement.  With respect to those mortgage assets serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related servicing agreement as if the servicer alone were servicing those mortgage assets.  Although each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement.

                The servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer’s compensation under the related agreement is sufficient to pay the fees.  However, a sub-servicer may be entitled to a retained interest in mortgage assets.  Each sub-servicer will be reimbursed by the servicer for expenditures that it makes, generally to the same extent the servicer would be reimbursed under the related servicing agreement.  See “Description of the Securities—Retained Interest; Servicing or Administration Compensation and Payment of Expenses.”

                The servicer may require any sub-servicer to agree to indemnify the servicer for any liability or obligation sustained by the servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity.  Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the servicer.

Procedures for Realization Upon Defaulted Mortgage Assets

                The servicer will use reasonable efforts acting in the best efforts of the security holders to foreclose upon or otherwise take title in the name of the trustee, on behalf of the securityholders, of mortgaged properties relating to defaulted mortgage assets to which no satisfactory arrangements can be made for collection of delinquent payments.  If the mortgage loan is an Additional Collateral Loan, the servicer may proceed against the related mortgaged property or the related additional collateral first, or may proceed against both concurrently, as permitted by applicable law and the terms under which the additional collateral is held, including any third-party guarantee. See “Legal Aspects of the Mortgage Assets—Anti-Deficiency Legislation and Other Limitations on Lenders.”

                In addition, with respect to any Mortgage Loan to which the servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related mortgaged property, the servicer may not acquire title to any mortgaged property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in‑possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust), that either:

                                (1)           the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                                (2)           there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions.  See “Legal Aspects of Mortgage Assets—Environmental Legislation.”

                As servicer of the mortgage loans, the servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted mortgage assets.  The servicer, however, will not be required to make Nonrecoverable Advances.  All collections by or on behalf of the servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the distribution account for the related trust, subject to withdrawal.  The servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage asset unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses.

                If any property securing a defaulted mortgage asset is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the servicer is not required to expend its own funds to restore the damaged property unless it determines in its sole and absolute discretion that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses.

                If recovery on a defaulted mortgage asset under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage asset.  If the proceeds of any liquidation of the property securing the defaulted mortgage asset are less than the outstanding principal balance of the defaulted mortgage asset plus interest accrued at the interest rate plus the aggregate amount of its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage asset and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage asset that are reimbursable under the servicing agreement, the trust will realize a loss in the amount of the difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the collection or distribution account out of the Liquidation Proceeds recovered on any defaulted mortgage asset, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage asset and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage asset.

                If the servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage asset, the servicer will be entitled to withdraw or cause to be withdrawn from the collection account or distribution account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage asset and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage asset.  In the event that the servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the collection account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust may realize a loss up to the amount so charged.  Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the servicer, no payment or recovery will result in a recovery to the trust which exceeds the principal balance of the defaulted mortgage asset together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any.  In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding principal balance of the related mortgage asset together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds.  See “Description of Primary Insurance Policies” and “Description of Credit Support.”

                With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan.  This approval is usually based on the purchaser’s income and net worth and numerous other factors.  The necessity of obtaining board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer’s ability to sell, and realize the value of, those shares.  See “Legal Aspects of Mortgage Assets—Foreclosure on Cooperative Shares.”

                Realization on defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement.  With respect to a defaulted home improvement contract, the servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of such home improvement contract as a bad debt or take an unsecured note.  In doing so, the servicer will estimate the expected proceeds and expenses to determine whether a foreclosure proceeding or a repossession and resale is appropriate.  If a home improvement contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for such home improvement contract are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such home improvement contract will be written off as bad debt with no foreclosure proceeding.

                The manager, bond administrator or certificate administrator, as applicable, will deal with any defaulted Mortgage Securities in the manner described in the accompanying prospectus supplement.

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

                The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust assets.  A retained interest in a trust asset represents a specified portion of the interest payable on that asset.  The retained interest will be deducted from borrower payments as received and will not be part of the related trust.  Any partial recovery of interest on a mortgage asset, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage asset, net of the rate at which the retained interest is calculated, on a pari passu basis.  If the holder of the retained interest were to become the subject of a receivership, conservatorship, bankruptcy, or other insolvency proceeding, a party in interest (including the holder itself) could assert that such holder retains rights in the related trust assets and therefore compel the sale of such trust assets over the objection of the trust and the securityholders.  If that occurs, delays and reductions in payments to the trust and the securityholders could result.

                The servicer’s primary compensation with respect to a series of securities will come from the monthly payment to it of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust asset.  Since any retained interest and the servicer’s primary compensation are percentages of the scheduled principal balance of each trust asset, these amounts will decrease in accordance with the amortization schedule of the trust assets.  As additional compensation in connection with a series of securities relating to mortgage loans, the servicer or the sub-servicers will retain all assumption of modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges and, if so stated in the prospectus supplement, prepayment charges, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the collection account, distribution account, sub-servicing account or any other account created under the related servicing agreement may be paid as additional compensation to the servicer or the sub-servicers, as the case may be.  Any sub-servicer will receive a portion of the servicer’s primary compensation as its sub-servicing compensation.

                In addition to amounts payable to any sub-servicer, the servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and other expenses, as described in the related prospectus supplement.

                The servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage assets, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds.  The servicer is also entitled to reimbursement for advances and expenses.

               Notwithstanding the foregoing, with respect to a series of securities as to which the trust holds Mortgage Securities, the compensation payable to the manager, bond administrator or certificate administrator, as applicable, for servicing and administering such Mortgage Securities on behalf of the holders of those certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of the Mortgage Securities and may be retained from distributions of interest on the Mortgage Securities if stated in the accompanying prospectus supplement.

Annual Servicing Compliance Reports

                Each servicing agreement will require the servicer to deliver to the trustee, on or before the date in each year specified in the related agreement, and, if required, file with the Commission as part of a Report on Form 10-K filed on behalf of each trust, the following documents:

            •              a report on its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the offered securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

            •              with respect to each assessment report described in the immediately preceding bullet point, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

                •              a statement of compliance from the servicer, and similar statements from certain other parties involved in servicing the mortgage assets as required by relevant Commission regulations, signed by an authorized officer, to the effect that:

                •               a review of the servicer’s activities during the reporting period and of its performance under the applicable servicing agreement has been made under such officer’s supervision; and

                •               to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Matters Regarding the Servicer and the Depositor

                The servicer under each servicing agreement will be named in the related prospectus supplement.  The servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.

                Each servicing agreement will provide that the servicer may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law.  No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement.

                Each servicing agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related trust or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any such person will be protected against any breach of warranties, representations or covenants, made in the related servicing agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.  Each servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.  In addition, each servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability.  The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders.  In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed and to charge the trust for the reimbursement. Distributions to securityholders will be reduced to pay for the reimbursement as set forth in the related prospectus supplement and servicing agreement.

                Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and if, as a result, the securities would not be downgraded.

Events of Default Under the Governing Agreement and Rights Upon Events of Default

                Pooling and Servicing Agreement

                Events of default under each pooling and servicing agreement will include each of the following:

            •              any failure by the servicer to make any required advance of delinquent principal and interest that continues unremedied at the opening of business on the distribution date in respect of which such advance was to have been made;

            •              any failure by the servicer to remit to the trustee for distribution to securityholders, any required payment (other than a required advance of delinquent principal and interest) that continues unremedied for a specified number of business days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

            •              any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement that continues unremedied for a specified number of days after the earlier of the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights and the actual knowledge of such failure; and

            •              events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

                So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee is required to, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement relating to the trust and in and to the mortgage assets, other than any retained interest of the servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to similar compensation arrangements.  If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage assets, then the trustee will not be so obligated.

                If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a minimum net worth at the time of the appointment as is set forth in the pooling and servicing agreement, to act as successor to the servicer under the agreement.  Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer.  The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the related agreement.

                No securityholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

            •              the securityholder previously has given to the trustee written notice of default,

            •              the holders of securities evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee,

            •              have offered to the trustee reasonable indemnity, and

            •              the trustee for fifteen days has neglected or refused to institute a proceeding.  The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under that pooling and servicing agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of securities covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

                Servicing Agreement

                A servicing default under the related servicing agreement will include each of the following:

            •              any failure by the servicer to make a required deposit to a specified account any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the servicer by the trustee, the issuer or any other specified party;

            •              any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the earlier of the giving of written notice of the failure to the servicer by the trustee, the issuer or any other specified party and the actual notice of such failure;

            •              events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and actions by the servicer indicating its insolvency or inability to pay its obligations and

            •              any other servicing default as set forth in the servicing agreement.

                So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the servicer and to the issuer or the trustee or trust, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination.  Upon termination of the servicer the trustee will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements.  If the trustee would be obligated to succeed the servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the servicer under the servicing agreement.  Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer.  The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.

                Indenture

                An event of default under the indenture will include each of the following:

            •              a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

            •              any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the earlier of the giving of written notice of the failure to the servicer by the trustee or the issuer and the actual notice of such failure;

            •              any representation or warranty made by the depositor or the trust in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

            •              events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

            •              any other event of default provided with respect to notes of that series.

                If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately.  That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

                If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.  In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

            •              the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

            •              the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

            •              the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

                If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case.  However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

                If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

                No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

            •              the holder previously has given to the trustee written notice of default and the default is continuing,

            •              the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

            •              the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

            •              no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment of the Governing Agreements

                With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the servicer, and the trustee, with the consent of any credit support provider, but without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity or defect, to correct, modify or supplement any provision in the agreement, to modify, eliminate or add to any of its provisions to such extent as is necessary to maintain the qualifications of the trust as REMIC or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement.  Each agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose, but no amendment may

            •              reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

            •              adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

            •              reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

                However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust to fail to qualify as a REMIC at any time that the related certificates are outstanding.  The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

                With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity or defect, to correct, modify or supplement any provision in the agreement to modify, eliminate or add to any of its provisions to such extent as is necessary to maintain the qualifications of the trust as REMIC, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement.  Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, but that no amendment may

            •              reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any note without the consent of the holder of that note,

            •              adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point, without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

            •              reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding.  The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

Termination of the Trust and Disposition of Trust Assets

                The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the distribution account or by the servicer and required to be paid to them under the agreements following the earlier of

            •              the final payment or other liquidation of the last asset held by the related trust or the disposition of all underlying property subject to the trust assets acquired upon foreclosure of the trust assets, and

            •              the purchase of all of the assets of the trust by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

                In no event, however, will the trust created by the related agreements continue beyond the date specified in the related agreement.  Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

                Any purchase of assets of the trust in connection with a termination, will be made at the price set forth in the related prospectus supplement which in most cases where the person purchasing the assets is not the servicer will be equal to the greater of:

            •              the sum of (a) 100% of the stated principal balance of each mortgage asset as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fee and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage assets acquired for the benefit of securityholders, and

            •              the aggregate fair market value of all of the assets in the trust, as determined by the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the retained interest, if any, are calculated to the first day of the month following the purchase.

                The exercise of an optional termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

Optional Purchase by the Servicer of Defaulted Mortgage Loans

                The servicer under the related pooling and servicing agreement, servicing agreement and the indenture may have the option, which option expires as of the last day of the calendar quarter during which such mortgaged asset becomes 90 days in default, to purchase from the trust any mortgage asset 90 days or more in default at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage asset as of the date of purchase, plus all accrued and unpaid interest on that principal balance.  The prospectus supplement  may specify additional parties that may purchase from the trust mortgage assets 90 or more days in default and the conditions for such purchase.  However, the servicer and any such party must first purchase the mortgage asset that, as of the time of such purchase, has been in default for the longest period before purchasing Mortgage assets that have been in default for shorter periods.

Description of the Trustee

                The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement.  The owner trustee for each series of notes will be named in the related prospectus supplement.  The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the servicer and its affiliates.

Duties of the Trustee

                The trustee will make no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of the servicer of any funds paid to the servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the collection account or any other account by or on behalf of the servicer.  If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF CREDIT SUPPORT

                For any series of securities, credit support may be provided for one or more classes of that series or the related mortgage assets.  Credit support may be in the form of the subordination of one or more classes to other classes in a series of securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds, cross-collateralization or overcollateralization or any combination of the foregoing.  Any form of credit support may be structured so as to be drawn upon by more than one series of securities.

                The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest due on the securities.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.  Also, if a form of credit support covers more than one pool of mortgage assets held by a trust or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

                If credit support is provided with respect to one or more classes of securities of a series, or the related mortgage assets, the related prospectus supplement will include a description of

            •              the nature and amount of coverage under that credit support,

            •              any conditions to payment of that credit support not otherwise described in this prospectus,

            •              the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and

            •              the material provisions relating to the credit support.

                Additionally, the related prospectus supplement will set forth certain information with respect to the credit support provider, which may include:

            •              a brief description of its principal business activities,

            •              its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

            •              if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and

            •              its total assets and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

                The material terms of the policy or agreement, as applicable, governing the applicable credit support will be described in the related prospectus supplement, and the policy or agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

Subordination

                One or more classes of securities may be subordinate securities.  The rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

                All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero.  Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or in such other manner as is provided in the related prospectus supplement.  However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount of realized losses that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement.  If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or in such other manner as is provided in the related prospectus supplement.  Any allocation of a realized loss to a security will be made by reducing the principal balance of that security as of the distribution date following the Prepayment Period in which the realized loss was incurred.

                As set forth under “Description of the Securities—Distributions on the Securities—Distributions of Principal of the Securities,” the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class.

                The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security.  If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change.  However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities.  In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance of those securities, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities.

                Amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund.  Amounts held in any reserve fund may be applied as described below under “—Reserve Fund” and in the related prospectus supplement.

                With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

                The credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus.  If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement.  The obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid to the senior securities out of amounts otherwise payable on the subordinate securities.

Letter of Credit

                As to any series of securities to be covered by a letter of credit, the issuer of the letter of credit will deliver to the trustee an irrevocable letter of credit.  The servicer or the trustee will be required to exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage under the letter of credit has been exhausted through payment of claims.  The fees for the letter of credit will be paid as described in the related prospectus supplement.

                The servicer or the trustee will make or cause to be made draws on the letter of credit issuer under each letter of credit.  Letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

                                (1)           For any mortgage asset that became a liquidated asset during the related Prepayment Period, other than mortgage assets as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage asset plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated asset, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related advances and servicing expenses, if any, not reimbursed to the servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation asset, which shall be paid to the servicer;

                (2)           For each mortgage asset that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage asset plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related advances and servicing expenses, if any, not reimbursed to the servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

                (3)           For any mortgage asset that has been subject to bankruptcy proceedings, the amount of any debt service reduction or the amount by which the principal balance of the mortgage asset has been reduced by the related bankruptcy court.

                If the related prospectus supplement so provides, upon payment by the letter of credit issuer with respect to a liquidated asset, or a payment of the full amount owing on a mortgage asset as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated asset will be transferred by the related trust in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement.  Mortgage assets that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will continue to be held by the related trust.  The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws.

                In the event that the entity that has issued a letter of credit ceases to be duly organized, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the servicer or the trustee may be required to use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by an entity that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor entity shall be more than the fees charged or collateral required by the predecessor entity, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor entity.

Mortgage Pool Insurance Policy

                As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage under that policy has been exhausted through payment of claims.  The premiums for each mortgage pool insurance policy will be paid as described in the related prospectus supplement.

                The servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy.  Mortgage pool insurance policies, however, are not blanket policies against loss, since claims may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related prospectus supplement.

                Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

                Mortgage pool insurance policies in general provide that no claim may validly be presented under the policy for a mortgage loan unless:

            •              an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

            •              premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

            •              if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

            •              the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

                Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or (b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved.  In both (a) and (b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

                Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer.  A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

                The amount of coverage under each mortgage pool insurance policy will be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties.  The amount of claims paid includes certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.  Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage under the policy will be exhausted and any further losses will be borne by securityholders of the related series.  See “Legal Aspects of Mortgage Assets—Foreclosure on Mortgages” and “—Repossession with Respect to Manufactured Housing Contracts.”

                If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the servicer may be required to use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy.  However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer.  If the servicer determines that recoveries are so jeopardized, it may be required to use its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

                Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses.  As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses.  Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage will be limited in amount.  These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

Special Hazard Insurance Policy

                As to any series of securities, the related prospectus supplement may provide that the servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, unless coverage under the policy has been exhausted through payment of claims; provided, however, that the servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect.  The premiums on each special hazard insurance policy will be paid as described in the related prospectus supplement.

                Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from:

            •              loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

            •              loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

                Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

                Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage asset acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

                (1)           the cost of repair to the property; and

                (2)           upon transfer of the property to the insurer, the unpaid principal balance of the mortgage asset at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the servicer with respect to the property.

                The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

                Restoration of the property with the proceeds described under clause (1) of the second preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other nonhazard risks, that the property be restored before a claim may be validly presented with respect to the defaulted mortgage asset secured by the property.  The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other nonhazard risks, as to any realized losses on a liquidated loan.  Therefore, so long as the insurance instrument providing coverage as to credit, or other nonhazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

                The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage asset plus interest thereon to the date of sale plus expenses incurred by or on behalf of the servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored.  If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by securityholders.

                A claim under a special hazard insurance policy must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days after a claim is accepted by the insurer.  Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

                If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer may be required to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

                Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

                As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage asset, the servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage under the bond has been exhausted through payment of claims.  The premiums for each bankruptcy bond on will be paid as described in the related prospectus supplement.  Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage asset, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage asset, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code.  See “Legal Aspects Of Mortgage Assets—Foreclosure On Mortgages” and “—Repossession With Respect To Manufactured Housing Contracts.”

Fraud Bond

                If so provided in the related prospectus supplement, there may be a fraud bond to cover to some extent fraud losses, which are realized losses attributable to fraudulent conduct or negligence by either the mortgage loan seller, servicer or mortgagor in connection with the origination of a mortgage asset.  The servicer will be required to exercise its reasonable efforts to maintain or cause to be maintained the fraud bond in full force and effect, unless coverage under the fraud bond has been exhausted through payment of claims. The type, coverage amount, term and premiums for each fraud bond will be described in the related prospectus supplement.

Financial Guarantee Insurance

                Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies.  The financial guarantee insurance will guarantee, with respect to one or more classes of securities of a series, timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  The financial guarantee insurance may also guarantee against the allocation of losses to a securityholder or against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law.  The material terms of the financial guarantee insurance policy for a series, if any, will be described in the related prospectus supplement, and the financial guaranty insurance policy will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

Reserve Fund

                If so provided in the related prospectus supplement, there will be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement.  In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities.  Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement.

                Amounts deposited in any reserve fund for a series may be invested in permitted investments by, or at the direction of, the servicer or any other person named in the related prospectus supplement.

Overcollateralization

                If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date.  The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on one or more classes of the securities of the related series.  If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement.  If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets held by the related trust.

Cross-Support Features

                If the assets held by a trust are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group.  The related prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying that cross-support feature.  As to any trust that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross‑support will be provided only to securities issued by that trust.  A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

                The trustee on behalf of a trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

                An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

                Unlike an interest rate swap, pursuant to which two parties agree to exchange a stream of interest payments, a yield supplement agreement is an agreement pursuant to which one party agrees to make interest payments to the other party on an agreed hypothetical or “notional” principal amount in exchange for a predetermined fee paid by the other party up-front or on specified dates.  Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

                Although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

                Some classes of securities of any series and (to the extent the trust assets include Mortgage Securities) some types of trust assets, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders.  A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement.  Each purchase obligation may be a secured or unsecured obligation of the provider of that purchase obligation, which may include a bank or other financial institution or an insurance company.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series.  As specified in the accompanying prospectus supplement, each purchase obligation relating to Mortgage Securities held by the trust will be payable solely to the trustee for the benefit of the securityholders of the related series.  Each purchase obligation related to securities issued by the trust will be payable directly to the holders of those securities.  The purchase obligations will not be a part of the trust assets.  The purchase obligations also will not be a part of the securities.  Rather, securities subject to a purchase obligation will be offered to the initial investors subject to an overriding purchase arrangement, under which the securities will at the same time be offered to the provider of the purchase obligation on a forward basis.

Mandatory Auctions

                Some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a mandatory auction that would take place on a specified date, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders.  Such classes would be auctioned by an auction administrator, which may be the trustee, to third-party investors.  The terms and conditions of any such mandatory auction, including any minimum purchase price, the timing of the auction and the auction procedures, will be described in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, with respect to classes of securities subject to a mandatory auction, the auction administrator may enter into a swap contract with a swap counterparty pursuant to which (i) the swap counterparty will be required to pay to the auction administrator, for the benefit of the holders of the auctioned securities, the excess, if any, of the sum of the outstanding principal balance of those securities on the auction date plus accrued interest over the price at which the securities are sold in the auction and (ii) the auction administrator will be required to pay to the swap counterparty the excess, if any, of the price at which the securities are sold in the auction over the sum of the outstanding principal balance of those securities on the auction date plus accrued interest. The obligation of the swap counterparty to make the payment described above may be a secured or unsecured obligation of the swap counterparty.

DESCRIPTION OF PRIMARY INSURANCE POLICIES

                Each mortgage loan will be required to be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

                Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

                As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

            •              advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

            •              in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

            •              tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

                The servicer, however, will not be required to advance any of the amounts described above in connection with a claim under a primary mortgage insurance policy if the advance would constitute a Nonrecoverable Advance. If the servicer does not make any of these advances, because they would constitute Nonrecoverable Advances, payments under primary mortgage insurance policies may be lower than they otherwise would be.

                Multifamily loans, commercial loans and mixed-use loans will not be covered by primary mortgage insurance policies, regardless of the related loan-to-value ratio.

Primary Hazard Insurance Policies

                Each servicing agreement will require the servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located.  The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the servicer in respect of a claim.  All amounts collected by the servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, and subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the collection account.  The servicing agreement will provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans.  If the blanket policy contains a deductible clause, the servicer will deposit in the collection account all sums that would have been deposited in the collection account but for that clause.  The servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

                In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, toxic mold, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism.  This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive.  When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

                The hazard insurance policies covering the mortgaged properties typically will contain a co‑insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

                The servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan.  Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower’s cooperative apartment or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.

                Since the amount of hazard insurance the servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential, commercial and mixed-use properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property.  The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties.  The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties.  However, the ability of the servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

FHA Insurance

                The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.  If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

                There are two primary FHA insurance programs that are available for multifamily mortgage loans.  Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer.  Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

                Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD.  In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

                HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

                The servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

                Some of the mortgage loans held by a trust may be Title I loans as described below and in the related prospectus supplement.  The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender’s FHA reserve, as described below and in the related prospectus supplement.  In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I lender’s noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

                The servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement.  The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans.  The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement.  The securityholders’ rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

                Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender.  The amount in each Title I lender’s FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA regulations.  The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender.  Mortgage loans to be insured under Title I will be registered for insurance by the FHA.  Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations.  The increase in the FHA insurance coverage for such loans in the Title I lender’s FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans.  The insurance available to any trust will be subject to the availability, from time to time, of amounts in each Title I lender’s FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

                If so provided in the related prospectus supplement, the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related Title I loans, notify FHA of that assignment and request that the portion of the depositor’s FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the closing date.  Alternatively, in the absence of such provision, the FHA reserves may be retained by the depositor and, upon an insolvency and receivership of the depositor, the related trustee will notify FHA and request that the portion of the depositor’s FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator.  Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA’s interest to permit a transfer of reserves.  In addition, FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans.  It is likely that the depositor, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans.  FHA also reserves the right to transfer reserves with “earmarking” (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA’s interest to do so.

                Under Title I, the FHA will reduce the insurance coverage available in a Title I lender’s FHA reserve with respect to loans insured under that Title I lender’s contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender’s FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender’s contract of insurance.  The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

                Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA.  The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans.  A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender.  Under the FHA regulations, if the Title I lender’s obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender.  FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

                The proceeds of loans under the Title I Program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

                Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of

            •              the net unpaid principal amount and the uncollected interest earned to the date of default,

            •              interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

            •              uncollected court costs,

            •              title examination costs,

            •              fees for required inspections by the lenders or its agents, up to $75, and

            •              origination fees up to a maximum of 5% of the loan amount.

                Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

                In general, the FHA will insure home improvement contracts up to $25,000 for a single family property, with a maximum term of 20 years.  The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multifamily homes.  If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property’s value.  The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

                With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance.  However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required.  In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows).  Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds.  Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

                Following a default on a Title I loan insured by the FHA, the servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD.  The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan.  Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim.  Prior to declaring a Title I loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days’ written notice prior to declaration of default.  FHA may deny insurance coverage if the borrower’s nonpayment is related to a valid objection to faulty contractor performance.  In such event, the servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA Guarantees

                The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs.  The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries.  The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans.  If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

                Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender.  The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower.  When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA’s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder.  The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

                The servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

LEGAL ASPECTS OF MORTGAGE ASSETS

                The following discussion contains general summaries of legal aspects of loans secured by residential, commercial and mixed-use properties.  Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage assets is situated.

Mortgage Loans

                The single-family loans, multifamily loans, commercial loans and mixed-use loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to that mortgage loan is located.  The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  It is not prior to the lien for real estate taxes and assessments.  Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office.  There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid.  The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, sometimes, the directions of the beneficiary.

Cooperative Loans

                The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or the obtaining of capital by the cooperative.  There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation.  The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity.  The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust, the collateral securing the cooperative loans.

                The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate filing offices to perfect the lender’s interest in its collateral.  Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under “—Foreclosure on Cooperative Shares” below.

Manufactured Housing Contracts

                Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located.  In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states.  Financing statements which indicate they are filed in connection with a manufactured housing transaction are effective for thirty years and must be renewed within six months before the end of such period.  The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state.  In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

                The servicer or depositor will be required under the related transaction documents to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered.  If the servicer or depositor fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the home is located.  Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site.  So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

                In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the mortgage loan seller or the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to cause the lien of the mortgage loan seller to have priority over the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home.  If there are any manufactured homes as to which the mortgage loan seller or the depositor has failed to perfect or cause to be perfected the security interest in the manufactured home, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests.

Home Improvement Contracts

                The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, generally are “chattel paper” and may also constitute “purchase money security interests,” each as defined in the UCC.  Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee.  In addition, the depositor will make an appropriate filing of a UCC financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.  Therefore, if through negligence, fraud or otherwise, a subsequent purchaser or secured creditor were able to take physical possession of the contracts without knowledge that the transfer violates the rights of the trustee, the trustee’s interest in the contracts could be defeated.

                The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of the home improvements and related services.  A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods.  Such purchase money security interests are assignable.  In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral.  However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing.  The trustee will not file fixture filing financing statements.  In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.  In such circumstances, real estate law applies to a security interest in such building materials.  Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other similar goods, upon incorporation of the materials into the related property, will not be secured by a security interest in the home improvement being financed.

                So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, “self-help” repossession that is “peaceful,” i.e., without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process.  The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession.  The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.  The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

                Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

                Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Foreclosure on Mortgages

                Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust and in accordance with applicable state law.  In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder.  The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.  If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

                An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property.  It is regulated by statutes and rules and subject throughout to the court’s equitable powers.  A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default.  However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor’s default was neither willful nor in bad faith and that the mortgagee’s action established a waiver of the default, or constituted fraud, bad faith, or oppressive or unconscionable conduct that warranted a court of equity to refuse affirmative relief to the mortgagee.  A court may relieve the mortgagor from an entirely technical default where the default was not willful.

                A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete.  Moreover, it is possible that a non‑collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent.  Similarly, a suit against the debtor on the mortgage note may take several years.  In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to a mortgage loan are missing.

                In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale.  However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

                Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of any mortgage insurance proceeds.

                A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it may either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder.  In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees.  Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and some governmental liens.  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted.  Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the mortgagor or trustor.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

                If the servicer were to foreclose on any junior lien it would do so subject to any related senior lien.  In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien.  If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon.  Moreover, deficiency judgments may not be available in a jurisdiction.  In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default.  Therefore, assuming that the servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

                In foreclosure, courts have imposed general equitable principles.  The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In a few cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability.  In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property.  Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

                Under the laws of the Commonwealth of Puerto Rico, the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located.  If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known.  If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks.  There may be as many as three public sales of the mortgaged property.  If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

                There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico.  Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions.  The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

                Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property.  The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale.  This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Cooperative Shares

                The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder.  Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

                The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

                Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

                Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

                Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Repossession with Respect to Manufactured Housing Contracts

                Repossession of manufactured housing is governed by state law.  A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence.  Unless as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC.  Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing.  While the UCC as adopted by the various states may vary, the general repossession procedure established by the UCC is as follows:

            •              Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice.  Repossession may be effected either through self‑help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin.  The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home.  In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order.  Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing.  Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit.  In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved.  However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

            •              Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence.  The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

            •              Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness.  While all states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment subject to the provisions of the UCC unless there is a complete prohibition on deficiency judgments.  The deficiency judgment is a personal judgment against the debtor for the shortfall.  Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the secured party to remit the surplus to the debtor or to the holder of any junior lien.  Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Rights of Redemption with Respect to Mortgage Loans

                In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale.  In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The right of redemption would defeat the title of any purchaser acquired at a public sale.  Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired.  In several states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Notice of Sale; Redemption Rights with Respect to Manufactured Housing Contracts

                While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession of a manufactured home.  The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale.  In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

                Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

                Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Several courts have interpreted former Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.  Under Revised Article 9 of the UCC, the repercussions for failure to conduct a commercially reasonable foreclosure sale in a consumer transaction are left to the courts or non-UCC law.  See also “—Repossession with Respect to Manufactured Housing Contracts.”

                With respect to Additional Collateral Loans, realization upon the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in some circumstances, including those in which the disposition of the additional collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens upon additional collateral consisting of some types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws other than the UCC, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any additional collateral is governed by the UCC or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such limitations may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently.

                In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment.  For example, under federal bankruptcy law, the filing of a petition acts as a stay against any effort to collect any debt or to enforce any remedy.  Moreover, a bankruptcy court may permit a debtor to cure a monetary default with respect to a mortgage loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s bankruptcy petition.  Bankruptcy courts have approved plans, based on the particular facts of the bankruptcy case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

                The terms of a mortgage loan secured by property of the debtor may be modified in bankruptcy.  These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the mortgaged property, thus leaving the lender a general unsecured creditor for the difference between the value of the mortgaged property and the outstanding balance of the loan.  The secured creditor is generally entitled to the value of its security plus post-petition interest, attorneys’ fees and costs to the extent the value of the security exceeds the debt.  Furthermore, payments made on the mortgage loan by the debtor prior to the commencement of the bankruptcy case may be avoidable as preferential payments, so that the trust or the holders of the securities would be required to return such payments to the debtor.

                Tax liens arising under the Internal Revenue Code, may have priority over the lien of a mortgage or deed of trust.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws.  These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes and regulations.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  This liability may affect assignees of the mortgage loans.  In particular, the originators’ failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors’ rescinding loans against either originators or assignees.

                In addition, the mortgage loans held by a trust may also be subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), if the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.  HOEPA adds additional provisions to Regulation Z and requires additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion of specific provisions in mortgages subject to HOEPA.  Remedies available to the mortgagor include monetary penalties, as well as rescission rights if certain disclosures were not given as required or if the particular mortgage includes provisions prohibited by law.  HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by HOEPA or other law, that the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of HOEPA.  The maximum damages that may be recovered under the HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local government levels that are designed to discourage predatory lending practices.  Some state and local governments have enacted, and other states or local governments or the federal government may enact, laws that impose requirements and restrictions greater than those of HOEPA.  These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state, county or local law.  Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Junior Mortgages

                The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not held by the trust.  The rights of the trust as the holder of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property.  Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See “—Foreclosure on Mortgages.”

                Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust.  Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Home Equity Line of Credit Loans

                The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage.  The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage.  If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance.  In most states, the trust deed or mortgage liens securing mortgage loans of the type that includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after a tax lien or judgment lien imposed on the property.

Consumer Protection Laws with Respect to Manufactured Housing Contracts and Home Improvement Contracts

                Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance.  These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes.  These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions.  This liability may affect an assignee’s ability to enforce a contract.  In particular, the originators’ failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors’ rescinding the contracts against either the originators or assignees.  Further, if the manufactured housing contracts or home improvement contracts are deemed High Cost Loans within the meaning of HOEPA, they would be subject to the same provisions of HOEPA as mortgage loans as described in “—Anti-Deficiency Legislation and Other Limitations on Lenders” above.

                Manufactured housing contracts and home improvement contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made.  Federal and state law may specifically limit the amount of late charges that may be collected.  Under the related servicing agreement, late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

                Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances.  These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

                In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States.  For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

                The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission, referred to herein as the  “FTC Rule,” has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods.  Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

                Most of the manufactured housing contracts and home improvement contracts in a trust will be subject to the requirements of the FTC Rule.  Accordingly, the trustee, as holder of the manufactured housing contracts or home improvement contracts, will be subject to any claims or defenses that the purchaser of the related home or manufactured home may assert against the seller of the home or manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract or home improvement contract.  If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract or home improvement contract because of a breach of its mortgage loan seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the manufactured housing contract or home improvement contract.

Enforceability of Due-on-Sale Clauses

                The mortgage loans held by a trust will in most cases contain due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender.  The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law.  The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982.  This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses.  The Garn-St. Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

                The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act, including federal savings associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred.  These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment charge upon the acceleration of a mortgage loan in accordance with a due-on-sale clause.

                The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

Transfer of Manufactured Homes under Manufactured Housing Contracts

                Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to.  The servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law.  The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

                In the case of a transfer of a manufactured home as to which the servicer desires to accelerate the maturity of the related manufactured housing contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause.  The Garn-St. Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes.  Consequently, the servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

Prepayment Charges and Prepayments

                Applicable regulations prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a mortgage loan by exercise of a due-on-sale clause.  A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

                Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of mortgage loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions.  However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.  Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules.  The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003.  The OTS’s action does not affect Parity Act loans originated before July 1, 2003.  Accordingly, it is possible that prepayment charges may not be collected on some mortgage loans that provide for the payment of these charges.  Any prepayment charges collected on mortgage loans may be available for distribution only to a specific class of securities or may not be available for distribution to any class of securities.  If so specified in the accompanying prospectus supplement, prepayment charges may be retained by the servicer or by sub-servicers as additional servicing compensation.

Leases and Rents

                Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or against the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Subordinate Financing

                When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the mortgagor may have difficulty repaying multiple loans.  In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened.  Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders may impair the security available to the senior lender and may interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

                Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

                Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law.  Fifteen states adopted such a law prior to the April 1, 1983 deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.  In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be held by the trust.

                The depositor or the mortgage loan seller or originator will be required to represent and warrant to the trust that all mortgage loans have been originated in compliance with applicable state laws, including usury laws.

Alternative Mortgage Instruments

                ARM Loans and home equity revolving credit loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law.  These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act.  Title VIII provides that, notwithstanding any state law to the contrary:

            •              state-chartered banks may originate alternative mortgage instruments, including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

            •              state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

            •              all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

                Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions.  Several states have taken this type of action.

                All of the ARM Loans and home equity revolving credit loans held by a trust that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law.  All of the ARM Loans and home equity revolving credit loans held by a trust that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

Servicemembers Civil Relief Act

                Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of mortgage loans that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the applicable mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, unless covered by a form of credit support as described in the related prospectus supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on or enforce rights with respect to an affected mortgage asset, during the borrower’s period of active duty status, and, sometimes, during an additional three month period thereafter.  Thus, if the Relief Act applies to any mortgage asset that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

                Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property.  CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination.  Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA.  This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.  What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts.  CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower’s business to a degree indicating a capacity to influence waste disposal decisions.  However, court interpretations of the secured creditor exemption have been inconsistent.  In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable.  Other federal and state laws may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead‑based paint.  Environmental cleanup costs may be substantial.  It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities.  Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs.  All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens.  In the latter states, the security interest of the trust in a related parcel of real property that is subject to an environmental lien could be adversely affected.

                Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure.  Accordingly, the servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans.  Neither the servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure.  The servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related mortgaged property or any casualty resulting from the presence or effect of contaminants.  See “Description of the Securities—Procedures for Realization Upon Defaulted Mortgage Assets” for a description of limitations on the servicer’s power to foreclose on or otherwise acquire title to mortgaged properties that may be contaminated by hazardous substances.  A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

                Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute may be seized by the government if the property was used in or purchased with the proceeds of these crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

                A lender may avoid forfeiture of its interest in the property if it establishes that:  (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was at the time of execution of the mortgage “reasonably without cause to believe” that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

Negative Amortization Loans

                A case decided by the United States Court of Appeals for the First Circuit held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis.  The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization.  The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

Installment Contracts

                The trust may also hold installment sales contracts.  Under an installment sales contract the seller, referred to in this section as the “lender,” retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the “borrower,” for the payment of the purchase price, plus interest, over the term of such contract.  Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the installment contract the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

                The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able pursuant to state statute to enforce the contract strictly according to its terms.  The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited.  The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is pursued if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property.  However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under such statutes a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right.  In other states courts may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

                The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement.  This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural person, cash method taxpayers, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.  Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

                The following discussion addresses securities of four general types:

            •              REMIC Certificates representing interests in a trust, or assets held by a trust, as to which a REMIC election under the REMIC Provisions of the Code is in effect,

            •              Notes representing indebtedness of an owner trust for federal income tax purposes,

            •              Grantor Trust Certificates representing interests in a Grantor Trust as to which no REMIC election will be made, and

            •              Partnership Certificates representing interests in a Partnership Trust which is treated as a partnership for federal income tax purposes.

                The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust and will identify all regular interests and residual interests in the REMIC or REMICs.  For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

                The following discussion is based in part upon the OID Regulations and in part upon the REMIC Regulations.  The OID Regulations do not adequately address issues relevant to the offered securities.  As described at “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

                The authorities on which this discussion and the opinions referred to below are based are subject to change or differing interpretations which could apply retroactively.  An opinion of counsel is not binding on the IRS or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.  Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return.  Treasury regulations require, among other things, that, in order for a taxpayer’s reliance on an opinion of counsel to meet the requirements for exculpation from certain accuracy related penalties, the opinion must “take into account the taxpayer’s purposes (and the relative weight of such purposes) for entering into a transaction”; consequently, this summary and the opinions contained herein may not be sufficient to avoid income tax penalties that may be imposed with respect to the offered securities.  Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus.  See “State and Other Tax Consequences.”

Opinions

                On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, Heller Ehrman LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable asset held by the related trust, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

                On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Heller Ehrman LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

                On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

                With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

                In addition, as to any securities offered pursuant hereto, Heller Ehrman LLP is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Material Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus with respect to those securities, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of such prospectus supplement.

                Heller Ehrman LLP has not been asked to opine on any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter.  For example, the discussion under “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interests that has “excess inclusion income,” which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

                Heller Ehrman LLP has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “State and Other Tax Consequences.”

REMICs

                Classification of REMICs.  On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, Heller Ehrman LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust or each applicable portion of the related trust will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

                If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year or for later years.  In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under “—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates.”  The Treasury Department is authorized to issue regulations providing relief in the event of an inadvertent termination of REMIC status, although these regulations have not been issued.  If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions.  It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

                Characterization of Investments in REMIC Certificates.  In general, the REMIC Certificates will not treated for federal income tax purposes as ownership interests in the assets held by the related trust.  However, except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the REMIC Certificates would be so treated.  If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year.  Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(5)(B) of the Code.  In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC.  The determination as to the percentage of the REMIC’s assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter.  The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

                Amendments made to the REMIC Provisions by the American Jobs Creation Act of 2004, or the Jobs Act, allow, effective January 1, 2005, REMICs to hold reverse mortgage loans, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a 'reverse mortgage loan' is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgage loans or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be described separately in the related prospectus supplement offering interests in that REMIC.

                The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificateholders and property acquired by foreclosure held prior to the sale of such property, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph.  The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.  In addition, in some instances mortgage loans may not be treated entirely as assets described in such Code sections.  The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph.

                Tiered REMIC Structures.  For some series of REMIC Certificates, two or more separate elections may be made to treat designated assets held by the related trust as REMICs for federal income tax purposes, creating a tiered REMIC structure.  As to each series of REMIC Certificates that involves a tiered REMIC structure, Heller Ehrman LLP, counsel to the depositor, will provide its opinion generally to the effect that assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) REMIC elections are made timely in the required forms, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

                Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

                General.  Except as described in “—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions,” REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate.  Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder’s basis in such REMIC Regular Certificate.  Holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

                Original Issue Discount.  A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code.  Any holder of a REMIC Regular Certificate issued with original issue discount in excess of a de minimis amount will be required to include original issue discount in income as it accrues in advance of the receipt of the cash attributable to that income, in accordance with a constant yield method described below.  Section 1272(a)(6) of the Code provides special original issue discount rules applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted under Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the REMIC Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which Section 1272(a)(6) applies such as REMIC Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

                The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC and for certain other federal income tax purposes, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption.  The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations.  To date, those regulations have not been issued.  The Congressional committee reports accompanying the enactment of Section 1272(a)(6) of the Code indicate that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate.  The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.  Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any REMIC Regular Certificate.

                The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.  The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class that will be used in making reports to investors and the IRS will be the fair market value of that class on the closing date.  Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest.  Under the OID Regulations, “qualified stated interest” is interest that is unconditionally payable at least annually during the entire term of the certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) the current values of a single “qualified floating rate” or “objective rate” (each, a “Single Variable Rate”).  A “current value” is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A “qualified floating rate” is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can be expected to have approximately the same values throughout the term of the certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, “governor” or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An “objective rate” is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of “actively traded’’ personal property, (iv) a combination of rates described in (i), (ii) and (iii), or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the certificate’s term will differ significantly from the average value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single “qualified inverse floating rate” (each, a “Multiple Variable Rate”). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above). Under these rules, some of the payments of interest on a certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See “—Variable Rate Certificates”.  REMIC Regular Certificates offered hereby other than certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than “qualified stated interest,” but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the related prospectus supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such certificates.

                In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates.  In general terms, original issue discount is accrued by treating the interest rate of the securities as fixed and making adjustments to reflect actual interest rate adjustments.

                Certain classes of REMIC Regular Certificates may provide for the first interest payment on a REMIC Regular Certificate to be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount.  Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

                If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest.  In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate.  However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

                Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life.  For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate.  Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate.  The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—Market Discount” for a description of this election under the OID regulations.

                If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

                Generally, an accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date.  The prospectus supplement will disclose any situations where a different accrual period is used.  As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period.  The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period.  For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.  The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price.  The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

                If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate.  However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate.  The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

                Variable Rate Certificates.  Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such certificates. In the absence of other authority, the servicer and the trustee intend to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to REMIC Regular Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding REMIC Regular Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the certificate in the case of a certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the closing date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the closing date, (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate, and (d) for an actual fixed rate, such hypothetical fixed rate as would result under (a) or (b) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the REMIC Regular Certificateholder’s taxable income for the taxable period or periods to which such difference relates. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

                The IRS issued proposed regulations on August 24, 2004, concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular interests providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payments accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

                The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

                Market Discount.  A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price.  A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price.  Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.  A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis.  If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.  In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method.  If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments.  Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires.  Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.  See “—Premium” below.

                However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.  See “—Original Issue Discount” above.

                Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the rules described in the Congressional committee reports accompanying the enactment of Section 1276(b)(3) of the Code apply.  Those committee reports indicate that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option:

                (1)           on the basis of a constant yield method,

                (2)           in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

                (3)           in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.  Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

                To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

                Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.  For these purposes, the de minimis rule applies.  Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income.  If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

                Premium.  A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium.  The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under a constant yield method over the life of the certificate.  If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires.  Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally.  The Congressional committee reports accompanying the enactment of Section 1276(b)(3) of the Code state that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.  The IRS indicated that it may require that a prepayment assumption of zero be used in accruing premium on REMIC regular interests.  Prospective purchasers are encouraged to consult their own tax advisors on this issue.  See “—Market Discount” above.

                Realized Losses.  Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.  However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

                Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or other assets underlying the REMIC Certificates until it can be established that the reduction ultimately will not be recoverable.  As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period.  Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

                General.  Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions.  Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates.  Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.  See “—Matters Relevant to Holders of All REMIC Certificates—Prohibited Transactions and Other Possible REMIC Taxes” below.

                A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate.  For this purpose, the taxable income or net loss of the REMIC usually will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention.  Any expected use of a different convention will be disclosed in the related prospectus supplement.  The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day.  Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC.  Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

                A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate.  Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Congressional committee reports accompanying enactment of the REMIC Provisions indicate that some modifications of the general rules may be necessary to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate.  The REMIC Regulations, however, do not provide for any such modifications.

                Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes.  On May 11, 2004, the IRS issued regulations, effective for taxable years ending on or after May 11, 2004, that require “inducement fees” received by a transferee of a noneconomic REMIC residual interest to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual interest over its expected life.  The regulations also provide two more specific methods that are accepted as meeting the general test set forth above for determining the timing and amount of income inclusion.  One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income.  The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual interest is transferred to the taxpayer.  Holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes and the effect of these regulations.

                The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.  Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at “—Noneconomic REMIC Residual Certificates.”  The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return.  This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

                Taxable Income of the REMIC.  The taxable income or net loss of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

                For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC.  For this purposes, the servicer intends to treat the fair market value of the mortgage loans and other assets as being equal to the aggregate  issue prices of all REMIC Certificates.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

                Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates.  However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis.  See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

                A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC’s basis in the mortgage loan is either less than or greater than its stated redemption price.  Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates.  It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans.  Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.  This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

                A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

                Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price.  If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year.  Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

                Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—Matters Relevant to Holders of All REMIC Certificates—Prohibited Transactions and Other Possible REMIC Taxes” below.

Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code and the rules relating to the alternative minimum tax.  See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

                Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

                A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.  The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

                Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate.  To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.  Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital.  Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders’ allocable shares of taxable income of the REMIC.  However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders.  To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

                The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate.  See “—Matters Relevant to Holders of All REMIC Certificates—Sales of REMIC Certificates” below.

                For a discussion of possible modifications of these rules that may require adjustments to the income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder.  See “—General” above.

                Excess Inclusions.  Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

                In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

                (1)           the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

                (2)           the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

                The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date.  For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter.  The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.  Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have significant value.

                For REMIC Residual Certificateholders, an excess inclusion:

                (1)           will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                (2)           will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

                (3)           will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors.  See, however, “—Matters Relevant to Holders of All REMIC Certificates—Foreign Investors in REMIC Certificates,” below.

                Furthermore, for purposes of the alternative minimum tax: (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and (2) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of clause (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

                In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.  “Real estate investment trust taxable income” is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain.  Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

                Noneconomic REMIC Residual Certificates.  Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual Certificate.  The REMIC Regulations provide that a REMIC Residual Certificate is “noneconomic” unless, at the time of transfer, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the REMIC Residual Certificate, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, equals at least the product of the present value of the anticipated excess inclusions and the highest marginal corporate tax rate, and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of a transfer of REMIC Residual Certificates being disregarded.  These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.  Final Treasury regulations impose additional conditions for achieving assurance that a transfer of a noneconomic interest will be respected.  The additional condition requires that either (i) the present value of the net tax detriment attributable to holding the residual interest not exceed the sum of the present value of any amount received by the transferee, plus the present value of any expected tax savings from losses on the residual interest, or (ii) the transferee be a domestic taxable corporation with large amounts of gross and net assets that agrees that all future transfers will be to taxable domestic corporations and, among other things, the facts and circumstances known to the transferor at the time of transfer would not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid.  If the amount paid to the transferee is unreasonably low, the transferor is deemed to know that the transferee cannot or will not pay the tax.  Prior to purchasing a REMIC Residual Certificate, a prospective purchaser should consider the possibility that a purported transfer of the REMIC Residual Certificate by that prospective purchaser to another purchaser at a future date may be disregarded, which would result in the retention of tax liability by the prospective purchaser.

                The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph.  See “—Matters Relevant to Holders of All REMIC Certificates—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

                Mark-to-Market Rules.  In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations.  However, IRS regulations provide that for purposes of this mark-to-market requirement a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market.  Prospective purchasers of a REMIC Residual Certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

                Possible Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates.  If some or all of these fees and expenses will be allocated to the holders of REMIC Regular Certificates, a statement to that effect will be included in the related prospective supplement.

                With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding paragraph, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

            •              an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder, and

            •              the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

                Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.  Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income.  Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts.  Prospective investors are encouraged to consult with their own tax advisors prior to making an investment in these certificates.

Matters Relevant to Holders of All REMIC Certificates

                Sales of REMIC Certificates.  If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate.  The adjusted basis of a REMIC Regular Certificate generally will be equal to:

            •              the cost of the REMIC Regular Certificate to the certificateholder,

            •              increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

            •              reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

                The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

                Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale.  In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Regular Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

                REMIC Certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

                A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code.  A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

                Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code.  In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

                Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

                Prohibited Transactions and Other Possible REMIC Taxes.  In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the net income derived by the REMIC from the prohibited transaction.  A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.  It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

                In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property.  Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

                REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts.  Net income from foreclosure property generally means the excess over related deductions of the sum of gain from the sale of foreclosure property that is inventory and the gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

                To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC usually will be borne by the related servicer or trustee in either case out of its own funds, provided that the servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the servicer’s or the trustee’s obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations.  Any of these taxes not borne by the servicer or the trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

                Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.  If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

            •              the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

            •              the highest marginal federal income tax rate applicable to corporations.

                The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents.  The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent.  However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

            •              residual interests in the entity are not held by disqualified organizations and

            •              information necessary for the application of the tax described in this prospectus will be made available.  Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

                In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

            •              the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or

            •              a statement under penalties of perjury that the record holder is not a disqualified organization.  Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

                For these purposes, a disqualified organization means:

            •              the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

            •              any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

            •              any organization described in Section 1381(a)(2)(C) of the Code.

                For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code.  In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

                Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference.  The loss may be subject to the ‘‘wash sale” rules of Section 1091 of the Code.  See “—Sales of REMIC Certificates” above.  The character of this loss as ordinary or capital is uncertain.

                The inadvertent termination of a REMIC may have other consequences.  See “REMICs—Classification of REMICs” above.

                Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.  The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

                The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification.  REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC’s tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement.  Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder’s return.  Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.  Under the REMIC Regulations, the question of whether a transfer of residual interests will be respected for federal income tax purposes is determined in the audits of the transferee and transferor and is not an item to be determined as a partnership item in the audit of the REMIC’s tax return.

                Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of 30 days (41 days under proposed regulations) after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.  The REMIC must also comply with rules requiring information about a REMIC Regular Certificate issued with original issue discount to be reported to the IRS.  Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

                The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

                The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.  Certificateholders may request any information with respect to the returns described in section 1.6049-7(e)(2) of the Treasury regulations.

                Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but does not do so in the proper manner.

                Foreign Investors in REMIC Certificates.  A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement signed by the certificateholder under penalties of perjury certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder.  The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or with respect to payments that are subject to certain contingencies.  If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

                Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.  A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

                In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

                Further, it appears that a REMIC Regular Certificate would not generally be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes.  However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

                Transfers of REMIC Residual Certificates to investors that are not United States Persons generally will be prohibited under the related pooling and servicing agreement.  Any REMIC Residual Certificates that may be transferred to investors that are not United States Persons will be identified in the related prospectus supplement.

Withholding Regulations

                The IRS has issued regulations which provide procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above.  The regulations attempt to unify certification requirements and reliance standards.  Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the regulations.

Notes

                General.  On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Heller Ehrman LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.  For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

                Status as Real Property Loans.  Notes held by a domestic building and loan association will not constitute “loans .  .  .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v).  Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B).  Interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B).

                Taxation of Noteholders.  Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes.  See “—Taxation of Owners of REMIC Regular Certificates” and “—Matters Relevant to Holders of All REMIC Certificates—Sales of REMIC Certificates.”  Also, interest paid on a note to a noteholder that is not a United States Person will normally qualify for the exception from United States withholding tax described in ‘‘—Matters Relevant to Holders of All REMIC Certificates—Foreign Investors in REMIC Certificates,” except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

Grantor Trusts

                Classification of Grantor Trusts

                On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

                Characterization of Investments in Grantor Trust Certificates

                Grantor Trust Fractional Interest Certificates.  Grantor Trust Fractional Interest Certificates generally will represent interests in “loans .  .  .  secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; “obligation[s] (including any participation or certificate of beneficial ownership therein) which .  .  .  [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and real estate assets within the meaning of Section 856(c)(5)(B) of the Code to the same extent that the assets comprising the trust qualify for such treatment.  In addition, interest on Grantor Trust Fractional Interest Certificates generally will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the interest on the assets comprising the trust qualifies for such treatment.

                The assets held by certain Grantor Trusts may include buydown mortgage loans.  The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph.  No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans.  Accordingly, holders of Grantor Trust Certificates are encouraged to consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust that holds buydown mortgage loans.

                Grantor Trust Strip Certificates.  Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust holding mortgage loans that are “loans .  .  .  secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and the interest on the mortgage loans is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Strip Certificates will be characterized the same way.  However, the policies underlying these Sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate.  Counsel to the depositor will not deliver any opinion on these questions.  It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

                The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which .  .  .  [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

                Taxation of Owners of Grantor Trust Fractional Interest Certificates.  Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses.  Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans.  Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The reduction provided by Section 68 is scheduled to be phased out beginning in 2006.  The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.  Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income.  Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services.  In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

                The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code.  Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans.  Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon.  For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors.  The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation.  The related prospectus supplement will include information regarding servicing fees paid to the servicer, any sub-servicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

                If Stripped Bond Rules Apply.  If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the eighth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount.  See “—Market Discount” below.

                Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

                The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate.  The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate’s share of reasonable servicing fees and other expenses.  See “—If Stripped Bond Rules Do Not Apply” below for a definition of qualified stated interest.

                In general, the amount of the income that accrues in any month equals the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see “—Sales of Grantor Trust Certificates,” and the yield of the Grantor Trust Fractional Interest Certificate to the holder.  This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder’s share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the servicer, any sub-servicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

                To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption.  It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules.  It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder.  It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

                In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

                If a Prepayment Assumption is not used, then when a mortgage loan prepaid in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan.  If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.  Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates.  It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.  See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

                It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.  However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

                Under Treasury Regulation Section 1.1286-1, stripped bonds may be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.  If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.  If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis.  Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

                If Stripped Bond Rules Do Not Apply.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting.  The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

                The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price.  Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest.  Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, or a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.  The determination as to whether original issue discount will be considered to be de minimis will be calculated using the test described in the REMIC discussion.  See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

                In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer or the trustee in preparing information returns to the certificateholders and the IRS.

                If original issue discount is in excess of a de minimis amount, a portion of the original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield.  Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments.  Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption.  However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption.  It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.  Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

                A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held by the related trust will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans.  However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the mortgage loans held by the related trust, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans.  The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.  The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

                In addition to its regular reports, the servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates.  See “—Grantor Trust Reporting” below.

                Market Discount.  If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price.  If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust in that month.

                A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

                Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, rules described in the committee report will apply.  Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option:  (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.  The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount.  The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income.  Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

                Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

                Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

                Further, under the rules described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the mortgage loans.

                Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

                It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code.  If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepaid in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan.  If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable.  Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates.  It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments.  See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

                Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates.  Except as described above in “—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates.  Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

                The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.  In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

                Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method.  In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder.  The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans.  See “—If Stripped Bond Rules Apply” above.

                As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption.  To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates.  It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions.  It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

                The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments.  It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.  However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.  Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

                It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate.  If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption.  However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

                Possible Application of Contingent Payment Rules.  The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser.  To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments.  Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments.  Regulations were promulgated in 1996, regarding contingent payment debt instruments, the “Contingent Payment Regulations,” but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations.  Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

                If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method.  Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue.  Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule.  The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

                The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield.  The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate.  The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate, that as of the issue date reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans.  The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

                Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “—Taxation of Owners of Grantor Trust Strip Certificates.”  Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

                Sales of Grantor Trust Certificates.  Any gain or loss (equal to the difference between the amount realized and adjusted basis) recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code.  The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions with respect to the Grantor Trust Certificate.

                Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code.  Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.  Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

                Grantor Trust Reporting.  The servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate.  In addition, the servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the servicer and sub-servicer and any other customary factual information the servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so.  Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust’s information reports of these items of income and expense.  Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

                Backup Withholding.  In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

                Foreign Investors.  In general, the discussion with respect to REMIC Regular Certificates in “—Taxation of Owners of REMIC Residual Certificates—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

                To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non‑resident alien individual.

Partnership Trusts

                Classification of Partnership Trusts.  With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

                If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income.  The trust’s taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities.  Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust.

                Characterization of Investments in Partnership Certificates.  For federal income tax purposes,

                (1)           Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute “loans ...  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v);

                (2)           Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(5)(B) and interest on Partnership Certificates will be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust’s proportionate interest in the assets of the Partnership Trust based on capital accounts; and

                (3)           Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

                Taxation of Owners of Partnership Certificates

                Treatment of the Partnership Trust as a Partnership.  If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust and the partners of the partnership being the certificateholders, including the depositor.  However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

                A variety of alternative characterizations are possible.  For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust.  Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership.  The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

                Partnership Taxation.  As a partnership, the Partnership Trust will not be subject to federal income tax.  Rather, each Certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust.  It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under “—Grantor Trusts—Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply,” “—Market Discount” and “—Premium,” and any gain upon collection or disposition of mortgage loans.  The Partnership Trust’s deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

                The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents.  The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the Due Period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the Due Period.  The allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount.  All remaining taxable income of the Partnership Trust will be allocated to the depositor.  Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders.  Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Partnership Trust might not have sufficient cash to make current cash distributions of these amounts.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay these taxes.

                Some or all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute unrelated business taxable income generally taxable to that holder under the Code.

                A share of expenses of the Partnership Trust, including fees of the servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates.” Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust.

                Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply.” Notwithstanding this description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis.  If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

                Discount and Premium.  It is not anticipated that the mortgage loans will have been issued with a significant amount of original issue discount and, therefore, the Partnership Trust should not have a significant amount of original issue discount income.  However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or discount, as the case may be.  As stated in the previous paragraph, the Partnership Trust intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.  See “—Grantor Trusts—Characterization of Investments in Grantor Trust Certificates—Market Discount” and “—Premium.”

                If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

                Section 708 Termination.  Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a 12-month period.  A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust, the old partnership, to a new Partnership Trust, the new partnership, in exchange for interests in the new partnership.  These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

                Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  A certificateholder’s tax basis in a Partnership Certificate will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income includible in income and decreased by any distributions received with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any liabilities of the Partnership Trust.  A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

                Any gain on the sale of a Partnership Certificate attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations.  Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

                If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

                Allocations Between Transferors and Transferees.  In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such Due Period.  As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

                The use of a Due Period convention may not be permitted by existing regulations.  If a Due Period convention is not allowed or may be used only for transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust might be reallocated among the certificateholders.  The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

                Section 731 Distributions.  In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate does not exceed the adjusted basis of the certificateholder’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds the certificateholder’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder’s interest.  Any gain or loss recognized by a certificateholder will be capital gain or loss.

                Section 754 Election.  In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had.  An opposite result will follow if the Partnership Certificate is sold at a loss.  The tax basis of the Partnership Trust’s assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such election.  As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on their own purchase price for Partnership Certificates.

                Administrative Matters.  The trustee is required to keep or have kept complete and accurate books of the Partnership Trust.  Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year.  The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust and will report each certificateholder’s allocable share of items of Partnership Trust income and expense to holders and the IRS on Schedule K-1.  The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

                Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held.  Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year.  In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the Partnership Trust.  The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

                The tax matters person designated in the pooling and servicing agreement will be responsible for representing the certificateholders in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust.  An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

                Tax Consequences to Foreign Certificateholders.  It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case.  Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for these purposes, the Partnership Trust will withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold.  The Partnership Trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business.  Amounts withheld will be deemed distributed to the foreign certificateholders.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures.  In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W‑8ECI, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

                Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust’s income.  Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8 BEN or Form W‑8ECI in order to assure appropriate crediting of the taxes withheld.  A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a U.S. trade or business.  However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust.  If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest.  As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.  In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

                Backup Withholding.  Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Tax Return Disclosure and Investor List Requirements

                Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a 'reportable transaction.' Material advisors with respect to the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a 'reportable transaction' based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to an investment in securities offered under this prospectus and the related prospectus supplement. The Jobs Act imposes significant penalties for failure to comply with these disclosure requirements. Investors in securities are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

STATE AND OTHER TAX CONSEQUENCES

                In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered securities.  State tax law may differ substantially from the corresponding federal tax law, and the discussion described under “Material Federal Income Tax Consequences” does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

ERISA CONSIDERATIONS

                Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested.  Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax-Favored Plans.

                Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA or Section 4975 of the Code.  Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.  However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

                In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan’s investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving “plan assets” of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction.

Plan Asset Regulation

                An investment of Plan Assets in securities may cause the underlying mortgage loans, cooperative loans, agency securities, private securities, and/or other assets held by a trust to be deemed “plan assets” of the investing Plan or Plans.  The DOL has issued the DOL Regulation for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code when a Plan acquires an equity interest (such as a security) in such entity.  Because of the factual nature of certain rules in the DOL Regulation, it cannot be predicted whether the assets of a Plan will be deemed to include either (i) an interest in the assets of a entity in which the Plan holds an equity interest (such as a trust), or (ii) merely the Plan’s interest in the instrument evidencing such interest.  Therefore, neither Plans nor certain entities in which Plan Assets are invested should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulation.

                Under the DOL Regulation, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust and cause the depositor, any servicer, any trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the securities, whether directly or through an entity holding Plan Assets.  In such circumstances, the acquisition or holding of securities by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  Under the DOL Regulation, the assets of a Plan which holds a security would include such security and may also be deemed to include the mortgage loans and/or other assets held by the related trust.  Special caution should be exercised before Plan Assets are used to acquire a security in such circumstances, especially if, with respect to such Plan Assets, the depositor, any servicer, any trustee, the obligor under any credit enhancement mechanism or any of their affiliates has either (i) investment discretion with respect to such Plan Assets, or (ii) authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

                Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets.  If the mortgage loans and/or other assets held by a trust were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a “fiduciary” with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.  In addition, if the mortgage loans and/or other assets held by a trust constitute Plan Assets, the acquisition or holding of securities by, on behalf of or with Plan Assets of a Plan, and the operation of such trust, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

Underwriter’s and WCC Exemption

                The Underwriter’s Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operation of pools of certain secured obligations (such as mortgage loans) that are held by an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through securities, issued by such entity as to which an underwriter (or its affiliate) which has received an Underwriter’s Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the Underwriter’s Exemption are satisfied.  For this purpose, the term “Underwriter” as used in reference to the Underwriter’s Exemption includes both such an underwriter, placement agent or affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which such underwriter, placement agent or affiliate is the manager, a co-manager or a placement agent.

                If so specified in the accompanying prospectus supplement, broad exemptive relief may be available under the Underwriter’s Exemption or under the DOL authorization described immediately below.  Effective August 24, 2003, the DOL authorized (DOL Auth. No. 2003-14E) WaMu Capital Corp. (“WCC”) and its affiliates to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code available under DOL Prohibited Transaction Class Exemption 96-62 (the “WCC Exemption”) relating to (i) the servicing and operation of pools of certain secured obligations (such as mortgage loans) that are held by an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through certificates or notes, issued by such entity as to which WCC (or its affiliate) is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the WCC Exemption are satisfied.  For this purpose, the term “Underwriter” as used in reference to the WCC Exemption includes both WCC or an affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which WCC or the affiliate is the manager, a co-manager or a placement agent.

                Each Underwriter’s Exemption and the WCC Exemption set forth the following eight general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under either the Underwriter’s Exemption or the WCC Exemption:

                First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

                Second, the Underwriter’s Exemption and the WCC Exemption only apply to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities issued by the same trust or other entity, unless none of the mortgage loans or other assets has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the date of issuance of the securities.

                Third, the securities, at the time of acquisition by a Plan or with Plan Assets, must be rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies.  The securities must be rated in one of the two highest generic categories by at least one of the Exemption Rating Agencies if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential or home equity mortgage loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities.  However, in that case neither the Underwriter’s Exemption nor the WCC Exemption will apply (i) to any of the securities if (x) any mortgage loan or other asset held by the trust (other than a one- to four-family residential or home equity mortgage loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any one- to four-family residential or home equity mortgage loan has a loan-to-value ratio or combined loan-to-value ratio that exceeds 125% at the date of issuance of the securities or (ii) to any subordinated securities.

                Fourth, the trustee must not be an affiliate of any other member (other than an underwriter) of the “Restricted Group,” which consists of the depositor, each underwriter, each insurer, the servicer, the trustee, the swap counterparty under any swap arrangement, any mortgagor with respect to assets held by a trust constituting more than 5% of the aggregate unamortized principal balance of the assets held by the trust as of the date of initial issuance of the securities and their respective affiliates.

                Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the servicer must represent not more than reasonable compensation for such person’s services under the related pooling agreement and reimbursement of such person’s reasonable expenses in connection therewith.

                Sixth, the Plan or other person investing Plan Assets in the securities must be an accredited investor (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended).

                Seventh, (i) the trust must hold solely assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter’s Exemption or the WCC Exemption; and (iii) securities in such other investment pools must have been purchased by investors (other than Plans) for at least one year prior to any acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter’s Exemption or the WCC Exemption.

                Eighth, unless the trust constitutes a grantor trust for federal income tax purposes or a REMIC election has been made for federal income tax purposes with respect to all the assets held by the trust, (i) the legal documents establishing the trust must contain restrictions on the trust’s ability to borrow money or issue debt other than in connection with the securitization, on the trust’s merging, reorganizing, liquidating or selling assets other than in connection with the securitization, and limiting the trust’s activities to activities relating to the securitization, (ii) the related pooling and servicing agreement, indenture or servicing agreement, as applicable, must prohibit all parties thereto from filing an involuntary bankruptcy or insolvency proceeding against the trust and (iii) a legal opinion must be issued that states that either (x) the transfer of assets to the trust constitutes a true sale and is not being made pursuant to a financing of the assets by the transferor, or (y) in the event of insolvency or receivership of the transferor, the assets transferred to the trust will not be part of the estate of the transferor.

                The exemptive relief afforded by the Underwriter’s Exemption and the WCC Exemption does not apply to any securities where the related trust or other entity holds revolving credit loans or unsecured loans.  In addition, the exemptive relief afforded by the Underwriter’s Exemption and the WCC Exemption is subject to additional conditions if the securities are related to a trust or other entity that holds certain purchase obligations, swaps, interest rate cap contracts or a pre-funding arrangement, which conditions will be described in the accompanying prospectus supplement.

                The Underwriter’s Exemption provides that a trust may hold as an asset an “eligible yield supplement agreement,” which includes yield supplement agreements or similar arrangements, or if purchased by or on behalf of the trust, interest rate cap contracts to supplement the interest rates otherwise payable on obligations held by the trust.  Any agreement or arrangement that is in the form of a notional principal contract must meet the following conditions:

(a)           it is denominated in U.S. dollars;

(b)           the trust receives on, or immediately prior to, the respective payment date for the class of securities to which the agreement or arrangement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index), with the trust receiving such payments on at least a quarterly basis;

(c)           it is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

(d)           it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the trustee;

(e)           it is entered into between the trust and an “eligible counterparty” (i.e., a bank or other financial institution which has a rating, at the date of issuance of securities, which is one of the three highest long‑term credit rating categories, or one of the two highest short‑term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided, that if a counterparty is relying on its short‑term rating to establish the eligibility under the Underwriter’s Exemption, such counterparty must either have a long‑term rating in one of the three highest long‑term rating categories or not have a long‑term rating from the applicable Exemption Rating Agency); and

(f)            it has a notional amount that does not exceed either the principal balance of the class of securities to which it relates or the portion of the principal balance of such class represented by certain eligible obligations held by the trust.

Any fiduciary or other person who proposes to use Plan Assets to acquire securities in reliance upon the Underwriter’s Exemption or the WCC Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such securities.

                If the general conditions of the Underwriter’s Exemption or the WCC Exemption are satisfied, the Underwriter’s Exemption or the WCC Exemption, as applicable, may provide exemptive relief from:

(a)           The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of securities by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security by or with Plan Assets of a Plan sponsored by any member of the Restricted Group (an “Excluded Plan”), or by any person who has discretionary authority or renders investment advice for a fee (as described above) with respect to Plan Assets of such Excluded Plan;

(b)           When certain additional conditions are met, the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the securities is a mortgagor with respect to 5% or less of the fair market value of the assets held by a trust (or its affiliate), (ii) the direct or indirect acquisition or disposition in the secondary market of securities by or with Plan Assets of a Plan, and (iii) the holding of securities by or with Plan Assets of a Plan; and

(c)           The restrictions imposed by Sections 406 and 407(a) of ERISA and Section 4975(c) of the Code for certain transactions in connection with the servicing, management and operation of the Mortgage Pools, subject to certain specific conditions which the depositor expects will be satisfied if the general conditions of the Underwriter’s Exemption or the WCC Exemption are satisfied.

                The Underwriter’s Exemption and the WCC Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan investing in the securities (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person, solely as a result of the Plan’s ownership of securities.

                Before purchasing a security in reliance upon the Underwriter’s Exemption or the WCC Exemption, a fiduciary or other investor of Plan Assets should itself confirm that (i) the securities constitute “securities” for purposes of the Underwriter’s Exemption or the WCC Exemption, as applicable, and (ii) the specific and general conditions and other requirements set forth in the Underwriter’s Exemption or the WCC Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter’s Exemption or the WCC Exemption, as applicable, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with Plan Assets.

Other Exemptions

                Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter’s Exemption, the WCC Exemption or any other prohibited transaction exemption in connection therewith.  In particular, in connection with an acquisition of securities representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or agency securities, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under PTCE 83-1 for certain transactions involving mortgage pool investment trusts.  However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing an interest in a trust with assets that include cooperative loans, private securities, mortgage loans secured by third or more junior liens, contracts, multifamily or mixed-use mortgage loans, or certain other assets, or which contain a swap or a pre-funding arrangement.  In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts.  The applicable prospectus supplement may contain additional information regarding the application of the Underwriter’s Exemption, the WCC Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the offered securities.  There can be no assurance that any of these exemptions will apply with respect to any particular Plan’s or other Plan Asset investor’s investment in the securities or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

Insurance Company General Accounts

                Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.  The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000, and became generally applicable on July 5, 2001.

Representations from Investing Plans

                The accompanying prospectus supplement will describe any conditions that must be satisfied in order for a transfer of securities to a Plan to be registered by the trustee, in the event that the criteria specified in the Underwriter’s Exemption or the WCC Exemption, as applicable, as described above are not satisfied by one or more classes of securities, or by a trust or the mortgage loans and other assets held by the trust.  Except as described in the prospectus supplement, transfers of securities that do not satisfy the Underwriter's Exemption to a Plan will not be registered by the trustee unless the transferee provides the depositor and the trustee with an opinion of counsel satisfactory to the depositor and the trustee that the acquisition of the securities by the Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee or the servicer to any other requirements other than those set forth in the pooling agreement.  The opinion of counsel will not be paid for by the depositor, the trustee, or the servicer.

                The accompanying prospectus supplement will also describe any representations that will be deemed to have been made by each beneficial owner of a subordinated security offered by this prospectus and the accompanying prospectus supplement (or any interest therein), by virtue of its acquisition or holding of such security (or interest therein), about the satisfaction of certain conditions to the acquisition and holding of such security. If any subordinated security (or any interest therein) is acquired or held in violation of those conditions, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinated security, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any subordinated security (or interest therein) was effected in violation of those conditions will be required to indemnify and hold harmless the depositor, the trustee, the servicer, any sub-servicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Plan Investors

                A Plan which is exempt from federal income taxation pursuant to Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or “UBTI”) within the meaning of Section 512 of the Code.  Excess inclusions of a REMIC allocated to a REMIC Residual Certificate held by such a Plan will be considered UBTI and thus will be subject to federal income tax.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”  In addition, the exemptive relief afforded by the Underwriter’s Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual securities.

Consultation with Counsel

                There can be no assurance that the Underwriter’s Exemption, the WCC Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires securities (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the Underwriter’s Exemption or the WCC Exemption, as applicable, were satisfied, that exemptive relief would be available for all transactions involving a trust.  Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences in their specific circumstances prior to making an investment in securities.

                Any fiduciary or other person who proposes to acquire or hold securities on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter’s Exemption, the WCC Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL.  In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter’s Exemption, the WCC Exemption or any other DOL exemption, any fiduciary of an ERISA-subject Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase securities on behalf of such Plan.

                Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of securities.

CERTAIN LEGAL INVESTMENT ASPECTS

                The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute “mortgage related securities” for purposes of SMMEA.  Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust that holds junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA.   Mortgage related securities constitute legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation.  Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation.  SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. §24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities.  The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.  The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk.  The 1998 Policy Statement eliminates constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The OTS has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities,” or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound.  The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities.  The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors.  For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features).  Accordingly, all classes of the offered certificates would likely be viewed as “complex securities.”  With respect to quality and suitability factors, TB 73a warns:

            •              that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

            •              that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

            •              that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

            •              conduct a pre purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

            •              conduct a pre purchase price sensitivity analysis of any “complex security” or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk.  TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.  Prospective investors in the certificates, including in particular the classes of certificates that do not constitute “mortgage related securities” for purposes of SMMEA, should consider the matters discussed in the following paragraph.

                There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHODS OF DISTRIBUTION

                The securities offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

                The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods.  These methods are as follows:

1.             By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

2.             By placements by the depositor with institutional investors through dealers; and

3.             By direct placements by the depositor with institutional investors.

                If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

                In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the securities will be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect of those liabilities.

                The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

                The depositor anticipates that the offered securities will be sold primarily to institutional investors or sophisticated non-institutional investors.  Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities.  Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

LEGAL MATTERS

                The legality of the issuance of the securities has been passed upon for the depositor by Heller Ehrman LLP, Seattle, Washington.  Certain other legal matters in connection with the securities will be passed upon for the depositor by Heller Ehrman LLP, Seattle, Washington, as specified in the related prospectus supplement.

FINANCIAL INFORMATION

                The depositor has determined that its financial statements are not material to the offering made by this prospectus.  The securities do not represent an interest in, or an obligation of, the depositor or any of its affiliates.

RATINGS

                It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

                Any ratings on the securities address the likelihood of receipt by the holders of those securities of all collections on the underlying mortgage assets to which such holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

AVAILABLE INFORMATION

                The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission.  Reports and other information filed by the depositor can be read and copied at the Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site (http://www.sec.gov) that contains copies of reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  Copies of certain information filed by the depositor with the Commission can be obtained electronically through the Commission’s Internet site.  The depositor does not intend to send any financial reports to securityholders.

                This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities Act of 1933 and to which reference is hereby made.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                We “incorporate by reference” into the prospectus supplement for each series of securities the information we file with the Commission with respect to that series, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference into a prospectus supplement is considered to be part of that prospectus supplement from the date it was filed, unless we update or supersede that information by information we file subsequently that is incorporated by reference into that prospectus supplement. We incorporate by reference into the prospectus supplement for each series of securities (i) certain static pool information, as described under “Static Pool Information” in that prospectus supplement, and (ii) any documents filed by us with the Commission with respect to that series under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of that prospectus supplement and prior to the termination of the offering of that series.

                Any statement contained in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference into a prospectus supplement will be deemed to be modified or superseded for the purposes of that prospectus supplement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference into that prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus supplement.

                We will provide without charge to each person to whom this prospectus is delivered in connection with the offering of a series of securities, upon written or oral request, copies of any or all of the documents that have been incorporated by reference into the related prospectus supplement. Requests should be directed to Long Beach Securities Corp. at 1400 South Douglass Road, Suite 100, Anaheim, California 92705, Attention:  Secretary, or by telephone at (714) 541‑5378.

GLOSSARY

                Accrual Securities:  A class of securities as to which accrued interest or a portion of accrued interest will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

                Additional Collateral Loans:  Mortgage loans that are secured by both the related mortgaged property and certain additional collateral which will consist of (i) a security interest in financial assets owned by the mortgagor (which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets) and/or (ii) a third party guarantee (usually by a relative of the mortgagor), which in turn is secured by a security interest in financial assets of the type described in clause (i) above or in residential property owned by the guarantor.

                Agency Securities:  Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae.  Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or (2) Agency Securities.  Ginnie Mae securities will be backed by the full faith and credit of the United States.  None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States.  Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans specified in the accompanying prospectus supplement.

                Applicable Federal Rate:  A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

                ARM Loan:  A mortgage loan with an interest rate that adjusts periodically, to equal the sum of a fixed percentage amount and an index (after an initial fixed-rated period, if applicable).

                CERCLA:  The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

                Clean-Up Call:  The right of the party entitled to effect a termination of a trust upon the aggregate principal balance of the outstanding trust assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust assets at the cut-off date for that series and which percentage will be between 25% and 0%.

                Clearstream:  Clearstream Banking, société anonyme, a company organized under Luxembourg law, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants.

                Closing Date:  With respect to any series of securities, the date on which the securities are issued.

                Code:  The Internal Revenue Code of 1986, as amended.

                Commission:  The Securities and Exchange Commission.

                Compensating Interest:  For mortgage loans that prepaid in full and/or in part, at any time or only during a specified period each month, an additional payment made by the servicer or any sub-servicer, to the extent funds are available from the servicing fee and/or other amounts, generally equal to the amount of any shortfall in interest collections resulting from such prepayment.  The accompanying prospectus supplement will describe in detail whether Compensating Interest is paid and if so, how Compensating Interest is calculated, including any limitations on the amount of Compensating Interest to be paid to the related securityholders.

                CPR:  The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate.  In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

                Crime Control Act:  The Comprehensive Crime Control Act of 1984, as amended.

                DIDMC:  The Depository Institutions Deregulation and Monetary Control Act of 1980.

                DOL:  The U.S. Department of Labor.

                DOL Regulation:  The regulation promulgated by the U.S. Department of Labor at 29 C.F.R. §2510.3‑101.

                Due Period:  The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, or another period, as specified in the prospectus supplement.

                ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

                ERISA Permitted Investments:  The types of investments permitted by the rating agencies named in the Underwriter’s Exemption issued by the DOL in which funds in a pre-funding account may be invested.

                ERISA Plans:  Employee pension and welfare benefit plans subject to ERISA.

                Euroclear:  Euroclear Bank S.A./N.V., a company organized under Belgian law, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment.

                Exemption Rating Agencies:  Collectively, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings.

                Fannie Mae:  The Federal National Mortgage Association.

                Freddie Mac:  The Federal Home Loan Mortgage Corporation.

                FTC Rule:  The “Holder in Due Course” Rule of the Federal Trade Commission.

                Garn-St. Germain Act:  The Garn-St. Germain Depositor Institutions Act of 1982, as amended.

                Ginnie Mae:  The Governmental National Mortgage Association.

                Grantor Trust Certificate:  A certificate representing an interest in a Grantor Trust.

                Grantor Trust Fractional Interest Certificate:  A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans held by the related Grantor Trust, together with interest on the Grantor Trust Certificates at a pass-through rate.

                Grantor Trust Strip Certificate:  A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans held by the related Grantor Trust (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued by the Grantor Trust.  A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans held by the related Grantor Trust.

                Grantor Trust:  A trust as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

                High Cost Loan:  A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994, as amended.

                High LTV Loan:  mortgage loans with loan-to-value ratios in excess of 80% and as high as 150% and which are not insured by a primary insurance policy.

                HOEPA:  The Home Ownership and Equity Protection Act of 1994, as amended.

                Insurance Proceeds:  Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

                IRS:  United States Internal Revenue Service.

                Liquidated Loan:  A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

                Liquidation Proceeds:  All amounts, other than Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

                Lockout Date:  The date of expiration of the Lockout Period with respect to a mortgage loan.

                Lockout Period:  The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

                Mortgage:  The mortgage, deed of trust or similar instrument securing a mortgage loan.

                Mortgage Security:  Mortgage pass-through certificates (including Agency Securities) evidencing interests in mortgage loans, or whole or partial participations in mortgage loans.

                NCUA:  The National Credit Union Administration.

                Negative Amortization Loan:  An ARM Loan (i) whose interest rate adjusts monthly (after an initial fixed-rate period) and whose minimum monthly payment adjusts less frequently, (ii) which, in the event that the amount of accrued interest exceeds the minimum monthly payment, provides for the addition of such excess accrued interest to its principal balance in the form of negative amortization and (iii) which may provide for additional payment options in the event that such additional payment options exceed the minimum monthly payment, including the option to pay the full amount of accrued interest or to pay a fully amortizing payment.

                Nonrecoverable Advance:  An advance made or to be made with respect to a mortgage asset that the servicer determines is not ultimately recoverable from Related Proceeds.

                OID Regulations:  The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

                Parties in Interest:  Collectively, persons who are “parties in interest” under Section 3(14) of ERISA or “disqualified persons” under Section 4975 of the Code, who have certain specified relationships to a Plan.

                Partnership Certificate:  A certificate representing an interest in a Partnership Trust.

                Partnership Trust:  A trust as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

                Plan Assets:  Collectively, “plan assets” and “assets of a Plan” as those terms are described in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan holds an equity interest.

                Plan:  Collectively, ERISA Plans and Tax-Favored Plans.

                Prepayment Assumption:  With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust used in pricing the initial offering of that security.

                Prepayment Period:  The calendar month immediately preceding the month in which the distribution date occurs, or as otherwise specified in the prospectus supplement.

                PTCE:  Prohibited Transaction Class Exemption issued by the DOL under ERISA.

                PTE:  Prohibited Transaction Exemption issued by the DOL under ERISA.

                Purchase Price:  As to any mortgage loan, an amount equal to the sum of (1) the Stated Principal Balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses and advances payable or reimbursable to the servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and (6) if applicable, any expenses reasonably incurred or to be incurred by the servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation or as otherwise specified in the prospectus supplement.

                Record Date:  The last business day of the month preceding the month in which a distribution date occurs, or as otherwise specified in the prospectus supplement.

                Related Proceeds:  Recoveries on a mortgage loan related to amounts which the servicer has previously advanced to the related trust.

                Relief Act:  The Servicemembers Civil Relief Act.

                REMIC:  A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

                REMIC Certificates:  Certificates evidencing interests in a trust as to which a REMIC election has been made.

                REMIC Certificateholders:  Holders of REMIC Certificates.

                REMIC Provisions:  Sections 860A through 860G of the Code.

                REMIC Regular Certificate:  A REMIC Certificate designated as a regular interest in the related REMIC.

                REMIC Residual Certificate:  A REMIC Certificate designated as a residual interest in the related REMIC.

                REMIC Regulations:  The REMIC Provisions and the related Treasury regulations.

                Retained Interest:  A portion of the interest payments on a trust asset that may be retained by the depositor or any previous owner of the asset.

                RICO:  The Racketeer Influenced and Corrupt Organizations statute.

                Scheduled Principal Balance:  As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

                Senior/Subordinate Series:  A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

                Single Family Properties:  One-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimus planned-unit developments.

                SMMEA:  The Secondary Mortgage Market Enhancement Act of 1984, as amended.

                Special Hazard Subordination Amount:  The amount of any Special Hazard Realized Loss that is allocated to the subordinate securities of a series.

                Stated Principal Balance:  As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date, or as otherwise specified in the prospectus supplement.

                Strip Securities:  A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or (b) interest distributions, with disproportionate, nominal or no principal distributions.

                Stripped Interest:  The distributions of interest on a Strip Security with no or a nominal principal balance.

                Tax-Favored Plans:  Tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts described in Section 408 of the Code.

                Underwriter’s Exemption:  The essentially identical individual exemptions DOL has issued to various underwriters (collectively, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000)) and PTE2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

                United States Person:  A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of Chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Appendix A

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES WITH RESPECT TO BOOK-ENTRY SECURITIES

                Investors in book-entry securities may hold interests in those securities through any of DTC, or, upon request, Euroclear or Clearstream.  Initial settlement and all secondary trades will settle in same-day funds.

                Secondary market trading between investors holding interests in book-entry securities through Euroclear and Clearstream will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

                Secondary cross-market trading between investors holding interests in book-entry securities through Euroclear or Clearstream and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Euroclear and Clearstream, in such capacity, and other DTC participants.

                Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. None of the sponsor, the depositor, the servicer, the trust or the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

                Non-U.S. holders of book-entry securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

                The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold those positions in accounts as DTC participants.

                Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through securities. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                Investors electing to hold interests in book-entry securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary book-entry security and no “lock-up” or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

                Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

                Transfers Between DTC Participants.  Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through securities in same-day funds.

                Transfers Between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                Transfers Between DTC Seller and Clearstream or Euroclear Purchaser.  When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the book-entry securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

                Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or Euroclear until interests in the book-entry securities are credited to their accounts one day later.

                As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

                Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

                Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

            •              borrowing interests in book-entry securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

            •              borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade;

            •              staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers Between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the book-entry securities to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the book-entry security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

            •              each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

            •              the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            •              Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of book-entry securities that are Non-U.S. persons (which would not include entities treated as partnerships or grantor trusts for U.S. federal income tax purposes) generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

                        •              Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

                        •              Exemption or reduced rate for Non-U.S. persons resident in treaty countries—Form W-8BEN.  Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.  Form W-8BEN may be filed by the beneficial holder or its agent.:

                        •              Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

                U.S. Federal Income Tax Reporting Procedure.  The holder of a book-entry security or, in the case of a Form W-8BEN or Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S.  The term “U.S. person” means:

            •              a citizen or resident of the United States;

            •              a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

            •              an estate that is subject to U.S. federal income tax regardless of the source of its income; or

            •              a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

                Some trusts not described in the final bullet of the preceding sentence that were in existence on August 20, 1996 and elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

$1,645,063,000 (Approximate)

LONG BEACH MORTGAGE LOAN TRUST 2006‑6

Issuing Entity

ASSET-BACKED CERTIFICATES, SERIES 2006‑6

LONG BEACH SECURITIES CORP.

Depositor

Sponsor and Servicer

PROSPECTUS SUPPLEMENT

WaMu Capital Corp.                                                                                           Credit Suisse

Banc of America Securities LLC

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and an accompanying prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates will be required to deliver a prospectus supplement and accompanying prospectus for ninety days following the date of this prospectus supplement.

July 21, 2006